        As filed with the Securities and Exchange Commission on May 8, 1996
                                                       Registration No. 33-80123

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                      PRE-EFFECTIVE AMENDMENT NO. 2 TO THE
                                    FORM S-1

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             OCEAN FINANCIAL CORP.
                 Retirement Plan for Ocean Federal Savings Bank
  (exact name of registrant as specified in its certificate of incorporation)

DELAWARE                                   6035                 22-3412577
(state or other jurisdiction of      (Primary Standard        (IRS Employer
incorporation or organization)  Classification Code Number) Identification No.)

                               74 Brick Boulevard
                            Brick, New Jersey 08723
                                 (908) 477-5200
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                               John R. Garbarino
                     President and Chief Executive Officer
                           Ocean Federal Savings Bank
                               74 Brick Boulevard
                            Brick, New Jersey 08723
                                 (908) 477-5200
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                        Joseph G. Passaic, Jr., Esquire
                              Ann E. Cox, Esquire
                           Muldoon, Murphy & Faucette
                          5101 Wisconsin Avenue, N.W.
                             Washington, D.C. 20016
                                 (202) 362-0840

          Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / X /
                                                 ----

============================================================================================================
                                                  Proposed
                                                  Maximum             Proposed Maximum          Amount of
    Title of each Class of         Amount to      Offering Price     Aggregate Offering       Registration
 Securities to be Registered     be Registered    Per Share                 Price                  Fee
- ------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------
        Common Stock               9,059,125
       $.01 par Value                Shares           $20.00           $181,182,500(1)             (2)
- ------------------------------------------------------------------------------------------------------------
   Participation Interests       180,000 Shares         --                   --                    (3)
============================================================================================================

(1) Represents 8,388,078 shares which are to be offered for sale in the Offerings at a price of $20 per share, and 671,047 shares which will be contributed to a charitable foundation.
(2) The registration fee of $70,686 was previously paid upon the initial filing of the Form S-1.
(3) The securities of Ocean Financial Corp. to be purchased by the Ocean Federal Savings Bank Retirement Plan were included in the amount shown for Common Stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                             OCEAN FINANCIAL CORP.

  Cross Reference Sheet Showing Location in the Subscription and Community Offering Prospectus ("Prospectus") of Information Required by Items of Form S-l/1/:


       Registration Statement Item and Caption                    Prospectus Headings
       ---------------------------------------                    -------------------
l.     Forepart of the Registration Statement and                 Front Cover Page
       Outside Front Cover Page of Prospectus

2.     Inside Front and Outside Back Cover Page                   Inside Front and Outside Back Cover Pages
       of Prospectus

3.     Summary Information, Risk Factors and                      Summary; Risk Factors
       Ratio of Earnings to Fixed Charges

4.     Use of Proceeds                                            Use of Proceeds

5.     Determination of Offering Price                            The Conversion-- Stock Pricing

6.     Dilution                                                   Not Applicable

7.     Selling Security Holders                                   Not Applicable

8.     Plan of Distribution                                       Front Cover Page; The Conversion --
                                                                  Subscription Offering and Subscription
                                                                  Rights; --Community Offering; --Syndicated
                                                                  Community Offering

9.     Description of Securities to be Registered                 The Conversion -- Certain Restrictions on
                                                                  Purchases or Transfer of Shares After
                                                                  Conversion; Restrictions on Acquisition of
                                                                  the Company and the Bank; Description of the
                                                                  Capital Stock of the Company; Description of
                                                                  the Capital Stock of the Bank

10.    Interests of Named Experts and Counsel                     Not Applicable

11.    Information with Respect to the Registrant                 Front Cover Page; Ocean Financial Corp.;
                                                                  Ocean Federal Savings Bank; Dividend Policy;
                                                                  Consolidated Statements of Income;
                                                                  Management's Discussion and Analysis of
                                                                  Financial Condition and Results of Operations
                                                                  of the Bank; Business of the Bank;
                                                                  Regulation; Management of the Company;
                                                                  Management of the Bank; The Conversion;
                                                                  Description of the Capital Stock of the
                                                                  Company; Description of the Capital Stock of
                                                                  the Bank; Financial Statements

12.    Disclosure of Commission Position on                       Not Applicable
       Indemnification for Securities Act Liabilities

________________________

/1/  Prospectus Supplement precedes the prospectus.

[To be used in connection with the Syndicated Community Offering only]

SYNDICATED PROSPECTUS SUPPLEMENT


                             OCEAN FINANCIAL CORP.
           (Proposed Holding Company for Ocean Federal Savings Bank)

                       __________ Shares of Common Stock


     Ocean Financial Corp. (the "Company"), a Delaware corporation, is offering for sale in a syndicated community offering (the "Syndicated Community Offering") __________ shares, at a per share price of $20.00, of its common stock, par value $.01 per share (the "Common Stock"), to be issued upon the conversion of Ocean Federal Savings Bank, Brick, New Jersey (the "Bank") from a federally chartered mutual savings bank to a federally chartered stock savings bank and the issuance of the Bank's outstanding capital stock to the Company pursuant to a plan of conversion, as amended, (the "Plan of Conversion"). The remaining __________ shares of the Common Stock have been subscribed for in subscription and community offerings (the "Subscription and Community Offerings") by the Bank's holders of deposit accounts with the Bank with a balance of $50 or more as of July 31, 1994, by the Ocean Federal Savings Bank Employee Stock Ownership Plan, a tax-qualified employee benefit plan, and related trust (the "ESOP"), by holders of deposit accounts with a balance of $50 or more as of March 31, 1996, by certain other account holders and borrowers of the Bank and then by certain members of the general public. See "The Conversion
- - General." Contained herein is the Prospectus in the form used in the Subscription and Community Offerings. The purchase price for all shares purchased in the Syndicated Community Offering will be the same as the price paid by subscribers in the Subscription and Community Offerings (the "Purchase Price"). The Purchase Price of $20.00 per share is the amount to be paid for each share at the time a purchase order is submitted. See the cover page of the Prospectus and the table below for information as to the method by which the range within which the number of shares offered may vary and the method of subscribing for shares of the Common Stock.

     Funds submitted to the Bank with purchase orders will earn interest at the Bank's passbook rate of interest from the date of receipt until completion or termination of the Conversion. The Syndicated Community Offering will expire no later than _______________, 1996, unless extended by the Bank and the Company with the approval of the Office of Thrift Supervision (the "OTS"). Such extensions may not go beyond _______________, 1998. If an extension of time has been granted, all subscribers will be notified of such extension, and of their rights to confirm their subscriptions, or to modify or rescind their subscriptions and have their funds returned promptly with interest, and of the time period within which the subscriber must notify the Bank of his intention to confirm, modify or rescind his subscription. If an affirmative response to any resolicitation is not received by the Bank and the Company from subscribers, such orders will be rescinded and all funds will be returned promptly with interest. The minimum number of shares which may be purchased is 25 shares. Except for the ESOP, which may purchase up to 10% of the total number of shares of Common Stock issued in the

Conversion, no person, together with associates of and persons acting in concert with such person, may purchase more than the total number of shares offered in the Community Offering and the Syndicated Community Offering that could be purchased for $200,000 at the Purchase Price and no person, together with associates of and persons acting in concert with such person, may purchase more than 1.0% of the total number of shares issued in the Conversion. See "Plan of Conversion - Subscription Rights and Limitations on Common Stock Purchases."
The Company reserves the right, in its absolute discretion, to accept or reject, in whole or in part, any or all subscriptions in the Syndicated Community Offering.

     The Company and the Bank have engaged Sandler, O'Neill & Partners, L.P. ("Sandler O'Neill") as financial advisors to assist them in the sale of the Common Stock in the Syndicated Community Offering. It is anticipated that Sandler O'Neill will use the services of other registered broker-dealers
("Selected Dealers") and that fees to Sandler O'Neill        and such Selected
Dealers will be 1.75% of the aggregate Purchase Price of the shares sold in the Syndicated Community Offering. Neither Sandler O'Neill nor any Selected Dealer shall have any obligation to take or purchase any shares of Common Stock in the Syndicated Community Offering.

     The Company has received conditional approval from the National Association of Securities Dealers to have its Common Stock listed on the Nasdaq National Market ("Nasdaq") under the symbol "OCFC." Prior to this offering, there has not been a public market for the Common Stock, and there can be no assurance that an active and liquid trading market for the Common Stock will develop. The absence or discontinuance of a market may have an adverse impact on both the price and liquidity of the stock.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, DEPARTMENT OF THE TREASURY, OR ANY OTHER FEDERAL AGENCY OR ANY STATE SECURITIES COMMISSION, NOR HAS SUCH COMMISSION, OFFICE, OTHER AGENCY OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT FEDERALLY INSURED OR GUARANTEED.

                                                    Estimated                      Estimated Net Pro-
                                                  Underwriting    Estimated Net    ceeds of Subscrip-
                                                   Commissions     Proceeds of      tion, Community
                                   Syndicated       and Other      Syndicated        and Syndicated
                                   Community        Fees and        Community          Community
                                 Offering Price    Expenses(1)      Offering        Offerings(2)(3)
=======================================================================================================
Minimum Per Share                    $20.00      $                $                $

Midpoint Per Share                   $20.00      $                $                $

Maximum Per Share                    $20.00      $                $                $

Total Minimum(5)                     $           $                $                $

Total Midpoint                       $           $                $                $

Total Maximum(5)                     $           $                $                $
Total Maximum, As Adjusted(6)        $           $                $                $
===================================================================================================

______________________________
(1) Consists of a pro rata allocation of estimated expenses of the Bank and the Company in connection with the Conversion (other than estimated fees to be paid to Sandler O'Neill for services in connection with the Subscription and Community Offerings) and estimated compensation of Sandler O'Neill and Selected Dealers in connection with the sale of the remaining shares in the Syndicated Community Offering which fees are estimated to be $__________ million and $__________ million at the minimum and the maximum of the estimated price range and may be deemed to be underwriting fees. The information under "Pro Forma Data" in the Prospectus was based on the assumptions stated therein, which may differ from the estimates used for this table. See "The Conversion - Marketing and Underwriting Arrangements" for a more detailed discussion of fee arrangements.
(2) The Company applied to retain up to 50% of the net proceeds. The balance of the net proceeds will be transferred to the Bank in exchange for all of the capital stock of the Bank to be issued in connection with the Conversion.
(3) The net proceeds of the Subscription and Community Offerings (based upon the sale of the __________ shares subscribed for at a price of $20.00 per share and after allocation of a pro rata portion of the estimated expenses relating to the Conversion) are estimated to be $__________.
(4) Based on an estimated price range of $__________ to $__________ at $20.00 per share (the "Estimated Price Range). The Total Minimum reflects the sale of __________ shares at a per share price of $20.00, leaving a total of __________ shares to be sold in the Syndicated Community Offering.
(5) Gives effect to an increase in the number of shares which could occur due to an increase in the Estimated Price Range of up to 15% to reflect changes in market and financial conditions following commencement of the offerings.
    See "The Conversion - Stock Pricing." For a discussion of the distribution and allocation of the additional shares, see "The Conversion - Subscription Rights and Limitations on Common Stock Purchases."


                        SANDLER O'NEILL & PARTNERS, L.P.


                       _________________________________


        The date of this Prospectus Supplement is _______________, 1996.

PROSPECTUS SUPPLEMENT
- ---------------------

                             OCEAN FINANCIAL CORP.

                              RETIREMENT PLAN FOR
                           OCEAN FEDERAL SAVINGS BANK



     This Prospectus Supplement relates to the offer and sale to participants (the "Participants") in the Retirement Plan for Ocean Federal Savings Bank (the "Plan" or the "401(k) Plan") of participation interests and shares of Ocean Financial Corp. common stock, par value $.01 per share (the "Common Stock"), as set forth herein.

     In connection with the proposed conversion of Ocean Federal Savings Bank (the "Bank" or "Employer") from a mutual savings bank to a stock savings bank, a holding company, Ocean Financial Corp. (the "Company"), has been formed. The simultaneous conversion of the Bank to the stock form, the issuance of the Bank's common stock to the Company and the offer and sale of the Company's Common Stock to the public are herein referred to as the "Conversion." The Board of Directors of the Bank has amended the Diversified Investment Advisors, Inc. Plan to permit the investment of Plan assets in Common Stock of Ocean Financial Corp. The Plan will permit Participants to direct the trustee of the Plan to purchase Common Stock with amounts in the Plan attributable to such Participants. This Prospectus Supplement relates to the initial election of a Participant to direct the purchase of Common Stock in connection with the Conversion and also to elections to purchase Common Stock after the Conversion.

     The Prospectus dated [________________] of the Company (the "Prospectus") which is attached to this Prospectus Supplement, includes detailed information with respect to the Conversion, the Common Stock and the financial condition, results of operation and business of the Bank and the Company. This Prospectus Supplement, which provides detailed information with respect to the Plan, should be read only in conjunction with the Prospectus. Terms not otherwise defined in this Prospectus Supplement are defined in the Plan or the Prospectus.

     A Participant's eligibility to purchase Common Stock in the Conversion through the Plan is subject to the Participant's general eligibility to purchase shares of Common Stock in the Conversion and the maximum and minimum purchase limitations set forth in the Plan of Conversion. See "The Conversion" and "Limitations on Common Stock Purchases" in the Prospectus.

     For a discussion of certain special risks that should be considered by each Participant, see "Special Considerations" in the Prospectus.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY STATE SECURITIES COMMISSION, OR ANY OTHER AGENCY, NOR HAS SUCH COMMISSION, DEPARTMENT, CORPORATION OR ANY STATE SECURITIES COMMISSION OR OTHER AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       The date of this Prospectus Supplement is [____________________].

     No person has been authorized to give any information or to make any representations other than those contained in the Prospectus or this Prospectus Supplement in connection with the offering made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, Bank or the Plan. This Prospectus Supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Bank or the Plan since the date hereof, or that the information herein contained or incorporated by reference is correct as of any time subsequent to the date hereof. This Prospectus Supplement should be read only in conjunction with the Prospectus that is attached hereto and should be retained for future reference.

                               TABLE OF CONTENTS

                                                            Page
                                                            ----

     The Offering.........................................     4

          Securities Offered..............................     4
          Election to Purchase Common Stock in the
            Conversion....................................     4
          Value of Participation Interests................     4
          Method of Directing Transfer....................     4
          Time for Directing Transfer.....................     5
          Irrevocability of Transfer Direction............     5
          Direction to Purchase Common Stock
            After the Conversion..........................     5
          Purchase Price of Common Stock..................     5
          Nature of a Participant's Interest in the
            Common Stock..................................     6
          Voting and Tender Rights of Common Stock........     6

     Description of the Plan..............................     7

          Introduction....................................     7
          Eligibility and Participation...................     8
          Contributions Under the Plan....................     8
          Limitations on Contributions....................     9
          Investment of Contributions.....................    11
          Benefits Under the Plan.........................    14
          Withdrawals and Distributions From the Plan.....    14
          Administration of the Plan......................    15
          Reports to Plan Participants....................    16
          Plan Administrator..............................    16
          Amendment and Termination.......................    16
          Merger, Consolidation or Transfer...............    17
          Federal Income Tax Consequences.................    17
          ERISA and Other Qualifications..................    20
          Restrictions on Resale..........................    20
          SEC Reporting and Short-Swing Profit Liability..    21

     Legal Opinions.......................................    22
     Investment Form

                                  THE OFFERING

Securities Offered

          The securities offered hereby are participation interests in the Plan and up to 180,000 shares, at the actual purchase price of $20.00 per share, of Common Stock which may be acquired by the Plan for the accounts of employees participating in the Plan. The Company is the issuer of the Common Stock. Only employees of the Bank may participate in the Plan. Information with regard to the Plan is contained in this Prospectus Supplement and information with regard to the Conversion and the financial condition, results of operations and business of the Bank and the Company is contained in the attached Prospectus. The address of the executive office of the Bank is 74 Brick Boulevard, Brick, New Jersey 08723. The Bank's telephone number is (908) 477-5200.

Election to Purchase Common Stock in the Conversion

          In connection with the Bank's Conversion, the Bank has amended the Ocean Federal Savings Bank Profit Sharing Plan and Trust so as to permit each Participant to direct the trustee of the Plan ("Trustee") to transfer all or part of the funds which represent his or her beneficial interest in the assets of the Plan to an employer stock fund ("Employer Stock Fund") and to use such funds to purchase Common Stock issued in connection with the Conversion.
Amounts transferred will include salary deferral, Bank Matching Contributions, (as defined in the Plan) and rollover contributions, if any. The Employer Stock Fund will consist of investments in the Common Stock made on or after the effective date of the Conversion. Funds not transferred to the Employer Stock Fund will remain in the other investment funds of the Plan as directed by the Participant. A Participant's ability to transfer funds to the Employer Stock Fund in the Conversion is subject to the Participant's general eligibility to purchase shares of Common Stock in the Conversion. For general information as to the ability of Participants to purchase shares in the Conversion, see "The Conversion--Subscription Offering and Subscription Rights" in the attached Prospectus.

Value of Participation Interests

          The assets of the Plan are valued on an ongoing basis and each Participant is informed of the value of his or her beneficial interest in the Plan on a quarterly basis. This value represents the market value of past contributions to the Plan by the Bank and by the Participants and earnings thereon, less previous withdrawals.

Method of Directing Transfer

          The last page of this Prospectus Supplement is an investment form to direct a transfer to the Employer Stock Fund (the "Investment Form"). If a Participant wishes to transfer all or part of his or her beneficial interest in the assets of the Plan to the Employer Stock Fund to purchase Common Stock issued in connection with the Conversion, he or she should indicate that decision in Part 2 of the Investment Form. If a Participant does not wish to make such an election, he or she does not need to take any action.

Time for Directing Transfer

          The deadline for submitting a direction to transfer amounts to the Employer Stock Fund in order to purchase Common Stock issued in connection with the Conversion is [____________]. The Investment Form should be returned to the Bank's Human Resources Department by 12:00 noon, Brick, New Jersey Time, on such date.

Irrevocability of Transfer Direction

          A Participant's direction to transfer amounts credited to such Participant's account in the Plan to the Employer Stock Fund in order to purchase shares of Common Stock in connection with the Conversion shall be irrevocable up to the closing of the Conversion. Participants, however, will be able to direct the reinvestment of their accounts ("Accounts") including their interest in the Employer Stock Fund under the Plan as explained below.

Direction to Purchase Common Stock After the Conversion

          After the Conversion, a Participant will be able to direct that a certain percentage of such Participant's interests in the trust assets ("Trust") be transferred to the Employer Stock Fund and invested in Common Stock, or to the other investment funds available under the Plan. Alternatively, a Participant may direct that a certain percentage of such Participant's interest in the Employer Stock Fund be transferred from the Employer Stock Fund to the other investment funds available under the Plan. Participants will be permitted to direct that future contributions made to the Plan by or on their behalf be invested in Common Stock. Following the initial election, the allocation of a Participant's interest in the Employer Stock Fund may be changed by the Participant, with each change generally becoming effective at the close of business on the day the change is received by the Plan Administrator. Special restrictions apply to transfers directed by those Participants who are executive officers, directors and principal shareholders of the Company who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Purchase Price of Common Stock

          The funds transferred to the Employer Stock Fund for the purchase of Common Stock in connection with the Conversion will be used by the Trustee to purchase shares of Common Stock. The price paid for such shares of Common Stock will be the same price as is paid by all other persons who purchase shares of Common Stock in the Conversion.

          Any shares of Common Stock purchased by the Trustee after the Conversion will be acquired in open market transactions. The prices paid by the Trustee for shares of Common Stock will not exceed "adequate consideration" as defined in Section 3(18) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

Nature of a Participant's Interest in the Common Stock

          The Common Stock will be held in the name of the Trustee for the Plan, as trustee. Each Participant has an allocable interest in the investment funds of the Plan but not in any particular assets of the Plan. Accordingly, a specific number of shares of Common Stock will not be directly attributable to the account of any Participant. Net earnings, e.g., gains and losses, are
                                               ----
allocated to the Account of a Participant based on the particular investment designations of the Participants. Therefore, earnings with respect to a Participant's Account should not be affected by the investment designations (including investments in Common Stock) of other Participants.

Voting and Tender Rights of Common Stock

          The Trustee generally will exercise voting and tender rights attributable to all Common Stock held by the Trust as directed by Participants with interests in the Employer Stock Fund. With respect to each matter as to which holders of Common Stock have a right to vote, each Participant will be allocated a number of voting instruction rights reflecting such Participant's proportionate interest in the Employer Stock Fund. The percentage of shares of Common Stock held in the Employer Stock Fund that are voted in the affirmative or negative on each matter shall be the same percentage of the total number of voting instruction rights that are exercised in either the affirmative or negative, respectively. In the event of a tender offer for the Common Stock, the Plan provides that each Participant will be allotted a number of tender instruction rights reflecting such Participant's proportionate interest in the Employer Stock Fund. The percentage of shares of Common Stock held in the Employer Stock Fund that will be tendered will be the same as the percentage of the total number of tender instruction rights that are exercised in favor of tendering. The remaining shares of Common Stock held in the Employer Stock Fund will not be tendered. The Plan makes provision for Participants to exercise their voting instruction rights and tender instruction rights on a confidential basis.

                            DESCRIPTION OF THE PLAN

Introduction

          Effective as of September 1, 1988, the Bank adopted the Plan. The Plan is a cash or deferred arrangement established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code").

          The Bank intends that the Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. The Bank will adopt any amendments to the Plan that may be necessary to ensure the qualified status of the Plan under the Code and applicable Treasury Regulations. The Plan has from the Internal Revenue Service ("IRS") a determination that the Plan, as amended, is qualified under Section 401(a) of the Code and that it satisfies the requirements for a qualified cash or deferred arrangement under Section 401(k) of the Code.

          Employee Retirement Income Security Act. The Plan is an "individual account plan" other than a "money purchase pension plan" within the meaning of ERISA. As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of ERISA, except the funding requirements contained in Part 3 of Title I of ERISA which by their terms do not apply to an individual account plan (other than a money purchase pension plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. Neither the funding requirements contained in Part 3 of Title I of ERISA nor the plan termination insurance provisions contained in Title IV of ERISA will be extended to Participants or beneficiaries under the Plan.

          APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S TERMINATION OF EMPLOYMENT WITH THE BANK. A SUBSTANTIAL FEDERAL TAX PENALTY MAY ALSO BE IMPOSED ON WITHDRAWALS MADE PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59-1/2, UNLESS A PARTICIPANT RETIRES AS PERMITTED UNDER THE PLAN REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS EMPLOYMENT WITH THE BANK OR AFTER TERMINATION OF EMPLOYMENT.

          Reference to Full Text of Plan. The following statements are summaries of certain provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan, which is filed as an exhibit to the registration statement filed with the Securities and Exchange Commission ("SEC"). Copies of the Plan are available to all employees by filing a request with the Plan Administrator. Each employee is urged to read carefully the full text of the Plan.

Eligibility and Participation

          Any employee of the Bank is eligible to participate and will become a Participant in the Plan on the first day of the month immediately following completion of six months of service with the Bank within a twelve month period of employment and attaining age 21 years. The Plan's fiscal year is the calendar year ("Plan Year"). Directors who are not employees of the Bank are not eligible to participate in the Plan.

          As of December 31, 1995, there were approximately 209 employees eligible to participate in the Plan, and approximately 177 employees had elected to contribute to the Plan.

Contributions Under the Plan

          Participant Contributions. Each Participant in the Plan is permitted to elect to reduce such Participant's Compensation (as defined below) pursuant to a salary reduction agreement by an amount not more than 15% and have that amount contributed to the Plan on such Participant's behalf. Such amounts are credited to the Participant's "401(k) Account." For purposes of the Plan, "Compensation" means a Participant's base salary, bonuses and commissions. Due to a statutory change, effective January 1, 1994, the annual Compensation of each Participant taken into account under the Plan shall be limited to $150,000 (adjusted for cost of living as permitted by the Code). A Participant may elect to modify the amount contributed to the Plan under such Participant's salary reduction agreement, which changes generally become effective for the next payroll period processed through the Bank's named procedures. Deferred contributions are generally transferred by the Bank to the Trustee of the Plan at each payroll.

          Employer Contributions. The Bank currently makes a bi-weekly contribution to the Plan of an amount equal to 75% of each Participant's bi-weekly contributions to his or her 401(k) Account, up to a maximum of 4.5% of each Participant's bi-weekly compensation. Effective on or about April 1, 1996, and contingent upon the consummation of the Conversion, the Employer Contribution will be limited to a maximum of 50% of each Participant's contributions and 3% of such Participant's compensation. Such amounts are credited to the Participant's Regular Account.

          When an Employer Contribution is made, it will be made in the form of a cash contribution into the Employer Stock Fund. Twenty-five percent (measured on the first day of each plan year) of the amount attributable to the Employer Contribution may be reallocated once per year.

          Rollover Amount from Other Plans. An employee eligible to participate in the Plan, who has satisfied the service requirements, and who, as a result of a plan termination, termination of employment, disability, or attainment of age 59 1/2, has had distributed to such employee the entire interest in another plan which meets the requirements of Section 401(a) of the Code (the "Other Plan") may, in accordance with Section 402(a)(5) of the Code and procedures approved at the discretion of the Trustee, transfer the distribution received from the Other Plan to the Trustee. Any amounts rolled over from an Other Plan will be contributed to the employee's "Rollover Account."

          Voluntary Employee Contributions. A Participant may make voluntary contributions each plan year in increments of 1% of salary. These voluntary contributions will not reduce the amount of earnings on which the Participant pays taxes since they will be made on an after-tax basis. These contributions are eligible for matching Employer contributions subject to the limitations set out above.

Limitations on Contributions

          Limitations on Annual Additions and Benefits. Pursuant to the requirements of the Code, the Plan provides that the amount of contributions allocated to each Participant's 401(k) Contribution Account during any Plan Year may not exceed the lesser of 25% of the Participant's "Section 415 Compensation" for the Plan Year or $30,000 (adjusted for increases in the cost of living as permitted by the Code). A Participant's "Section 415 Compensation" is a Participant's Compensation, excluding any amount contributed to the Plan under a compensation reduction agreement or any employer contribution to the Plan or to any other plan of deferred compensation or any distributions from a plan of deferred compensation. In addition, annual additions shall be limited to the extent necessary to prevent the limitations for the combined plans of the Bank from being exceeded. To the extent that these limitations would be exceeded by reason of excess annual additions to the Plan with respect to a Participant, such excess will be disposed of as follows:

     (i) Any excess amount in the Participant's Account will be used to reduce the Bank's contributions for such Participant in the next Limitation Year, which is the same as the plan year, and each succeeding Limitation Year if necessary;

     (ii)   If an excess amount still exists, and the Participant is not covered
                                                                     ---
            by the Plan at the end of the Limitation Year, the excess amount will be held unallocated in a suspense account which will then be applied to reduce future Bank contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary;

     (iii) If a suspense account is in existence at any time during the Limitation Year, it will not participate in the allocation of investment gains and losses.

     However, if the annual addition limitations are exceeded with respect to a Participant in both the Plan and the defined benefit pension plan maintained by the Bank, the Participant's annual benefit under the pension plan will be reduced.

     $7,000 Limitation on 401(k) Plan Contributions. The annual amount of deferred compensation of a Participant (when aggregated with any elective deferrals of the Participant under any other employer plan, a simplified employee pension plan or a tax-deferred annuity) may not exceed $7,000, adjusted for increases in the cost of living as permitted by the Code (the limitation for 1996 is $9,500). Contributions in excess of this limitation ("excess deferrals") will be included in the Participant's gross income for federal income tax purposes in the year they are made. In addition, any such excess deferral will again be subject to federal income tax when distributed by the Plan to the Participant, unless the excess deferral (together with any income allocable thereto) is distributed to the Participant not later than the first April 15th following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than such date shall be treated, for federal income tax purposes, as earned and received by the Participant in the taxable year in which the excess deferral is made.

     Limitation on Plan Contributions for Highly Compensated Employees.
Sections 401(k) and 401(m) of the Code limit the amount of deferred compensation contributed to the Plan in any Plan Year on behalf of Highly Compensated Employees (defined below) in relation to the amount of deferred compensation contributed by or on behalf of all other employees eligible to participate in the Plan. Specifically, the actual deferral percentage for a plan year (i.e., the average of the ratios, calculated separately for each eligible employee in each group, by dividing the amount of Deferred Compensation credited to the 401(k) Account of such eligible employee by such eligible employee's compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of (a) 125% of the actual deferral percentage of all other eligible employees, or (b) the lesser of (i) 200% of the actual deferral percentage of all other eligible employees, or (ii) the actual deferral percentage of all other eligible employees plus two percentage points. In addition, the actual contribution percentage for a Plan Year (i.e., the average of the ratios calculated separately for each eligible employee in each group, by dividing the amount of employer contributions credited to the Regular Account of such eligible employee by such eligible employee's compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of (a) 125% of the actual contribution percentage of all other eligible employees, or (b) the lesser of
(i) 200% of the actual contribution percentage of all other eligible employees, or (ii) the actual contribution percentage of all other eligible employees plus two percentage points.

     In general, a Highly Compensated Employee includes any employee who, during the Plan Year or the preceding Plan Year, (1) was at any time a 5% owner (i.e., owns directly or indirectly more than 5% of the stock of the Employer, or stock possessing more than 5% of the total combined voting power of all stock of the Employer), (2) received compensation from the Employer in excess of $100,000,
(3) received compensation from the Employer in excess of $66,000 and was in the group consisting of the top 20% of employees when ranked on the basis of compensation paid during the Plan Year, or (4) was at any time an officer of the Employer and received compensation in excess of $60,000 (a "Highly Compensated Employee"). The dollar amounts in the foregoing sentence are for 1995. Such amounts are adjusted annually to reflect increases in the cost of living. If the Employer does not have at least one officer whose annual compensation is in excess of $60,000, then the highest paid officer of the Employer will be treated as a Highly Compensated Employee.

     In order to prevent the disqualification of the Plan, any amounts contributed by Highly Compensated Employees that exceed the average deferral limitation in any Plan Year ("excess contributions"), together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the Bank will be subject to a 10% excise tax on any excess contributions unless such excess contributions, together with any income allocable thereto, either are recharacterized or are distributed before the close of the first 2-1/2 months following the Plan Year to which such excess contributions relate. In addition, in order to avoid disqualification of the Plan, any contributions by Highly Compensated Employees that exceed the average contribution limitation in any Plan Year ("excess aggregate contributions") together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the 10% excise tax will be imposed on the Bank with respect to any excess aggregate contributions, unless such amounts, plus any income allocable thereto, are distributed within 2-1/2 months following the close of the Plan Year in which they arose.

     Top-Heavy Plan Requirements. If for any Plan Year the Plan is a Top-Heavy Plan (as defined below), then (i) the Bank may be required to make certain minimum contributions to the Plan on behalf of non-key employees, and (ii) certain additional restrictions would apply with respect to the combination of annual additions to the Plan and projected annual benefits under any defined benefit plan maintained by the Bank.

     In general, the Plan will be regarded as a "Top-Heavy Plan" for any Plan Year if, as of the last day of the preceding Plan Year, the aggregate balance of the Accounts of Participants who are Key Employees exceeds 60% of the aggregate balance of the Accounts of all Participants. "Key Employees" generally include any employee who, at any time during the Plan Year or any of the four preceding Plan Years, is (1) an officer of the Bank having annual compensation in excess of $60,000 who is in an administrative or policy-making capacity, (2) one of the ten employees having annual compensation in excess of $30,000 and owning, directly or indirectly, the largest interests in the Bank or the Company, (3) a 5% owner of the Bank or the Company, (i.e., owns directly or indirectly more than 5% of the stock of the Bank or the Company, or stock possessing more than 5% of the total combined voting power of all stock of the Bank or the Company) or (4) a 1% owner of the Bank or the Company having annual compensation in excess of $150,000.

Investment of Contributions

     All amounts credited to Participants' Accounts under the Plan are held in the Trust which is administered by the Trustee. The Trustee is appointed by the Bank's Board of Directors. The Plan provides that a Participant may direct the Trustee to invest all or a portion of his Accounts in various managed investment portfolios, described below. A Participant may elect to change his investment directions with respect to both past contributions and for more additions to the Participant's accounts invested in these investment alternatives. These elections generally become effective on the next business day following the day Diversified receives the Participant's written notice of the elections. Participants may make elections using a "Voice Response System" by calling 1-800-755-5801. Any amounts credited to a Participant's Accounts for which investment directions are not given will be invested by the Trustee in the Money Market Fund.

     Prior to the effective date of the Conversion, the Accounts of a Participant held in the Trust have been invested at the direction of the Participant in the following managed portfolios:

Money Market Fund  -  This fund seeks to obtain maximum income consistent with high liquidity and the maintenance of a quality portfolio of short-term market instruments. This fund is most suitable for highly risk adverse investors or as a holding vehicle for diversification strategies.

Equity Income Fund -  This fund seeks long-term capital appreciation through investment primarily in common stocks that have relatively high current yields. This fund is most suitable for investors who want long-term growth with lower risk than the overall equity market.

Growth-Income Fund -  This fund seeks long term capital appreciation as its primary objective and income as its secondary objective. This fund is most suitable for investors who seek broad stock market participation.

Special Equity Fund -    This fund seeks capital appreciation through investment
                         in the securities of small-to-medium-sized growth-oriented companies. This fund is suitable for investors who desire high growth potential and are able to tolerate significant short-term volatility.

Intermediate Government  This fund is designed to provide guaranteed positive
Bond - returns in all market environments through investments in obligations issued by the U. S. Government or its Agencies. The fund is suitable for individuals who desire a high level of safety and rates of return that are more competitive than Certificates of Deposit.

Conservative Fund -      This fund seeks consistent returns with less volatility
                         through investment primarily in fixed income securities. This fund is suitable for investors who desire a diversified portfolio with minimum risk and returns consistent with fixed income funds.

Moderate Fund -          This fund seeks moderate returns and less volatility
                         through investment in a combination of stocks, bonds and short-term instruments. This fund is suitable for investors who desire a diversified portfolio with moderate risk and greater potential for increased returns.

Aggressive Fund -        This fund seeks to maximize returns while limiting
                         volatility through investment primarily in stocks. This fund is suitable for investors who desire a diversified portfolio and can withstand short-term volatility in favor of long-term investment results.

     Effective upon the Conversion, a Participant may invest all or a portion of his Accounts in the portfolios described above and in the Employer Stock Fund, described below:

Employer Stock Fund -    Invests in common stock of the parent holding company,
                         Ocean Financial Corp.

     A Participant may elect in whole percentages to have both past and future contributions and additions to the Participant's Accounts invested either in the Employer Stock Fund or in such other managed portfolios listed above. These elections will generally be effective the business day coinciding with or next following the day of Diversified's receipt of such investment directions. Any amounts credited to a Participant's Accounts for which investment directions are not given will be invested in the Money Market Fund. Because investment allocations only are required to be made in increments, Participants can invest their Accounts in each of the nine available investment funds. Lack of diversification with respect to the investment of a Participant's Account is not a significant risk given the nine investment options available to Participants and the ability of Participants to make investment designations daily (subject to the limitations on certain executives as described below).

     The net gain (or loss) in the Accounts from investments including the Employer Stock Fund (including interest payments, dividends, realized and unrealized gains and losses on securities, and expenses paid from the Trust) are
determined daily during the Plan Year.   For purposes of such allocations, all
assets of the Trust are valued at their fair market value.

     A.   Previous Funds.

     Prior to the Conversion, contributions under the Plan were invested in the eight Funds listed below. The annual percentage of returns on these funds, calculated net of any fees being charged to the portfolio for 1995 and 1994 was:

                                            1995             1994
                                           ------           ------

     A.    Money Market Fund                5.34%            3.85%

     B.    Equity Income Fund              33.79            -2.71

     C.    Growth Income Fund              31.53            -3.38

     D.    Special Equity Fund             40.35            -4.62

     E.    Intermediate Government Bond    13.35            -1.50

     F.    Conservative Fund               15.76            -0.79

     G.    Moderate Fund                   18.88            -1.10

     H.    Aggressive Fund                 23.44            -1.06

     B.   The Employer Stock Fund.

     The Employer Stock Fund will consist of investments in Common Stock made on and after the effective date of the Conversion. In connection with the Conversion, pursuant to the attached Investment Form, Participants will be able to change their investments. Any cash dividends paid on Common Stock held in the Employer Stock Fund will be credited to a cash dividend subaccount for each Participant investing in the Employer Stock Fund. The Trustee will, to the extent practicable, use all amounts held by it in the Employer Stock Fund (except the amounts credited to cash dividend subaccounts) to purchase shares of Common Stock. It is expected that all purchases will be made at prevailing market prices. Under certain circumstances, the Trustee may be required to limit the daily volume of shares purchased. Pending investment in Common Stock, assets held in the Employer Stock Fund will be placed in bank deposits and other short-term investments.

     When Common Stock is purchased or sold, the cost or net proceeds are charged or credited to the Accounts of Participants affected by the purchase or sale. The Bank expects to pay any brokerage commissions, transfer fees and other expenses incurred in the sale and purchase of Common Stock for the Employer Stock Fund. A Participant's Account will be adjusted to reflect changes in the value of shares of Common Stock resulting from stock dividends, stock splits and similar changes.

     To the extent dividends are not paid on Common Stock held in the Employer Stock Fund, the return on any investment in the Employer Stock Fund will consist only of the market value appreciation of the Common Stock subsequent to its purchase. Following the Conversion, the Board of the Company may consider a policy of paying dividends on the Common Stock, however, no decision has been made by the Board of the Company regarding the amount or timing of dividends, if any.

     As of the date of this Prospectus Supplement, none of the shares of Common Stock have been issued or are outstanding and there is no established market for the Common Stock. Accordingly, there is no record of the historical performance of the Employer Stock Fund.

     Investments in the Employer Stock Fund may involve certain special risks associated with investments in Common Stock of the Company. For a discussion of these risk factors, see "Risk Factors" in the Prospectus.

Benefits Under the Plan

     Vesting. A Participant has at all times a fully vested, nonforfeitable interest in all of his Contributions to his 401(k) Account pre-tax or after-tax and Rollover Account and the earnings thereon under the Plan. A Participant is 100% vested in the portion of his account attributable to matching contributions after the completion of six years of service under the Plan's six-year graded vesting schedule (20% per year beginning after two years of service).

Withdrawals and Distributions From the Plan

     APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59 1/2 UNLESS A PARTICIPANT RETIRES AS PERMITTED UNDER THE PLAN REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS EMPLOYMENT WITH THE BANK

     Withdrawals Prior to Termination of Employment. In certain circumstances, a Participant may make a withdrawal from his Accounts under the Plan pursuant to the hardship distribution rules under the Plan. These requirements insure that Participants have a true financial need before a withdrawal may be made. A Participant may make a withdrawal from his 401(k) Contribution Account after the age of 59 1/2.

     No more than once each calendar year, a Participant may borrow from the vested portion of his Regular Account, 401(k) Account and/or Rollover Account any amount between $1,000 and the lesser of (i) $50,000, reduced by the Participant's highest outstanding loan balance from the 401 (k) Plan during the preceding 12 months or (ii) 50% of the Participant's vested account balance, subject to certain limitations. Loans have an interest rate comparable to current interest rates offered by major banking institutions. Repayments are made through salary deductions. If a Participant who is not an employee takes out a loan there may be terms offered different than those offered to Participants who are still employed. There is a loan set-up charge of $75.

     Distribution of Voluntary Contributions. A Participant may withdraw all or part of that portion of his account attributable to Voluntary Contributions (including earnings thereon) at any time. If you elect to make a withdrawal of your matched voluntary contributions, you may not make Voluntary Contributions for a period of 3 months after the date of such a withdrawal

     Distribution Upon Retirement, Disability or Termination of Employment. Payment of benefits to a Participant who retires, incurs a disability, or otherwise terminates employment generally shall be made in a lump sum cash payment. At the request of the Participant, the distribution may include an in-kind distribution of Common Stock of the Company credited to the Participant's Account. A Participant whose total vested account balance equals or exceeds $3,500 at the time of termination, may elect, in lieu of a lump sum payment, to be paid (i) a life annuity with payments certain to be made in annual installments over a period of 5, 10, or 15 years, or (ii) as a lump sum or (iii) as a contingent annuity. Benefit payments ordinarily shall be made not later than 60 days following the end of the Plan Year in which occurs the later of the
Participant's: (i) termination of employment; (ii) attainment of age 65; (iii) 10th anniversary of commencement of participation in the Plan; but in no event later than the April 1 following the calendar year in which the Participant attains age 70 1/2. However, if the vested portion of the Participant's Account balances exceeds $3,500, no distribution shall be made from the Plan prior to the Participant's attaining age 65 unless the Participant consents to an earlier distribution. Special restrictions apply to the distribution of Common Stock of the Company to those Participants who are executive officers, directors and principal shareholders of the Company who are subject to the provisions of
Section 16(b) of the Exchange Act.

     Distribution upon Death. A Participant who dies prior to the benefit commencement date for retirement, disability or termination of employment, and who has a surviving spouse shall have his benefits paid to the surviving spouse in an annuity over the life of the spouse, or if the payment of his benefit had commenced before his death, in accordance with the distribution method in effect at death. With respect to an unmarried Participant, and in the case of a married Participant with spousal consent to the designation of another beneficiary, payment of benefits to the beneficiary of a deceased Participant shall be made in the form of a lump-sum payment in cash or in Common Stock, or, if the payment of his benefit had commenced before his death, in accordance with the distribution method in effect at death.

     Nonalienation of Benefits. Except with respect to federal income tax withholding and as provided with respect to a qualified domestic relations order (as defined in the Code), benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Plan shall be void.

Administration of the Plan

     Trustees. The Trustee with respect to the Plan is the named fiduciary of the Plan for purposes of Section 402 of ERISA. The Trustee of the Plan is to be Investor's Bank and Trust Co., Boston, Massachusetts.

     Pursuant to the terms of the Plan, the Trustee receives and holds contributions to the Plan in trust and has exclusive authority and discretion to manage and control the assets of the Plan pursuant to the terms of the Plan and to manage, invest and reinvest the Trust and income therefrom. The Trustee has the authority to invest and reinvest the Trust and may sell or otherwise dispose of Trust investments at any time and may hold trust funds uninvested. The Trustee has authority to invest the assets of the Trust in "any type of property, investment or security" as defined under ERISA.

     The Trustee has full power to vote any corporate securities in the Trust in person or by proxy, provided, however, that the Plan Administrator shall direct the Trustee as to voting and tendering of all Common Stock held in the Employer Stock Fund.

     The Trustee is entitled to reasonable compensation for its services and is also entitled to reimbursement for expenses properly and actually incurred in the administration of the Trust. The expenses of the Trustee and the compensation of the persons so employed is paid out of the Trust except to the extent such expenses and compensation are paid by the Bank.

     The Trustee must render at least annual reports to the Bank and to the Participants in such form and containing such information that the Trustee deems necessary.

Reports to Plan Participants

     The Administrator will furnish to each Participant a statement at least quarterly showing (i) the balance in the Participant's Account as of the end of that period, (ii) the amount of contributions allocated to such Participant's Account for that period, and (iii) the adjustments to such Participant's Account to reflect earnings or losses (if any).

Plan Administrator

     Pursuant to the terms of the Plan, the Plan Administrator is the Bank. A committee of the Bank has been designated by the Board of Directors of the Bank to act on the Bank's behalf as the Plan Administrator. The name, address and telephone number of the current Plan Administrator is Ocean Federal Savings Bank, 74 Brick Boulevard, Brick, New Jersey 08723. The Bank's telephone number is (908) 477-5200. The Administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the Plan, and preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to Participants, beneficiaries and others under Sections 104 and 105 of ERISA.

Amendment and Termination

     The Bank may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, each employee who ceases to be a Participant shall have a fully vested interest in his Account. The Bank reserves the right to make, from time to time, any amendment or amendments to the Plan which do not cause any part of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of the Participants or their beneficiaries.

Merger, Consolidation or Transfer

     In the event of the merger or consolidation of the Plan with another plan, or the transfer of the Trust to another plan, the Plan requires that each Participant (if either the Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

Federal Income Tax Consequences

     The following is only a brief summary of certain federal income tax aspects of the Plan which are of general application under the Code and is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Plan. The summary is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

     PARTICIPANTS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO ANY DISTRIBUTION FROM THE PLAN AND TRANSACTIONS INVOLVING THE PLAN.

     The Plan may be submitted to the IRS for a determination that it is qualified under Section 401(a) and 401(k) of the Code, and that the related Trust is exempt from tax under Section 501(a) of the Code. A plan that is "qualified" under these sections of the Code is afforded special tax treatment which include the following: (1) The sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan each year;

(2) Participants pay no current income tax on amounts contributed by the employer on their behalf; and (3) Earnings of the plan are tax-exempt thereby permitting the tax-free accumulation of income and gains on investments. The Plan will be administered to comply in operation with the requirements of the Code as of the applicable effective date of any change in the law. The Bank expects to timely adopt any amendments to the Plan that may be necessary to maintain the qualified status of the Plan under the Code. Following such an amendment, the Plan will be submitted to the IRS for a determination that the Plan, as amended, continues to qualify under Sections 401(a) and 501(a) of the Code and that it continues to satisfy the requirements for a qualified cash or deferred arrangement under Section 401(k) of the Code.

     Assuming that the Plan is administered in accordance with the requirements of the Code and that the IRS issues a favorable determination as described in the preceding paragraph, participation in the Plan under existing federal income tax laws will have the following effects:

     (a) Amounts contributed to a Participant's 401(k) Account and the investment earnings on this Account are not includable in a Participant's federal taxable income until such contributions or earnings are actually distributed or withdrawn from the Plan. Special tax treatment may apply to the taxable portion of any distribution that includes Common Stock or qualifies as a Lump Sum Distribution (as described below).

     (b) Income earned on assets held by the Trust will not be taxable to the Trust.

     Lump Sum Distribution. A distribution from the Plan to a Participant or the beneficiary of a Participant will qualify as a "Lump Sum Distribution" if it is made: (i) within a single taxable year of the Participant or beneficiary;
(ii) on account of the Participant's death or separation from service, or after the Participant attains age 59 1/2; and (iii) consists of the balance to the credit of the Participant under the Plan and all other profit sharing plans, if any, maintained by the Bank. The portion of any Lump Sum Distribution that is required to be included in the Participant's or beneficiary's taxable income for federal income tax purposes (the "total taxable amount") consists of the entire amount of such Lump Sum Distribution less the amount of after-tax contributions, if any, made by the Participant to any other profit sharing plans maintained by the Bank which is included in such distribution.

     Averaging Rules. The portion of the total taxable amount of a Lump Sum Distribution (the "ordinary income portion") will be taxable generally as ordinary income for federal income tax purposes. However, a Participant who has completed at least five years of participation in the Plan before the taxable year in which the distribution is made, or a beneficiary who receives a Lump Sum Distribution on account of the Participant's death (regardless of the period of the Participant's participation in the Plan or any other profit-sharing plan maintained by the Employer), may elect to have the ordinary income portion of such Lump Sum Distribution taxed according to a special averaging rule ("five-year averaging"). The election of the special averaging rules may apply only to one Lump Sum Distribution received by the Participant or beneficiary, provided such amount is received on or after the Participant turns 59-1/2 and the recipient elects to have any other Lump Sum Distribution from a qualified plan received in the same taxable year taxed under the special averaging rule. Under a special grandfather rule, individuals who turned 50 by 1986 may elect to have their Lump Sum Distribution taxed under either the five-year averaging rule or under the prior law ten-year averaging rule. Such individuals also may elect to have that portion of the Lump Sum Distribution attributable to the Participant's pre-1974 participation in the Plan taxed at a flat 20% rate as gain from the sale of a capital asset.

     Common Stock Included in Lump Sum Distribution. If a Lump Sum Distribution includes Common Stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to such Common Stock, i.e., the excess of the value of such Common Stock at the time of the distribution over its cost to the Plan. The tax basis of such Common Stock to the Participant or beneficiary for purposes of computing gain or loss on its subsequent sale will be the value of the Common Stock at the time of distribution less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of such Common Stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain regardless of the holding period of such Common Stock. Any gain on a subsequent sale or other taxable disposition of the Common Stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term capital gain or long-term capital gain depending upon the length of the holding period of the Common Stock. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of such distribution to the extent allowed by the regulations to be issued by the IRS.

     Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. Pursuant to a change in the law, effective January 1, 1993, virtually all distributions from the Plan may be rolled over to another qualified Plan or to an IRA without regard to whether the distribution is a Lump Sum Distribution or a Partial Distribution. Effective January 1, 1993, Participants have the right to elect to have the Trustee transfer all or any portion of an "eligible rollover distribution" directly to another plan qualified under Section 401(a) of the Code or to an IRA. If the Participant does not elect to have an "eligible rollover distribution" transferred directly to another qualified plan or to an IRA, the distribution will be subject to a mandatory federal withholding tax equal to 20% of the taxable distribution. An "eligible rollover distribution" means any amount distributed from the Plan except: (1) a distribution that is (a) one of a series of substantially equal periodic payments made (not less frequently than annually) over the Participant's life or the joint life of the Participant and the Participant's designated beneficiary, or (b) for a specified period of ten years or more; (2) any amount that is required to be distributed under the minimum distribution rules; and (3) any other distributions excepted under applicable federal law. The tax law change described above did not modify the special tax treatment of Lump Sum Distributions, that are not rolled over or transferred i.e., forward
                                                                ----
averaging, capital gains tax treatment and the nonrecognition of net unrealized appreciation, discussed earlier.

     Additional Tax on Early Distributions. A Participant who receives a distribution from the Plan prior to attaining age 59-1/2 will be subject to an additional income tax equal to 10% of the taxable amount of the distribution. The 10% additional income tax will not apply, however, to the extent the distribution is rolled over into an IRA or another qualified plan or the distribution is (i) made to a beneficiary (or to the estate of a Participant) on or after the death of the Participant, (ii) attributable to the Participant's being disabled within the meaning of Section 72(m)(7) of the Code, (iii) part of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and his beneficiary, (iv) made to the Participant after separation from service on account of early retirement under the Plan after attainment of age 55, (v) made to pay medical expenses to the extent deductible for federal income tax purposes, (vi) pursuant to a qualified domestic relations order, or (vii) made to effect the distribution of excess contributions or excess deferrals.

ERISA and Other Qualifications

     As noted above, the Plan is subject to certain provisions of ERISA and will be submitted to the IRS for a determination that it is qualified under Section 401(a) of the Code.

     THE FOREGOING IS ONLY A BRIEF SUMMARY OF CERTAIN FEDERAL INCOME TAX ASPECTS OF THE PLAN WHICH ARE OF GENERAL APPLICATION UNDER THE CODE AND IS NOT INTENDED TO BE A COMPLETE OR DEFINITIVE DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN OR RECEIVING DISTRIBUTIONS FROM THE PLAN. ACCORDINGLY, EACH PARTICIPANT IS URGED TO CONSULT A TAX ADVISOR CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN AND RECEIVING DISTRIBUTIONS FROM THE PLAN.

Restrictions on Resale

     Any person receiving shares of Common Stock under the Plan who is an "affiliate" of the Company as the term "affiliate" is used in Rules 144 and 405 under the Securities Act of 1933, as amended ("Securities Act") (e.g., directors, officers and substantial shareholders of the Company) may reoffer or resell such shares only pursuant to a registration statement filed under the Securities Act or, assuming the availability thereof, pursuant to Rule 144 or some other exemption of the registration requirements of the Securities Act.
Any person who may be an "affiliate" of the Company may wish to consult with counsel before transferring any Company Stock owned by him. In addition, Participants are advised to consult with counsel as to the applicability of
Section 16 of the Exchange Act which may restrict the sale of Common Stock where acquired under the Plan, or other sales of Common Stock.

     Persons who are not deemed to be "affiliates" of the Company at the time of resale will be free to resell any shares of Common Stock distributed to them under the Plan, either publicly or privately, without regard to the registration and prospectus delivery requirements of the Securities Act or compliance with the restrictions and conditions contained in the exemptive rules thereunder. An "affiliate" of the Company is someone who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control, with the

Company. All directors, the Chief Executive Officer, the Chief Financial Officer, Chief Counsel and the Director of Operations have been designated as "affiliates" of the Company. A person who may be deemed an "affiliate" of the Company at the time of a proposed resale will be permitted to make public resales of the Company's Common Stock only pursuant to a "reoffer" Prospectus or in accordance with the restrictions and conditions contained in Rule 144 under the Securities Act or some other exemption from registration, and will not be permitted to use this Prospectus in connection with any such resale. In general, the amount of the Company's Common Stock which any such affiliate may publicly resell pursuant to Rule 144 in any three-month period may not exceed the greater of one percent of the Company's Common Stock then outstanding or the average weekly trading volume reported on the Nasdaq Stock Market during the four calendar weeks prior to the sale. Such sales may be made only through brokers without solicitation and only at a time when the Company is current in filing the reports required of it under the Exchange Act.

SEC Reporting and Short-Swing Profit Liability

     Section 16 of the Exchange Act imposes reporting and liability requirements on executive officers, directors and persons beneficially owning more than ten percent of public companies such as the Company. Section 16(a) of the Act requires the filing of reports of beneficial ownership. Within ten days of becoming a person subject to the reporting requirements of Section 16(a), a Form 3 reporting initial beneficial ownership must be filed with the SEC. Certain changes in beneficial ownership, such as purchases, sales, gifts and participation in savings and retirement plans must be reported periodically, either on a Form 4 within ten days after the end of the month in which a change occurs, or annually on a Form 5 within 45 days after the close of the Company's fiscal year. Participation in the Employer Stock Fund of the Plan by executive officers, directors and persons beneficially owning more than ten percent of Common Stock of the Company must be reported to the SEC annually on a Form 5 by such individuals.

     In addition to the reporting requirements described above, Section 16(b) of the Exchange Act provides for the recovery by the Company of profits realized by any officer, director or any person beneficially owning more than ten percent of the Company's Common Stock ("Section 16(b) Persons") resulting from the purchase and sale or sale and purchase of the Company's Common Stock within any six-month period.

     The SEC has adopted rules that provide exemption from the profit recovery provisions of Section 16(b) for Participant-directed employer security transactions within an employee benefit plan, such as the Plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) Persons.

     The Plan, as amended, only permits Section 16(b) Persons to make transfers to or from the Employer Stock Fund in accordance with the terms of the Plan, and only during the period beginning on the third business day following the date of release of the Company's quarterly and annual statements of earnings and ending on the 12th business day following that date. Section

16(b) Persons also are prohibited under the Plan from making a transfer into or out of the Employer Stock Fund within six months of the next preceding transfer into or out of the Employer Stock Fund.

     Except for distributions of Common Stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order under the Plan, Section 16(b) Persons are required to hold shares of Common Stock distributed from the Plan for six months following such distribution and are prohibited from directing additional purchases of units within the Employer Stock Fund for six months after receiving such a distribution. Finally, the Plan provides that Section 16(b) Persons who terminate their participation in the Plan may not rejoin the Plan for six months following the date of their termination. These Plan restrictions conform with the rules issued by the SEC to exempt the Plan from the profit-recovery rules of
Section 16(b) of the Exchange Act.

                                 LEGAL OPINIONS

     The validity of the issuance of the Common Stock will be passed upon by Muldoon, Murphy & Faucette, Washington, D.C., which firm is acting as special counsel for the Company and the Bank in connection with the Bank's Conversion from a mutual savings bank to a stock savings bank and the concurrent formation of the Company.

                 RETIREMENT PLAN FOR OCEAN FEDERAL SAVINGS BANK


                                INVESTMENT FORM


Name of Plan Participant: ____________________________

Social Security Number: ______________________________


1. Instructions. In connection with the proposed Conversion of Ocean Federal Savings Bank from a mutual savings bank to a stock based organization (the "Conversion"), the Ocean Federal Savings Bank Profit Sharing Plan and Trust (the "401(k) Plan") has been adopted to permit Participants to direct their [_________], account balances into a new fund: the Employer Stock Fund. The percentage of a Participant's account transferred at the direction of the Participant into the Employer Stock Fund will be used to purchase shares of common stock of Ocean Financial Corp. (the "Common Stock").

  To direct a transfer of all or a part of the funds credited to your accounts to the Employer Stock Fund, you must complete and file this form with the Human Resources Department no later than [______________]. A representative for the Plan Administrator will retain a copy of this form and return a copy to you. If you need any assistance in completing this form, please contact Ms. Donna Lowden, Vice President and Director, Human Resources. If you do not complete and return this form to the Human Resources Department by [____________________], the funds credited to your accounts under the 401(k) Plan will continue to be invested in accordance with your prior investment direction, or in accordance with the terms of the 401(k) Plan if no investment direction had been provided.

2. Transfer Directions. I hereby direct the Plan Administrator to invest the following percentage (in multiples of not less than 1%) of my account balance in the:


       A.    Money Market Fund                    _____%
       B.    Equity Income Fund                   _____%
       C.    Growth Income Fund                   _____%
       D.    Special Equity Fund                  _____%
       E.    Intermediate Government Fund         _____%
       F.    Conservative Fund                    _____%
       G.    Moderate Fund                        _____%
       H.    Aggressive Fund                      _____%
       I.    Employer Stock Fund                  _____%


Note: The total percentage stated above may not exceed 100%. Your ability to transfer funds to the Employer Stock Fund in the Conversion is subject to your general eligibility to purchase shares of Common Stock in the Conversion and the maximum and minimum purchase limitations set forth in the Plan of Conversion. For general information as to your eligibility to purchase shares of Common Stock and the minimum and maximum amounts that may be purchased in the Conversion, see "The Conversion--Subscription Offering and Subscription Rights" and "Limitation on Common Stock Purchases" in the Prospectus.

3. Acknowledgement of Participant. I understand that this Investment Form shall be subject to all of the terms and conditions of the 401(k) Plan. I acknowledge that I have received a copy of the Prospectus and the Prospectus Supplement.



Signature of Participant:  ________________________      _____________________
                                                         Date



Acknowledgment of Receipt by Administrator. This Investment Form was received by the Plan Administrator and will become effective on the date noted below.



Plan Administrator:        ________________________      _____________________
                                                         Date

PROSPECTUS

                             OCEAN FINANCIAL CORP.
           (Proposed Holding Company for Ocean Federal Savings Bank)
                     Up to 7,293,981 Shares of Common Stock

          Ocean Financial Corp. (the "Company" or "Ocean Financial"), a Delaware corporation, is offering up to 7,293,981 shares of its common stock, par value $.01 per share (the "Common Stock"), in connection with the conversion of Ocean Federal Savings Bank (the "Bank" or "Ocean Federal") from a federally chartered mutual savings bank to a federally chartered stock savings bank pursuant to the Bank's plan of conversion (the "Plan" or "Plan of Conversion"). The simultaneous conversion of the Bank to stock form, the issuance of the Bank's stock to the Company and the offer and sale of the Common Stock by the Company are herein referred to as the "Conversion." In certain circumstances, the Company may increase the amount of Common Stock offered hereby to 8,388,078 shares. See Footnote 4 to the table below.

                                                   (continued on following page)

          FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY EACH PROSPECTIVE INVESTOR, SEE "RISK FACTORS" BEGINNING ON PAGE 19.

          THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT ACCOUNTS OR DEPOSITS AND ARE NOT FEDERALLY INSURED OR GUARANTEED.

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, OR ANY OTHER FEDERAL AGENCY OR ANY STATE SECURITIES COMMISSION, NOR HAS SUCH COMMISSION, OFFICE OR OTHER AGENCY OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



- ------------------------------------------------------------------------------------------------------------------------------------

                                                                     Estimated Underwriting
                                                                          Commissions
                                   Subscription Price(1)          and Other Fees and Expenses(2)          Estimated Net Proceeds(3)
- ------------------------------------------------------------------------------------------------------------------------------------

   Minimum Per Share..............       $20.00                              $.62                                  $19.38
- ------------------------------------------------------------------------------------------------------------------------------------

   Midpoint Per Share.............       $20.00                              $.57                                  $19.43
- ------------------------------------------------------------------------------------------------------------------------------------

   Maximum Per Share..............       $20.00                              $.54                                  $19.46
- ------------------------------------------------------------------------------------------------------------------------------------

   Total Minimum(1)...............    $107,824,060                        $3,332,217                            $104,491,843
- ------------------------------------------------------------------------------------------------------------------------------------

   Total Midpoint(1)..............    $126,851,860                        $3,638,565                            $123,213,295
- ------------------------------------------------------------------------------------------------------------------------------------

   Total Maximum(1)...............    $145,879,620                        $3,944,912                            $141,934,708
- ------------------------------------------------------------------------------------------------------------------------------------

   Total Maximum, as adjusted(4)..    $167,761,560                        $4,297,211                            $163,464,349
- ------------------------------------------------------------------------------------------------------------------------------------


(1) Determined in accordance with an independent appraisal prepared by RP Financial, Inc. ("RP Financial") dated April 26, 1996, which states that the estimated aggregate pro forma market value of the Common Stock being offered for sale ranged from $107,824,060 to $145,879,620 with a midpoint of $126,851,860 (the "Valuation Range"). Based on the Valuation Range, the Board of Directors of the Bank (the "Board of Directors") established the estimated price range of $107.8 million to $145.9 million (the "Estimated Price Range"), or between 5,391,203 and 7,293,981 shares of Common Stock at the $20 price per share (the "Purchase Price") to be paid for each share of Common Stock subscribed for or purchased in the Offerings (as hereinafter defined). RP Financial's appraisal is based upon estimates and projections that are subject to change and the valuation must neither be construed as a recommendation as to the advisability of purchasing such shares nor that a purchaser will thereafter be able to sell such shares at or above the Purchase Price. See "The Conversion - Stock Pricing" and "- Number of Shares to be Issued."

(2) Consists of the estimated costs to the Bank and the Company arising from the Conversion, including estimated fixed expenses of $1,633,000 and marketing fees to be paid to Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") in connection with the Subscription and Community Offerings as hereafter defined, which fees are estimated to be $1,699,217 and $2,311,912 at the minimum and the maximum of the Estimated Price Range, respectively. See "The Conversion - Marketing and Underwriting Arrangements." Such fees may be deemed to be underwriting fees and Sandler O'Neill may be deemed to be an underwriter. See "Pro Forma Data" for the assumptions used to arrive at these estimates. The actual fees and expenses may vary from the estimates.
(3) Actual net proceeds may vary substantially from estimated amounts depending on the number of shares sold in each of the Offerings, as hereinafter defined, and other factors. Includes the purchase of shares of Common Stock by the Ocean Federal Savings Bank Employee Stock Ownership Plan and related trust (the "ESOP") funded by a loan from the Company to the ESOP, which will initially be deducted from the Company's stockholders' equity. See "Use of Proceeds," "Pro Forma Data" and "The Conversion Stock Pricing."
(4) As adjusted to give effect to the sale of up to an additional 15% of the shares offered at the Purchase Price, without resolicitation of subscribers or any right of cancellation, due to regulatory considerations, changes in market or general financial and economic conditions. See "Pro Forma Data" and "The Conversion - Stock Pricing." For a discussion of the distribution and allocation of the additional shares, if any, see "The Conversion - Subscription Offering and Subscription Rights," "- Community Offering" and "- Limitations on Common Stock Purchases."

                       Sandler O'Neill & Partners, L.P.
             The date of this Prospectus is _______________, 1996.

     Non-transferable rights to subscribe for the Common Stock have been granted, in order of priority, to each of the Bank's Eligible Account Holders, the ESOP, the Bank's Supplemental Eligible Account Holders and certain Other Members (each as defined herein) in a subscription offering (the "Subscription Offering"). Subscription rights are non-transferable. Persons found to be transferring subscription rights will be subject to the forfeiture of such rights and possible further sanctions and penalties imposed by the Office of Thrift Supervision ("OTS"). Concurrently, and subject to the prior rights of holders of subscription rights, the Company is offering the shares of Common Stock not subscribed for in the Subscription Offering for sale in a community offering to certain members of the general public, with preference given to natural persons residing in Ocean, Middlesex and Monmouth Counties, New Jersey (the "Community Offering") (the Subscription Offering and Community Offering are referred to collectively as the "Subscription and Community Offerings"). It is anticipated that shares not subscribed for in the Subscription and Community Offerings will be offered to members of the general public in a syndicated community offering (the "Syndicated Community Offering") (the Subscription and Community Offerings and the Syndicated Community Offering are referred to collectively as the "Offerings"). See "The Conversion - Subscription Offering and Subscription Rights," "- Community Offering," "- Restrictions on Transfer of Subscription Rights and Shares" and "- Limitations on Common Stock Purchases."

     Except for the ESOP, which intends to subscribe for 8% of the shares of Common Stock issued in the Conversion, no Eligible Account Holder, Supplemental Eligible Account Holder or Other Member, in their capacity as such, may subscribe in the Subscription Offering for more than $200,000 of the aggregate value of shares of Common Stock offered; no person, together with associates of or persons acting in concert with such person, may purchase in the Community Offering and the Syndicated Community Offering in the aggregate more than $200,000 of the aggregate value of shares of Common Stock offered; and no person, together with associates of or persons acting in concert with such person, may purchase in the Offerings more than the overall maximum purchase limitation of 1.0% of the total number of shares of Common Stock to be issued in the Conversion, exclusive of any shares issued pursuant to an increase in the Estimated Price Range of up to 15%, provided, however, that the maximum overall purchase limitation and the maximum individual amount permitted to be purchased may be increased or decreased in the sole discretion of the Company. See "The Conversion - Subscription Offering and Subscription Rights," -Community Offering" and "Limitations on Common Stock Purchases."

     Pursuant to the Plan, the Company intends to establish a charitable foundation in connection with the Conversion. The Plan provides that the Bank and the Company will create the Ocean Federal Foundation (the "Foundation"), which was incorporated under Delaware law as a non-stock corporation, and funded with shares of Common Stock contributed by the Company, in an amount equal to 8% of the number of shares of Common Stock issued in the Conversion. The Foundation would be dedicated to charitable and educational purposes within Ocean County, New Jersey and its neighboring communities. The establishment of the Foundation is subject to the approval of the Bank's members at the special meeting being held to consider the Plan of Conversion. For a discussion of the Foundation and the effects on the Conversion, including if members do not approve the establishment of the Foundation, see "Risk Factors - Charitable Foundation," "Pro Forma Data," and "The Conversion - Establishment of Charitable Foundation."

     The Bank has engaged Sandler O'Neill to consult with and advise the Company and the Bank in the Offerings and Sandler O'Neill has agreed to use its best efforts to assist the Company with the solicitation of subscriptions and purchase orders for shares of Common Stock in the Offerings. Sandler O'Neill is not obligated to take or purchase any shares of Common Stock in the Offerings. The Bank and the Company will pay a fee to Sandler O'Neill which will be based on the aggregate Purchase Price of the Common Stock sold in the Offerings. The Company and the Bank have agreed to indemnify Sandler O'Neill against certain liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). See "The Conversion - Marketing and Underwriting Arrangements."

     The Subscription and Community Offerings will terminate at 12:00 noon, Eastern Time, on ____________, 1996 (the "Expiration Date") unless extended by the Bank and the Company, with approval of the OTS, if necessary. Subscriptions paid by cash, check, bank draft or money order will be placed in a segregated account at the Bank and will earn interest at the Bank's passbook rate of interest from the date of receipt until completion or termination of the Conversion. Payments authorized by withdrawal from deposit accounts at the Bank will continue to earn interest at the contractual rate until the Conversion is completed or terminated; these funds will be otherwise unavailable to the depositor until such time. Orders submitted are irrevocable until the completion of the Conversion; provided that, if the Conversion is not completed within 45 days after the close of the Subscription and Community Offerings, unless such period has been extended with the consent of the OTS, if necessary, all subscribers will have their funds returned promptly with interest, and all withdrawal authorizations will be cancelled. Such extensions may not go beyond _______, 1998. For a discussion of the Offerings, and the rights of subscribers in the event of an extension of the offering period, see, "The Conversion - Subscription Offering and Subscription Rights," "- Community Offering" and
"- Procedure for Purchasing Shares in Subscription and Community Offerings."

     The Company has received conditional approval from the National Association of Securities Dealers, Inc. ("NASD") to have its Common Stock trade on the Nasdaq National Market under the symbol "OCFC" upon completion of the Conversion. Prior to this Offering there has not been a public market for the Common Stock, and there can be no assurance that an active and liquid trading market for the Common Stock will develop or that the Common Stock will trade at or above the Purchase Price. The absence or discontinuance of a market may have an adverse impact on both the price and liquidity of the Common Stock. See "Risk Factors -Absence of Market for Common Stock" and "Market for Common Stock."

                              [MAP APPEARS HERE]

                                    SUMMARY

     This summary is qualified in its entirety by the more detailed information and Consolidated Financial Statements of the Bank and Notes thereto appearing elsewhere in this Prospectus.

Ocean Financial Corp.

     Ocean Financial Corp. is a Delaware corporation recently organized by the Bank for the purpose of acquiring all of the capital stock of the Bank to be issued in the Conversion. Immediately following the Conversion, the only significant assets of the Company will be the capital stock of the Bank, the Company's loan to the Bank's ESOP, and the net proceeds of the Offerings retained by the Company. The Company will purchase all of the capital stock of the Bank to be issued upon the Conversion in exchange for 50% of the net proceeds with the remaining net proceeds to be retained by the Company. Funds retained by the Company will be used for general business activities, including a loan by the Company directly to the ESOP to enable the ESOP to purchase 8% of the Common Stock issued in the Conversion. On an interim basis, the net proceeds are expected to be invested in federal funds, short-term, investment grade marketable securities and mortgage-backed securities. See "Use of Proceeds." The business of the Company will initially consist of the business of the Bank. See "Business of the Bank" and "Regulation - Holding Company Regulation."

     The Company's executive offices are located at the administrative office of the Bank at 74 Brick Boulevard, Brick, New Jersey 08723. The Company's telephone number is (908) 477-5200.

Ocean Federal Savings Bank

     Ocean Federal Savings Bank was originally founded as a state-chartered building and loan association in 1902. In 1945, the Bank converted to a federal savings and loan association, and in 1989, the Bank adopted its current federal savings bank charter. The Bank conducts business from its administrative office located in Brick, New Jersey and its eight branch offices, seven of which are located throughout Ocean County, and one of which is located in Middlesex County, New Jersey. The Bank's deposit gathering base is concentrated in the communities surrounding its offices, which includes Ocean County and parts of Monmouth and Middlesex Counties. The Bank considers these communities to comprise its primary market area, although its lending area extends throughout the State of New Jersey. See "Business of the Bank -Market Area and Competition." At December 31, 1995, the Bank had total assets of $1.0 billion, total deposits of $926.6 million and retained earnings of $92.4 million. The Bank's deposits are insured up to the maximum allowable amount by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC").

     The Bank is the only remaining community-based financial institution headquartered in Ocean County. Its business consists of accepting deposits from customers and investing those funds primarily in mortgage loans secured by single-family, owner-occupied residences within its market area. To a significantly lesser extent, the Bank invests in commercial real estate, multi-family, land, construction and consumer loans. At December 31, 1995, the Bank's total loan portfolio amounted to $625.0 million, or 60.3% of total assets, including $1.9 million of loans held for sale. Of that amount, one-to four-family loans totalled $575.0 million, or 92.0% of total loans; commercial real estate, multi-family and land loans totalled $14.9 million, or 2.4%; construction loans totalled $8.2 million, or 1.3%; and consumer loans, consisting almost entirely of home equity loans and lines of credit secured by single-family residences, totalled $26.9 million, or 4.3%. Of the total loan portfolio, $405.5 million, or 64.9%, had adjustable rates of interest; and $219.5 million, or 35.1%, had fixed rates of interest.

     In addition to its lending activities, the Bank also invests in mortgage-backed securities, primarily those guaranteed by governmental agencies such as the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA") and the Government National Mortgage Association ("GNMA"). At December 31, 1995, mortgage-backed securities totalled $265.1 million, or 25.6% of total assets, all of which were classified as available for sale. For a discussion of the Bank's reclassification of its securities portfolio, see "Business of the Bank - Investment Activities." The Bank also invests in investment securities, primarily consisting of U.S. Government and agency obligations. Investment securities totalled $114.9 million, or 11.1% of assets as of December 31, 1995, all of which were classified as available for sale. At December 31, 1995, the Bank's deposits totalled $926.6 million, or 98.1% of total liabilities. The average balance of core deposits, which consist of savings, money market, NOW and non-interest bearing accounts, was $320.2 million, or 35.8% of average deposits as of December 31, 1995. The average balance of certificates of deposit for the same period was $574.8 million, or 64.2% of average deposits. The Bank also uses an overnight line of credit from the Federal Home Loan Bank of New York ("FHLB-NY") as a source of funds. At

December 31, 1995, amounts borrowed against the overnight line of credit totalled $10.4 million, or 1.1% of total liabilities. See "Ocean Federal Savings Bank" and "Business of the Bank."

     The Bank has historically operated as a consumer-oriented federal savings bank, with a focus on offering traditional savings deposit and loan products to its local community. In recent years, the Bank's strategy has been to maintain profitability while managing its mutual capital position and limiting its credit and interest rate risk exposure. To accomplish these objectives, the Bank has sought to: (1) control credit risk by emphasizing the origination of single-family, owner-occupied residential mortgage loans and consumer loans, consisting primarily of home equity loans and lines of credit; (2) offer superior service and competitive rates to increase the core deposit base consistent with its capital management goals; (3) invest funds in excess of loan demand in mortgage-backed and investment securities; (4) reduce exposure to interest rate risk by originating for the portfolio first mortgage loans having terms to maturity of not more than 15 years and adjustable-rate mortgage ("ARM") loans, selling fixed-rate 30-year mortgage loans, and investing in shorter term or adjustable-rate mortgage-backed securities; and (5) control operating expenses.

     In recent years, most locally headquartered competitors in the Bank's market area have been acquired by larger, regional financial institutions, resulting in a reduced presence of local, community-based banks. Although such acquisitions have generated increased competition from these larger, regional institutions, the Bank believes that the absence of its former principal competitors, the community-based institutions, has created significant opportunities for Ocean Federal as the only remaining institution headquartered in Ocean County. As a result, management plans to modify the Bank's operating strategy to satisfy its perceived need within the market area for additional customer products and services. By seeking to broaden the range of its products and services offered, the Bank believes it will offset declining margins in the market for one-to four-family mortgage loans which it has experienced in recent years. Specifically, the Bank intends to: (1) maintain its traditional community thrift orientation as a provider of residential mortgage products; (2) diversify the products and services offered to possibly include, among other things, trust services, nondeposit products, secured and unsecured commercial lending and commercial deposit accounts in order to increase its customer base within its existing market area; and (3) increase the Bank's market share within its primary market area through the establishment and/or acquisition of additional branch offices, or the acquisition of other remaining financial institutions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -Management Strategy."

     Financial and operating characteristics of the Bank include the following:

     Capital Strength. At December 31, 1995, the Bank had $90.3 million of regulatory tangible capital, or 8.7% of total assets, and exceeded all of its regulatory capital requirements. The Bank's tangible capital, core capital and risk-based capital ratios were 8.7%, 8.7% and 21.3%, respectively, at that date. Assuming the Company retains 50% of the net Conversion proceeds at the maximum of the Estimated Price Range and utilizes the remaining net proceeds to purchase the Bank's capital stock, the Bank would have had pro forma tangible capital of $143.7 million, or 13.21% of assets, as of December 31, 1995. See "Regulatory Capital Compliance."

     Profitability. The Bank has been profitable in each of the past five years, with net income of $7.9 million in 1995, $9.7 million in 1994, $10.1 million in 1993, $10.0 million in 1992 and $5.6 million in 1991. The Bank's return on average assets for these periods ranged from a high of 1.19% for 1992, to a low of 0.75% for 1991. Return on average retained earnings for the same periods ranged from a high of 17.14% for 1992, to a low of 9.44% for 1995. The Bank's net interest margin (net interest income as a percentage of average interest-earning assets) ranged from a high of 3.48% for 1992, to a low of 3.07% for 1991. During 1995, the Bank experienced compression in its average interest rate spread, which was reduced to 2.79%, from 3.07% for the year ended December 31, 1994, and in its net interest margin, which was reduced to 3.13% from 3.34% for the year ended December 31, 1994. The Bank's profitability, like that of most financial institutions, is dependent to a large extent upon its net interest income. Accordingly, the Bank's results of operations and financial condition are largely dependent on movements in market interest rates and its ability to manage its assets and liabilities in response to such movements. See "Risk Factors - Potential Impact of Changes in Interest Rates," "Management's Discussion and Analysis of Financial Condition and Results of Operations - Management of Interest Rate Risk," and "Selected Consolidated Financial and Other Data."

     Traditional Community Lending Activities. The Bank's primary lending emphasis has been, and will continue to be, the origination of single-family, owner-occupied residential mortgage loans, secured primarily by properties located within its market area. At December 31, 1995, the Bank's residential mortgage loan portfolio comprised 92.0% of its total loan portfolio. An additional 4.3% of the Bank's loan portfolio was comprised of consumer loans, which almost entirely consisted of home equity loans and lines of credit secured by one-to four-family residential properties within the Bank's market area. Of the Bank's $26.9 million in consumer loans, $25.2 million consisted of home equity loans and lines of credit at December 31, 1995. At that date, adjustable-rate loans accounted for 64.9% of the Bank's total loan portfolio, while fixed-rate loans accounted for the remaining 35.1%. Although the Bank intends to maintain its primary emphasis on traditional residential mortgage lending, the Bank also plans to diversify the products and services offered in the future in an effort to satisfy a perceived need within its market area for additional customer products and services. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Management Strategy."

     Asset Quality. The Bank has significantly reduced the level of its non-performing loans and non-performing assets in recent periods. The Bank's ratio of non-performing loans to total loans at December 31, 1995 was 1.40%, the lowest such ratio has been in the past five years, reduced from a high of 4.09% in 1991. The Bank's non-performing assets at December 31, 1995 totalled $10.0 million, representing .97% of total assets. At December 31, 1995, the Bank's allowance for loan losses totalled $6.0 million, which equalled 0.97% of the Bank's total loan portfolio, 69.2% of total non-performing loans and 59.8% of total non-performing assets. See "Business of the Bank - Lending Activities."

     Operating Expenses. The Bank has sought to manage and monitor overhead costs in all areas, through controlled growth in personnel and an efficient product delivery system. For the years ended December 31, 1995, 1994, 1993, 1992 and 1991, the Bank's ratio of operating expenses to average assets was 1.82%, 1.79%, 1.81%, 1.93% and 1.81%, respectively. The Bank's efficiency ratio (operating expense divided by net interest income plus other income) over the same periods ranged from a high of 57.05% for 1995, to a low of 49.46% for 1993. Management expects that the Bank's operating expenses will increase in future periods primarily as a result of operating as a public company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Comparison of Operating Results for the Years Ended December 31, 1995 and December 31, 1994."

Ocean Federal Foundation

     In furtherance of the Bank's long-standing commitment to its local community, the Bank's Plan of Conversion, as amended, provides for the establishment of a charitable foundation in connection with the Conversion. The Plan provides that the Bank and the Company will create the Ocean Federal Foundation (the "Foundation"), which recently was incorporated under Delaware law as a non-stock corporation, and will be funded with shares of common stock contributed by the Company, as further described below. The Company and the Bank believe that the funding of the Foundation with Common Stock of the Company is a means of establishing a common bond between the Bank and its community and thereby enables the Bank's community to share in the growth and success of the Company over the long term. By further enhancing the Bank's visibility and reputation in its local community, the Bank believes that the Foundation will enhance the long-term value of the Bank's community banking franchise.

     The Foundation will be dedicated to charitable purposes within Ocean County, New Jersey and its neighboring communities, including, but not limited to, providing housing assistance, scholarships, local education, not-for-profit medical facilities, assistance to community groups, and other similar types of organizations or projects. As required under the Internal Revenue Code of 1986, as amended (the "Code"), in order to maintain its exempt status as a private foundation, the certificate of incorporation of the Foundation provides that the earnings of the Foundation shall not result in any private benefit for its members, directors or officers. While this provision would not prohibit the payment of reasonable compensation for services rendered, the Foundation does not presently intend to pay any compensation to its directors and officers. Pursuant to the Foundation's bylaws, the Foundation's board of directors initially will be comprised of 19 members, a majority of whom must be civic and community leaders of the Bank's local community who are unaffiliated with either the Bank or the Company, or their directors and officers ("Disinterested Directors"). The remaining members of the board will be comprised of the existing directors of the Company or the Bank. See "The Conversion -- Establishment of Charitable Foundation -- Structure of Foundation." The Foundation's place of business will be located at the Bank's administrative offices and initially, the Foundation will have no employees but will utilize members of the Bank's staff to provide administrative support services to the Foundation which are ministerial in nature.

     The authority for the affairs of the Foundation will be vested in the board of directors of the Foundation. The directors of the Foundation will be responsible for establishing the policies of the Foundation with respect to grants or donations by the Foundation, consistent with the stated purposes for which the Foundation was established. The directors will also be responsible for directing the assets of the Foundation, including the voting of the shares of Common Stock of the Company held by the Foundation. Pursuant to the Foundation's bylaws, only a Special Committee of the board of directors, comprised solely of Disinterested Directors, will be permitted to direct the timing of any sales of Common Stock held by the Foundation. Furthermore, there will be no agreements or understandings with directors of the Foundation regarding the exercise of control, directly or indirectly, over the management or policies of the Company or the Bank, including agreements related to voting, acquisition or disposition of the Company's Common Stock. As a result, the Company and the Bank cannot exercise control over the actions and decisions of the Foundation's board of directors. As directors of a nonprofit corporation, directors of the Foundation will at all times be bound by their fiduciary duty to advance the Foundation's charitable goals, to protect the assets of the Foundation and to act in a manner consistent with the charitable purpose for which the Foundation is established.

     The Company proposes to establish the Foundation by contributing to the Foundation immediately following the Conversion a number of shares of authorized but unissued Common Stock equal to 8.0% of the Common Stock issued in the Offerings, or 431,297, 507,407 and 583,519 shares at the minimum, midpoint and maximum, respectively, of the Estimated Price Range. The Foundation would receive working capital from any dividends that may be paid on the Company's Common Stock in the future, and subject to applicable federal and state laws, loans collateralized by the Common Stock or from the proceeds of the sale of any of the Common Stock in the open market from time to time as may be permitted to provide the Foundation with additional liquidity. As a private foundation under
Section 501(c)(3) of the Code, the Foundation will be required to distribute annually in grants or donations, a minimum of 5% of the average fair market value of its net investment assets. One of the conditions imposed on the gift of common stock by the Company is that the amount of Common Stock that may be sold by the Foundation in any one year shall not exceed 5% of the average market value of the assets held by the Foundation, except where the board of directors of the Foundation, by two-thirds vote, determines that the failure to sell an amount of Common Stock greater than such amount would result in a long-term reduction of the value of the Foundation's assets and as such would jeopardize the Foundation's capacity to carry out its charitable and educational purposes. While there may be greater risk associated with a one-stock portfolio in comparison to a diversified portfolio, the Company believes any such risk is mitigated by the ability of the Foundation's directors to sell more than 5% of its stock in such circumstances. Assuming the sale of shares at the maximum of the Estimated Price Range, the Company will have 7,877,500 shares issued and outstanding, of which the Foundation will own 583,519 shares or 7.4%. Due to the additional issuance of shares of Common Stock to the Foundation, persons purchasing shares in the Conversion will have their ownership and voting interests in the Company diluted by 7.4%, as compared to completing the Conversion without the establishment of the Foundation. See "Pro Forma Data."


     The Foundation will submit a request to the Internal Revenue Service ("IRS") to be recognized as a tax-exempt organization. The application for tax-exempt status will be submitted to the IRS after approval of the Foundation by the Bank's members at the special meeting being held to consider the Conversion. As long as the Foundation files its application for tax-exempt status within 15 months from the date of its organization, and provided the IRS approves the application, the effective date of the Foundation's status as a Section 501(c)(3) organization will be the date of its organization. Although there can be no assurances that such recognition will be received, the Company and the Bank have been advised by their independent accountants that an organization created for the above purposes would qualify as a Section 501(c)(3) exempt organization, and would be classified as a private foundation. In the event the IRS denied exempt status to the Foundation, the Company's contribution to the Foundation would be expensed without tax benefit, resulting in a reduction in earnings in the year in which the IRS makes such determination. In addition, in cases of willful, flagrant or repeated acts or failures to act which results in violations of the IRS rules governing private foundations, a private foundation's status as a private foundation may be involuntarily terminated by the IRS. In such event, the managers of a private foundation could be liable for excise taxes based on such violations and the private foundation could be liable for a termination tax under the Code. The Foundation's certificate of incorporation provides that it shall have perpetual existence. In the event, however, the Foundation were subsequently dissolved as a result of a loss of its exempt status, the Foundation would be required under the Code and its certificate of incorporation to distribute any assets remaining in the Foundation at that time for one or more exempt purposes within the meaning of
Section 501(c)(3) of the Code, or to distribute such assets to the federal government, or to a state or local government, for a public purpose.

     The Company and the Bank have also been advised by their independent accountants that a contribution of Common Stock to the Foundation by the Company would be tax deductible, subject to a limitation based on 10% of the Company's annual taxable income. The Company, however, would be able to carryforward any unused portion of the deduction for five years following the contribution. Neither the Company nor the Bank expect to make any further contributions to the Foundation within the first five years following the initial contribution. After that time, the Company and the Bank may consider future contributions to the Foundation. Any such decisions would be based on an assessment of, among other factors, the financial condition of the Company and the Bank at that time, the interests of shareholders and depositors of the Company and the Bank, and the financial condition and operations of the Foundation.

     If the Foundation is established, the Company will recognize an expense in the full amount of the contribution, offset in part by the corresponding tax deduction, during the quarter in which the contribution is made, which is expected to be the second quarter of 1996. Such expense would reduce earnings and have a material impact on the Company's earnings for the year. Assuming a contribution of $11.7 million in Common Stock, based on the maximum of the Estimated Price Range, the Company estimates a net tax effected expense of $8.0 million. If the Foundation had been established at December 31, 1995, the Bank would have incurred a net loss of $53,000, rather than experiencing earnings of $7.9 million for the year ended December 31, 1995. Management cannot predict earnings for 1996, but expects that the establishment and funding of the Foundation will have an adverse impact on the Company's earnings for the year. In addition to the contribution to the Foundation, the Bank expects in the future to continue making ordinary charitable contributions within its community. Such additional contributions are expected to range from $32,000 to $40,000 per year. For further discussion of the Foundation and its impact on purchasers in the Conversion, see "Risk Factors - Charitable Foundation," "Pro Forma Data," and "The Conversion."

     Establishment of the Foundation is subject to the following conditions imposed by the OTS: (i) the Foundation will be subject to examination by the OTS, at its own expense; (ii) the Foundation must comply with supervisory directives imposed by the OTS; (iii) the Foundation will provide annual reports to the OTS describing grants made and grant recipients; (iv) the Foundation will operate in accordance with written policies adopted by the board of directors, including a conflicts of interest policy; and (v) the Foundation will not engage in self-dealing and will comply with all laws necessary to maintain its tax-exempt status. In addition, establishment of the Foundation is also subject to the approval of the Bank's members at the special meeting being held to consider the Conversion. The establishment of the Foundation will be considered as a separate matter from approval of the Plan of Conversion. If the Bank's members approve the Plan of Conversion, but not the establishment of the Foundation, the Bank intends to complete the Conversion without the charitable foundation. Failure to approve the Foundation may materially increase the pro forma market value of the Common Stock being offered since the Valuation Range, as set forth herein, takes into account the dilutive impact of the issuance of shares to the Foundation. In such an event, the Bank may establish a new Estimated Price Range and commence a resolicitation of subscribers. In the event of a resolicitation, unless an affirmative response is received within a specified period of time, all funds will be promptly returned to investors, as described elsewhere herein. See " The Conversion - Stock Pricing."

The Conversion and the Subscription and Community Offerings

     On August 17, 1995, the Board of Directors of the Bank adopted the Plan of Conversion, which was subsequently amended on November 22, 1995, March 20, and May 7, 1996. Pursuant to the Plan, the Bank is converting from a federally chartered mutual savings bank to a federally chartered stock savings bank, the Common Stock of the Company will be offered and sold hereby and all of the outstanding capital stock of the Bank will be acquired by the Company in exchange for 50% of the net proceeds of the Offerings. The Conversion and the Offerings are subject to OTS approval, which was received on _______________, 1996, and approval of the Bank's members at a special meeting to be held on _________, 1996 (the "Special Meeting"). See "The Conversion - General." For a discussion of the reasons why the Bank is converting to stock form, see "The Conversion - Purposes of Conversion.

     Common Stock offered in the Subscription Offering will be offered in the following order of priority: (1) depositors whose accounts with the Bank totalled $50 or more on July 31, 1994 ("Eligible Account Holders"); (2) the ESOP; (3) depositors whose accounts with the Bank totalled $50 or more on March 31, 1996 ("Supplemental Eligible Account Holders"); and (4) other members of the Bank, consisting of depositors of the Bank as of _________, 1996, the voting record date ("Voting Record Date") for the Special Meeting, and borrowers with loans outstanding as of April 12, 1989 which continue to be outstanding as of the Voting Record Date, other than those members who otherwise qualify as Eligible Account Holders and Supplemental Eligible Account Holders ("Other Members"). Subject to the prior rights of holders of subscription rights, Common Stock not subscribed for in the Subscription Offering is being concurrently offered in the Community Offering to certain members of the general public, with preference given to natural persons residing in Ocean, Middlesex and Monmouth Counties, the counties served by the Bank. It is anticipated that any shares not subscribed for in the Subscription and Community Offerings will be offered to members of the general public in a Syndicated Community Offering. The Company and the Bank reserve the right, in their absolute discretion, to reject or accept, in whole or in part, any orders in the Community Offering and the Syndicated Community Offering, either at the time of receipt of an order or as soon as practicable following the Expiration Date. If an order is rejected, the funds submitted with such order will be returned promptly. Subscription rights will expire if not exercised by 12:00 noon, Eastern Time, on ________, 1996, unless extended by the Bank and the Company. See "The Conversion - Subscription Offering and Subscription Rights" and "- Community Offering."

Prospectus Delivery and Procedure for Purchasing Shares

     Order forms will only be distributed with a prospectus. The Bank is not obligated to accept for processing orders not submitted on original order forms. Order forms unaccompanied by an executed certification form will not be accepted. Payment by check, money order, bank draft, cash or debit authorization to an existing account at the Bank must accompany the order and certification forms. No wire transfers will be accepted. The Bank is prohibited from lending funds to any person or entity for the purpose of purchasing shares of Common Stock in the Conversion. See "The Conversion -Procedure for Purchasing Shares in Subscription and Community Offerings."

     In order to ensure that Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are properly identified as to their stock purchase priorities, depositors as of the Eligibility Record Date (July 31, 1994) or Supplemental Eligibility Record Date (March 31, 1996) and depositors and borrowers as of the Voting Record Date (__________, 1996) must list all deposit and/or loan accounts on the stock order form, giving all names on each account and the account numbers. Borrowers of the Bank with loans outstanding on April 12, 1989 which continue to be outstanding on the Voting Record Date should check the appropriate box on the stock order form in order to identify themselves as Other Members. Failure to list all account numbers may result in the inability of the Company or the Bank to fill all or part of a subscription order. In addition, registration of shares in a name or title different from the names or titles listed on the account may adversely affect such subscriber's purchase priority. See "The Conversion - Procedure for Purchasing Shares in Subscription and Community Offerings."

Restrictions on Transfer of Subscription Rights and Shares

     Prior to the completion of the Conversion, no person may transfer or enter into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the Plan or the shares of Common Stock to be issued upon their exercise. Each person exercising subscription rights will be required to certify that a purchase of Common Stock is solely for the purchaser's own account and that there is no agreement or understanding regarding the sale or transfer of such shares. The Company and the Bank will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve the transfer of such rights. See "The Conversion - Restrictions on Transfer of Subscription Rights and Shares."

     Following the Conversion there generally will be no restrictions on the transfer or sale of shares by purchasers other than affiliates of the Company and the Bank. See "Regulation - Federal Securities Laws" and "The Conversion-Certain Restrictions on Purchase or Transfer of Shares After Conversion."

Purchase Limitations

     The minimum purchase in the Subscription and Community Offerings is 25 shares. The ESOP intends to subscribe for 8% of the shares of Common Stock issued in the Conversion pursuant to the subscription rights granted under the Plan. No Eligible Account Holder, Supplemental Eligible Account Holder or Other Member, in their capacity as such, may subscribe in the Subscription Offering for more than $200,000 of the aggregate value of the shares of Common Stock offered; no person, together with associates of or persons acting in concert with such person, may purchase in the Community Offering and the Syndicated Community Offering in the aggregate more than $200,000 of the aggregate value of the shares of Common Stock offered; and no person, together with associates of or persons acting in concert with such person, may purchase in the Offerings more than the overall maximum purchase limitation of 1.0% of the total number of shares of Common Stock to be issued in the Conversion, exclusive of any shares issued pursuant to an increase in the Estimated Price Range of up to 15%. In the event of an increase in the Estimated Price Range, the additional shares will be distributed and allocated to fill unfilled orders in the Subscription and Community Offerings, with priority given to the ESOP, without any resolicitation of subscribers, as described in "The Conversion - Subscription Offering and Subscription Rights," "-Community Offering" and "Limitations on Common Stock Purchases." For further discussion of the purchase limitations and the right of the Company and the Bank to increase such limitations, see "The Conversion - Limitations on Common Stock Purchases."

Stock Pricing and Number of Shares to be Issued in the Conversion

     Federal regulations require that the aggregate purchase price of the Common Stock to be issued in the Conversion be consistent with an independent appraisal of the estimated pro forma market value of the Common Stock giving effect to the Conversion. RP Financial, an independent appraiser, has advised the Bank that in its opinion, dated April 26, 1996, the estimated aggregate pro forma market value of the Common Stock being offered for sale ranged from $107.8 million to $145.9 million, with a midpoint of $126.9 million. The appraisal of the Common Stock is not intended and should not be construed as a recommendation of any kind as to the advisability of purchasing such stock nor can any assurance be given that purchasers of the Common Stock in the Conversion will be able to sell such shares after the completion of the Conversion at or above the Purchase Price.

     Based upon the above Valuation Range, the Board of Directors of the Bank has established the Estimated Price Range of $107.8 million to $145.9 million, assuming the issuance of 5,391,203 shares to 7,293,981 shares of Common Stock at the Purchase Price of $20 per share. All shares of Common Stock issued in the Conversion will be sold at the Purchase Price of $20 per share, as determined by the Bank and approved by the Company. The actual number of shares to be issued in the Conversion will be determined by the Company and the Bank based upon the final updated estimate of the aggregate pro forma market value of the Common Stock, giving effect to the Conversion, at the completion of the Offerings. The maximum of the Estimated Price Range may be increased by up to 15% and the number of shares of Common Stock to be issued in the Conversion may be increased to 8,388,078 shares due to regulatory considerations, changes in market or general financial and economic conditions. No resolicitation of subscribers will be made and subscribers will not be permitted to modify or cancel their subscriptions unless the gross proceeds from the sale of the Common Stock are less than the minimum or more than 15% above the maximum of the current Estimated Price Range. See "Risk Factors - Possible Increase in Estimated Price Range and Number of Shares Issued," "Pro Forma Data," and "The Conversion - Stock Pricing" and "- Number of Shares to be Issued."

     The number of shares to be outstanding following the Conversion may be increased to fund the Foundation. If the Foundation is approved by the Bank's members, the Company will issue an additional 583,519 shares of its common stock from authorized but unissued shares immediately following completion of the Conversion, assuming the sale of common stock at the maximum of the Estimated Price Range in the Offerings. In that event, the Company will have a total of 7,877,500 shares of common stock outstanding. Of that amount, the Foundation will own 7.4%. Funding the Foundation with authorized but unissued shares will have the effect of diluting the ownership and voting interests of persons purchasing shares in the Conversion by 7.4% since a greater number of shares will be outstanding upon completion of the Conversion. See "Pro Forma Data."


Use of Proceeds

     Net proceeds from the sale of the Common Stock are estimated to be between $104.5 million and $141.9 million (or $163.5 million if the Estimated Price Range is increased by 15%) depending on the number of shares sold and the expenses of the Conversion. See "Pro Forma Data." The Company will purchase all of the outstanding capital stock of the Bank to be issued upon Conversion in exchange for 50% of the net proceeds with the remaining net proceeds to be retained by the Company. Net proceeds to be retained by the Company after the purchase of the capital stock of the Bank are estimated to be between $52.2 million and $71.0 million (or $81.7 million if the Estimated Price Range is increased by 15%). The Company will not be permitted to utilize any of the net proceeds until the close of the Offerings.

     Funds retained by the Company will be used for general business activities, including a loan by the Company directly to the ESOP and, subject to applicable limitations, the possible payment of dividends and repurchases of Common Stock. The Board of Directors intends to consider a policy of paying cash dividends on the Common Stock in the future. However, no decision has been made as to the amount or timing of such dividends, if any. See "Dividend Policy." Assuming the acquisition by the ESOP of 8% of the shares to be issued in the Conversion, the amount of the loan to the ESOP is estimated to be between $8.6 million and $11.7 million (or $13.4 million if the Estimated Price Range is increased by 15%) to be repaid over a 12-year period at the prime rate of interest as of the date the loan is made. See "Management of the Bank - Benefits - Employee Stock Ownership Plan and Trust."

     Funds received by the Bank from the Company's purchase of its capital stock may be used to repay any of the Bank's outstanding FHLB borrowings, to renovate newly acquired office space which is to become the Bank's new administrative office, or for other general business purposes. See "Business of the Bank." The renovation of the Bank's new administrative office, which is scheduled to be completed in early 1997, is estimated to cost approximately $6.5 million. In December 1995, the Bank entered into a $5.8 million construction commitment for the planned renovation. See "Business of the Bank- Properties." The Company and the Bank may also use such funds to expand operations through the establishment or acquisition of branch offices and the acquisition of financial institutions. Neither the Bank nor the Company has any pending agreements or understandings regarding acquisitions of any specific financial institutions or branch offices, although the Bank has received approval to open three new branch offices, and is negotiating to establish a fourth new branch. In addition to the costs associated with opening the new administrative office described above, management estimates the aggregate cost of opening the additional newly approved branches to be approximately $923,000. See "Business of the Bank - Properties." On an interim basis, the net proceeds are expected to be invested in federal funds, short-term, investment grade marketable securities and mortgage-backed securities. See "Use of Proceeds." Investments in mortgage-backed securities involve certain additional risks. See "Business of the Bank." Based on the amount of the estimated net proceeds of the Offerings, it is anticipated that the Company will experience lower rates of return on equity in future periods as compared to historical returns. No assurances can be given that the Company will be able to realize a rate of return on the investment of the net proceeds comparable to the Bank's historical rates of return.

Dividends

     The Board of Directors of the Company intends to consider a policy of paying cash dividends on the Common Stock in the future; however, it has no present plans with respect to the payment of dividends. Declarations of dividends by the Board of Directors will depend upon a number of factors, including the amount of the net proceeds retained by the Company in the Conversion, investment opportunities available to the Company or the Bank, capital requirements, regulatory limitations, the Company's and the Bank's financial condition and results of operations, tax considerations and general economic conditions. No assurances can be given that any dividends will be paid or, if commenced, will continue to be paid. See "Dividend Policy."

Risk Factors

     See "Risk Factors - Recapitalization of SAIF and Its Impact on SAIF Premiums;" "- Financial Institution Regulation and Possible Legislation;" "- Potential Impact of Changes in Interest Rates;" "- Competition;" "Establishment of Charitable Foundation;" "- Benefits to Management and Directors;"

"- Possible Dilutive Effect of Stock Programs and Stock Options;" "- Certain Anti-Takeover Provisions;" "- Absence of Market for Common Stock;" "- Possible Increase in Estimated Price Range and Number of Shares Issued;" and "- Possible Adverse Income Tax Consequences of the Distribution of Subscription Rights," for a discussion of certain factors that should be considered by prospective investors.

 -------------------------------------------------------------------------------
          SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE BANK

     The selected consolidated financial and other data of the Bank set forth below is derived in part from, and should be read in conjunction with, the Consolidated Financial Statements of the Bank and Notes thereto presented elsewhere in this Prospectus.


                                                                       At  December 31,
                                                    ---------------------------------------------------------------------
                                                       1995           1994            1993         1992            1991
                                                    ----------     ---------       ----------    ---------       --------
                                                                                (In thousands)
  Selected Financial Condition Data:
  Total assets..................................    $1,036,445      $971,651         $937,214     $886,494        $785,249
  Investment securities held to maturity........            --       127,451          126,999      122,625          66,114
  Investment securities available for sale......       114,881            --               --           --              --
  FHLB-NY stock.................................         7,723         7,323            6,680        5,835           5,209
  Mortgage-backed securities held to
   maturity.....................................            --       224,569          241,188      205,958         191,066
  Mortgage-backed securities available
   for sale.....................................       265,113            --               --           --              --
  Loans receivable, net.........................       612,696       592,315          539,885      514,187         495,774
  Mortgage loans held for sale..................         1,894            --              963          545           1,428
  Deposits......................................       926,558       867,420          858,461      819,300         726,977
  Retained earnings, substantially
   restricted...................................        92,351        82,334           72,605       62,469          52,494



                                                        (continued on next page)
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                                                  For the Years Ended December 31,
                                                    ---------------------------------------------------------------------
                                                       1995           1994            1993         1992            1991
                                                    ----------     ---------       ----------    ---------       --------
                                                                                (In thousands)
  Selected Operating Data:
  Interest income...............................      $70,210        $63,683         $64,853       $67,281        $67,822
  Interest expense..............................       40,004         32,373          33,975        38,897         45,249
                                                      -------        -------         -------       -------        -------
    Net interest income.........................       30,206         31,310          30,878        28,384         22,573
  Provision for loan losses.....................          950          1,129           1,300         1,220          1,847
                                                      -------        -------         -------       -------        -------
    Net interest income after
     provision for loan losses..................       29,256         30,181          29,578        27,164         20,726
  Other income..................................        1,356          2,057           2,740         1,869          1,769
  Operating expenses............................       18,006         17,104          16,626        16,156         13,579
                                                      -------        -------         -------       -------        -------
  Income before provision for income
   taxes and cumulative effect of
   change in accounting.........................       12,606         15,134          15,692        12,877          8,916
  Provision for income taxes....................        4,659          5,405           5,556         4,567          3,327
                                                      -------        -------         -------       -------        -------
  Income before cumulative effect of
   change in accounting.........................        7,947          9,729          10,136         8,310          5,589
  Cumulative effect of change in
   accounting for income taxes..................           --             --              --         1,665             --
                                                      -------        -------         -------       -------        -------
  Net income....................................      $ 7,947        $ 9,729         $10,136       $ 9,975        $ 5,589
                                                      =======        =======         =======       =======        =======

                                                        (continued on next page)
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                                                        At or For the Years Ended
                                                                             December 31,
                                                    ---------------------------------------------------------------------
                                                       1995           1994            1993         1992            1991
                                                    ----------     ---------       ----------    ---------       --------
Selected Financial Ratios and Other
Data(1):
Performance Ratios:
     Return on average assets....................     0.80%          1.02%           1.10%         1.19%           0.75%
     Return on average retained earnings.........     9.44          12.54           14.85         17.14           11.25
     Average retained earnings to average
       assets....................................     8.51           8.11            7.41          6.96            6.62
     Retained earnings to total assets at end
       of year...................................     8.91           8.47            7.75          7.05            6.69
     Average interest rate spread(2).............     2.79           3.07            3.20          3.22            2.70
     Net interest margin(3)......................     3.13           3.34            3.44          3.48            3.07
     Average interest-earning assets to
       average interest-bearing liabilities......   107.98         107.71          106.42        105.56          106.02
     Operating expenses to average assets........     1.82           1.79            1.81          1.93            1.81
     Operating Efficiency Ratio(4)...............    57.05          51.26           49.46         53.40           55.78
Regulatory Capital Ratios(5):
     Tangible capital............................     8.72           8.43            7.73          7.05            6.67
     Core capital................................     8.72           8.43            7.73          7.05            6.67
     Risk-based capital..........................    21.34          20.34           18.59         16.57           14.53
Asset Quality Ratios:
     Non-performing loans as a percent of
       total loans receivable(6)(7)..............     1.40           1.83            1.92          2.79            4.09
     Non-performing assets as a percent of
       total assets(7)...........................     0.97           1.29            1.45          2.08            2.84
     Allowance for loan losses as a percent of
       total loans receivable(6).................     0.97           0.94            1.01          1.10            1.13
     Allowance for loan losses as a percent of
       total non-performing loans(7).............    69.21          51.27           52.45         39.55           27.61
  Number of full-service customer
     facilities..................................        8              8               8             8               8

- -------------------------

(1) With the exception of end of year ratios, all ratios are based on average monthly balances during the indicated years.
(2) The average interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) The net interest margin represents net interest income as a percentage of average interest-earning assets.
(4) Operating efficiency ratio represents the ratio of operating expenses to the aggregate of other income and net interest income.
(5) For definitions and further information relating to the Bank's regulatory capital requirements, see "Regulation - Federal Savings Institution Regulation - Capital Requirements." See "Regulatory Capital Compliance" for the Bank's pro forma capital levels as a result of the Offerings.
(6) Total loans receivable includes loans receivable and loans held for sale, less undisbursed loan funds, deferred loan fees and unamortized discounts/premiums.
(7) Non-performing assets consist of non-performing loans and real estate acquired through foreclosure ("REO"). Non-performing loans consist of all loans 90 days or more past due and other loans in the process of foreclosure. It is the Bank's policy to cease accruing interest on all such loans. See "Business of the Bank - Non-Accrual and Past Due Loans" and
    "- Non-Accrual Loans and REO."

- --------------------------------------------------------------------------------

                        SUMMARY OF RECENT DEVELOPMENTS

     The following table set forth certain consolidated financial and other data of the Bank at and for the periods indicated. Consolidated financial and operating data and financial ratios and other data at and for the year ended December 31, 1995 have been derived from and should be read in conjunction with the Consolidated Financial Statements of the Bank and Notes thereto presented elsewhere in this Prospectus. Consolidated financial and operating data and financial ratios and other data at and for the three months ended March 31, 1996 and 1995, were derived from unaudited financial statements. The results of operations and ratios and other data presented for the three months ended March 31, 1996 are not necessarily indicative of the results of operations for the year ended December 31, 1996.


                                              At                      At
                                        March 31, 1996 (1)     December 31, 1995
                                        -----------------      -----------------
                                                    (In thousands)
Selected Financial Condition Data:

Total assets...........................    $1,130,204               $1,036,445
Investment securities available for
 sale..................................       128,956                  114,881
FHLB-NY stock..........................         8,457                    7,723
Mortgage-backed securities available
 for sale..............................       342,872                  265,113
Loans receivable, net..................       615,790                  612,696
Mortgage loans held for sale...........         5,352                    1,894
Deposits...............................       931,273                  926,558
Federal Home Loan Bank borrowings......        98,800                   10,400
Retained earnings, substantially
 restricted............................        92,091                   92,351

                                               For the Three Months
                                                   Ended March 31,
                                               ----------------------
                                                 1996(1)     1995(1)
                                               ----------------------
                                                    (In thousands)
Selected Operating Data:

Interest income........................        $18,988       $16,838
Interest expense.......................         11,208         9,117
                                               -------       -------
 Net interest income...................          7,780         7,721
Provision for loan losses..............            125           237
                                               -------       -------
 Net interest income after provision
  for loan losses......................          7,655         7,484
Other income...........................            696           481
Operating expenses.....................          4,460         4,238
                                               -------       -------
Income before provision for income
 taxes.................................          3,891         3,727
Provision for income taxes.............          1,480         1,406
Net income.............................        $ 2,411       $ 2,321
                                               -------       -------



                                              At or For the Three
                                             Months Ended March 31,
                                            -----------------------
                                              1996(1)     1995(1)
                                            ----------  -----------
Selected Financial Ratios and Other
Data(2):
Performance Ratios:
 Return on average assets..................    0.89%        0.96%
 Return on average retained earnings.......   10.65        11.44
 Average retained earnings to average
  assets...................................    8.33         8.36
 Retained earnings to total assets at end
  of period................................    8.15         8.66
 Average interest rate spread(3)...........    2.57         2.86
 Net interest margin(4)....................    2.97         3.24
 Average interest-earning assets to average
  interest-bearing liabilities.............  107.45       108.03
 Operating expenses to average assets......    1.64         1.75
 Operating efficiency ratio(5).............   52.62        51.67
Regulatory Capital Ratios(6):
 Tangible capital..........................    8.17         8.81
 Core capital..............................    8.17         8.81
 Risk-based capital........................   20.74        20.67
Asset Quality Ratios:
 Non-performing loans as a percent
  of total loans receivable(7)(8)..........    1.65         1.60
 Non-performing assets as a percent of
  total assets(8)..........................    1.01         1.20
 Allowance for loan losses as a percent of
  total loans receivable(7)................    0.97         0.93
 Allowance for loan losses as a percent of
  non-performing loans(8)..................   58.86        58.11
Number of full-service customer facilities.       8            8

- -------------------------------------------

(1) In the opinion of management, financial information at and for the three months ended March 31, 1996 and 1995 reflects all adjustments (consisting only of normal recurring adjustments) which are necessary to present fairly the results for such interim periods.
(2) Asset Quality Ratios and Regulatory Capital Ratios are end of period ratios. With the exception of end of period ratios, all ratios are based on average monthly balances during the indicated periods and are annualized where appropriate.
(3) The average interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(4) The net interest margin represents net interest income as a percent of average interest-earning assets.
(5) Operating efficiency ratio represents the ratio of operating expenses to the aggregate of other income and net interest income.
(6) For definitions and further information relating to the Bank's regulatory capital requirements, see "Regulation -Federal Savings Institution Regulation - Capital Requirements." See "Regulatory Capital Compliance" for the Bank's pro forma capital levels as a result of the Offerings.
(7) Total loans receivable includes loans receivable held for investment and loans held for sale, less undisbursed loan funds, deferred loan fees and unamortized discounts/premiums.
(8) Non-performing assets consist of non-performing loans and real estate acquired through foreclosure ("REO"). Non-performing loans consist of all loans 90 days or more past due and other loans in the process of foreclosure. It is the Bank's policy to cease accruing interest on all such loans. See "Business of the Bank - Non-Accrual and Past Due Loans" and "- Non-Accrual Loans and REO."

Management's Discussion and Analysis of Recent Developments

Comparison of Financial Condition at March 31, 1996 and December 31, 1995

     Total assets at March 31, 1996, were $1.1 billion, an increase of $93.8 million, or 9.0%, compared to $1.04 billion at December 31, 1995. The growth was primarily due to a strategy employed by the Bank to prefund anticipated Conversion proceeds, through the layered purchase of investment and mortgage-backed securities funded by short-term Federal Home Loan Bank borrowings. The Bank expects to prefund up to 100% of the anticipated Conversion proceeds prior to the closing date of the Conversion. The Federal Home Loan Bank borrowings will be repaid upon consummation of the Conversion. As a result of this strategy, investment securities available-for-sale increased by $14.1 million to a balance of $129.0 million at March 31, 1996, compared to a balance of $114.9 million at December 31, 1995 and mortgage-backed securities available-for-sale increased by $77.8 million to $342.9 million at March 31, 1996, from $265.1 million at December 31, 1995. The $91.9 million aggregate increase in investment and mortgage-backed securities available for sale was funded by an increase in Federal Home Loan Bank borrowings of $88.4 million. These borrowings increased to $98.8 million at March 31, 1996, compared to a balance of $10.4 million at December 31, 1995. Cash and due from banks was $301,000 at March 31, 1996, a decrease of $7.7 million from $8.0 million at December 31, 1995. The decrease in cash and due from banks was a result of the timing of operating and investing cash flows. Mortgage loans held for sale increased by $3.5 million or 182.6%, to $5.4 million at March 31, 1996, from $1.9 million at December 31, 1995. The relatively low interest rate environment at the start of the first quarter of 1996 increased mortgage loan refinance activity, primarily in the 30-year fixed-rate mortgage product, which the Bank sells. Total deposits at March 31, 1996 were $931.3 million, an increase of $4.7 million, compared to $926.6 million at December 31, 1995. Retained earnings at March 31, 1996 were $92.1 million, a decrease of $300,000, compared to $92.4 million at December 31, 1995, as net income of $2.4 million for the three months ended March 31, 1996, was more than offset by a reduction in the net unrealized gain on securities available-for-sale, net of tax, of $2.7 million.

Comparison of Operating Results for the Three Months Ended March 31, 1996 and March 31, 1995

General
- -------
     Net income increased $90,000, or 3.9%, to $2.4 million for the three months ended March 31, 1996, from $2.3 million for the three months ended March 31, 1995. The increase was due to an increase in net interest and other income, combined with a reduction in the provision for loan losses, partly offset by increases in operating expenses and provision for income taxes.

Interest Income
- ---------------
     Interest income for the three months ended March 31, 1996 was $19.0 million, compared to $16.8 million for the three months ended March 31, 1995, an increase of $2.1 million, or 12.8%. The increase in interest income was the result of a significant increase in the average size of the mortgage-backed securities available-for-sale portfolio due to the 1996 purchases relating to the prefunding of Conversion proceeds strategy discussed above. Additionally, the average balance of loans receivable and investment securities available-for-sale also increased during the first quarter of 1996 as compared to the first quarter of 1995.

Interest Expense
- ----------------
     Interest expense for the three months ended March 31, 1996, was $11.2 million, compared to $9.1 million for the three months ended March 31, 1995, an increase of $2.1 million, or 22.9%. The increase in interest expense was the result of an increase in both the average balance of deposits and Federal Home Loan Bank borrowings and an increase in the average cost of deposits. The increase in the average cost of deposits was partly due to a shift in the composition of deposit accounts from lower yielding core accounts into higher yielding certificates of deposit.

Provision for Loan Losses
- -------------------------

     During the three months ended March 31, 1996, the Bank's provision for loan losses was $125,000 compared to $237,000 for the three months ended March 31, 1995, a decrease of $112,000, which was based on management's assessment of the loan portfolio.

Other Income
- ------------

     Other income increased to $696,000 for the three months ended March 31, 1996, from $481,000 for the three months ended March 31, 1995. The increase was primarily due to an increase in the net gain of $174,000 on the sale of loans held for sale due to a higher volume of loan sales and due to the adoption, effective January 1, 1996, of Statement of Financial Accounting Standards No. 122 "Accounting for Mortgage Servicing Rights, an amendment of FASB Statement No. 65," which allowed the Bank to record, as a separate asset, rights to service mortgage loans for others.

Operating Expenses
- ------------------

     Operating expenses increased to $4.5 million for the three months ended March 31, 1996, from $4.2 million for the three months ended March 31, 1995. The increase was attributable to higher compensation and employee benefits due to annual salary increases, increased FDIC insurance premiums resulting from increased deposit levels; and higher data processing charges.

Provision for Income Taxes
- --------------------------

     Income tax expense was $1.5 million for the three months ended March 31, 1996, compared to $1.4 million for the three months ended March 31, 1995. The increase in the provision for income taxes was the result of the increase in earnings before income taxes.

                                 RISK FACTORS

     The following risk factors, in addition to those discussed elsewhere in this Prospectus, should be considered by investors in deciding whether to purchase the Common Stock offered hereby.

Recapitalization of SAIF and Its Impact on SAIF Premiums

     Deposits of the Bank are presently insured by the SAIF. Both the SAIF and the Bank Insurance Fund ("BIF"), the deposit insurance fund that covers most commercial bank deposits, are statutorily required to be recapitalized to a 1.25% of insured reserve deposits ratio. A portion of the insurance assessment paid by SAIF members is required by statute to be used to make payments on bonds issued by the Financing Corporation ("FICO") which were issued in the late 1980s to recapitalize the predecessor to the SAIF.

     The FDIC recently adopted a new assessment rate schedule of 0 to 27 basis points for BIF members. Under the new schedule, approximately 92% of BIF members would be required to pay only $2,000 per year, the legal minimum, in insurance premiums. With respect to SAIF member institutions, the FDIC adopted a final rule retaining the existing assessment rate schedule applicable to SAIF member institutions of 23 to 31 basis points. Consequently, there is a significant differential in the insurance premiums paid by BIF and SAIF members. As long as the premium differential continues, it may have adverse consequences for SAIF members, including reduced earnings and an impaired ability to raise funds in the capital markets. In addition, SAIF members, such as the Bank could be placed at a substantial competitive disadvantage to BIF members with respect to pricing of loans and deposits and the ability to achieve lower operating costs.

     Several legislative bills have been introduced in Congress to mitigate the effect of the BIF/SAIF premium disparity. These bills would, among other things, impose a one-time special assessment on SAIF-member institutions, including the Bank, calculated on the basis of an institution's deposit insurance assessment base as of March 31, 1995, to recapitalize the SAIF fund, would spread the FICO payments across all BIF and SAIF members, and would require a merger of the BIF and SAIF by January 1, 1998 provided that subsequent legislation is adopted to eliminate the federal thrift charter. It is presently estimated that the amount of the one-time fee would range from 75 to 80 basis points on the amount of deposits held by SAIF-member institutions. The payment of the one-time fee would have the effect of immediately reducing the capital of SAIF-member institutions by the amount of the fee, net of any tax effect; however, it would not affect the Bank's compliance with its regulatory capital requirements. See "Regulatory Capital Compliance" and "Regulation -- Insurance of Deposit Accounts." Management cannot predict whether legislation imposing such a fee will be enacted, or, if enacted, the amount of any one-time fee or whether ongoing SAIF premiums will be reduced to a level equal to that of BIF premiums.

     The Bank's assessment rate for 1995 was 23 basis points, and the premium paid for 1995 totalled $2.2 million. A significant increase in SAIF insurance premiums or a significant one-time fee to recapitalize the SAIF would likely have an adverse effect on the operating expenses and results of operations of the Bank. Based on the Bank's deposit insurance assessment base as of March 31, 1995, a 75 to 80 basis point fee to recapitalize the SAIF would result in a $4.2 million to $4.5 million charge to operations on an after-tax basis. If the Bank had been required to pay a special assessment of 80 basis points on March 31, 1995, the Bank would have reported net income of $3.4 million for the year ended December 31, 1995, rather than $7.9 million.

Financial Institution Regulation and Possible Legislation

     The Bank is subject to extensive regulation and supervision, as a federal savings bank. In addition, the Company, as a savings association holding company, is subject to extensive regulation and supervision. Any change in the regulatory structure or the applicable statutes or regulations, whether by the OTS, the FDIC or the Congress, could have a material impact on the Company, the Bank, its operations or the Bank's Conversion. See "Regulation."

     Congress currently has under consideration various proposals to eliminate the federal thrift charter and abolish the OTS. Several of the bills presently pending in Congress would require that all federal savings associations convert to national banks or state banks by no later than January 1, 1998 and would treat all state savings associations as state banks as of that date. All savings and loan holding companies would become bank holding companies under the pending legislative proposals and would be subject to the activities restrictions applicable to bank holding companies. The legislative proposals would grandfather any lawful activity in which a savings association was lawfully engaged as of September 13, 1995 for up to five years following the effective date of its conversion to a bank charter and would grandfather existing thrift intrastate and interstate branches which were operated as branches on September 13, 1995. The legislative proposals would also abolish the OTS and transfer its functions to the Office of the Comptroller of the Currency with respect to the regulation of federal savings associations, and to the Board of Governors of the Federal Reserve Board with respect to the regulation of savings and loan holding companies. All state savings associations would be regulated as state banks by the FDIC. Certain provisions of other pending legislation would eliminate the bad debt reserve deduction for financial institutions and, would require savings associations to recapture any bad debt reserves taken after 1987. See "Federal and State Taxation --Federal Taxation -- Tax Bad Debt Reserve." The outcome of any pending legislation and the effect of such legislation on the bad debt reserve deduction of thrift institutions such as the Bank is uncertain. Therefore, the Bank is unable to determine the extent to which such legislation, if enacted, would affect its business or require the recapture of the bad debt reserve. If legislation is enacted eliminating the bad debt reserve deduction for thrifts and requires thrifts to recapture the bad debt reserve for reserves taken after 1987, federal income taxes of $600,000 could be imposed on the Bank. This cash payment would have no effect on the Bank's operating results for the year(s) of payment.

Potential Impact of Changes in Interest Rates

     The Bank's profitability, like that of most financial institutions, is dependent to a large extent upon its net interest income, which is the difference between its interest income on interest-earning assets, such as loans and investments, and its interest expense on interest-bearing liabilities, such as deposits and borrowings. Accordingly, the Bank's results of operations and financial condition are largely dependent on movements in market interest rates and its ability to manage its assets and liabilities in response to such movements.

     The Bank's recent results of operations have been adversely affected by the increase in interest rates experienced during 1995. In particular, during 1995, the Bank experienced compression in its average interest rate spread, which was reduced to 2.79%, from 3.07% for the year ended December 31, 1994, and in its net interest margin, which was reduced to 3.13%, from 3.34% for the year ended December 31, 1994. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." Of the Bank's $625.0 million total loan portfolio as of December 31, 1995, $219.5 million or 35.1% had fixed rates, and $405.5 million or 64.9% had adjustable interest rates, of which $221.2 million reprice within one year.

     One method of analyzing an institution's exposure to interest rate risk is by measuring the change in the institution's Net Portfolio Value ("NPV") under various interest rate scenarios. NPV is the present value of expected cash flows from assets, liabilities and off-balance sheet contracts. A NPV Ratio, in any interest rate scenario, is defined as the NPV in that scenario divided by the market value of assets in the same scenario. The sensitivity measure is the decline in the NPV Ratio, in basis points, caused by a 2% increase or decrease in rates, whichever produces a larger decline. The higher an institution's sensitivity measure is, the greater its exposure to interest rate risk is considered to be. As of December 31, 1995, the Bank's sensitivity measure, as measured by the OTS, indicated that a 2% increase in interest rates would cause a 164 basis point decline in the Bank's NPV Ratio. This NPV Ratio sensitivity measure is below the thresholds at which the Bank could be required to hold additional risk-based capital under OTS regulations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Management of Interest Rate Risk - Net Portfolio Value."

     Another indicator of interest rate risk exposure is GAP analysis, which compares asset and liability balances that reprice in given time periods.

At December 31, 1995, the Bank's total interest-earning assets maturing or repricing within one year exceeded its total interest-bearing liabilities maturing or repricing in the same time period by $11.8 million, representing a cumulative one-year interest sensitivity gap as a percentage of total assets of 1.14%. Although the Bank had a positive one year sensitivity gap a significant portion of its interest-earning assets consist of ARMs, which will be repricing within 12 months. The limits on annual adjustments on certain of the Bank's one- to four-family ARM loans, together with the overall caps on interest rate increases on such loans, may cause the Bank's yield on interest-earning assets to adjust more slowly than the cost of interest-bearing liabilities. Accordingly, a rapidly rising interest rate environment generally may adversely affect the Bank's net interest income. Increases in interest rates also could adversely affect the type (fixed-rate or adjustable-rate) and amount of loans originated by the Bank and the average life of loans and securities which could adversely impact the yields earned on the Bank's loan and securities portfolios as well as the amount of secondary market activity in which the Bank engages. Additionally, the Bank originates for sale one- to four-family fixed-rate loans with terms in excess of 15 years and utilizes forward sale commitment contracts as a method of hedging such loan sales. The Bank covers most loans originated for sale with forward commitment contracts depending on management's estimation of the amount of such loans that are expected to close and its estimation of future market interest rates. See "Business of the Bank - Origination, Sale, Servicing and Purchase of Loans." With respect to loans originated for sale that are not covered by forward commitment contracts, if market interest rates rise from the time of the loan commitment to the actual time of sale of such loans, the market value of such loans will be adversely affected, thereby exposing the Bank to potential losses with respect to such loans. With respect to loans originated for sale that are covered by forward commitments, if borrowers determine not to close such loans, the Bank may be required to fund each forward commitment contract with loans purchased at a premium or take other measures which may result in losses related to such activity.

     Increases in interest rates would result in interest rates on the Bank's adjustable-rate loans increasing, thereby resulting in increased loan payment amounts by the borrowers which, in turn, may result in higher delinquencies on such loans. Increases in the level of interest rates also may adversely affect the value of the Bank's mortgage-backed securities and other interest-earning assets, which could adversely affect the Bank's results of operations. Of the Bank's $265.1 million in mortgage-backed securities, $175.4 million, or 66.9% were adjustable rate. Of this amount, $170.3 million of such securities will reprice within one year. Of the Bank's $114.9 million in investment securities, $10.8 million had contractual maturities of one year or less, and $84.6 million had contractual maturities of between one and five years at December 31, 1995. Unrealized gains on mortgage-backed securities and investment securities available for sale totalled $2.9 million and $376,000, respectively, at December 31, 1995. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Management of Interest Rate Risk," "Business of the
Bank -Lending Activities - One- to Four-Family Mortgage Lending" and
"- Investment Activities."

Competition

     The Bank faces significant competition both in making loans and in attracting deposits. The State of New Jersey has a high density of financial institutions, many of which have a state-wide or regional presence, and, in some cases, a national presence, all of which are competitors of the Bank to varying degrees. The Bank's competition for loans comes principally from commercial banks, savings banks, savings and loan associations, credit unions, mortgage banking companies and insurance companies. Its most direct competition for deposits has historically come from commercial banks, savings banks, savings and loan associations and credit unions, many of which are significantly larger than the Bank and, therefore, have greater financial and marketing resources than those of the Bank. The Bank faces additional competition for deposits from short-term money market funds, other corporate and government securities funds and from other financial institutions such as brokerage firms and insurance companies. See "Business of the Bank -- Market Area and Competition."

Establishment of the Charitable Foundation

     Pursuant to the Plan, the Company intends to establish a charitable foundation in connection with the Conversion. The Plan provides that the Bank and the Company will establish the Foundation, which will be incorporated under Delaware law as a non-stock corporation, and funded with shares of Common Stock contributed by the Company. Establishment of the Foundation is subject to the approval of the Bank's members at the special meeting being held to consider the Conversion. If approved by members, the establishment of the Foundation will be dilutive to the interests of stockholders and will have a adverse impact on the operating results of the Company in 1996, possibly resulting in an operating loss in 1996, the year in which the Foundation is established. The establishment and funding of a charitable foundation as part of a conversion is innovative and has never been done in connection with a mutual to stock conversion. As such, the Foundation may be subject to potential challenges by depositors of the Bank notwithstanding that the Boards of Directors of the Company and the Bank have carefully considered the various factors involved in the establishment of the Foundation in reaching its determination to establish the Foundation as part of the Conversion. In conjunction with its approval of the Conversion, the Bank determined to submit the Foundation for a vote of depositors so that depositors have a right to vote on whether the Foundation should be established as part of the Conversion. See "The Conversion - Establishment of Charitable
Foundation."

     Dilution of Stockholders' Interests. The Company proposes to establish the Foundation with Company Common Stock in an amount equal to 8.0% of the Common Stock to be issued in the Conversion. At the minimum, midpoint and maximum of the Estimated Price Range, the contribution to the Foundation would equal 431,297, 507,407 and 583,519 shares, with a value of $8.6 million, $10.1 million and $11.7 million, respectively, based on the Purchase Price of $20 per share. Upon completion of the Conversion and establishment of the Foundation, the Company will have 7,877,500 shares issued and outstanding at the maximum of the Estimated Price Range, of which the Foundation will own 583,519 shares, or 7.4%. As a result, persons purchasing shares in the Conversion will have their ownership and voting interests in the Company diluted by 7.4%, as compared to completing the Conversion without the Foundation. See "Pro Forma Data."

     Impact on Earnings. Assuming receipt of approval of the Bank's members, establishment of the Foundation will have an adverse impact on the Company's and the Bank's earnings in the year in which the contribution is made. The Company will recognize an expense in the amount of the contribution to the Foundation in the quarter in which it occurs, which is expected to be the second quarter of 1996. The amount of the contribution will range from $8.6 million to $11.7 million, depending on the amount of Common Stock sold in the Conversion. The contribution expense will be partially offset by the tax deductibility of the expense. The Company and the Bank have been advised by their independent accountants that the contribution to the Foundation will be tax deductible, subject to a limitation based on 10% of the Company's annual taxable income. Assuming a contribution of $11.7 million in Common Stock, based on the maximum of the Estimated Price Range, the Company estimates a net tax effected expense of $8.0 million. If the Foundation had been established at December 31, 1995, the Bank would have incurred a net loss of $53,000, rather than experiencing earnings of $7.9 million for the year ended December 31, 1995. Management cannot predict earnings for 1996, but expects that the establishment and funding of the Foundation will have an adverse impact on the Company's earnings for the year. In addition to the contribution to the Foundation, the Bank expects in the future to continue making ordinary charitable contributions within its community. Such additional contributions are expected to range from $32,000 to $40,000 per year.

     Tax Considerations. The Company and the Bank have been advised by their independent accountants that an organization created for the above purposes should qualify as a Section 501(c)(3) exempt organization under the Code, and should be classified as a private foundation. In this regard, the Foundation will submit a request to the IRS to be recognized as an exempt organization. The Company and the Bank have received an opinion of their independent accountants that the Foundation would qualify as a Section 501(c)(3) exempt organization under the Code. The opinion further provides that there is substantial authority for the position that the Company's contribution of its own stock to the Foundation would not constitute an act of self-dealing, and that the Company would be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution, subject to a limitation based on 10% of the Company's annual taxable income. The Company, however, would be able to carryforward any unused portion of the deduction for five years following the contribution. Thus, while the Company will only receive a charitable contribution deduction of approximately $1.6 million in 1996, the Company is permitted under the Code to carryover the excess contribution over a six-year period. Assuming the sale of Common Stock at the midpoint of the Estimated Price Range, the Company estimates that substantially all of the deduction should be deductible over the six-year period. Although the Company and the Bank have received an opinion of their independent accountants that the Company will be entitled to the deduction for the charitable contribution, there can be no assurances that the IRS will recognize the Foundation as a Section 501(c)(3) exempt organization or that the deduction will be permitted. In such event, the Company's contribution to the Foundation would be fully expensed, resulting in a further reduction in earnings in the year in which the IRS makes such a determination.

     Comparison of Valuation and Other Factors Assuming the Foundation is Not Established as Part of the Conversion. The establishment of the Foundation was taken into account by RP Financial, Inc. in determining the estimated pro forma market value of the Company. The aggregate price of the shares of Common Stock being offered in the Subscription and Community Offerings is based upon the independent appraisal conducted by RP Financial of the estimated pro forma market value of the Company. The pro forma aggregate price of the shares being offered in the Conversion is currently estimated to be between $107.8 million and $145.9 million, with a midpoint of $126.9 million. Based on the appraisal, the pro forma market capitalization of the Bank at the midpoint, including shares contributed to the Foundation, is $137.0 million. The pro forma price to book ratio and the pro forma price to earnings ratio are 67.14% and 12.18x, respectively, at the midpoint of the Estimated Price Range. In the event that the Conversion did not include the Foundation, RP Financial has estimated that the estimated pro forma market capitalization of the Bank would be approximately $145.0 million at the midpoint based on a pro forma price to book ratio and the pro forma price to earnings ratio that are approximately the same as the independent appraisal at 67.12% and 12.27%, respectively. If the Foundation was not part of the Conversion, the pro forma market value of the shares being offered is estimated to be between $123.2 million and $166.7 million. See "Pro Forma Data." This estimate by RP Financial was prepared at the request of the OTS and is solely for purposes of providing depositors with sufficient information with which to make an informed decision on the Foundation. There is no assurance that if the Foundation is not approved the appraisal prepared at that time would conclude that the pro forma market value of the Company would be the same as that the amount estimated herein. Any appraisal prepared at that time would be based on the facts and circumstances existing at that time, including, among other things, market conditions and economic conditions.

     The Bank believes that the establishment of the Foundation is in the best interests of the Bank, its depositors, its prospective stockholders and its community. The Foundation is integrally tied to the Bank's business of operating a community banking institution and the Bank believes that the Foundation will have a positive impact on the Bank's long-term franchise value. The amount of Common Stock being offered in the Conversion at the midpoint of the Estimated Price Range is approximately $18.1 million less than the estimated amount of Common Stock that would be offered in the Conversion without the Foundation, and, as such, certain depositors of the Bank who subscribe to purchase Common Stock in the Subscription Offering may receive less shares depending on the appraisal valuation at that time, the number of shares sold based on that appraisal, the size of a depositor's stock order and the amount of his or her qualifying deposits in the Bank. The decrease in the amount of Common Stock being offered will not have a significant effect on the Company or the Bank's capital position. The Bank's regulatory capital is significantly in excess of its regulatory capital requirements and will further exceed such requirements following the Conversion. The Bank's tangible, leverage and risk-based capital ratios at December 31, 1995 were 8.7%, 8.7% and 21.34%, respectively. Assuming the sale of shares at the midpoint of the Estimated Price Range, the Bank's pro forma tangible, leverage and risk-based capital ratios at December 31, 1995 would be 12.6%, 12.6% and 30.3%, respectively. On a consolidated basis, the Company's pro forma stockholders' equity would be $204.0 million or approximately 17.8% of pro forma consolidated assets, assuming the sale of shares at the midpoint of the Estimated Price Range. Pro forma stockholders' equity per share and pro forma net earnings per share would be $29.79 and $1.64, respectively. If the Foundation was not being established in the Conversion, based on the RP Financial estimate, the Company's pro forma stockholders' equity would be approximately $216.0 million or approximately 18.6% of pro forma consolidated assets at the midpoint of the estimate and pro forma stockholder's equity per share and pro forma net earnings per share would be the same with the Foundation as without the establishment of the Foundation.

     Potential Anti-Takeover Effect. If approved by the Bank's members, upon completion of the Conversion, the Foundation will own 7.4% of the total shares of the Company's Common Stock outstanding. Such shares will be owned solely by the Foundation, and the Foundation's board of directors will exercise sole voting power over such shares. Initially, however, nine of the Foundation's nineteen directors will be directors of the Company and only one additional vote would be required to comprise a majority of the board. In this regard, management of the Company and the Bank may benefit to the extent that a majority of the board of directors of the Foundation determines to vote in favor of proposals supported by the Company and the Bank. Furthermore, when the Foundation's shares are combined with shares purchased directly by officers and directors of the Company, shares held by proposed stock benefit plans, if approved by stockholders, and shares held in the Bank's ESOP, the aggregate of such shares could exceed 20% of the Company's outstanding Common Stock, which could enable management to defeat stockholder proposals requiring 80% approval. Consequently, this potential voting control might preclude takeover attempts that certain stockholders deem to be in their best interest, and might tend to perpetuate management. Since the ESOP shares are allocated to all eligible employees of the Bank, and any unallocated shares will be voted by an independent trustee, and because any stock benefit plans must first be approved by stockholders no sooner than six months following completion of the Conversion, and awards under such proposed plans may be granted to employees other than executive officers and directors, management of the Company does not expect to have voting control of all shares covered by the ESOP and other stock benefit plans. See, " - Certain Anti-Takeover Provisions - Voting Control of Officers and Directors."

     In addition, management of the Company has attempted to mitigate the potential anti-takeover effect of the Foundation through the structure of the Foundation and certain of the policies and procedures under which the Foundation must operate. Although directors of the Company and/or the Bank will serve on the Foundation's board, the Foundation's bylaws mandate that Disinterested Directors must at all times constitute a majority of the board. The bylaws further direct that the number of Foundation directors will be decreased over the first three years from 19 members to a total of 15 members. Of those 15, only six would be affiliated with the Company or the Bank. Furthermore, there will be no agreements or understandings, written or tacit, with respect to the exercise of either direct or indirect control over the management or policies of the Company, including agreements related to voting, acquisition or disposition of the Company's Common Stock. Finally, as the Foundation sells its shares of Common Stock over time, its ownership interest and voting power in the Company is expected to decrease.

     Approval of Members. Establishment of the Foundation is subject to the approval of a majority of the total outstanding votes of the Bank's members eligible to be cast at the special meeting being held to consider the Conversion. The Foundation will be considered as a separate matter from approval of the Plan of Conversion. If the Bank's members approve the Plan of Conversion, but not the establishment of the Foundation, the Bank intends to complete the Conversion without the establishment of the Foundation. Failure to approve the Foundation may materially increase the pro forma market value of the Common Stock being offered for sale in the Offerings since the Valuation Range, as set forth herein, takes into account the dilutive impact of the issuance of shares to the Foundation. If the pro forma market value of the Company without the Foundation is either greater than $167.8 million or less than $107.8 million, the Bank will establish a new Estimated Price Range and commence a resolicitation of subscribers (i.e., subscribers will be permitted to continue their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscriptions funds will be promptly refunded with interest at the Bank's passbook rate of interest, or be permitted to increase, decrease, or cancel their subscriptions). Any change in the Estimated Price Range must be approved by the OTS. See "The Conversion - Stock Pricing." A resolicitation, if any, following the conclusion of the Subscription and Community Offerings would not exceed 45 days unless further extended by the OTS for periods of up to 90 days not to extend beyond _______________, 1998.

Benefits to Management and Directors

     Stock Programs. The Company intends to seek stockholder approval of certain performance based stock programs (the "Stock Programs") it intends to adopt for the benefit of non-employee directors, officers and employees of the Company and the Bank at a meeting of stockholders following the Conversion, which under current OTS regulations may be held no earlier than six months after completion of the Conversion. Assuming the receipt of stockholder approval, the Company expects to acquire Common Stock on behalf of the Stock Programs in an amount equal to 4% of the Common Stock issued in the Conversion, or 215,648 shares and 291,759 shares at the minimum and maximum of the Estimated Price Range, respectively. These shares will be acquired either through open market purchases, if permissible, or from authorized but unissued Common Stock. See "- Possible Dilutive Effect of Stock Programs and Stock Options." Although no specific award determinations have been made, the Company anticipates that, if stockholder approval is obtained, it will provide awards to its directors and employees to the extent permitted by applicable regulations. Current OTS regulations provide that no individual officer or employee may receive more than 25% of the shares of any plan (72,940 shares at the maximum of the Estimated Price Range); and non-employee directors may not receive more than 5% individually (14,588 shares at the maximum of the Estimated Price Range), or 30% in the aggregate (87,528 shares at the maximum of the Estimated Price Range), of the shares awarded under any plan. The maximum value of shares eligible to be granted under OTS regulations, assuming the sale of Common Stock at the maximum of the Estimated Price Range, the receipt of stockholder approval of the Stock Programs and based upon the initial Purchase Price of $20 per share, would be $1.5 million for an individual officer or employee; $291,760 for an individual director; and $1.8 million for all non-employee directors in the aggregate. These shares will be awarded at no cost to the recipients. Under the terms of the Stock Programs, an independent trustee will vote unallocated shares in the same proportion as it receives instructions from recipients with respect to allocated shares which have not been earned and distributed. The trustee will not vote allocated shares which have not been distributed if it does not receive instructions from the recipient. See "Management - Benefits of the Bank - Stock Programs."

     Stock Option Plans. The Company also intends to seek stockholder approval of an Incentive Stock Option Plan for Officers and a Stock Option Plan for Outside Directors (the "Stock Option Plans") at a meeting of stockholders following the Conversion, which under current OTS regulations may be held no earlier than six months after completion of the Conversion. Although no specific determinations have been made, assuming the receipt of stockholder approval, the Company expects that officers and directors will be granted options to purchase an amount of authorized but unissued Common Stock or treasury stock, if any, equal to 10% of the Common Stock issued in the Conversion, or 539,120 shares and 729,398 shares at the minimum and maximum of the Estimated Price Range. Current OTS regulations provide that no individual may receive more than 25% of the options of any plan and non-employee directors may not receive more than 5% individually, or 30% in the aggregate, of the options awarded under any plan. At the maximum of the Estimated Price Range, assuming receipt of stockholder approval of the Option Plans, an individual officer or employee could receive options for up to 182,350 shares; an individual non-employee director could receive options for up to 36,470 shares, and all non-employee directors in the aggregate could receive options for up to 218,819 shares. Under the Stock Option Plans, the exercise price will be equal to the fair market value of the underlying Common Stock on the date of grant. Such options will permit such officers and directors to benefit from any increase in the market value of the shares in excess of the exercise price at the time of exercise. Officers and directors receiving such options will not be required to pay for the shares until the date of exercise. See "Management of the Bank - Benefits - Stock Option Plans." The stock-based benefits provided under the Stock Programs and the Stock Option Plans, discussed above, may be provided under separate Stock Program plans and Stock Option Plans for officers, employees and non-employee directors or such benefits may be provided for under a single master stock-based benefit plan adopted by the Company which would incorporate the benefits and features in the separate plans (the "Master Stock-Based Benefit Plan"). See "Business of the Bank - Benefits - Stock Programs - Stock Option Plans."

     Employee Stock Ownership Plan. In connection with the Conversion, certain officers and employees of the Bank and the Company will obtain the benefit of stock ownership through the establishment of the ESOP, which is a tax-qualified plan for the benefit of all eligible employees, including executive officers, of the Bank.

The ESOP intends to purchase in the Subscription Offering up to 8% of the Common Stock issued in the Conversion, or 431,296 shares and 583,519 shares at the minimum and maximum of the Estimated Price Range. The ESOP will be funded over time by the Bank, and the Bank will allocate shares of common stock to employees of the Bank who are Participants in the ESOP at no cost to the ESOP beneficiaries. See "Management of the Bank -- Benefits -- Employee Stock Ownership Plan and Trust."

     Change In Control Provisions. It is anticipated that employment or severance agreements with certain officers and employees may be entered into subsequent to the Conversion, which would provide for benefits and cash payments in the event of a change in control of the Company or the Bank. Such provisions may have the effect of increasing the cost of acquiring the Company, thereby discouraging future attempts to take over the Company or the Bank. Based on current salaries, cash payments that would be paid in the event of a change in control pursuant to the terms of the employment agreements, change in control agreements and a proposed employee severance compensation plan would be approximately $5.0 million. The actual amount to be paid in the event of a change in control of the Bank or the Company, however, cannot be determined at this time because the actual amount is based on the average salary of the employee and other factors existing at the time of the change in control. See "Restrictions on Acquisition of the Company and the Bank - Restrictions in the Company's Certificate of Incorporation and Bylaws," "Management of the Bank - Employment Agreements," "- Change-in-Control Agreements," "- Employee Severance Compensation Plan," "- Benefits - Stock Option Plans" and "-Benefits - Stock Programs."

Possible Dilutive Effect of Stock Programs and Stock Options

     Following the Conversion, the Stock Programs, if approved by the stockholders of the Company, will acquire an amount of shares equal to 4% of the shares of Common Stock issued in the Conversion, either through open market purchases or the issuance of authorized but unissued shares of Common Stock from the Company. If the Stock Programs are funded by the issuance of authorized but unissued shares, the voting interests of existing stockholders will be diluted by approximately 3.8%. Also following the Conversion, directors, officers and employees will be granted options, if the Stock Option Plans are approved by the stockholders of the Company. Although no specific determinations have been made, the Company expects that executive officers and directors will be granted options to purchase authorized but unissued shares in an amount equal to 10% of the Common Stock issued in the Conversion. Under certain circumstances, such options may be exercised and sold on the same day, thereby eliminating any risk to officers and directors in exercising options in the event that the market price exceeds the exercise price. If all of the options were to be granted and exercised and all of the Stock Programs are funded with authorized but unissued Common Stock, the voting interests of existing stockholders would be diluted by approximately 12.3%. See "Pro Forma Data."

Certain Anti-Takeover Provisions

     Provisions in the Company's and the Bank's Governing Instruments. Certain provisions of the Company's Certificate of Incorporation and Bylaws, particularly a provision limiting voting rights, and the Bank's Stock Charter and Bylaws, as well as certain federal regulations, assist the Company in maintaining its status as an independent publicly owned corporation. These provisions provide for, among other things, supermajority voting on certain matters, staggered boards of directors, non-cumulative voting for directors, limits on the calling of special meetings, limits on voting shares in excess of 10% of the outstanding shares, and certain uniform price provisions for certain business combinations. The Bank's Stock Charter also prohibits, for five years, the acquisition or offer to acquire, directly or indirectly, the beneficial ownership of more than 10% of the Bank's equity securities. Any person violating this restriction may not vote the Bank's securities in excess of 10%. These provisions in the Bank's and the Company's governing instruments may discourage potential proxy contests and other potential takeover attempts, particularly those which have not been negotiated with the Board of Directors, and thus, generally may serve to perpetuate current management. For a more detailed discussion of these provisions, see "Restrictions on Acquisition of the Company and the Bank."

     Evaluation of Offers. The Certificate of Incorporation of the Company further provides that the Board of Directors of the Company, when evaluating any offer of another "Person" (as defined therein) to (i) make a tender or exchange offer for any equity security of the Company, (ii) merge or consolidate the Company with another corporation or entity or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Company, may, in connection with the exercise of its judgment in determining what is in the best interest of the Company, the Bank and the stockholders of the Company, give due consideration to all relevant factors, including, without limitation, the social and economic effects of acceptance of such offer on the Company's customers and the Bank's present and future account holders, borrowers and employees; on the communities in which the Company and the Bank operate or are located; on the ability of the Company to fulfill its corporate objectives as a savings bank holding company; and on the ability of the Bank to fulfill the objectives of a federally chartered stock savings bank under applicable statutes and regulations. Notwithstanding these standards in the Certificate of Incorporation of the Company, the Board of Directors may waive such anti-takeover provisions in order to accept an offer determined to be in the best interests of the Company, the Bank and stockholders.

     Voting Control of Officers and Directors. Directors and executive officers of the Bank and the Company expect to purchase approximately 2.0% or 1.4% of the shares of Common Stock to be issued in the Conversion, based upon the minimum and the maximum of the Estimated Price Range, respectively. Accordingly, assuming the receipt of stockholder approval for the Stock Programs and the Stock Option Plans, and assuming the maximum allocation and full vesting of the ESOP, Stock Programs and Stock Option Plans, directors, executive officers and employees would have effective control over 21.8% or 21.3%, at the minimum and maximum of the Estimated Price Range, on a fully diluted basis, respectively, of the Common Stock issued and outstanding. Management's potential voting control could, together with additional stockholder support, defeat stockholder proposals requiring 80% approval of stockholders. As a result, this potential voting control may preclude takeover attempts that certain stockholders deem to be in their best interest and may tend to perpetuate existing management. See "Management of the Bank - Subscriptions by Executive Officers and Directors," and "Restrictions on Acquisition of the Company and the Bank -Restrictions in the Company's Certificate of Incorporation and Bylaws."

Absence of Market For Common Stock

     The Company and the Bank have never issued capital stock. The Company has received conditional approval from the NASD to have its Common Stock quoted on the Nasdaq National Market under the symbol "OCFC" upon completion of the Conversion. There can be no assurance, however, that an active and liquid trading market for the Common Stock will develop, or, once developed, will continue, nor can there be any assurance that purchasers of the Common Stock will be able to sell their shares at or above the Purchase Price. The absence or discontinuance of a market for the Common Stock may have an adverse impact on both the price and liquidity of the Common Stock. See "Market for the Common Stock."

Possible Increase in Estimated Price Range and Number of Shares Issued

     The number of shares to be sold in the Conversion may be increased as a result of an increase in the Estimated Price Range of up to 15% to reflect changes in market and financial conditions following the commencement of the Subscription and Community Offerings. In the event that the Estimated Price Range is so increased, it is expected that the Company will issue up to 8,388,078 shares of Common Stock at the Purchase Price for an aggregate price of up to $167,761,560. An increase in the number of shares issued will decrease a subscriber's pro forma net earnings per share and stockholders' equity per share and will increase the Company's pro forma consolidated stockholders' equity and net earnings. Such an increase will also increase the Purchase Price as a percentage of pro forma stockholders' equity per share and net earnings per share.

Possible Adverse Income Tax Consequences of the Distribution of Subscription Rights

     The Bank has received a letter from RP Financial which states that, pursuant to RP Financial's valuation, that subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members have no value. However, such valuation is not binding on the Internal Revenue Service ("IRS"). If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are deemed to have an ascertainable value, receipt of such rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders or Other Members who receive and/or exercise the subscription rights in an amount equal to such value. Additionally, the Bank could recognize a gain for tax purposes on such distribution. Whether subscription rights are considered to have ascertainable value is an inherently factual determination. See "The Conversion - Effects of Conversion" and "- Tax Aspects."

                             OCEAN FINANCIAL CORP.

     The Company was recently organized at the direction of the Board of Directors of the Bank for the purpose of acquiring all of the capital stock to be issued by the Bank. The Company has applied to the OTS to become a savings and loan holding company, and, as such, will be subject to regulation by the OTS. See "The Conversion - General." After completion of the Conversion, the Company will conduct business initially as a unitary savings and loan holding company. See "Regulation - Holding Company Regulation." Upon consummation of the Conversion, the Company's assets will consist of all of the outstanding shares of the Bank's capital stock issued to the Company in the Conversion and that portion of the net proceeds of the Offerings retained by the Company. The Company intends to use part of the net proceeds it retains to make a loan directly to the ESOP to enable the ESOP to purchase 8% of the Common Stock in the Conversion. See "Use of Proceeds." The Company will have no significant liabilities. The management of the Company is set forth under "Management of the Company." Initially, the Company will neither own nor lease any property, but will instead use the premises, equipment and furniture of the Bank. At the present time, the Company does not intend to employ any persons other than officers, but will utilize the support staff of the Bank from time to time. Additional employees will be hired as appropriate to the extent the Company expands its business in the future.

     Management believes that the holding company structure will provide the Company with additional flexibility to diversify, should it decide to do so, its business activities through existing or newly-formed subsidiaries, or through acquisitions of other financial institutions and financial services related companies. Although there are no current arrangements, understandings or agreements, written or oral, regarding any such opportunities or transactions, the Company will be in a position after the Conversion, subject to regulatory limitations and the Company's financial position, to take advantage of any such acquisition and expansion opportunities that may arise. The initial activities of the Company are anticipated to be funded by the net proceeds retained by the Company and earnings thereon or, alternatively, through dividends from the Bank.

                          OCEAN FEDERAL SAVINGS BANK

     Ocean Federal was originally founded as a state-chartered building and loan association in 1902, and converted to a federal savings and loan association in 1945. The Bank became a federally chartered mutual savings bank in 1989. The Bank's primary market area includes Ocean County and portions of Monmouth and Middlesex Counties in New Jersey. The Bank conducts its business from its administrative office located in Brick, and eight branch offices, seven of which are located throughout Ocean County, and one of which is located in Middlesex County.

     The Bank is the only remaining community-based financial institution headquartered in Ocean County. Its business has been, and continues to be, attracting deposits from the general public in its primary market area and investing such deposits and other funds, generated from operations and borrowings, primarily in mortgage loans secured by single-family, owner-occupied residences. At December 31, 1995, the Bank had invested $575.0 million, or 92.0%, of its total loan portfolio, in one- to four-family mortgage loans. To a significantly lesser extent, the Bank invests in commercial real estate, multi-family, land, construction, and consumer loans. The Bank also invests in mortgage-backed securities, securities issued by the U.S. government and agencies thereof, and other investments permitted by applicable laws and regulations. In addition, the Bank services loans for others. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business of the Bank."

     The Bank is subject to extensive regulation, supervision and examination by the OTS, its primary regulator, and the FDIC, which insures its deposits. As of December 31, 1995, the Bank exceeded all regulatory capital requirements with tangible, core and risk-based capital of $90.3 million, $90.3 million and $95.7 million, respectively. Additionally, the Bank's regulatory capital was in excess of the amount necessary for the Bank to be deemed "well-capitalized" under the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"). See "Regulatory Capital Compliance" and "Regulation." The Bank is a member of the FHLB-NY, which is one of the twelve regional banks which comprise the FHLB system.

         The Bank's executive offices are located at its administrative office at 74 Brick Boulevard, Brick, New Jersey 08723. The Bank's telephone number is (908) 477-5200.

                         REGULATORY CAPITAL COMPLIANCE

     At December 31, 1995, the Bank exceeded all regulatory capital requirements. See "Regulation - Federal Savings Institution Regulation -Capital Requirements." Set forth below is a summary of the Bank's compliance with regulatory capital standards as of December 31, 1995, on a historical and pro forma basis assuming that the indicated number of shares were sold as of such date and receipt by the Bank of 50% of the net proceeds. For purposes of the table below, the amount expected to be borrowed by the ESOP and the cost of the shares expected to be acquired by the Stock Programs are deducted from pro forma regulatory capital.

                                                 Pro Forma at December 31, 1995 Based Upon Sale at $20 Per Share
                                   ------------------------------------------------------------------------------------------------
                                                          5,391,203 Shares       6,342,593 Shares       7,293,981 Shares
                                                             (Minimum of           (Midpoint of            (Maximum of
                                   Historical                 Estimated              Estimated              Estimated
                                December 31, 1995             Price Range)          Price Range)           Price Range)
                              --------------------        -------------------   --------------------   ---------------------
                                          Percent                     Percent                Percent                 Percent
                                            of                          of                     of                      of
                              Amount     Assets(2)        Amount     Assets(2)   Amount     Assets(2)    Amount     Assets(2)
                              ------     ---------        ------     ---------   ------     ---------    ------     ---------
                                                                     (Dollars in thousands)
GAAP Capital................  $92,351       8.91%         $131,658   12.26%      $138,736     12.83%     $145,814     13.40%
                              =======      ======         ========   ======      ========     ======     ========     ======
Tangible Capital:
   Capital Level............  $90,281       8.72%         $129,588   12.06%      $136,666     12.64%     $143,744     13.21%
   Requirement..............   15,523       1.50            16,113    1.50         16,219      1.50        16,325      1.50
                              -------      -----          --------   -----       --------     -----      --------     -----
   Excess...................  $74,758       7.22%         $113,475   10.56%      $120,447     11.14%     $127,419     11.71%
                              =======      ======         ========   ======      ========     ======     ========     ======
Core Capital:
   Capital Level............  $90,281       8.72%         $129,588   12.06%      $136,666     12.64%     $143,744     13.21%
   Requirement(3)...........   31,047       3.00            32,226    3.00         32,438      3.00        32,650      3.00
                              -------      -----          --------   -----       --------     -----      --------     -----
   Excess...................  $59,234       5.72%         $ 97,362    9.06%      $104,228      9.64%     $111,094     10.21%
                              =======      ======         ========   ======      ========     ======     ========     ======
Risk-Based Capital:
   Capital Level(4).........  $95,684      21.34%         $134,991   29.00%      $142,069     30.32%     $149,147     31.62%
   Requirement..............   35,877       8.00            37,240    8.00         37,485      8.00        37,730      8.00
                              -------      -----          --------   -----       --------     -----      --------     -----
   Excess...................  $59,807      13.34%         $ 97,751   21.00%      $104,584     22.32%     $111,417     23.62%
                              =======      ======         ========   ======      ========     ======     ========     ======

                                             8,388,078 Shares
                                                (15% above
                                                 Maximum
                                               of Estimated
                                              Price Range)(1)
                                           -------------------
                                                       Percent
                                                         of
                                            Amount    Assets(2)
                                           --------   ---------
GAAP Capital................               $153,953     14.04%
                                           ========     ======
Tangible Capital:
   Capital Level............               $151,883     13.85%
   Requirement..............                 16,447      1.50
                                           --------     ------
   Excess...................               $135,436     12.35%
                                           ========     ======
Core Capital:
   Capital Level............               $151,883     13.85%
   Requirement(3)...........                 32,894      3.00
                                           --------     ------
   Excess...................               $118,989     10.85%
                                           ========     ======
Risk-Based Capital:
   Capital Level (4)........               $157,286     33.10%
   Requirement..............                 38,013      8.00
                                           --------     ------
   Excess...................               $119,273     25.10%
                                           ========     ======
   Excess...................

(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Price Range of up to 15% as a result of regulatory considerations or changes in market or general financial and economic conditions following the commencement of the Subscription and Community Offerings.
(2) Tangible capital levels are shown as a percentage of total tangible assets. Core capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of total risk-weighed assets.
(3) The current OTS core capital requirement for savings associations is 3% of total adjusted assets. The OTS has proposed core capital requirements which would require a core capital ratio of 3% of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness and a 4% to 5% core capital ratio requirement for all other thrifts. See "Regulation - Federal Savings Institution Regulation -Capital Requirements."

(4) Assumes net proceeds are invested in assets that carry a risk-weighting equivalent to the average risk-weight of the Bank's assets at December 31, 1995. Risk-based capital at December 31, 1995 includes supplementary capital of $5,403,000, which represents general valuation allowances. GAAP capital at December 31, 1995, includes $2,070,000, which represents the net unrealized gains on securities available for sale, net of tax. This amount is excluded from regulatory capital.

                                USE OF PROCEEDS

          Although the actual net proceeds from the sale of the Common Stock cannot be determined until the Conversion is completed, it is presently anticipated that the net proceeds from the sale of the Common Stock will be between $104.5 million and $141.9 million (or $163.5 million if the Estimated Price Range is increased by 15%). See "Pro Forma Data" and "The Conversion - Stock Pricing" as to the assumptions used to arrive at such amounts. The Company will be unable to utilize any of the net proceeds of the Offerings until the consummation of the Conversion.

         The Company will purchase all of the outstanding capital stock of the Bank to be issued upon Conversion in exchange for 50% of the net proceeds of the Offerings. Such proceeds will be added to the Bank's general funds, and may be used for the repayment of any outstanding FHLB borrowings, the renovation of a newly-acquired office which is to become the Bank's new administrative office, or other general corporate purposes, including investment in one- to four-family residential mortgage loans and other loans, investment in federal funds, short-term, investment grade marketable securities and mortgage-backed securities and to fund the Stock Programs. See Note 12 to the Consolidated Financial Statements for a description of the Bank's FHLB borrowings. The renovation of the new administrative office is expected to be completed in early 1997, and is expected to cost approximately $6.5 million. In December 1995, the Bank entered into a $5.8 million construction commitment for the planned renovation. The Bank may also use such funds for further expansion of its facilities, and to expand operations through the acquisition of other financial institutions, or the establishment or acquisition of branch offices or other financial services companies. Apart from the amounts which may be used to repay FHLB borrowings, to renovate the new office space and the two new branch offices discussed below, the Bank has not yet determined the approximate amount of net proceeds to be used for each of the purposes mentioned above. Based on the amount of the estimated net proceeds of the Offerings, it is anticipated that the Company will experience lower rates of return on equity in future periods as compared to historical returns. No assurances can be given that the Company will be able to realize a rate of return on the investment of the net proceeds comparable to the Bank's historical rates of return.

         The net proceeds retained by the Company will initially be invested primarily in federal funds, short-term, investment grade marketable securities and mortgage-backed securities. The Company intends to use a portion of the net proceeds to make a loan directly to the ESOP to enable the ESOP to purchase 8% of the Common Stock issued in the Conversion.
     Based upon the issuance of 5,391,203 shares or 7,293,981 shares at the minimum and maximum of the Estimated Price Range, the amount of the loan to the ESOP would be $8.6 million or $11.7 million, respectively (or $13.4 million if the Estimated Price Range is increased by 15%) to be repaid over a 12-year period at an interest rate of 8.25%. See "Management of the Bank
     - Benefits - Employee Stock Ownership Plan and Trust."

         The net proceeds retained by the Company may also be used to support the future expansion of operations through the establishment of branch offices, branch acquisitions and the acquisition of savings associations and commercial banks or diversification into other banking related businesses. The Company has no current arrangements, understandings or agreements regarding acquisitions of any specific financial institutions or branch offices, although the Bank has received approval to open three new branch offices, and is presently negotiating a lease for a fourth new branch. In addition to the costs associated with opening the new administrative office described above, management estimates the cost of opening the two newly approved branches to be approximately $923,000. See "Business of the Bank- Properties." The Company, upon the Conversion, will be a unitary savings and loan holding company, which under existing laws would generally not be restricted as to the types of business activities in which it may engage, provided that the Bank continues to be a qualified thrift lender ("QTL"). See "Regulation - Holding Company Regulation" for a description of certain regulations currently applicable to the Company, and "Risk Factors -Financial Institution Regulation and Possible Legislation," for a discussion of possible restrictions which may be imposed upon unitary savings and loan holding companies in the future.

         Upon completion of the Conversion, the Board of Directors of the Company will have the authority to adopt stock repurchase plans, subject to statutory and regulatory requirements. Unless approved by the OTS, the Company, pursuant to OTS regulations, will be prohibited from repurchasing any shares of the Common Stock for three years except (i) for an offer to all stockholders on a pro rata basis, or (ii) for the repurchase of qualifying shares of a director. Notwithstanding the foregoing and except as provided below, beginning one year following completion of the Conversion the Company may repurchase its Common Stock so long as (i) the repurchases within the following two years are part of an open-market program not involving greater than 5% of its outstanding capital stock during a twelve-month period; (ii) the repurchases do not cause the Bank to become "undercapitalized" within the meaning of the OTS prompt corrective action regulation; and (iii) the Company provides to the Regional Director of the OTS no later than 10 days prior to the commencement of a repurchase program written notice containing a full description of the program to be undertaken and such program is not disapproved by the Regional Director. See "Regulation - Prompt Corrective Regulatory Action." In addition, under current OTS policies, repurchases may be allowed in the first year following Conversion and in amounts greater than 5% in the second and third years following Conversion provided there are valid and compelling business reasons for such repurchases and the OTS does not object to such repurchases.

         Based upon facts and circumstances following Conversion and subject to applicable regulatory requirements, the Board of Directors may determine to repurchase stock in the future. Such facts and circumstances may include but not be limited to: (i) market and economic factors such as the price at which the stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and the opportunity to improve the Company's return on equity; (ii) the avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or to fund employee stock benefit plans; and (iii) any other circumstances in which repurchases would be in the best interests of the Company and its shareholders. In the event the Company determines to repurchase stock, such repurchases may be made at market prices which may be in excess of the Purchase Price in the Conversion.

         Any stock repurchases will be subject to the determination of the Board of Directors that both the Company and the Bank will be capitalized in excess of all applicable regulatory requirements after any such repurchases and that such capital will be adequate, taking into account, among other things, the level of non-performing and other risk assets, the Company's and the Bank's current and projected results of operations and asset/liability structure, the economic environment and tax and other considerations. See "The Conversion - Certain Restrictions on Purchase or Transfer of Shares after Conversion."

                                DIVIDEND POLICY

         Upon Conversion, the Board of Directors of the Company will have the authority to declare dividends on the Common Stock, subject to statutory and regulatory requirements. The Board of Directors intends to consider a policy of paying cash dividends on the Common Stock in the future; however, it has no present plans with respect to the payment of dividends. Declarations of dividends by the Board of Directors, if any, will depend upon a number of factors, including the amount of net proceeds retained by the Company in the Conversion, investment opportunities available to the Company or the Bank, capital requirements, regulatory limitations, the Company's and the Bank's financial condition and results of operations, tax considerations and general economic conditions. No assurances can be given, however, that any dividends will be paid or, if commenced, will continue to be paid.

         The Bank will not be permitted to pay dividends on its capital stock if its stockholders' equity would be reduced below the amount required for the liquidation account. See "The Conversion - Liquidation Rights." For information concerning federal regulations which apply to the Bank in determining the amount of proceeds which may be retained by the Company and regarding a savings institution's ability to make capital distributions including payment of dividends to its holding company, see "Federal and State Taxation - Federal Taxation - Distributions" and "Regulation -Federal Savings Institution Regulation - Limitation on Capital Distributions."

         Unlike the Bank, the Company is not subject to OTS regulatory restrictions on the payment of dividends to its stockholders, although the source of such dividends will be dependent on the net proceeds retained by the Company and earnings thereon and may be dependent, in part, upon dividends from the Bank. The Company is subject, however, to the requirements of Delaware law, which generally limit dividends to an amount equal to the excess of the net assets of the Company (the amount by which total assets exceed total liabilities) over its statutory capital, or if there is no such excess, to its net profits for the current and/or immediately preceding fiscal year.

                          MARKET FOR THE COMMON STOCK

         The Company and Bank have not previously issued capital stock, and, consequently, there is no established market for the Common Stock. The Company has received conditional approval from the NASD to have its Common Stock quoted on the Nasdaq National Market under the symbol "OCFC" upon completion of the Conversion. One of the requirements for quotation of the Common Stock on the Nasdaq National Market is that there be at least two market makers for the Common Stock. The Company will seek to encourage and assist at least two market makers to make a market in its Common Stock. Making a market involves maintaining bid and ask quotations and being able, as principal, to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. Sandler O'Neill has advised the Company that it intends to make a market in the Common Stock following the completion of the Conversion, but it is under no obligation to do so. As of the date hereof, no other broker-dealers have agreed to act as market makers. While the Company has attempted to obtain commitments from broker-dealers to act as market makers, and anticipates that prior to the completion of the Conversion it will be able to obtain the commitment from at least one other broker-dealer to act as market maker for the Common Stock, there can be no assurance there will be two or more market makers for the Common Stock. Additionally, the development of a liquid public market depends on the existence of willing buyers and sellers, the presence of which is not within the control of the Company, the Bank or any market maker. The number of active buyers and sellers of the Common Stock at any particular time may be limited. Under such circumstances, investors in the Common Stock could have difficulty disposing of their shares on short notice and should not view the Common Stock as a short-term investment. There can be no assurance that an active and liquid trading market for the Common Stock will develop or that, if developed, it will continue, nor is there any assurance that persons purchasing shares will be able to sell them at or above the Purchase Price or that quotations will be available on the Nasdaq National Market as contemplated.

                                                          CAPITALIZATION

     The following table presents the unaudited historical consolidated capitalization of the Bank at December 31, 1995, and the pro forma consolidated capitalization of the Company after giving effect to the Conversion, based upon the sale of the number of shares indicated in the table and the other assumptions set forth under "Pro Forma Data." The table does not reflect the possible use of net conversion proceeds for the repayment of any FHLB borrowings, or the cost of renovating the new administrative offices.

                                                               Company Pro Forma Based  Upon Sale at $20 Per Share
                                                     --------------------------------------------------------------------------
                                                                                                                     8,388,078
                                                       5,391,203           6,342,593            7,293,981              Shares
                                                         Shares              Shares               Shares            (15% above
                                                      (Minimum of         (Midpoint of         (Maximum of          Maximum of
                                           Bank        Estimated           Estimated            Estimated            Estimated
                                        Historical    Price Range)        Price Range)         Price Range)        Price Range)(1)
                                        ----------    ------------        ------------         ------------        ---------------
                                                                         (In thousands)
Deposits(2)............................ $926,558       $926,558             $926,558             $926,558            $926,558
FHLB borrowings........................   10,400         10,400               10,400               10,400              10,400
                                        --------       --------             --------             --------            --------
Total deposit accounts and
   borrowed funds...................... $936,958       $936,958             $936,958             $936,958            $936,958
                                        --------       --------             --------             --------            --------
Stockholders' equity:
   Preferred Stock, $.01 par  value,
      5,000,000 shares authorized;
      none to be issued................ $     --       $     --             $     --             $     --             $    --
   Common Stock, $.01 par value,
     55,000,000 shares authorized;
     shares to be issued as reflected(3)      --            58                   69                   79                   91
   Additional paid-in capital(4).......       --       104,434              123,144              141,856              163,374
   Retained earnings(5)................   92,351        92,351               92,351               92,351               92,351
Less:
   Common Stock acquired by the
      ESOP(6)..........................       --        (8,626)             (10,148)             (11,670)             (13,421)
   Common Stock acquired by the
      Stock Programs(7)................       --        (4,313)              (5,074)              (5,835)              (6,710)
Plus:
After-tax effect of contribution to
   Foundation(8).......................       --         3,192                3,700                3,700                3,700
                                        --------      --------             --------             --------             --------
Total stockholders' equity............. $ 92,351      $187,096             $204,042             $220,481             $239,385
                                        ========      ========             ========             ========             ========

- ----------------------------------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Price Range of up to 15% as a result of regulatory considerations or changes in market or general financial and economic conditions following the commencement of the Subscription and Community Offerings.
(2) Does not reflect withdrawals from deposit accounts for the purchase of Common Stock in the Conversion. Such withdrawals would reduce pro forma deposits by the amount of such withdrawals.

(3) Reflects the issuance of the stated number of shares in the Offerings and the issuance of 431,297, 507,407, 583,519 and 671,047 shares of Common Stock to the Foundation, at the minimum, midpoint, maximum, and maximum, as adjusted, respectively, of the Estimated Price Range.
(4) No effect has been given to the issuance of additional shares of Common Stock pursuant to the Company's proposed Stock Option Plans intended to be adopted by the Company and presented for approval of stockholders at a meeting of stockholders following the Conversion. If approved by the stockholders of the Company, an amount equal to 10% of the shares of Common Stock issued in the Conversion will be reserved for issuance upon the exercise of options to be granted under the Stock Option Plans. See "Risk Factors - Possible Dilutive Effect of Stock Programs and Stock Options," Footnote 4 to the table under "Pro Forma Data" and "Management of the Bank
     - Benefits - Stock Option Plans."
(5) The retained earnings of the Bank will be substantially restricted after the Conversion. See "The Conversion - Liquidation Rights" and "Regulation
     - Federal Savings Institution Regulation - Limitations on Capital Distributions."
(6) Assumes that 8% of the shares offered for sale in the Conversion will be purchased by the ESOP and that the funds used to acquire such shares will be borrowed from the Company. The Common Stock acquired by the ESOP is reflected as a reduction of stockholders' equity. See "Management of the Bank - Benefits - Employee Stock Ownership Plan and Trust" and Footnote 1 to the tables under "Pro Forma Data."
(7) Assumes that an amount equal to 4% of the shares of Common Stock issued in the Conversion is purchased by the Stock Programs subsequent to the Conversion through open market purchases. The Common Stock purchased by the Stock Programs is reflected as a reduction of stockholders' equity. Implementation of the Stock Programs is subject to the approval of the Company's stockholders at a meeting following the Conversion. See "Risk Factors - Possible Dilutive Effect of Stock Programs and Stock Options," Footnote 3 to the table under "Pro Forma Data" and "Management of the Bank
     - Benefits - Stock Programs."

(8) Since the contribution to the Foundation will be made with Company Common Stock, there is no cash outlay affecting stockholders' equity. The tax benefit derived from the contribution, however, will increase stockholders' equity. The amount of the deduction is limited to 10% of the Company's annual taxable income, subject to the ability of the Company to carry forward any unused portion of the deduction for six years following the contribution.

                                PRO FORMA DATA

          The actual net proceeds from the sale of the Common Stock cannot be determined until the Conversion is completed. However, net proceeds are currently estimated to be between $104.5 million and $141.9 million (or $163.5 million in the event the Estimated Price Range is increased by 15.0%) based upon the following assumptions: (i) all of the shares of Common Stock will be sold in the Subscription and Community Offerings; (ii) directors, officers and employees of the Bank and members of their immediate families will purchase an aggregate of 105,000 shares of Common Stock; (iii) Sandler O'Neill will receive a fee equal to 1.75% of the aggregate Purchase Price of the shares sold in the Subscription and Community Offerings, excluding shares purchased by directors, officers, employees, and members of their immediate families and any employee plans, for which there is no fee; and (iv) Conversion expenses, excluding the marketing fees paid to Sandler O'Neill, will be approximately $1,633,000. Actual Conversion expenses may vary from those estimated.

          Pro forma consolidated net earnings of the Company for the year ended December 31, 1995, have been calculated as if the Common Stock had been sold at the beginning of the period and the net proceeds had been invested at 5.86%, the arithmetic average of the weighted average yield earned by the Bank on its interest-earning assets and the weighted average rate paid on its deposits during such period (as required by OTS regulations). The table below does not reflect the effect of withdrawals from deposit accounts for the purchase of Common Stock or the effect of any possible use of the net Conversion proceeds, except as set forth in Footnote 1 to the table below. The pro forma after-tax yields for the Company and the Bank are assumed to be 3.69% for the year ended December 31, 1995, based on an effective tax rate of 37.0% for the period. Historical and pro forma net earnings per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of Common Stock issued, as adjusted to give effect to the purchase of shares by the ESOP. Historical and pro forma stockholders' equity per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of Common Stock issued. No effect has been given in the pro forma stockholders' equity calculations for the assumed earnings on the net proceeds.

          The following pro forma information may not be representative of the financial effects of the foregoing transactions at the dates on which such transactions actually occur and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders' equity represents the difference between the stated amount of assets and liabilities of the Company computed in accordance with GAAP. The pro forma stockholders' equity is not intended to represent the fair market value of the Common Stock and may be greater than amounts that would be available for distribution to stockholders in the event of liquidation.

          The following table summarizes historical data of the Bank and pro forma data of the Company at or for the year ended December 31, 1995, based on the assumptions set forth above and in the table and should not be used as a basis for projections of market value of the Common Stock following the Conversion. The table below gives effect to the Stock Programs, which are expected to be adopted by the Company following the Conversion and presented to stockholders for approval at a meeting of stockholders. See Footnote 3 to the table and "Management of the Bank - Benefits - Stock Programs." The table also gives effect to the possible issuance of authorized but unissued shares of the Company's Common Stock to the Foundation concurrently with completion of the Conversion. No effect has been given in the table to the possible issuance of additional shares reserved for future issuance pursuant to the Stock Option Plans to be adopted by the Board of Directors of the Company and presented to stockholders for approval at a meeting of stockholders, nor does book value give any effect to the liquidation account to be established for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders or the bad debt reserve in liquidation. See Footnote 4 to the table below, "The Conversion - Liquidation Rights" and "Management of the Bank - Benefits - Stock Option Plans." The following table assumes that the Foundation is approved as part of the Conversion and therefore gives effect to the issuance of authorized but unissued shares of the Company's Common Stock to the Foundation concurrently with the completion of the Conversion. The Valuation Range, as set forth herein and in the table below, takes into account the dilutive impact of the issuance of shares to the Foundation.

                                          At or For the Year Ended December 31, 1995
                                    ----------------------------------------------------------------
                                      5,391,203         6,342,593      7,293,981        8,388,078
                                     Shares Sold       Shares Sold    Shares Sold      Shares Sold
                                      at $20.00         at $20.00      at $20.00      at $20.00 Per
                                      Per Share         Per Share      Per Share        Share (15%
                                       (Minimum         (Midpoint     (Maximum of     above Maximum
                                     of Estimated       Estimated      Estimated       of Estimated
                                     Price Range)      Price Range)  Price Range)    Price Range)(7)
                                    -------------      ------------  ------------    ---------------
                                              (In Thousands, Except Per Share Amounts)
Gross proceeds....................    $107,824          $126,852        $145,880          $167,762
Plus:  Shares issued to
        Foundation (equal
        to 8% of stock
        issued in
        Conversion)...............      8,626             10,148          11,670            13,421
                                     --------           --------        --------          --------
Pro Forma Market
 Capitalization...................   $116,450           $137,000        $157,550          $181,183
                                     ========           ========        ========          ========

Gross proceeds....................   $107,824           $126,852        $145,880          $167,762
Less: Offering expenses and
       commissions................     (3,332)            (3,639)         (3,945)           (4,297)
                                     --------           --------        --------          --------
Estimated net proceeds............    104,492            123,213         141,935           163,465
Less:
Common Stock purchased by
       ESOP.......................     (8,626)           (10,148)        (11,670)          (13,421)
Common Stock purchased by
       Stock Programs.............     (4,313)            (5,074)         (5,835)           (6,710)
                                     --------           --------        --------          --------
Estimated net proceeds, as
       adjusted...................   $ 91,553           $107,991        $124,430          $143,334
                                     ========           ========        ========          ========
Consolidated net earnings(1):
      Historical..................   $  7,947           $  7,947        $  7,947          $  7,947
      Pro forma earnings on
      net proceeds, as
      adjusted(2).................      3,106              3,713           4,320             5,018
 Less: Pro forma ESOP
       adjustment(3)..............       (453)              (533)           (613)             (705)
      Pro forma Stock Programs
       adjustment(4)..............       (543)              (639)           (735)             (846)
                                     --------           --------        --------          --------
Pro forma net earnings............   $ 10,057           $ 10,488        $ 10,919          $ 11,414
                                     ========           ========        ========          ========
Per share net earnings(1):
      Historical..................   $   1.46           $   1.25        $   1.08          $   0.94
     Pro forma earnings on net
      proceeds, as adjusted(2)....       0.57               0.57            0.59              0.59
     Less: Pro forma ESOP
           adjustment(3)..........      (0.08)             (0.08)          (0.08)            (0.08)
           Pro forma Stock
           Programs adjustment(4).      (0.10)             (0.10)          (0.10)            (0.10)
                                      --------           --------        --------          --------
           Pro forma net earnings
           per share..............   $   1.85           $   1.64        $   1.49          $   1.35
                                     ========           ========        ========          ========
Stockholders' equity:
     Historical...................   $ 92,351           $ 92,351        $ 92,351          $ 92,351
     Estimated net proceeds.......    104,492            123,213         141,935           163,465
     Plus: After tax effect
           of contribution
           to Foundation..........      3,192              3,700           3,700             3,700
     Less: Common Stock
           acquired by
           ESOP(3)................     (8,626)           (10,148)        (11,670)          (13,421)
           Common Stock acquired
           by Stock Programs(2)...     (4,313)            (5,074)         (5,835)           (6,710)
                                     --------           --------        --------          --------
       Pro forma stockholders'
       equity(4)(5)(6)............   $187,096           $204,042        $220,481          $239,385
                                     ========           ========        ========          ========
Stockholders' equity per share:
     Historical...................   $  15.86           $  13.48        $  11.72          $  10.19
     Estimated net proceeds.......      17.95              17.99           18.02             18.04
     Plus: After tax effect
           of contribution
           to Foundation..........       0.55               0.54            0.47              0.41
     Less: Common Stock acquired
            by ESOP(3)............      (1.48)             (1.48)          (1.48)            (1.48)
           Common Stock acquired
            by Stock Programs(3)..      (0.74)             (0.74)          (0.74)            (0.74)
                                     --------           --------        --------          --------
       Pro forma stockholders'
         equity per
         share(4)(5)(6)...........   $  32.14           $  29.79        $  27.99          $  26.42
                                     ========           ========        ========          ========
Offering price as a percentage
   of pro forma stockholders'
   equity per share...............      62.24%             67.14%          71.46%            75.69%
Offering price to pro forma net
   earnings per share.............      10.79x             12.18x          13.45x            14.80x

     (1) Does not give effect to the non-recurring expense that will be recognized in 1996 if the establishment of the Foundation is approved. In that event, the Company will recognize an after-tax expense for the amount of the contribution to the Foundation which will range from $5.4 million to $8.0 million at the minimum and maximum of the Estimated Price Range.

     (2) For purposes of this calculation, net proceeds have been reduced by $7.4 million, which amount is expected to be used for office renovations in 1996, and by the amount of the Company's contribution of common stock to the Foundation, both of which are considered non interest-earning assets.

     (3) It is assumed that 8% of the shares of Common Stock offered in the Conversion will be purchased by the ESOP. For purposes of this table, the funds used to acquire such shares are assumed to have been borrowed by the ESOP from the Company. The amount borrowed is reflected as a reduction of stockholders' equity. The Bank intends to make annual contributions to the ESOP in an amount at least equal to the principal and interest requirement of the debt. The Bank's total annual payment of the ESOP debt is based upon 12 equal annual installments of principal, with an assumed annual interest rate of 8.25%. The pro forma net earnings assumes: (i) that the Bank's contribution to the ESOP is equivalent to the debt service requirement for the year ended December 31, 1995, and was made at the end of the period; (ii) that 35,941, 42,284, 48,627 and 55,921 shares at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, were committed to be released during the year ended December 31, 1995, at an average fair value of $20 per share in accordance with Statement of Position ("SOP") 93-6; and (iii) only the ESOP shares committed to be released were considered outstanding for purposes of the net earnings per share calculations. See "Management of the Bank -Benefits - Employee Stock Ownership Plan and Trust."

     (4) Gives effect to the Stock Programs expected to be adopted by the Company following the Conversion and presented for approval at a meeting of stockholders. If the Stock Programs are approved by stockholders, the Stock Programs intend to acquire an amount of Common Stock equal to 4% of the shares of Common Stock issued in the Conversion, or 215,648, 253,704, 291,759 and 335,523 shares of Common
         Stock at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively, either through open market purchases, if permissible, or from authorized but unissued shares of Common Stock or treasury stock of the Company, if any. Funds used by the Stock Programs to purchase the shares will be contributed to the Stock Programs by the Bank. In calculating the pro forma effect of the Stock Programs, it is assumed that the required stockholder approval has been received, that the shares were acquired by the Stock Programs at the beginning of the period presented in open market purchases at the Purchase Price and that 20% of the amount contributed was an amortized expense during such period. The issuance of authorized but unissued shares of the Company's Common Stock to the Stock Programs instead of open market purchases would dilute the voting interests of existing stockholders by approximately 3.8% and pro forma net earnings per share would be $1.81, $1.61, $1.46 and $1.33 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, and pro forma stockholders' equity per share would be $31.70, $29.44, $27.70 and $26.20 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively. There can be no assurance that stockholder approval of the Stock Programs will be obtained, or that the actual purchase price of the shares will be equal to the Purchase Price. See "Management of the Bank -Benefits - Stock Programs."

     (5) No effect has been given to the issuance of additional shares of Common Stock pursuant to the Stock Option Plans expected to be adopted by the Company following the Conversion. The Company expects to present the Stock Option Plans for approval at a meeting of stockholders. If the Stock Option Plans are approved by stockholders, an amount equal to 10% of the Common Stock issued in the Conversion, or 539,120, 634,259, 729,398 and 838,808 shares at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively, will be reserved for future issuance upon the exercise of options to be granted under the Stock Option Plans. The issuance of Common Stock pursuant to the exercise of options under the Stock Option Plans will result in the dilution of existing stockholders' interests. Assuming stockholder approval of the Stock Option Plans and all options were exercised at the end of the period at an exercise price of $20 per share, the pro forma net earnings per share would be $1.75, $1.56, $1.42 and $1.30, respectively, and the pro forma stockholders' equity per share would be $31.11, $28.96, $27.31 and $25.88, respectively. See "Management of the Bank - Benefits - Stock Option Plans."
     (6) The retained earnings of the Bank will continue to be substantially restricted after the Conversion. See "Dividend Policy," "The
         Conversion - Liquidation Rights" and "Regulation - Federal Savings Institution Regulation - Limitation on Capital Distributions."
     (7) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Price Range of up to 15% as a result of regulatory considerations or changes in market or general financial and economic conditions following the commencement of the Subscription and Community Offerings.

   COMPARISON OF VALUATION AND PRO FORMA INFORMATION WITH NO FOUNDATION

          In the event that the Foundation was not being established as part of the Conversion, RP Financial has estimated that the pro forma market capitalization of the Bank would be approximately $145.0 million, at the midpoint, which is approximately $8.0 million greater than the pro forma market capitalization of the Bank if the Foundation is approved by the members of the Bank and would result in approximately an $18.1 million increase, or 12.5%, in the amount of Common Stock offered for sale in the Conversion. The pro forma price to book ratio and pro forma price to earnings ratio would be approximately the same under both the current appraisal and the estimate of the value of the Company without the Foundation. Further, assuming the midpoint of the Estimated Price Range, pro forma stockholders' equity per share and pro forma earnings per share would be the same with the Foundation as without the Foundation. In this regard, pro forma stockholders' equity and pro forma net income per share would be $29.79 and $1.64 at the midpoint of the estimate, respectively. The pro forma price to book ratio and the pro forma price to earnings ratio are 67.12% and 12.27x, respectively, at the midpoint of the estimate, assuming no Foundation and are 67.14% and 12.18x, respectively, with the Foundation. This estimate by RP Financial was prepared at the request of the OTS and is solely for purposes of providing depositors with sufficient information with which to make an informed decision on the Foundation. There is no assurance that in the event the Foundation is not approved at the Special Meeting of members that the appraisal prepared at that time would conclude that the pro forma market value of the Company would be the same as that estimated herein. Any appraisal prepared at that time would be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions.

          For comparative purposes only, set forth below are certain pricing ratios and financial ratios at the midpoint of the Estimated Price Range.

                                                   At the Midpoint
                                    --------------------------------------
                                      Establishment
                                      of Foundation        No Foundation
                                    -----------------    -----------------
                                          (Dollars in thousands)

     Pro Forma Pricing Ratios
       Price/Earnings...............      12.18x                12.27x
       Price/Book Value.............      67.14%                67.12%
       Price/Assets.................      11.06                 12.50

     Pro Forma Financial Ratios
       Equity/Assets................      17.77%                18.62%
       Return on Assets.............       0.91                  0.94
       Return on Equity.............       5.14                  5.07

     Pro Forma Stockholder's Equity
      Per Share.....................     $29.79                $29.79
     Pro Forma Net Earnings Per
      Share.........................     $ 1.64                $ 1.64
     Midpoint Offering..............   $126,852              $145,000
     Midpoint Pro Forma Market
      Capitalization................    137,000               145,000

                         OCEAN FEDERAL SAVINGS BANK
                      CONSOLIDATED STATEMENTS OF INCOME

     The following Consolidated Statements of Income of the Bank for each of the years ended December 31, 1995, 1994 and 1993 have been derived from the Consolidated Financial Statements, which Financial Statements have been audited by KPMG Peat Marwick, LLP, independent certified public accountants, whose report thereon appears elsewhere herein. The report of KPMG Peat Marwick LLP refers to a change in the method of accounting for investments in 1994. These statements should be read in conjunction with the Consolidated Financial Statements and Notes thereto included elsewhere in this Prospectus.

                                           Year Ended December 31,
                                      ------------------------------------
                                        1995          1994          1993
                                      --------      --------      --------
                                                   (In thousands)
     Interest income:
       Loans........................   $48,323       $42,706       $42,413
       Mortgage-backed securities...    13,799        13,440        14,198
       Investment securities and
        other.......................     8,088         7,537         8,242
                                       -------       -------       -------
         Total interest income......    70,210        63,683        64,853
                                       -------       -------       -------
     Interest expense:
       Deposits (note 9)............    39,826        32,130        33,948
       Federal Home Loan
        Bank borrowings.............       178           243            27
                                       -------       -------       -------
         Total interest expense.....    40,004        32,373        33,975
                                       -------       -------       -------
         Net interest income........    30,206        31,310        30,878
                                       -------       -------       -------
     Provision for loan
      losses (note 5)...............       950         1,129         1,300
                                       -------       -------       -------
         Net interest income after
          provision for loan losses.    29,256        30,181        29,578
                                       -------       -------       -------
     Other income:
       Fees and service
        charges (note 5)............     1,603         1,685         1,776
       Net (loss) gain on sales of
        loans and securities
        available for sale (note 3).      (340)          182           670
       Net (loss) gain
        from real estate owned......       (41)            8           228
       Other........................       134           182            66
                                       -------       -------       -------
         Total other income.........     1,356         2,057         2,740
                                       -------       -------       -------
     Operating expenses:
       Compensation and employee
        benefits (note 11)..........     8,707         8,324         7,688
       Occupancy (note 12)..........     1,721         1,652         1,565
       Equipment....................       879           958           967
       Advertising..................       836           716           545
       Federal insurance............     2,199         2,167         2,020
       Data processing..............       737           715           764
       General and administrative...     2,927         2,572         3,077
                                       -------       -------       -------
         Total operating expenses...    18,006        17,104        16,626
                                       -------       -------       -------
         Income before provision for
          income taxes..............    12,606        15,134        15,692
     Provision for income
      taxes (note 10)...............     4,659         5,405         5,556
                                       -------       -------       -------
     Net income.....................   $ 7,947       $ 9,729       $10,136
                                       =======       =======       =======

         See accompanying Notes to consolidated financial statements.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
              OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

     The Company has only recently been formed and, accordingly has no results of operations. The Bank's results of operations are dependent primarily on net interest income, which is the difference between the interest income earned on the Bank's interest-earning assets, such as loans and investments, and the interest expense on its interest-bearing liabilities, such as deposits and borrowings. The Bank also generates non-interest income such as income from secondary marketing activities, loan servicing and other fees. The Bank's operating expenses primarily consist of compensation and employee benefits, general and administrative expenses, federal deposit insurance premiums, occupancy and equipment expenses, advertising expenses and other operating expenses. The Bank's results of operations are also significantly affected by general economic and competitive conditions, particularly changes in market interest rates, government policies and actions of regulatory agencies. The Bank exceeded all of its regulatory capital requirements at December 31, 1995. See "Regulatory Capital Compliance" for a discussion of the historical and pro forma capital of the Bank and capital requirements. See also "Regulation -Federal Savings Institution Regulation - Capital Requirements."

Management Strategy

     The Bank has historically operated as a consumer-oriented federal savings bank, with a focus on offering traditional savings deposit and loan products to its local community. In recent years, the Bank's strategy has been to maintain profitability while managing its mutual capital position and limiting its credit and interest rate risk exposure. To accomplish these objectives, the Bank has sought to: (1) control credit risk by emphasizing the origination of single-family, owner-occupied residential mortgage loans and consumer loans, consisting primarily of home equity loans and lines of credit; (2) offer superior service and competitive rates to increase the core deposit base consistent with its capital management goals; (3) invest funds in excess of loan demand in mortgage-backed and investment securities; (4) reduce exposure to interest rate risk by originating for the portfolio first mortgage loans having terms to maturity of not more than 15 years and adjustable-rate mortgage ("ARM") loans, selling fixed-rate 30-year mortgage loans, and investing in shorter term or adjustable-rate mortgage-backed securities; and (5) control operating expenses.

     In recent years, most locally headquartered competitors in the Bank's market area have been acquired by larger, regional financial institutions, resulting in a reduced presence of local, community-based banks. Although such acquisitions have generated increased competition from these larger, regional institutions, the Bank believes that the absence of its former principal competitors, the community-based institutions, has created significant opportunities for Ocean Federal as the only remaining financial institution headquartered in Ocean County. As a result, management plans to modify its operating strategy to satisfy its perceived need within the market area for additional customer products and services. By seeking to broaden the range of its products and services offered, the Bank believes it will offset declining margins in the market for one-to four-family mortgage loans which it has experienced in recent years. Specifically, the Bank intends to: (1) maintain its traditional community thrift orientation as a provider of residential mortgage products; (2) diversify the products and services offered to possibly include, among other things, trust services, nondeposit products, secured and unsecured commercial lending and commercial deposit accounts in order to increase its customer base within its existing market area; and (3) increase the Bank's market share within its primary market area through the establishment and/or acquisition of additional branch offices, or the acquisition of other remaining financial institutions.

     Management believes that the diversification of the Bank's loan products may expose the Bank to a higher degree of credit risk than is involved in the Bank's one- to four-family residential mortgage lending activity. As a consequence of management's lending strategy, the Bank may, in future periods, depending upon the current conditions, increase the level of its provision for loan losses as well as its provision for losses on real estate owned over that experienced in the Bank's most recent fiscal year.

     Maintaining Community Orientation. Management is seeking to maintain the value of the Bank's existing franchise in its primary market area, which is based in large part upon its long-standing reputation for a high level of customer service in the delivery of traditional thrift products and services and active community involvement. The Bank is the only remaining financial institution headquartered in Ocean County. See "Business of the Bank - Market Area and Competition." It intends to maintain its community orientation by continuing to emphasize traditional deposit and loan products, primarily single-family residential mortgages. Many of the Bank's directors and senior officers belong to service or philanthropic organizations in the communities served by the Bank which management believes contributes to the Bank's community presence. The Bank also intends to enhance its community involvement through the establishment of the Foundation. See "The Conversion - Establishment of a Charitable Foundation," and "Management of the Bank - Biographical Information."

     Diversifying Products and Services Offered. The Bank intends to take advantage of a perceived opportunity created by the reduced presence of community-based financial institutions in its primary market area to expand its services and products to customers and increase its market share. While maintaining its emphasis on originating one- to four- family residential mortgage loans, the Bank is seeking to broaden the range of products and services it offers and may in the future offer products and services such as trust services, nondeposit products, secured and unsecured commercial loans and commercial deposit accounts. To facilitate this diversification, the Bank may hire additional personnel experienced with such product lines. The Bank also intends to consider the issuance of a proprietary credit card and other consumer loan products. In this manner, the Bank is aiming to increase its presence within its existing market area. See "Business of the Bank."

     Increasing Market Share. Management is also seeking to increase the Bank's market share in its primary market area through expanding the Bank's branch network as well as through expanding the product and customer base. The Bank has received approval to relocate its administrative offices to Toms River, New Jersey, and to open three additional branch offices. In addition, the Bank is currently negotiating a lease for a fourth new branch site in Toms River, and will seek approval for that site if a lease can be successfully negotiated. Each of these new branches would represent an expansion of the Bank's existing market share. The Company and the Bank may use a portion of the net Conversion proceeds to open additional branch offices or acquire other financial institutions. However, neither the Company nor the Bank have any additional pending agreements or understandings regarding acquisitions of any specific financial institutions or branch offices. See "Use of Proceeds."

Management of Interest Rate Risk

     The principal objectives of the Bank's interest rate risk management function are to evaluate the interest rate risk included in certain balance sheet accounts; determine the level of risk appropriate given the Bank's business focus, operating environment, capital and liquidity requirements and performance objectives; and manage the risk consistent with Board approved guidelines. Through such management, the Bank seeks to reduce the vulnerability of its operations to changes in interest rates. The Bank monitors its interest rate risk as such risk relates to its operating strategies. The Bank's Board of Directors has established an Asset/Liability Committee ("ALCO Committee") consisting of members of the Bank's management, responsible for reviewing the Bank's asset/liability policies and interest rate risk position. The ALCO Committee meets monthly and reports trends and the Bank's interest rate risk position to the Board of Directors on a quarterly basis. The extent of the movement of interest rates, higher or lower, is an uncertainty that could have a negative impact on the earnings of the Bank. See "Risk Factors - Potential Impact of Changes in Interest Rates."

     In recent years, the Bank has utilized the following strategies to manage interest rate risk: (i) emphasizing the origination for portfolio of first mortgage loans having terms to maturity of not more than fifteen years, adjustable-rate loans, and consumer loans consisting primarily of home equity loans and lines of credit; (ii) selling substantially all 30-year fixed-rate mortgage loans originated to the secondary market; (iii) holding primarily short-term and/or adjustable-rate mortgage-backed and investment securities; and

(iv) attempting to reduce the overall interest rate sensitivity of liabilities by emphasizing core and longer-term deposits.

     The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are "interest rate sensitive" and by monitoring an institution's interest rate sensitivity "gap." An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity gap is defined as the difference between the amount of interest-earning assets maturing or repricing within a specific time period and the amount of interest-bearing liabilities maturing or repricing within that time period. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. Accordingly, during a period of rising interest rates, an institution with a negative gap position generally would not be in as favorable a position, compared to an institution with a positive gap, to invest in higher yielding assets. This may result in the yield on the institution's assets increasing at a slower rate than the increase in its cost of interest-bearing liabilities. Conversely, during a period of falling interest rates, an institution with a negative gap might experience a repricing of its assets at a slower rate than its interest-bearing liabilities which, consequently, may result in its net interest income growing at a faster rate than an institution with a positive gap position.

     The following table sets forth the amounts of interest-earning assets and interest-bearing liabilities outstanding at December 31, 1995, which are anticipated by the Bank, based upon certain assumptions, to reprice or mature in each of the future time periods shown. Except as stated below, the amount of assets and liabilities shown which reprice or mature during a particular period were determined in accordance with the earlier of term to repricing or the contractual maturity of the asset or liability. It is intended to provide an approximation of the projected repricing of assets and liabilities at December 31, 1995, on the basis of contractual maturities, anticipated prepayments, and scheduled rate adjustments within a three month period and subsequent selected time intervals. The loan amounts in the table reflect principal balances expected to be redeployed and/or repriced as a result of contractual amortization and anticipated prepayments of adjustable-rate loans and fixed-rate loans, and as a result of contractual rate adjustments on adjustable-rate loans. For loans on residential properties, adjustable-rate loans and fixed-rate loans are projected to prepay at rates between 9.0% and 28.4% annually. Mortgage-backed securities are projected to prepay at rates between 13.0% and 25.0% annually. Passbook accounts and negotiable order of withdrawal ("NOW") accounts are assumed to decay at 9.53%, 8.62%, 14.85%, 36.92%, 16.58%, 11.68% and 1.82%
and money market savings accounts are assumed to decay at 15.90%, 13.38%, 20.71%, 37.50%, 9.38%, 3.03% and .10% for the periods of three months or less, three to six months, six to 12 months, one to three years, three to five years, five to ten years and more than ten years, respectively. Prepayment rates can have a significant impact on the Bank's estimated gap. There can be no assurance that projected prepayment rates for loans and mortgage-backed securities will be achieved or that projected decay rates will be realized. See "Business of the Bank - Lending Activities," " - Investment Activities" and " - Sources of Funds."


                                                                At December 31, 1995
                             ------------------------------------------------------------------------------------------------------
                                         More than 3    More than 6   More than 1    More than   More than
                              3 Months   Months to 6    Months to 1    Year to 3    3 Years to  5 Years to  More than
                              or Less       Months         Year          Years        5 Years    10 Years    10 Years      Total
                             ----------   ----------    -----------   -----------   ----------   ---------   --------    ----------
                                                               (Dollars in thousands)

Interest-earning
   assets(1):

   Interest-earning
     deposits and short-
     term investments......  $  6,408     $      --     $      --     $       --    $     --    $      --    $     --    $   6,408

   Investment securities...    10,000           100           708         20,410      64,528       19,000         135      114,881

   Loans receivable(2).....   104,052        76,925       128,467        150,729      85,696       64,566      14,534      624,969

   Mortgage-backed
     securities............    60,565        31,713       111,721         41,659      18,601          854          --      265,113

   FHLB stock..............     7,723            --            --             --          --           --          --        7,723
                             --------     ---------     ---------     ----------    --------      -------    --------    ---------
     Total interest-
       earning assets......   188,748       108,738       240,896        212,798     168,825       84,420      14,669    1,019,094
                             --------     ---------     ---------     ----------    --------      -------    --------    ---------
Interest-bearing
   liabilities:

   Money market deposit
     accounts..............    11,224         9,440        14,613         26,459       6,615        2,136          69       70,556

   Passbook accounts.......    16,747        15,151        26,109         64,903      29,135       20,528       3,204      175,777

   NOW accounts............     6,727         6,038        10,405         25,866      11,611        8,181       1,277       70,105

   Certificate accounts....   108,131       132,912       158,680        137,363      39,314       28,815          --      605,215

   FHLB borrowings.........    10,400            --            --             --          --           --          --       10,400
                             --------     ---------     ---------     ----------    --------      -------    --------    ---------
     Total interest-
       bearing liabilities.   153,229       163,541       209,807        254,591      86,675       59,660       4,550      932,053
                             --------     ---------     ---------     ----------    --------      -------    --------    ---------
   Interest sensitivity
     gap(3)................  $ 35,519     $ (54,803)    $  31,089     $  (41,793)   $ 82,150      $24,760     $10,119    $  87,041
                             ========     =========     =========     ==========    ========      =======     =======    =========
   Cumulative interest
     sensitivity gap.......  $ 35,519     $ (19,284)    $  11,805     $  (29,988)   $ 52,162      $76,922     $87,041
                             ========     =========     =========     ==========    ========      =======    ========
   Cumulative interest
      sensitivity gap
      as a percent of
      total assets.........      3.43%        (1.86%)        1.14%         (2.89%)      5.03%        7.42%       8.40%

   Cumulative interest-
      earning assets as a
      percent of cumulative
      interest-bearing
      liabilities..........    123.18%        93.91%       102.24%         96.16%     106.01%      108.29%     109.34%

- -----------------------
(1) Interest-earning assets are included in the period in which the balances are expected to be redeployed and/or repriced as a result of anticipated prepayments, scheduled rate adjustments, and contractual maturities.
(2) For purposes of the gap analysis, loans receivable includes non-performing loans gross of the allowance for loan losses, undisbursed loan funds, unamortized discounts and deferred loan fees.
(3) Interest sensitivity gap represents the difference between net interest-earning assets and interest-bearing liabilities.

     Certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable-rate loans, have features which restrict changes in interest rates both on a short-term basis and over the life of the asset. Further, in the event of a change in interest rates, prepayment and decay rates would likely deviate significantly from those assumed in calculating the table. Finally, the ability of many borrowers to service their adjustable-rate loans may be impaired in the event of an interest rate increase.

     Net Portfolio Value. Another method of analyzing an institution's exposure to interest rate risk is by measuring the change in the institution's net portfolio value ("NPV") under various interest rate scenarios. NPV is the difference between the net present value of assets, liabilities and off-balance sheet contracts. The NPV ratio, in any interest rate scenario, is defined as the NPV in that scenario divided by the market value of assets in the same scenario. The Sensitivity Measure is the decline in the NPV ratio, in basis points, caused by a 2% increase or decrease in rates, whichever produces a larger decline. The higher an institution's Sensitivity Measure is, the greater its exposure to interest rate risk is considered to be. The Bank's interest rate sensitivity is monitored by management through the use of interest rate risk ("IRR") reports which are generated by an external servicer. The Bank measures its IRR by modeling the change in NPV over a range of interest rate scenarios. The OTS also produces a similar analysis using its own model, based upon data submitted on the Bank's quarterly Thrift Financial Reports, the results of which may vary from the results provided by the Bank's external servicer. See "Regulation - Federal Savings Institution Regulation." The following table sets forth the Bank's NPV as of December 31, 1995, as calculated by the OTS.


                                                             NPV as %
                                                           of Portfolio
                           Net Portfolio Value            Value of Assets
                    ---------------------------------   --------------------
   Change in
Interest Rates in
  Basis Points                                            NPV       %
  (Rate Shock)         Amount    $ Change    % Change    Ratio    Change (1)
- -----------------   ----------   ---------   --------   -------   ----------
                            (Dollars in thousands)
     400            $ 67,219     $(53,427)    (44.3)%    6.72%     (40.3)%
     300              84,669      (35,977)    (29.8)     8.28      (26.4)
     200             100,078      (20,568)    (17.0)     9.61      (14.6)
     100             112,378       (8,268)     (6.9)    10.61       (5.7)
     Static          120,646           --        --     11.25         --
    (100)            126,911        6,265       5.2     11.70        4.0
    (200)            130,560        9,914       8.2     11.92        6.0
    (300)            135,422       14,776      12.2     12.23        8.7
    (400)            143,204       22,558      18.7     12.75       13.3

- ----------------------------
(1) Based on the portfolio value of the Bank's assets assuming no change in interest rates.

     The OTS has incorporated an interest rate risk component into its regulatory capital rule which requires an institution whose sensitivity measure exceeds 2% to deduct an interest rate risk component in calculating its total capital for purposes of the risk-based capital requirement. As of December 31, 1995, the last date this information was available, the Bank's NPV, as measured by the OTS, was $120.6 million, or 11.25% of the market value of assets. Following a 200 basis point increase in interest rates, the Bank's "post-shock" NPV was $100.1 million, or 9.61% of the market value of assets. The change in the NPV ratio or the Bank's Sensitivity Measure was negative 1.64%. Under OTS capital requirements, which have not yet been fully implemented, the decline in the NPV ratio at December 31, 1995 would reflect a below normal interest rate risk because it is less than 2%. If such OTS requirement had been implemented, the Bank's Sensitivity Measure would not have resulted in an increase in the Bank's risk-based capital requirement because its sensitivity measure is below the threshold at which the Bank could be required to hold additional risk-based capital. See "Regulation -- Federal Savings Institution Regulation."

     As is the case with the gap table, certain shortcomings are inherent in the methodology used in the NPV IRR measurements. Modelling changes in NPV requires the making of certain assumptions which may tend to oversimplify the manner in which actual yields and costs respond to changes in market interest rates. First, the models assume that the composition of the Bank's interest sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured. Second, the models assume that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration to maturity or repricing of specific assets and liabilities. Third, the model does not take into account the Bank's business or strategic plans. Accordingly, although the NPV measurements do provide an indication of the Bank's IRR exposure at a particular point in time, such measurements are not intended to provide a precise forecast of the effect of changes in market interest rates on the Bank's net interest income and can be expected to differ from actual results.

Analysis of Net Interest Income

     Net interest income represents the difference between income on interest-earning assets and expense on interest-bearing liabilities. Net interest income also depends upon the relative amounts of interest-earning assets and interest-bearing liabilities and the interest rate earned or paid on them.

     Average Balance Sheet. The following table sets forth certain information
     ---------------------
relating to the Bank at December 31, 1995 and for each of the years ended December 31, 1995, 1994 and 1993. The yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods shown except where noted otherwise. Average balances are derived from average month-end balances. Management does not believe that the use of average monthly balances instead of average daily balances has caused any material differences in the information presented. The yields and costs include fees which are considered adjustments to yields.

                                         ------------------------------------------------------------------------------------
                                                            1995                                       1994
                                         ------------------------------------------------------------------------------------

                                                                            Average                                  Average
                                          Average                           Yield/       Average                     Yield/
                                          Balance          Interest          Cost        Balance      Interest        Cost
                                         ---------         --------        ---------    ---------     --------      ---------
                                                                         (Dollars in thousands)
Assets:
  Interest-earning assets:
Interest-earning deposits
 and short-term investments...........   $  5,245          $    331            6.31%     $  1,322     $     56          4.24%
Investment securities(1)..............    126,792             7,166            5.65       127,762        6,933          5.43
Loans receivable, net (2).............    612,431            48,323            7.89       559,862       42,706          7.63
Mortgage-backed
 securities(3)........................    214,348            13,799            6.44       241,944       13,440          5.56
FHLB stock............................      7,679               591            7.70         7,216          548          7.59
                                         --------          --------                       --------      ------
   Total interest-earning
     assets...........................    966,495            70,210            7.26       938,106       63,683          6.79
                                                           --------            ----                     ------          ----
Non-interest-earning assets...........     22,212                                          18,282
                                         --------                                         -------
   Total assets.......................   $988,707                                        $956,388
                                         ========                                        ========
Liabilities and Equity:
Interest-bearing
 liabilities:
Money market deposit
 accounts.............................   $ 68,987          $  2,083            3.02%     $ 78,288      $ 1,899          2.43%
Savings accounts......................    178,973             4,537            2.54       206,131        5,246          2.54
NOW accounts..........................     69,330             1,483            2.14        69,934        1,440          2.06
Time deposits.........................    574,844            31,723            5.52       511,634       23,545          4.60
                                         --------          --------                       --------      ------
   Total..............................    892,134            39,826            4.46       865,987       32,130          3.71
FHLB borrowings.......................      2,933               178            6.07         5,006          243          4.85
                                         --------          --------                       --------      ------
   Total interest-bearing
     liabilities......................    895,067            40,004            4.47       870,993       32,373          3.72
Non-interest-bearing..................                     --------            ----                     ------         -----
 liabilities..........................      9,457                                           7,805
                                         --------                                         -------
   Total liabilities..................    904,524                                         878,798
Retained Earnings.....................     84,183                                          77,590
                                         --------                                         -------
   Total liabilities and
     equity...........................   $988,707                                         956,388
                                         ========                                        ========
Net interest income...................                     $ 30,206                                   $ 31,310
                                                           ========                                   ========
Net interest rate spread(4)...........                                         2.79%                                    3.07%
                                                                               ====                                     =====
Net interest margin(5)................                                         3.13%                                    3.34%
                                                                               =====                                    =====
Ratio of interest-earning assets
to interest-bearing liabilities.......     107.98%                                         107.71%
                                           ======                                          ======

                                        --------------------------------------------
                                                           1993                            At December 31, 1995
                                        --------------------------------------------      ---------------------

                                                                            Average
                                         Average                            Yield/                      Yield/
                                         Balance           Interest          Cost           Balance      Cost
                                        ---------          --------        ---------      ---------    --------
                                                                       (Dollars in thousands)
Assets:
  Interest-earning assets:
Interest-earning deposits
 and short-term investments...........   $  5,162           $   149             2.89%     $   6,408        4.25%
Investment securities(1)..............    131,786             7,511             5.70        114,881        6.34
Loans receivable, net (2).............    524,172            42,413             8.09        614,590        7.82
Mortgage-backed
 securities(3)........................    229,676            14,198             6.18        265,113        6.81
FHLB stock............................      6,580               582             8.84          7,723        6.90
                                          -------          --------                       ---------
   Total interest-earning
     assets...........................    897,376            64,853             7.23      1,008,715        7.16
                                                           --------             ----                       ----
Non-interest-earning assets...........     22,965                                            27,730
                                          -------                                         ---------
   Total assets.......................   $920,341                                        $1,036,445
                                         ========                                        ==========
Liabilities and Equity:
Interest-bearing
 liabilities:
Money market deposit
 accounts.............................   $ 82,620           $ 2,228             2.70%    $   70,556        2.93%
Savings accounts......................    187,743             5,178             2.76        175,777        2.53
NOW accounts..........................     59,672             1,347             2.26         70,105        2.14
Time deposits.........................    512,323            25,195             4.92        605,215        5.70
                                         --------           -------                      ----------
   Total..............................    842,358            33,948             4.03        921,653        4.61
FHLB borrowings.......................        893                27             3.02         10,400        5.94
                                         --------           -------                      ----------
   Total interest-bearing
     liabilities......................    843,251            33,975             4.03        932,053        4.62
Non-interest-bearing                                        -------             ----                       ----
 liabilities..........................      8,852                                            12,041
                                         --------                                        ----------
   Total liabilities..................    852,103                                           944,094
Retained Earnings.....................     68,238                                            92,351
                                         --------                                        ----------
   Total liabilities and
     equity...........................   $920,341                                        $1,036,445
                                         ========                                        ==========
Net interest income...................                      $30,878
                                                            =======
Net interest rate spread(4)...........                                          3.20%                      2.54%
                                                                                =====                      =====
Net interest margin(5)................                                          3.44%                      2.89%
                                                                                =====                      =====
Ratio of interest-earning assets
to interest-bearing liabilities.......     106.42%                                           108.23%
                                           =======                                           =======

________________________________
(1)  Includes investment securities available for sale.

(2) Amount is net of deferred loan fees, undisbursed loan funds, discounts and premiums and estimated loan loss allowances and includes loans held for sale and non-performing loans.
(3)  Includes mortgage-backed securities available for sale.
(4) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income divided by average interest-earning assets.

     Rate/Volume Analysis. The following table presents the extent to which
     --------------------
changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities have affected the Bank's interest income and interest expense during the periods indicated. Information is provided in each category with respect to: (i) changes attributable to changes in volume (changes in volume multiplied by prior rate); (ii) changes attributable to changes in rate (changes in rate multiplied by prior volume); and (iii) the net change.
The changes attributable to the combined impact of volume and rate have been allocated proportionately to the changes due to volume and the changes due to rate.

                                                     Year Ended December 31, 1995      Year Ended December 31, 1994
                                                            Compared to                       Compared to
                                                     Year Ended December 31, 1994      Year Ended December 31, 1993
                                                     ----------------------------      ----------------------------
                                                     Increase (Decrease)               Increase (Decrease)
                                                         Due to                              Due to
                                                     ------------------                ------------------
                                                     Volume       Rate      Net        Volume        Rate      Net
                                                     ------       ----      ---        ------        ----      ---
                                                                            (In thousands)
     Interest-earning assets:
       Interest-earning deposits and
         short-term investments...................   $   236    $    39   $   275      $ (143)     $    50   $   (93)
       Investment securities......................       (52)       285       233        (227)        (351)     (578)
       Loans receivable...........................     4,121      1,496     5,617       2,788       (2,495)      293
       Mortgage-backed securities.................    (1,633)     1,992       359         726       (1,484)     (758)
       FHLB stock.................................        35          8        43          53          (87)      (34)
                                                     -------    -------   -------      ------      -------   -------
         Total interest-earning assets............     2,707      3,820     6,527       3,197       (4,367)   (1,170)
                                                     -------    -------   -------      ------      -------   -------
     Interest-bearing liabilities:
       Money market deposit accounts..............      (243)       427       184        (113)        (216)     (329)
       Savings accounts...........................      (709)        --      (709)        493         (425)       68
       NOW accounts...............................       (13)        56        43         219         (126)       93
       Time deposits..............................     3,123      5,055     8,178         (33)      (1,617)   (1,650)
                                                                                       ------      -------   -------
         Total....................................     2,158      5,538     7,696         566       (2,384)   (1,818)
       FHLB borrowings............................      (116)        51       (65)        191           25       216
                                                     -------    -------   -------      ------      -------   -------
         Total interest-bearing liabilities.......     2,042      5,589     7,631         757       (2,359)   (1,602)
                                                     -------    -------   -------      ------      -------   -------
     Net change in net interest income............   $   665    $(1,769)  $(1,104)     $2,440      $(2,008)  $   432
                                                     =======    =======   =======      ======      =======   =======

Comparison of Financial Condition at December 31, 1995 and December 31, 1994

     Total assets at December 31, 1995, were $1.04 billion, an increase of $64.8 million, or 6.7%, compared to $971.7 million at December 31, 1994. This growth was primarily due to an increase in one- to four-family residential mortgage loans, which caused loans receivable, net, to increase by $20.4 million to a balance of $612.7 million at December 31, 1995, compared to a balance of $592.3 million at December 31, 1994. On November 15, 1995, the Financial Accounting Standards Board ("FASB") issued its Special Report for SFAS No. 115, "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities," which provided institutions a limited opportunity to reassess the appropriateness of the classification of all securities held at that time and account for any resulting reclassification at fair value. As a result of that Special Report, in December 1995, the Bank reclassified all investment and mortgage-backed securities from held-to-maturity to available-for-sale. Subsequent to this reclassification, but prior to year-end, the Bank sold $63.7 million in low-yielding U.S. agency obligations, incurring a loss of $587,000. The sale proceeds were reinvested in callable U.S. government agency securities and either 1-year adjustable-rate or 5- to 10-year fixed-rate mortgage-backed securities. Under the provisions of FASB Statement No. 115, securities categorized as available-for-sale are reported at fair value, with unrealized gains or losses reported as a separate component of equity. At December 31, 1995, the fair value of the Bank's investment and mortgage-backed securities available-for-sale exceeded the related amortized cost by $3.2 million. The net result of the security portfolio restructuring was to decrease total investment securities by $12.6 million, or 9.9%, to a balance of $114.9 million at December 31, 1995, compared to a balance of $127.5 million at December 31, 1994 and increase total mortgage-backed securities by $40.5 million to $265.1 million at December 31, 1995, from $224.6 million at December 31, 1994. Cash and due from banks was $8.0 million at December 31, 1995, an increase of $7.8 million from $239,000 at December 31, 1994. The increase in cash and due from banks was a result of the timing of operating and investing cash flows. Premises and equipment increased by $3.3 million, or 76.5%, to $7.6 million at December 31, 1995, from $4.3 million at December 31, 1994, as a result of the purchase in July 1995 of land and a building, which upon renovation, will be the site of both a new branch office and the Bank's new administrative facility. The renovation is due to be completed in early 1997. Total deposits at December 31, 1995, were $926.6 million, an increase of $59.1 million, or 6.8%, compared to $867.4 million at December 31, 1994. The increase was primarily due to an increase of $71.9 million, or 13.5%, in time deposits to $605.2 million at December 31, 1995, from $533.3 million at December 31, 1994, which reflected a shift in the composition of the Bank's interest-bearing liabilities from core savings accounts into higher-yielding certificates of deposit. Retained earnings at December 31, 1995, were $92.4 million, compared to $82.3 million at December 31, 1994 as a result of net income of $7.9 million for the year ended December 31, 1995 combined with the recognition as a component of retained earnings of $2.1 million of unrealized gain (net of tax) on securities available-for-sale.

Comparison of Operating Results for the Years Ended December 31, 1995 and December 31, 1994

General

     Net income decreased $1.8 million, or 18.3%, to $7.9 million for the year ended December 31, 1995, from $9.7 million for the year ended December 31, 1994. The decrease was due primarily to a decline in net interest income, which is the principal source of income for the Bank and represents the difference between total interest and fees earned on loans, mortgage-backed securities and other investments and total interest paid on deposits and borrowings. The decline in net interest income resulted from a decrease in the interest rate spread to 2.79% for the year ended December 31, 1995, from 3.07% for the year ended December 31, 1994. The shift in the composition of the Bank's interest-bearing liabilities from core savings accounts to higher yielding certificates of deposit was the primary reason for this decline. Additionally, the Bank recognized a loss of $587,000 in 1995 on the sale of investment securities available for sale. Profitability further declined as a result of a decrease in other income (net of the $587,000 loss on the sale of investment securities) and increased operating expenses, partly offset by decreases in the provision for loan losses and the provision for income taxes.

Interest Income

     Interest income for the year ended December 31, 1995 was $70.2 million, compared to $63.7 million for the year ended December 31, 1994, an increase of $6.5 million, or 10.2%. Increased interest income on loans accounted for substantially all of this increase. The increase in interest income on loans was a result of growth in the average balance of loans outstanding combined with an increase in the average yield. The average balance of loans receivable increased $52.6 million, while the yield on such loans increased by 26 basis points to 7.89% for 1995, from 7.63% for 1994. The growth in loans was attributable to an increase in the origination of ARM loans in the first half of 1995, which the Bank maintains in portfolio. The volume of originations of ARM loans declined in the second half of 1995 as market interest rates declined and the demand for fixed-rate financing increased. As a result, the Bank experienced a slight decline in loans receivable during the second half of 1995. The increase in average yield for 1995 over 1994 was a result of the generally higher interest rate environment, causing ARM loans to reprice upward.

     Interest income on mortgage-backed securities increased $359,000 for 1995, compared to 1994. The average balance of mortgage-backed securities declined by $27.6 million for 1995, compared to 1994, as a result of principal repayments and limited purchase activity due to an increased demand for loans. The yield on this portfolio, however, increased 88 basis points due to the repricing of adjustable-rate securities. Interest income on investment securities increased $233,000 for 1995, compared to 1994, primarily due to an increase in the average yield of 22 basis points.

Interest Expense

     Interest expense for the year ended December 31, 1995 was $40.0 million, compared to $32.4 million for the year ended December 31, 1994, an increase of $7.6 million, or 23.6%. The increase in interest expense was the result of a $26.1 million increase in the average balance of interest-bearing deposits and an increase in the average cost of deposits to 4.46% for 1995, from 3.71% for 1994. The increase in average cost was primarily due to a shift in the composition of deposit accounts from lower yielding core accounts into higher yielding certificates of deposit. Average balances on money market deposit and savings accounts decreased by $9.3 million and $27.2 million, respectively, for 1995, compared to 1994, while the average balance of time deposits increased by $63.2 million from 1994 to 1995.

Provision for Loan Losses

     During the year ended December 31, 1995, the Bank's provision for loan losses was $950,000 compared to $1.1 million for the year ended December 31, 1994, a decrease of $179,000. The decrease was partly due to the decline in nonperforming loans, which decreased by $2.2 million to $8.7 million at December 31, 1995, from $10.9 million at December 31, 1994. Management of the Bank is responsible for the determination of the level of the allowance for loan losses. The allowance for loan losses is maintained at a level sufficient to provide for estimated losses based on evaluating known and inherent risks in the loan portfolio and upon management's continuing analysis of the factors underlying the quality of the loan portfolio. These factors include changes in the size and composition of the loan portfolio, actual loan loss experience, current and anticipated economic conditions, detailed analysis of individual loans for which full collectibility may not be assured, and determination of the existence and realizable value of the collateral and guarantees securing the loan. Additions to this allowance are charged to earnings. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to provide additions to the allowance based upon judgments different from management. Although management uses the best information available, future adjustments to the allowance may be necessary due to economic, operating, regulatory and other conditions beyond the Bank's control. See "Business of the Bank - Lending Activities -Nonperforming Assets and Delinquencies" and "- Lending Activities -Allowance for Loan Losses."

Other Income

     Other income decreased to $1.4 million for the year ended December 31, 1995, from $2.1 million for the year ended December 31, 1994. The decrease was primarily due to the recognition of a $587,000 loss in 1995 on the sale of investment securities available for sale. Additionally, fees and service charges, which consist of deposit product fees, loan servicing fees and other loan fees, declined by $82,000 in 1995 as compared to 1994. The decrease in this category can be attributed to a $112,000 decrease in mortgage loan servicing income.

Operating Expenses

     Operating expenses increased to $18.0 million for the year ended December 31, 1995, from $17.1 million for the year ended December 31, 1994. Compensation and employee benefits increased $383,000, or 4.6%, primarily due to annual salary increases. Advertising expense increased by $120,000 to $836,000 for 1995, from $716,000 for 1994, as a result of increased advertising to maintain loan volume and market presence. General and administrative expenses increased $355,000, or 13.8%, to $2.9 million for 1995, compared to 1994. The Bank expects that salary and benefits expense may increase after the Conversion, primarily as a result of the adoption of various employee benefit plans and compensation adjustments contemplated in connection with the Conversion. In this regard, the proposed ESOP, which intends to purchase 8% of the Common Stock sold in the Offering, and the Stock Programs which, if implemented, would purchase an amount of Common Stock equal to 4% of the Common Stock sold in the Offering, may result in increased salary and benefits expense as interest on and amortization of the ESOP loan and amortization of the Stock Program awards will be reflected as compensation expense. See "Management of the Bank -- Employee Stock Ownership Plan and Trust." In addition, the Bank expects operating expenses to increase in future periods as a result of its current renovation of a new administrative office and the opening of at least three new branch offices in 1996 and early 1997. See "Use of Proceeds" and "Business of the Bank -- Properties."

Provision for Income Taxes

     Income tax expense was $4.7 million for the year ended December 31, 1995, compared to $5.4 million for the year ended December 31, 1994. The decrease in the provision for income taxes was primarily the result of the decrease in earnings before income taxes. The effective tax rate for 1995 was 37.0%, an increase of 1.3% over the 35.7% effective tax rate for 1994. The increase in the effective tax rate for 1995 can be attributed to the non-deductibility of certain expenses incurred by the Bank.

Comparison of Financial Condition at December 31, 1994 and December 31, 1993.

     Total assets at December 31, 1994, were $971.7 million, an increase of $34.4 million or 3.7%, compared to $937.2 million at December 31, 1993. This growth was primarily due an increase in one- to four-family residential mortgage loans, which caused loans receivable, net, to increase by $52.4 million to a balance of $592.3 million at December 31, 1994, compared to a balance of $539.9 million at December 31, 1993. This increase was partially offset by a decrease in mortgage-backed securities of $16.6 million, to $224.6 million at December 31, 1994, from $241.2 million at December 31, 1993. Total liabilities at December 31, 1994 were $889.3 million, an increase of $24.7 million, or 2.9%, compared to $864.6 million at December 31, 1993. The increase was primarily attributable to an increase in certificate of deposit accounts to $25.9 million to $533.3 million at December 31, 1994, from $507.4 million at December 31, 1993. Retained earnings at December 31, 1994, were $82.3 million, an increase of $9.7 million from December 31, 1993. The increase is attributable to net income for the period.

Comparison of Operating Results for the Years Ended December 31, 1994 and December 31, 1993

General

     Net income decreased $407,000, or 4.0%, to $9.7 million for the year ended December 31, 1994, from $10.1 million for the year ended December 31, 1993. The decrease was primarily due to a decline in total other income, which was primarily attributable to reduced gains of $708,000 on the sale of mortgage loans and on the sale of real estate owned properties in 1994 compared to 1993. An increase in total operating expenses in 1994 of $478,000 also contributed to the decline, which was partly offset by an increase in net interest income and decreases in the provisions for loan losses and income taxes.

Interest Income

     Interest income for the year ended December 31, 1994 was $63.7 million, compared to $64.9 million for the year ended December 31, 1993, a decrease of $1.2 million, or 1.8%. The decrease in interest income was the result of a decline in the average yield on interest-earning assets of 44 basis points, to 6.79% in 1994, from 7.23% in 1993, partly offset by growth in average interest-earning asset balances. Most of the increase in the average balance of interest-earning assets was attributable to an increase in the balance of loans receivable. The average balance of loans receivable increased by $35.7 million for 1994 over 1993. The average yield on loans receivable decreased 46 basis points, to 7.63% in 1994, from 8.09% in 1993. The decrease was due to the high levels of prepayments on higher rate mortgage loans during late 1993 and the effects of lower interest rates on new loan originations.

     The average balance of mortgage-backed securities increased by $12.3 million for 1994, compared to 1993; however, average yields on mortgage-backed securities declined 62 basis points to 5.56% in 1994 from 6.18% in 1993. The decline in average yield was largely due to the purchase of adjustable-rate securities at discounted first year yields, which adjust to market rates in succeeding years. Also, high coupon securities were prepaid as a result of the low interest rate environment.

Interest Expense

     Interest expense for the year ended December 31, 1994 was $32.4 million, compared to $34.0 million for the year ended December 31, 1993, a decrease of $1.6 million, or 4.7%. The decrease is primarily due to the decrease in the average cost of deposits to 3.71% for 1994, from 4.03% for 1993, partly offset by a $23.6 million increase in the average balance of deposits outstanding. Part of the decrease in average cost can be attributed to a shift in the composition of deposits from certificate accounts to core accounts, which represented 40.9% of average deposit balances in 1994, compared to 39.2% in 1993. The decline in the average cost of deposits further reflected generally lower rates paid for new deposits and the maturities of higher, fixed-rate term certificates of deposits issued in prior years. Interest on Federal Home Loan Bank borrowings increased to $243,000 for the year ended December 31, 1994, from $27,000 for the year ended December 31, 1993, an increase of $216,000, which reflected increases in both the average balance outstanding and the average cost incurred.

Provision for Loan Losses

     During the year ended December 31, 1994, the Bank's provision for loan losses was $1.1 million, compared to $1.3 million for the year ended December 31, 1993, a decrease of $171,000. The reduction in the provision was based on improved charge-off experience, as well as management's review and evaluation of the loan portfolio, an asset classification review, the stabilization of real estate values in New Jersey and the continued improvement in the economy.

Other Income

     Other income decreased to $2.1 million for the year ended December 31, 1994, from $2.7 million for the year ended December 31, 1993. The decrease was primarily due to a $488,000 reduction in secondary market income due to a decrease in loan sales. As a result of the generally high level of refinance activity in 1993, sales of 30-year fixed-rate loans decreased to $16.8 million in 1994, a decline of $24.3 million, from $41.1 million in 1993. Additionally, the net gain from real estate owned decreased to $8,000 for the year ended December 31, 1994, from $228,000 for the year ended December 31, 1993, as actual sales of real estate owned declined to $4.6 million in 1994 from $6.36 million in 1993.

Operating Expenses

     Operating expenses increased $478,000, or 2.9%, to $17.1 million for the year ended December 31, 1994, from $16.6 million for the year ended December 31, 1993. The increase in compensation and employee benefits expenses of $636,000, or 8.3%, partially reflected the decline in mortgage lending originations as a smaller proportion of these expenses were offset through the recognition of fee income. Advertising expense increased $171,000 to $716,000 for the year ended December 31, 1994, from $545,000 for the year ended December 31, 1993. The increase was primarily the result of a greater focus on deposit generation in addition to mortgage volume. The decline in general and administrative expense to $3.3 million for the year ended December 31, 1994 from $3.8 million for the year ended December 31, 1993 was primarily related to the decline in mortgage loan production, as loan related expenses, including appraisal fees and credit reports, declined by $483,000 in 1994, compared to 1993.

Provision for Income Taxes

     The provision for income taxes totalled $5.4 million for the year ended December 31, 1994 compared to $5.6 million for the year ended December 31, 1993, a decrease of $151,000. The decrease is primarily due to lower income before taxes as the effective tax rate remained relatively unchanged at 35.7% in 1994, compared to 35.4% in 1993.

Liquidity And Capital Resources

     The Bank's primary sources of funds are deposits, principal and interest payments on loans, FHLB borrowings and, to a lesser extent, investment maturities and proceeds from the sale of loans. While scheduled amortization of loans are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions, and competition. The Bank's most liquid assets are cash and short-term investments. The levels of these assets are dependent on the Bank's operating, financing, lending and investing activities during any given period. At December 31, 1995, cash and investment securities maturing within one year totalled $18.8 million. See "Use of Proceeds." The Bank has other sources of liquidity if a need for additional funds arises, including an overnight line of credit and advances from the FHLB. At December 31, 1995, the Bank had $10.4 million in overnight borrowings outstanding from the FHLB, representing a decrease from $16.3 million at December 31, 1994. The Bank utilizes the overnight line from time to time to fund short-term liquidity needs.

     The Bank has continued to maintain the required minimum levels of liquid assets as defined by OTS regulations. This requirement, which may be varied at the direction of the OTS depending upon economic conditions and deposit flows, is based upon a percentage of deposits and short-term borrowings. The Bank's liquidity ratio at December 31, 1995, was 17.2%, compared to its required liquidity ratio of 5.0%. The Bank's liquidity ratio has historically exceeded regulatory requirements. See the Consolidated Statements of Cash Flows in the Consolidated Financial Statements contained elsewhere herein.

     At December 31, 1995, the Bank exceeded all of its regulatory capital requirements with tangible capital of $90.3 million, or 8.7% of total adjusted assets, which is above the required level of $15.5 million or 1.5%;

core capital of $90.3 million, or 8.7% of total adjusted assets, which is above the required level of $31.0 million or 3.0%, and risk-based capital of $95.7 million, or 21.3% of risk-weighted assets, which is above the required level of $35.9 million or 8.0%. See "Regulatory Capital Compliance."

Impact of Inflation and Changing Prices

     The Consolidated Financial Statements and Notes thereto presented herein have been prepared in accordance with GAAP, which require the measurement of financial position and operating results in terms of historical dollar amounts without considering the changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of the Bank's operations. Unlike industrial companies, nearly all of the assets and liabilities of the Bank are monetary in nature. As a result, interest rates have a greater impact on the Bank's performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the price of goods and services.

Impact of New Accounting Standards

     In November 1993, the American Institute of Certified Public Accountants issued SOP 93-6, "Employers' Accounting for Employee Stock Ownership Plans" which is effective for fiscal years beginning after December 15, 1993. SOP 93-6 will apply to the Bank upon completion of the Conversion and establishment of the ESOP. SOP 93-6 will, among other things, change the measurement of compensation expense recorded by employers for leveraged ESOPs, from the cost of ESOP shares to the fair value of ESOP shares. Under SOP 93-6, the Company will recognize compensation expense equal to the fair value of the ESOP shares during the periods in which they become committed to be released. To the extent that the fair value of the Bank's ESOP shares differs from the cost of such shares, this differential will be charged or credited to equity. Employers with internally leveraged ESOPs, such as the Company, will not report the loan receivable from the ESOP as an asset and will not report the ESOP debt from the employer as a liability. For information on the pro forma effects of the ESOP on the Bank's results of operations and stockholders equity, see "Pro Forma Data." See "Management of the Bank - Benefits - Employee Stock Ownership Plan and Trust."

     In May 1993, FASB issued Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"). SFAS 115 generally requires that debt and equity securities that have readily determinable fair values be carried at fair value unless they are classified as held to maturity. Securities can be classified as held to maturity and carried at amortized cost only if the reporting entity has a positive intent and ability to hold those securities to maturity. If not classified as held to maturity, such securities must be classified as trading securities or securities available for sale. Unrealized holding gains or losses for securities available for sale are to be excluded from earnings and reported as a net amount as a separate component of stockholders' equity. Unrealized holding gains and losses for trading securities are to be included in earnings. The statement's effective date was for fiscal years beginning after December 15, 1993. SFAS 115 was adopted on January 1, 1994 by the Bank.

     On November 28, 1994, the OTS changed its policy relating to the treatment of unrealized gains and losses on securities available for sale in accordance with SFAS 115. Under the new policy, unrealized gains and losses are excluded for purposes of calculating regulatory capital. This change in OTS policy did not have a material impact on the Bank's level of regulatory capital.

     On November 15, 1995, the FASB issued its Special Report for SFAS No. 115, "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities." The Special Report provides that, concurrent with the initial adoption of the implementation guidance but no later than December 31, 1995, an enterprise may reassess the appropriateness of the classification of all securities held at that time and account for any resulting reclassification at fair value. Reclassification from the held to maturity category that results from this one-time reassessment (which must be made on a single date) will not call into question the intent of an enterprise to hold debt securities to maturity in the future. In accordance with such

Special Report, in December, 1995, the Bank reclassified all of its investment and mortgage-backed securities included in its held to maturity portfolio, totalling $382.7 million, to its available for sale portfolio. Prior to year-end, the Bank subsequently sold $63.7 million in low-yielding U.S. agency obligations, recognizing a loss of $587,000. At December 31, 1995, the fair value of the Bank's investment and mortgage-backed securities available for sale exceeded the related amortized cost by $3.2 million.

     In March 1995, the FASB issued Statement of Financial Accounting Standards No. 121 ("SFAS No. 121"), "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of." SFAS No. 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. However, SFAS No. 121 does not apply to financial instruments, core deposit intangibles, mortgage and other servicing rights or deferred tax assets. SFAS No. 121 is effective for fiscal years beginning after December 15, 1995. Management believes that the adoption of this Statement will not have a material impact on the earnings or the financial statements of the Bank.

     In May 1995, the FASB issued SFAS No. 122, "Accounting for Mortgage Servicing Rights, an amendment of FASB Statement No. 65," which requires that a mortgage banking enterprise record as a separate asset, rights to service mortgage loans for others, however those servicing rights are acquired. In circumstances where mortgage loans are originated, separate asset rights to service mortgage loans are only recorded when the enterprise intends to sell or securitize such loans and retain servicing. SFAS No. 122 will be applied prospectively beginning January 1, 1996. Adoption of this new statement is not expected to have a material impact on the Bank's financial position or results of operations.

     In November 1995, the FASB issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" ("SFAS 123"). This statement establishes financial accounting standards for stock-based employee compensation plans. SFAS 123 permits the Bank to choose either a new fair value based method or the current APB Opinion 25 intrinsic value based method of accounting for its stock-based compensation arrangements. SFAS 123 requires pro forma disclosures of net earnings and earnings per share computed as if the fair value based method had been applied in financial statements of companies that continue to follow current practice in accounting for such arrangements under APB Opinion 25. SFAS 123 applies to all stock-based employee compensation plans in which an employer grants shares of its stock or other equity instruments to employees except for employee stock ownership plans. SFAS 123 also applies to plans in which the employer incurs liabilities to employees in amounts based on the price of the employer's stock, (e.g. stock option plans, stock purchase plans, restricted stock plans, and stock appreciation rights). The statement also specifies the accounting for transactions in which a company issues stock options or other equity instruments for services provided by nonemployees or to acquire goods or services from outside suppliers or vendors. The recognition provisions of SFAS 123 for companies choosing to adopt the new fair value based method of accounting for stock-based compensation arrangements may be adopted immediately and will apply to all transactions entered into in fiscal years that begin after December 15, 1995. The disclosure provisions of SFAS 123 are effective for fiscal years beginning after December 15, 1995, however disclosure of the pro forma net earnings and earnings per share, as if the fair value method of accounting for stock-based compensation had been elected, is required for all awards granted in fiscal years beginning after December 31, 1994. Any effect that this statement will have on the Bank will be applicable upon the consummation of the Conversion.

     In December 1994, the American Institute of Certified Public Accountants issued Statement of Position (SOP) 94-6, "Disclosure of Certain Significant Risks and Uncertainties." SOP 94-6 supplements disclosure requirements for risks and uncertainties existing as of the date of the financial statements in the following areas: (a) nature of operations, (b) use of estimates in the preparation of financial statements, (c) certain significant estimates and (d) current vulnerability due to certain concentrations. SOP 94-6 is effective for financial statements issued for fiscal years ending after December 15, 1995, and for financial statements for interim periods in fiscal years subsequent to the year for which this SOP is to be first applied. The Bank implemented the disclosure requirements of SOP 94-6 in the financial statements as of and for the year ended December 31, 1995.

                            BUSINESS OF THE BANK

General

     The Bank's principal business has been and continues to be attracting retail deposits from the general public in the communities surrounding its branch offices and investing those deposits, together with funds generated from operations and borrowings, primarily in single-family, owner-occupied residential mortgage loans within its market area. To a significantly lesser extent, the Bank invests in commercial real estate, multi-family, construction and consumer loans. The Bank also invests in mortgage-backed securities, securities issued by the U.S. Government and agencies thereof, and other investments permitted by applicable law and regulations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Management Strategy." The Bank sells substantially all newly originated 30-year, fixed-rate mortgage loans to the secondary market. Loan sales come from loans held in the Bank's portfolio designated as being held for sale or originated during the period and being so designated. The Bank retains all of the servicing rights of loans sold. The Bank's revenues are derived principally from interest on its mortgage loans, and to a lesser extent, interest on its investment and mortgage-backed securities and income from loan servicing. The Bank's primary sources of funds are deposits, principal and interest payments on loans, advances from the FHLB and to a lesser extent, investment maturities and proceeds from the sale of loans.

Market Area and Competition

     The Bank has been, and intends to continue to be, a community-oriented financial institution, offering a wide variety of financial services to meet the needs of the communities it serves. The Bank conducts its business through an administrative office located in Brick, New Jersey, and eight branch offices, seven of which are located in Ocean County and one of which is located in Middlesex County, New Jersey. The Bank's deposit gathering base is concentrated in the communities surrounding its offices. While its lending area extends throughout New Jersey, most of the Bank's mortgage loans are secured by properties located in Ocean County and Southern Monmouth County.

     The Bank is the only remaining community-based financial institution headquartered in Ocean County, New Jersey, which is located along the central New Jersey shore. Ocean County is among the fastest growing population areas in New Jersey and has a significant number of retired residents who have traditionally provided the Bank with a stable source of deposit funds. The economy in the Bank's primary market area is based upon a mixture of service and retail trade. Other employment is provided by a variety of wholesale trade, manufacturing, federal, state and local government, hospitals and utilities. The area is also home to commuters working in New Jersey suburban areas around New York and Philadelphia.

     In the late 1980's and early 1990's, due in part to the effects of a prolonged decline in the national and regional economy, layoffs in the financial services industry and corporate relocations, New Jersey experienced reduced levels of employment. These events, in conjunction with a surplus of available commercial and residential properties, resulted in an overall decline during this period in the underlying values of properties located in New Jersey. However, New Jersey's real estate market has stabilized in recent periods. Whether such stabilization will continue is dependent, in large part, upon the general economic health of the United States and New Jersey, and other factors beyond the Bank's control and, therefore, cannot be estimated.

     The Bank faces significant competition both in making loans and in attracting deposits. The State of New Jersey has a high density of financial institutions, many of which are branches of significantly larger institutions which have greater financial resources than the Bank, all of which are competitors of the Bank to varying degrees. The Bank's competition for loans comes principally from commercial banks, savings banks, savings and loan associations, credit unions, mortgage banking companies and insurance companies. Its most direct competition for deposits has historically come from commercial banks, savings banks, savings and loan associations and credit unions. The Bank faces additional competition for deposits from short-term money market funds, other corporate and government securities funds and from other financial service institutions such as brokerage firms and insurance companies.

Lending Activities

     Loan Portfolio Composition.  The Bank's loan portfolio consists primarily
     --------------------------
of conventional first mortgage loans secured by one- to four-family residences. At December 31, 1995, the Bank had total loans outstanding of $625.0 million, of which $575.0 million, or 92.0% of total loans, were one-to four-family, residential mortgage loans. The remainder of the portfolio consisted of $26.9 million of consumer loans, primarily home equity loans and lines of credit, equalling 4.3% of total loans; $14.9 million of commercial real estate, multi-family and land loans, or 2.4% of total loans; and $8.2 million of real estate construction loans, or 1.3% of total loans. The Bank had $1.9 million in loans held for sale at December 31, 1995. At that same date, 64.9% of the Bank's total loans had adjustable interest rates.

     The types of loans that the Bank may originate are subject to federal and state law and regulations. Interest rates charged by the Bank on loans are affected by the demand for such loans and the supply of money available for lending purposes and the rates offered by competitors. These factors are, in turn, affected by, among other things, economic conditions, monetary policies of the federal government, including the Federal Reserve Board, and legislative tax policies.

The following table sets forth the composition of the Bank's loan portfolio in dollar amounts and as a percentage of the portfolio at the dates indicated.


                                                          At December 31,
                             ------------------------------------------------------------------------------------------------------
                                    1995                  1994                   1993                1992              1991
                             -------------------   -------------------   -------------------   ----------------   ------------------
                                        Percent               Percent               Percent             Percent              Percent
                             Amount     of Total   Amount     of Total   Amount     of Total   Amount   of Total  Amount    of Total
                             ---------  --------   ---------  --------   ---------  --------   -------- --------  --------  --------
                                                                         (Dollars in thousands)
Real estate:
  One- to four-family........ $575,010     92.01%   $552,401     91.63%   $505,984     91.66%  $477,753   90.75%  $456,827   89.92%
  Commercial real estate,
    multi-family and land....   14,939      2.39      13,885      2.30      11,472      2.08      8,235    1.56      9,283    1.83
  Construction...............    8,153      1.30      10,474      1.74       8,123      1.47     12,484    2.37     11,897    2.34
Consumer (1).................   26,867      4.30      26,100      4.33      26,427      4.79     28,003    5.32     30,019    5.91
                             ---------  --------   ---------  --------   ---------  --------   -------- --------  --------  --------
    Total loans..............  624,969    100.00%    602,860    100.00%    552,006    100.00%   526,475  100.00%   508,026  100.00%
                                        ========              ========              ========            ========            ========
Less:
  Undisbursed loan funds.....    2,687                 2,661                 2,341                2,233              1,417
  Unamortized discounts, net.       12                    13                    27                   36                 38
  Deferred loan fees.........    1,679                 2,263                 3,286                3,737              3,687
  Allowance for loan losses..    6,001                 5,608                 5,504                5,737              5,682
                             ---------             ---------             ---------             --------           --------
    Total loans, net.........  614,590               592,315               540,848              514,732            497,202
Less:
  Mortgage loans held for sale   1,894                    --                   963                  545              1,428
                             ---------             ---------             ---------             --------           --------
    Loans receivable, net.... $612,696              $592,315              $539,885             $514,187           $495,774
                             =========              ========             =========             ========           ========
  Total loans:
    Adjustable rate.......... $405,485     64.88%   $386,424     64.10%   $332,487     60.23%  $311,898   59.24%  $332,381   65.43%
    Fixed rate...............  219,484     35.12     216,436     35.90     219,519     39.77    214,577   40.76    175,645   34.57
                             ---------  --------   ---------  --------   ---------  --------   -------- --------  --------  --------
      Total loans............ $624,969    100.00%   $602,860    100.00%   $552,006    100.00%  $526,475  100.00%  $508,026  100.00%
                             =========  ========   =========  ========   =========  ========   ======== ========  ========  ========

- ---------------------------
(1) Consists primarily of home equity loans and lines of credit, and to a lesser extent, loans on savings accounts, automobile and student loans.

     Loan Maturity. The following table shows the contractual maturity of the Bank's total loans at December 31, 1995. There were $1.9 million in loans held for sale at December 31, 1995. The table does not include principal repayments. Principal repayments, including prepayments, on total loans was $89.6 million, $90.9 million and $127.5 million for the years ended December 31, 1995, 1994 and 1993, respectively.


                                                                         At December 31, 1995
                                               --------------------------------------------------------------------------
                                                                Commercial
                                                 One- to        real estate,                                   Total
                                                   Four-        multi-family                                   Loans
                                                  Family         and land        Construction     Consumer    Receivable
                                               -----------     --------------   --------------   ----------  ------------
                                                                                (In thousands)
Amounts due:
  One year or less.............................   $ 20,464           $    --          $8,153       $ 2,637    $ 31,254
                                                  --------           -------          ------       -------    --------
  After one year:
    More than one year to three years..........     45,461             2,083              --         3,703      51,247
    More than three years to five years........     50,433             1,831              --         3,415      55,679
    More than five years to 10 years...........    124,641             2,497              --        11,574     138,712
    More than 10 years to 20 years.............    187,204             5,751              --         5,537     198,492
    More than 20 years.........................    146,807             2,777              --             1     149,585
                                                  --------           -------          ------       -------    --------
    Total due after December 31, 1996..........    554,546            14,939              --        24,230     593,715
                                                  --------           -------          ------       -------    --------
    Total amount due...........................   $575,010           $14,939          $8,153       $26,867     624,969
                                                  ========           =======          ======       =======
      Less:
        Undisbursed loan funds.................                                                                  2,687
        Unamortized discounts, net.............                                                                     12
        Deferred loan fees.....................                                                                  1,679
        Allowance for loan losses..............                                                                  6,001
                                                                                                               -------
Total loans, net...............................                                                                614,590

Less:  Mortgage loans held for sale............                                                                  1,894
                                                                                                               -------

Loans receivable, net..........................                                                               $612,696
                                                                                                              ========

     The following table sets forth at December 31, 1995, the dollar amount of total loans receivable contractually due after December 31, 1996, and whether such loans have fixed interest rates or adjustable interest rates.

                                              Due After December 31, 1996
                                       ---------------------------------------
                                         Fixed        Adjustable        Total
                                       ---------     ------------      -------
                                                    (In thousands)
  Real estate loans:

      One- to four-family ...........  $204,812       $349,734         $554,546

      Commercial real estate,
        multi-family and land .......     3,178         11,761           14,939

      Construction ..................        --             --               --

  Consumer                                3,348         20,882           24,230
                                       --------       --------         --------
        Total loans receivable ......  $211,338       $382,377         $593,715
                                       ========       ========         ========

      Origination, Sale, Servicing and Purchase of Loans. The Bank's mortgage lending activities are conducted primarily by commissioned loan representatives in the exclusive employment of the Bank and through the Bank's branch offices. The Bank originates both adjustable-rate and fixed-rate mortgage loans. The Bank's ability to originate loans is dependent upon the relative customer demand for fixed-rate or adjustable-rate mortgage loans, which is affected by the current and expected future level of interest rates. It is the general policy of the Bank to sell substantially all of the 30-year, fixed-rate mortgage loans that it originates and retain for portfolio ARM loans and shorter term fixed-rate loans with maturities of 15 years or less. The Bank also may sell the ARM loans that it originates. The Bank retains all servicing of the loans sold. See "- Loan Servicing." The Bank recognizes, at the time of sale, the gain or loss on the sale of the loans based on the difference between the net cash proceeds received and the carrying value of the loans sold. At December 31, 1995 there were $1.9 million in loans categorized as held for sale. In the past, the Bank has also originated loans through commitments negotiated with correspondent mortgage origination firms.

     The following tables set forth the Bank's loan originations, purchases, sales, principal repayments and loan activity for the periods indicated.


                                                      For the Year December 31,
                                                    ----------------------------
                                                      1995      1994      1993
                                                    --------  --------  --------
                                                           (In thousands)
Total loans:

Beginning balance...............................    $602,860  $552,006  $526,475
                                                    --------  --------  --------
   Loans originated:

     One- to four-family........................     112,283   139,106   181,081

     Commercial real estate,
         multi-family and land..................       4,058     2,558     1,936

     Construction...............................       6,010    11,647     7,409

     Consumer...................................      11,007     7,714     7,991
                                                    --------  --------  --------
         Total loans originated.................     133,358   161,025   198,417
                                                    --------  --------  --------
         Total..................................     736,218   713,031   724,892

Less:

   Principal repayments.........................      89,596    90,870   127,514

   Sales of loans...............................      18,861    16,578    40,400

   Transfer to REO..............................       2,792     2,723     4,972
                                                    --------  --------  --------
Total loans.....................................    $624,969  $602,860  $552,006
                                                    ========  ========  ========

     One- to Four-Family Mortgage Lending. The Bank offers both fixed-rate and
     ------------------------------------
adjustable-rate mortgage loans secured by one- to four-family residences with maturities up to 30 years. Substantially all of such loans are secured by property located in the Bank's primary market area. Loan originations are generally obtained from the Bank's existing or past customers, members of the local communities and commissioned loan representatives and their contacts with the local real estate industry. In the past, the Bank has also originated loans through commitments negotiated with correspondent mortgage origination firms.

     At December 31, 1995, the Bank's total loans outstanding were $625.0 million, of which $575.0 million, or 92.0%, were one- to four-family residential mortgage loans, primarily single-family and owner-occupied. To a lesser extent, the Bank also makes mortgage loans secured by seasonal second homes. The average size of the Bank's one- to four-family mortgage loan was approximately $76,000 at December 31, 1995. The Bank currently offers a number of ARM loan programs with interest rates which adjust every one-, three-, or five-years. The Bank's ARM loans generally provide for periodic (not less than 2%) and overall (not more than 6%) caps on the increase or decrease in the interest rate at any adjustment date and over the life of the loan. The interest rate on these loans is indexed to the applicable one-, three-, or five year U.S. Treasury constant maturity yield, with a repricing margin which ranges generally from 2.75% to 3.25% above the index. The Bank also offers three-, five- and seven-year ARM loans which operate as fixed-rate loans for three, five or seven years and then convert to one-year ARM loans for the remainder of the term. The ARM loans are then indexed to a margin of generally 2.75% to 3.25% above the one-year U.S. Treasury constant maturity yield.

     Generally, ARM loans pose credit risks different than risks inherent in fixed-rate loans, primarily because as interest rates rise, the payments of the borrower rise, thereby increasing the potential for delinquency and default. At the same time, the marketability of the underlying property may be adversely affected by higher interest rates. In order to minimize risks, borrowers of one-year ARM loans with a loan-to-value ratio of 75% or less are qualified at the fully-indexed rate (the applicable U.S. Treasury index plus the margin, rounded to the nearest one-eighth of one percent), and borrowers of one-year ARM loans with a loan-to-value ratio over 75% are qualified at the higher of the fully indexed rate or the initial rate plus the 2% annual interest rate cap. The Bank does not originate ARM loans which provide for negative amortization.

     The Bank's fixed-rate mortgage loans currently are made for terms from 10 to 30 years. At December 31, 1995, the Bank had commitments for the origination of fixed-rate mortgage loans totalling $10.8 million. The normal terms for such commitments provide for a maximum of 90 days rate lock upon receipt of a 1.0% fee charged on the mortgage amount. The Bank sells substantially all of the 30-year, fixed-rate residential mortgage loans that it originates and retains the servicing on all loans sold. The Bank retains for its portfolio shorter term, fixed-rate loans with maturities of 15 years or less, and certain longer term fixed-rate loans, generally consisting of loans to facilitate the sale of REO, loans to officers, directors or employees of the Bank and "jumbo", non-conforming loans as determined by applicable FNMA and FHLMC guidelines.

     The Bank's policy is to originate one- to four-family residential mortgage loans in amounts up to 80% of the lower of the appraised value or the selling price of the property securing the loan and up to 95% of the appraised value or selling price if private mortgage insurance is obtained. Mortgage loans originated by the Bank include due-on-sale clauses which provide the Bank with the contractual right to deem the loan immediately due and payable in the event the borrower transfers ownership of the property without the Bank's consent. Due-on-sale clauses are an important means of adjusting the rates on the Bank's fixed-rate mortgage loan portfolio and the Bank has generally exercised its rights under these clauses.

     Commercial Real Estate, Multi-Family and Land Lending. The Bank originates
     -----------------------------------------------------
commercial real estate loans that are secured by properties generally used for business purposes such as small office buildings or retail facilities located in the Bank's primary market area. The Bank's underwriting procedures provide that commercial real estate loans may be made in amounts up to 75% of the appraised value of the property to a maximum of generally $4 million. The Bank currently originates commercial real estate loans with terms of up to twenty five years with fixed or adjustable rates which are indexed to a margin above the one-, three-, or five-year U.S. Treasury constant maturity yield. In reaching its decision on whether to make a commercial real estate loan, the Bank considers the net operating income of the property and the borrower's expertise, credit history and profitability. The Bank has generally required that the properties securing commercial real estate loans have debt service coverage ratios of at least 120%. Properties securing a loan are appraised by an independent appraiser and title insurance is required on all loans. The Bank typically requires the personal guarantee of the principal borrowers for all commercial real estate loans. The Bank's commercial real estate loan portfolio at December 31, 1995 was $10.0 million, or 1.6% of total loans. The largest commercial real estate loan in the Bank's portfolio at December 31, 1995 was a 10.4% participation in a performing loan for which the Bank had an outstanding carrying balance of $1.6 million, which was secured by a 200,000 square foot office building located in Fairfield, New Jersey.

     The Bank originates multi-family mortgage loans generally secured by buildings with five or more housing units located in the Bank's primary market area. As a result of market conditions in its primary market area, the Bank currently originates multi-family loans on a limited and highly selective basis. In reaching its decision on whether to make a multi-family loan, the Bank considers the qualifications of the borrower as well as the underlying property. Some of the factors to be considered are: the net operating income of the mortgaged premises before debt service and depreciation; the debt service ratio; and the ratio of loan amount to appraised value. Pursuant to the Bank's current underwriting policies, a multi-family adjustable-rate mortgage loan may only be made in an amount up to 75% of the appraised value of the underlying property to a maximum amount of generally $4 million. In addition, the Bank generally requires a debt service ratio of 120%. Properties securing a loan are appraised by an independent appraiser and title insurance is required on all loans. The Bank's multi-family loan portfolio at December 31, 1995, totalled $4.5 million. The Bank's largest multi-family loan at December 31, 1995, had an outstanding balance of $2.3 million and was secured by a 125-unit affordable-housing apartment complex located in Toms River, New Jersey. To a significantly lesser extent, the Bank also originates land loans. Such loans totalled $421,000 at December 31, 1995.

     Loans secured by commercial real estate and multi-family residential properties are generally larger and involve a greater degree of risk than one- to four-family residential mortgage loans. Because payments on loans secured by multi-family properties are often dependent on successful operation or management of the properties, repayment of such loans may be subject to a greater extent to adverse conditions in the real estate market or the economy. The Bank seeks to minimize these risks through its underwriting policies, which require such loans to be qualified at origination on the basis of the property's income and debt coverage ratio.

     Construction Lending. At December 31, 1995, construction loans totalled
     --------------------
$8.2 million, or 1.3%, of the Bank's total loans outstanding. The Bank originates single-family construction loans primarily on a construction/permanent basis with such loans converting to an amortizing loan following the completion of the construction phase. Most of the Bank's construction loans are made to individuals building their primary residence, while, to a lesser extent, loans are made to developers known to the Bank in order to build single-family houses under contract for sale, which loans become due and payable over terms not exceeding 18 months. The current policy of the Bank is to charge interest rates on its construction loans which float at margins which are generally 2.0% above the prime rate (as published in the Wall Street Journal). The Bank's construction loans improve the interest rate sensitivity of its earning assets. At December 31, 1995, the Bank had 47 construction loans, with the largest loan balance being approximately $895,000. Although current in payments, this loan was classified as substandard by the Bank due to the borrower's postponement of construction on the property. At December 31, 1995, all of the Bank's construction lending portfolio consisted of loans secured by property located in the State of New Jersey, for the purpose of constructing one- to four-family homes. The Bank may originate construction loans to individuals and contractors on approved building lots in amounts up to 75% of the appraised value of the land. The terms to maturity of the Bank's construction/permanent loans are similar to the Bank's other one- to four-family mortgage products. The Bank requires an appraisal of the property, credit reports, and financial statements on all principals and guarantors, among other items, for all construction loans.

     Construction lending, by its nature, entails additional risks compared to one- to four-family mortgage lending, attributable primarily to the fact that funds are advanced upon the security of the project under construction prior to its completion. As a result, construction lending often involves the disbursement of substantial funds with repayment dependent on the success of the ultimate project and the ability of the borrower or guarantor to repay the loan. Because of these factors, the analysis of prospective construction loan projects requires an expertise that is different in significant respects from that which is required for residential mortgage lending. The Bank has attempted to address these risks through its underwriting procedures. With the exception of the one loan noted above, which was current at December 31, 1995 but classified internally as substandard, none of the Bank's other construction loans were classified.

     Consumer Loans. The Bank also offers consumer loans. At December 31, 1995,
     --------------
the Bank's consumer loans totalled $26.9 million, or 4.3% of the Bank's total loan portfolio. Of that amount, home equity loans comprised $13.2 million, or 49.0%; home equity lines of credit comprised $12.0 million, or 44.8%; loans on savings accounts totalled $1.2 million, or 4.3%; and automobile and student loans totalled $521,000, or 1.9%.

     The Bank originates home equity loans secured by one- to four-family residences. These loans are originated as either adjustable-rate or fixed-rate loans with terms ranging from 10 to 20 years. Home equity loans are typically made on owner-occupied, one- to four-family residences and generally to the Bank's first mortgage customers. These loans are subject to a 75% loan-to-value limitation, including any other outstanding mortgages or liens.

     The Bank also offers a variable rate home equity line of credit which extends a credit line based on the applicant's income and equity in the home. Generally, the credit line, when combined with the balance of the first mortgage lien, may not exceed 75% of the appraised value of the property at the time of the loan commitment. Home equity lines of credit are secured by a mortgage on the underlying real estate. The Bank presently charges no origination fees for these loans, but may in the future charge origination fees for its home equity lines of credit. A borrower is required to make monthly payments of principal and interest, at a minimum of $50, based upon a 10 or 15 year amortization period. Generally, the adjustable rate of interest charged is the prime rate of interest (as published in the Wall Street Journal) plus up to 1.75%. The loans have an 18% lifetime cap on interest rate adjustments. The Bank's home equity lines of credit outstanding at December 31, 1995 totalled $12.0 million.

     Commercial Lending. As part of its overall strategy, the Bank plans to
     ------------------
diversify its loan portfolio to include commercial lending in its primary market area. The Bank is presently considering offering such loan products as secured and unsecured commercial business loans, including possibly credit lines to support fluctuations in accounts receivable and inventory, conventional term loans (including both owner-occupied and investment real estate loans), working capital loans, business acquisition loans and small business loans. In making commercial loans, the Bank will consider primarily the value of the collateral if the loan is secured, the financial history and resources of the borrower, the borrower's ability to repay the loan out of net operating income, and the Bank's lending history with the borrower. Unsecured commercial business lending is generally considered to involve a higher degree of risk than secured commercial and real estate lending. Risk of loss on an unsecured commercial business loan is dependent largely on the borrower's ability to remain financially able to repay the loan out of ongoing operations. If the Bank's estimate of the borrower's financial ability is inaccurate, the Bank may be confronted with a loss of principal on the loan. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Management Strategy."

     Loan Approval Procedures and Authority. The Board of Directors establishes
     --------------------------------------
the loan approval policies of the Bank. The Board of Directors has authorized the approval of loans secured by real estate up to $400,000 by various employees of the Bank, on a scale which requires approval by personnel with progressively higher levels of responsibility as the loan amount increases. A minimum of two employees' signatures are required to approve loans over $100,000. Loans in amounts over $400,000 require approval by the Loan Committee of the Board of Directors. The Bank's policy is to refrain from making loans to a single borrower that in the aggregate exceed $3.0 million. Pursuant to OTS regulations, loans to one borrower generally cannot exceed 15% of the Bank's core capital, which at December 31, 1995 amounted to $13.5 million.

     Loan Servicing. Loan servicing includes collecting and remitting loan
     --------------
payments, accounting for principal and interest, making inspections as required of mortgaged premises, contacting delinquent mortgagors, supervising foreclosures and property dispositions in the event of unremedied defaults, making certain insurance and tax payments on behalf of the borrowers and generally administering the loans. The Bank also services mortgage loans for others. All of the loans currently being serviced for others are loans which have been sold by the Bank. At December 31, 1995, the Bank was servicing $143.1 million of loans for others. For the years ended December 31, 1995 and 1994 and 1993, loan servicing fees totalled $522,000, $633,000 and $621,000, respectively.

     Delinquencies and Classified Assets. The Board of Directors performs a
     -----------------------------------
monthly review of all delinquent loans which includes loans sixty days or more past due, all loans thirty days or more past due that were originated within the past year, and all mortgage loans referred to foreclosure within the previous month. In addition, management prepares a quarterly list of all classified loans and a narrative report of classified major loans (i.e., any mortgage or construction loan secured by other than a one- to four-family residence.) The procedures taken by the Bank with respect to delinquencies vary depending on the nature of the loan and period of delinquency. When a borrower fails to make a required payment on a loan, the Bank takes a number of steps to have the borrower cure the delinquency and restore the loan to current status. The Bank generally sends the borrower a written notice of non-payment after the loan is first past due. In the event payment is not then received, additional letters and phone calls generally are made. If the loan is still not brought current and it becomes necessary for the Bank to take legal action, which typically occurs after a loan is delinquent at least 30 days or more, the Bank will commence foreclosure proceedings against any real property that secures the loan. If a foreclosure action is instituted and the loan is not brought current, paid in full, or an acceptable workout accommodation is not agreed upon before the foreclosure sale, the real property securing the loan generally is sold at foreclosure.

     The Bank's Internal Asset Classification Committee, which is chaired by an officer who reports directly to the Audit Committee of the Board of Directors, reviews and classifies the Bank's assets quarterly and reports the results of its review to the Board of Directors. The Bank classifies assets in accordance with certain regulatory guidelines established by the OTS which are applicable to all savings associations. See "Regulation - Federal Savings Institution Regulation - Classified Assets" for a discussion of those classifications. At December 31, 1995, the Bank had $11.5 million of assets, including all REO, classified as Substandard, $13,000 of assets classified as Doubtful and no assets classified as Loss. Loans and other assets may also be placed on a watch list as "Special Mention" assets. Assets which do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are required to be designated "Special Mention." Special Mention assets totalled $4.1 million at December 31, 1995, and consisted primarily of loans secured by single-family, owner-occupied residences. These loans are classified as Special Mention due to past delinquencies or other identifiable weaknesses. At December 31, 1995, the largest loan classified as Special Mention had a loan balance of $247,000 and the largest loan classified as Substandard had a balance of $895,000.

The following table sets forth delinquencies in the Bank's loan portfolio as of the dates indicated.


                                             At December 31, 1995                                At December 31, 1994
                              --------------------------------------------------     -----------------------------------------------
                                      60-89 Days             90 Days or More               60-89 Days            90 Days or More
                              ------------------------    ----------------------     ----------------------   ----------------------
                                            Principal                  Principal                 Principal                Principal
                              Number of     Balance of    Number of   Balance of      Number     Balance of    Number     Balance of
                               Loans          Loans         Loans       Loans        of Loans      Loans      of Loans      Loans
                              ---------     ----------    ---------   ----------     --------    ----------   --------    ----------
                                                                       (Dollars in thousands)

One- to four-family..........     27          $1,634          80        $7,675          19         $1,503         92         $9,396
Commercial real
 estate, multi-family
 and land....................     --              --           1           154          --             --          1             96
Construction.................     --              --          --            --          --             --          2            265
Consumer loans...............      6             111           9           209          --             --         10            293
                                  --          ------          --         -----          --           ----        ---         ------
Total........................     33          $1,745          90        $8,038          19         $1,503        105        $10,050
Delinquent loans to total         ==          ======          ==        ======          ==         ======        ===        =======
 loans.......................                    .28%                     1.29%                       .25%                     1.67%
                                                 ====                     =====                       ====                     =====


                                             At December 31, 1995
                              --------------------------------------------------
                                      60-89 Days             90 Days or More
                              ------------------------    ----------------------
                                            Principal                  Principal
                              Number of     Balance of    Number of   Balance of
                               Loans          Loans         Loans       Loans
                              ---------     ----------    ---------   ----------
                                             (Dollars in thousands)
One- to four-family..........     23          $1,950          96        $9,382
Commercial real
 estate, multi-family
 and land....................     --              --           2           315
Construction.................     --              --           1           250
Consumer loans...............      1               7           7           224
                                  --              --          --        ------
Total........................     24          $1,957         106       $10,171
Delinquent loans to total         ==          ======         ===       =======
 loans.......................                    .35%                     1.84%
                                                 ====                     =====

Non-Accrual Loans and REO
- -------------------------

     The following table sets forth information regarding non-accrual loans and REO. The Bank had no troubled-debt restructured loans within the meaning of SFAS 15, and 26 REO properties at December 31, 1995. It is the policy of the Bank to cease accruing interest on loans 90 days or more past due or in the process of foreclosure. For the years ended December 31, 1995, 1994, 1993, 1992 and 1991, respectively, the amount of interest income that would have been recognized on nonaccrual loans if such loans had continued to perform in accordance with their contractual terms was $428,000, $607,000, $642,000, $1,479,000 and $1,450,000, none of which was recognized.


                                                              At December 31,
                                      -------------------------------------------------------------
                                       1995          1994         1993          1992          1991
                                      ------        ------       ------        ------        ------
                                                           (Dollars in thousands)
Non-accrual loans:

  Real estate:

     One- to four-family..........   $ 8,296       $10,280       $9,705       $13,694       $14,678

     Commercial real estate,
       multi-family and land......       154            96          315           145         2,330

     Construction.................        --           265          250           337         2,241

  Consumer........................       221           298          224           330         1,333
                                      ------        ------       ------        ------        ------
     Total........................     8,671        10,939       10,494        14,506        20,582

REO, net(1).......................     1,367         1,580        3,056         3,927         1,727
                                      ------        ------       ------        ------        ------
     Total non-performing
        assets....................   $10,038       $12,519      $13,550       $18,433       $22,309
                                     =======       =======      =======       =======       =======
Allowance for loan losses as a
  percent of total loans
  receivable(2)...................       .97%          .94%        1.01%         1.10%         1.13%

Allowance for loan losses as a
  percent of total non-performing
  loans(3)........................     69.21%        51.27%       52.45%        39.55%        27.61%

Non-performing loans as a
  percent of total loans
  receivable(2)(3)................      1.40%         1.83%        1.92%         2.79%         4.09%

Non-performing assets
  as a percent of total
  assets(3).......................       .97%         1.29%        1.45%         2.08%         2.84%


- -------------------------------------

(1)  REO balances are shown net of related loss allowances.
(2) Total loans includes loans receivable and mortgage loans held for sale, less undisbursed loan funds, deferred loan fees and unamortized premiums and discounts.
(3) Non-performing assets consist of non-performing loans and REO. Non-performing loans consist of all loans 90 days or more past due and other loans in the process of foreclosure.

     Allowance for Loan Losses. The allowance for loan losses is established
     -------------------------
through a provision for loan losses based on management's evaluation of the risks inherent in its loan portfolio and the general economy. The allowance for loan losses is maintained at an amount management considers sufficient to provide for estimated losses based on evaluating known and inherent risks in the loan portfolio based upon management's continuing analysis of the factors underlying the quality of the loan portfolio. These factors include changes in the size and composition of the loan portfolio, actual loan loss experience, current and anticipated economic conditions, detailed analysis of individual loans for which full collectibility may not be assured, and the determination of the existence and realizable value of the collateral and guarantees securing the loan. Additions to the allowance are charged to earnings. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to make additional provisions for loan losses based upon judgments different from those of management. As of December 31, 1995 and 1994, the Bank's allowance for loan losses was .97% and .94%, respectively, of total loans. The Bank had non-accrual loans of $8.7 million and $10.9 million at December 31, 1995 and 1994, respectively. The Bank will continue to monitor and modify its allowances for loan losses as conditions dictate.



     The following table sets forth activity in the Bank's allowance for estimated loan losses for the periods set forth in the table.


                                         At or For the Year Ended December 31,
                                      ------------------------------------------
                                       1995     1994     1993     1992     1991
                                      ------   ------   ------   ------   ------
                                                     (In thousands)
Balance at beginning of period......  $5,608   $5,504   $5,737   $5,682   $3,904

Provision for loan losses...........     950    1,129    1,300    1,220    1,847

Charge-offs:

  Real Estate:

     One- to four-family............     510      907    1,080    1,007       98

     Commercial real estate,
       multi-family and land........      28      141      334      106       --

     Construction...................      --       --       11       32       --

  Consumer..........................      30        5      122       25       --
                                       -----    -----    -----    -----    -----
       Total........................     568    1,053    1,547    1,170       98

Recoveries..........................      11       28       14        5       29
                                       -----    -----    -----    -----    -----
Balance at end of period............  $6,001   $5,608   $5,504   $5,737   $5,682
                                      ======   ======   ======   ======   ======

     The following tables set forth the Bank's percent of allowance for loan losses to total allowance and the percent of loans to total loans in each of the categories listed at the dates indicated.

                                                                     At December 31,
                      --------------------------------------------------------------------------------------------------------------
                                   1995                                   1994                                   1993
                      ---------------------------------      ---------------------------------      --------------------------------
                                             Percent of                             Percent of                            Percent of
                                              Loans in                               Loans in                              Loans in
                                Percent of      Each                   Percent of      Each                  Percent of      Each
                                Allowance     Category                 Allowance     Category                Allowance     Category
                                to Total      to Total                 to Total      To Total                to total      To Total
                      Amount    Allowance      Loans         Amount    Allowance       Loans        Amount   Allowance       Loans
                      ------    ---------    ----------      ------    ---------    ----------      ------   ---------    ----------
                                                                    (Dollars in thousands)
One- to
 four-family.......   $2,790      46.49%      92.01%         $2,809      50.09%      91.63%         $2,941      53.43%      91.66%

Commercial real
 estate, multi-
 family and land...      556       9.27        2.39             483       8.61        2.30             506       9.19        2.08

Construction.......       41        .68        1.30              79       1.41        1.74              49        .89        1.47

Consumer...........      273       4.55        4.30             268       4.78        4.33             275       5.00        4.79

Unallocated........    2,341      39.01          --           1,969      35.11          --           1,733      31.49          --
                      ------     ------        ----          ------     ------       -----          ------      -----       -----
Total..............   $6,001     100.00%     100.00%         $5,608     100.00%     100.00%         $5,504     100.00%     100.00%
                      ======     =======     =======         ======     =======     =======         ======     =======     =======

                                                   At December 31,
                      ------------------------------------------------------------------------
                                   1992                                   1991
                      ---------------------------------      ---------------------------------
                                             Percent of                             Percent of
                                              Loans in                               Loans in
                                Percent of      Each                   Percent of      Each
                                Allowance     Category                 Allowance     Category
                                to Total      to Total                 to Total      To Total
                      Amount    Allowance      Loans         Amount    Allowance       Loans
                      ------    ---------    ----------      ------    ---------    ----------
                                                 (Dollars in thousands)
One- to
 four-family.......   $3,354      58.46%      90.75%         $2,734      48.12%      89.92%

Commercial real
 estate, multi-
 family and land...    1,261      21.98        1.56           1,888      33.23        1.83

Construction.......       47        .82        2.37              82       1.44        2.34

Consumer...........      346       6.03        5.32             545       9.59        5.91

Unallocated........      729      12.71          --             433       7.62          --
                       -----      -----       -----           -----      -----       -----
Total..............   $5,737     100.00%     100.00%         $5,682     100.00%     100.00%
                      ======     =======     =======         ======     =======     =======

Investment Activities

     Federally chartered savings institutions have the authority to invest in various types of liquid assets, including United States Treasury obligations, securities of various federal agencies, certificates of deposit of insured banks and savings institutions, bankers' acceptances, repurchase agreements and federal funds. Subject to various restrictions, federally chartered savings institutions may also invest their assets in commercial paper, investment-grade corporate debt securities and mutual funds whose assets conform to the investments that a federally chartered savings institution is otherwise authorized to make directly. Additionally, the Bank must maintain minimum levels of investments that qualify as liquid assets under OTS regulations. See "Regulation - Federal Savings Institution Regulation - Liquidity." Historically, the Bank has maintained liquid assets above the minimum OTS requirements and at a level considered to be adequate to meet its normal daily activities.

     The investment policy of the Bank as established by the Board of Directors attempts to provide and maintain liquidity, generate a favorable return on investments without incurring undue interest rate and credit risk, and complement the Bank's lending activities. Specifically, the Bank's policies generally limit investments to government and federal agency-backed securities and other non-government guaranteed securities, including corporate debt obligations, that are investment grade. The Bank's policies provide that all investment purchases must be approved by two officers (either the Senior Vice President/Treasurer, Executive Vice President/Chief Financial Officer or the President and Chief Executive Officer) and be ratified by the Board of Directors. In December 1995, the Bank reassessed its investment portfolio and reclassified all of its investment and mortgage-backed securities, totalling in the aggregate $382.7 million, from held-to-maturity to available for sale. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Impact of New Accounting Standards."

     Mortgage-backed Securities. Mortgage-backed securities represent a
     --------------------------
participation interest in a pool of single-family or multi-family mortgages, the principal and interest payments on which, in general, are passed from the mortgage originators, through intermediaries that pool and repackage the participation interests in the form of securities, to investors such as the Bank. Such intermediaries may be private issuers, or agencies including FHLMC, FNMA and GNMA that guarantee the payment of principal and interest to investors. Mortgage-backed securities typically are issued with stated principal amounts, and the securities are backed by pools of mortgages that have loans with interest rates that are within a range and have varying maturities. The underlying pool of mortgages can be composed of either fixed- or ARM loans.

     The actual maturity of a mortgage-backed security varies, depending on when the mortgagors repay or prepay the underlying mortgages. Prepayments of the underlying mortgages may shorten the life of the security, thereby affecting its yield to maturity and the related market value of the mortgage-backed security. The prepayments of the underlying mortgages depend on many factors, including the type of mortgages, the coupon rates, the age of mortgages, the geographical location of the underlying real estate collateralizing the mortgages, general levels of market interest rates, and general economic conditions. GNMA mortgage-backed securities that are backed by assumable Federal Housing Authority ("FHA") or the Department of Veterans Affairs ("VA") loans generally have a longer life than conventional non-assumable loans underlying FHLMC and FNMA mortgage-backed securities. During periods of falling mortgage interest rates, prepayments generally increase, as opposed to periods of increasing interest rates when prepayments generally decrease. If the interest rate of underlying mortgages significantly exceeds the prevailing market interest rates offered for mortgage loans, refinancing generally increases and accelerates the prepayment of the underlying mortgages. Prepayment experience is more difficult to estimate for adjustable-rate mortgage-backed securities.

     The Bank has significant investments in mortgage-backed securities and has utilized such investments to complement its mortgage lending activities. At December 31, 1995, mortgage-backed securities totalled $265.1 million, or 25.6% of total assets, all of which were classified as available for sale. The Bank invests in a large variety of mortgage-backed securities, including ARM, balloon and fixed-rate mortgage-backed securities, the majority of which are directly insured or guaranteed by FHLMC, GNMA and FNMA. At such date, the mortgage-backed securities portfolio had a weighted average interest rate of 6.81%.

     The Bank generally purchases short-term, straight sequential or planned amortization class collateralized mortgage obligations ("CMOs"). CMOs are securities created by segregating or portioning cash flows from mortgage pass-through securities or from pools of mortgage loans. CMOs provide a broad range of mortgage investment vehicles by tailoring cash flows from mortgages to meet the varied risk and return preferences of investors. These securities enable the issuer to "carve up" the cash flows from the underlying securities and thereby create multiple classes of securities with different maturity and risk characteristics. The Bank invests in U.S. Government and agency-backed CMOs and, to a lesser extent, privately issued CMOs, all of which have agency-backed collateral. All of the Bank's CMOs and mortgage-backed securities are currently rated "AAA". Prior to purchasing mortgage-backed securities, each security is tested for Federal Financial Institutions Examination Council ("FFIEC") qualification. At December 31, 1995, the Bank's investment in CMOs had an amortized cost of $9.6 million, and a carrying value and estimated market value of $9.8 million.

     The following table sets forth the composition of the Bank's mortgage-backed securities portfolio in dollar amounts and in percentages of the respective portfolios at the dates indicated.


                                                                                 At December 31,
                                              --------------------------------------------------------------------------------------
                                                       1995                            1994                           1993
                                              -------------------------      --------------------------      -----------------------
                                                            Percent of                      Percent of                    Percent of
                                               Amount         Total           Amount          Total           Amount        Total
                                              --------     ------------      --------      ------------      --------    -----------

                                                                       (Dollars in thousands)
Mortgage-backed securities:

  FHLMC...................................   $223,884       84.45%           $183,424       81.68%           $182,216       75.55%

  FNMA....................................     27,624       10.42              21,602        9.62              25,237       10.46

  GNMA....................................      3,763        1.42               4,586        2.04               5,830        2.42

  CMOs....................................      9,842        3.71              14,957        6.66              27,905       11.57
                                              -------       -----             -------       -----             -------      ------
      Total mortgage-backed securities       $265,113      100.00%           $224,569      100.00%           $241,188      100.00%
                                             ========      =======           ========      =======           ========      =======

     The following table sets forth the Bank's mortgage-backed securities activities for the periods indicated.


                                                                   For the Year
                                                                 Ended December 31,
                                                      --------------------------------------
                                                       1995           1994             1993
                                                      ------         ------           ------
                                                                 (In thousands)
     Beginning balance..........................    $224,569        $241,188         $205,958

       Mortgage-backed securities
         purchased..............................      88,490          50,042          116,992

     Less:  Principal repayments................     (50,193)        (65,978)         (81,601)

     (Amortization of premium)/accretion of
      discount..................................        (612)           (683)            (161)

     Unrealized gain on mortgage-backed
      securities available for sale.............       2,859              --               --
                                                     -------         -------          -------
     Ending balance.............................    $265,113        $224,569         $241,188
                                                    ========        ========         ========


     The following table sets forth certain information regarding the amortized cost and market value of the Bank's mortgage-backed securities at the dates indicated.



                                                                               At December 31,
                                                  ------------------------------------------------------------------------
                                                          1995                     1994                      1993
                                                  --------------------      --------------------     ---------------------
                                                  Amortized     Market      Amortized     Market     Amortized      Market
                                                     Cost       Value         Cost        Value         Cost        Value
                                                  ---------     ------      ---------     ------     ---------      ------
                                                                                 (In thousands)
Mortgage-backed securities:

     FHLMC...................................     $221,822     $223,884     $183,424     $178,542     $182,216     $186,084

     FNMA....................................       27,307       27,624       21,602       21,445       25,237       26,106

     GNMA....................................        3,561        3,763        4,586        4,588        5,830        6,126

     CMOs....................................        9,564        9,842       14,957       14,999       27,905       28,810
                                                   -------      -------      -------      -------      -------      -------
      Total mortgage-backed
      securities.............................     $262,254     $265,113     $224,569     $219,574     $241,188     $247,126
                                                  ========     ========     ========     ========     ========     ========

     Investment Securities. Investment securities identified as held to maturity
     ---------------------
are carried at cost, adjusted for amortization of premium and accretion of discount, which are recognized as adjustments to interest income. Management determines the appropriate classification of securities at the time of purchase. If management has the intent and the Bank has the ability at the time of purchase to hold securities until maturity, they are classified as held to maturity. Debt securities to be held for indefinite periods of time and not intended to be held to maturity are classified as available for sale. Securities available for sale include securities that management intends to use as part of its asset/liability management strategy. Such securities are carried at fair value and unrealized gains and losses, net of related tax effect, are excluded from earnings, but are included in retained earnings. At December 31, 1995, the Bank had investment securities with an amortized cost of $114.5 million, and a market value of $114.9 million, all of which were classified as available for sale.

     The following table sets forth certain information regarding the amortized cost and market values of the Bank's investment securities at the dates indicated.


                                                                              At December 31,
                                            --------------------------------------------------------------------------------------
                                                     1995                           1994                            1993
                                            ----------------------          ----------------------          ----------------------
                                            Amortized       Market          Amortized       Market          Amortized       Market
                                              Cost          Value              Cost         Value             Cost          Value
                                            ---------       ------          ---------       ------          ---------       ------
                                                                                 (In thousands)
Investment securities:

  U.S. Government and agency
   obligations.........................      $112,956      $113,302          $122,278      $114,986          $112,270      $113,292

  State and municipal obligations......         1,549         1,579             2,173         2,158             3,733         3,738

  Corporate obligations................            --            --             3,000         3,000            10,996        11,102
                                              -------       -------           -------       -------           -------       -------
  Total investment securities..........      $114,505      $114,881          $127,451      $120,144          $126,999      $128,132
                                             ========      ========          ========      ========          ========      ========

     The table below sets forth certain information regarding the amortized cost, weighted average yields and contractual maturities of the Bank's investment and mortgage-backed securities as of December 31, 1995.

                                                                             At December 31, 1995
                                        -------------------------------------------------------------------------------------------

                                                                 More than One           More than Five
                                         One Year or Less      Year to Five Years      Years to Ten Years      More than Ten Years
                                        -------------------   --------------------    --------------------     --------------------
                                                   Weighted               Weighted                Weighted                 Weighted
                                        Amortized  Average    Amortized   Average     Amortized   Average      Amortized   Average
                                          Cost      Yield       Cost       Yield        Cost       Yield         Cost      Yield
                                        ---------  --------   ---------   --------    ---------   --------     ---------   --------
                                                                           (Dollars in thousands)
Investment securities:


  U.S. Government and agency

    obligations........................  $10,000     5.12%      $83,956     6.25%      $19,000      7.10%      $     --       --%

  State and municipal obligations (1)..      808     9.79           606     9.15            --        --            135     8.71
                                          ------     ----        ------     ----        ------       ---        -------     ----

Total investment securities............  $10,808     5.47%      $84,562     6.27%      $19,000      7.10%      $    135     8.71%
                                         =======                =======     =====      =======      =====      ========     =====
Mortgage-backed securities:

  FHLMC................................  $ 3,547     8.29%      $50,492     6.12%      $ 3,387      9.58%      $164,396     6.72%

  FNMA.................................       --       --         3,626     8.83        12,464      6.42         11,217     7.51

  GNMA.................................       --       --           172     8.03         2,386      8.91          1,003    11.46

  CMOs.................................       --       --         3,308     8.05         6,211      8.25             45     6.82
                                          ------     ----        ------     ----        ------       ---        -------     ----
   Total mortgage-backed securities....  $ 3,547     8.29%      $57,598     8.41%      $24,448      7.57%      $176,677     6.80%
                                         =======     =====      =======     =====      =======      =====      ========     =====
                                            At December 31, 1995
                                        ------------------------------
                                                    Total
                                        ------------------------------
                                                               Weighted
                                        Amortized    Market    Average
                                          Cost       Value      Yield
                                        ---------  --------   ---------
                                            (Dollars in thousands)
Investment securities:

  U.S. Government and agency
    obligations........................ $112,956     $113,302      6.29%

  State and municipal obligations (1)..    1,549        1,579      9.44
                                         -------      -------      ----

Total investment securities............ $114,505     $114,881      6.34%
                                        ========     ========      =====
Mortgage-backed securities:

  FHLMC................................ $221,822     $223,884      6.65%

  FNMA.................................   27,307       27,624      7.19

  GNMA.................................    3,561        3,763      9.58

  CMOs.................................    9,564        9,842      8.17
                                         -------       ------      ----
   Total mortgage-backed securities.... $262,254     $265,113      6.81%
                                        ========     ========      =====

__________________________
(1)  Tax equivalent yield.

Sources of Funds

     General. Deposits, loan repayments and prepayments, proceeds from sales of
     -------
loans, investment maturities, cash flows generated from operations and FHLB borrowings are the primary sources of the Bank's funds for use in lending, investing and for other general purposes.

     Deposits. The Bank offers a variety of deposit accounts with a range of
     --------
interest rates and terms. The Bank's deposits consist of savings accounts, NOW accounts, money market accounts and time deposits. For the year ended December 31, 1995, time deposits constituted 64.2% of total average deposits. The flow of deposits is influenced significantly by general economic conditions, changes in money market rates, prevailing interest rates and competition. The Bank's deposits are obtained predominantly from the areas in which its branch offices are located. The Bank relies primarily on customer service and long-standing relationships with customers to attract and retain these deposits; however, market interest rates and rates offered by competing financial institutions significantly affect the Bank's ability to attract and retain deposits. Time deposits in excess of $100,000 are not actively solicited by the Bank, nor does the Bank use brokers to obtain deposits. See Note 9 of the Notes to the Consolidated Financial Statements for a discussion of the types of deposit accounts offered by the Bank.

     The following table presents the deposit activity of the Bank for the periods indicated:


                                           For the Year Ended December 31,
                                         ----------------------------------
                                           1995         1994         1993
                                         --------    ----------    --------
                                                   (In thousands)
Net deposits (withdrawals)               $23,097     $(20,261)     $ 8,627

Interest credited on deposit accounts     36,041       29,220       30,534
                                         -------     --------      -------

Total increase in deposit accounts       $59,138     $  8,959      $39,161
                                         =======     ========      =======

At December 31, 1995, the Bank had $41.2 million in certificate accounts in amounts of $100,000 or more maturing as follows:

                                                                  Weighted
                Maturity Period                 Amount          Average Rate
     --------------------------------------    --------        --------------
                                                   (Dollars in thousands)
     Three months or less..................    $ 7,532              6.03%

     Over three through six months.........      8,207              6.20

     Over six through 12 months............      6,801              6.03

     Over 12 months........................     18,696              6.43
                                               -------
     Total.................................    $41,236              6.25%
                                               =======              =====

  The following table sets forth the distribution of the Bank's average deposit accounts for the periods indicated and the weighted average interest rates on each category of deposits presented.


                                                                For the Years Ended December 31,
                              ----------------------------------------------------------------------------------------------------
                                           1995                               1994                               1993
                              -------------------------------    -------------------------------   -------------------------------
                                         Percent                            Percent                            Percent
                                         of Total    Weighted               of Total    Weighted               of Total   Weighted
                              Average    Average     Average     Average    Average     Average     Average    Average     Average
                              Balance    Deposits     Yield      Balance    Deposits     Yield      Balance    Deposits     Yield
                             ---------  ----------  ---------   ---------  ----------  ---------   ---------  ----------  --------
                                                                     (Dollars in thousands)
Money market deposit
 accounts...................  $ 68,987       7.71%       2.93%   $ 78,288       9.02%       2.57%   $ 82,620       9.78%      2.52%

Savings accounts............   178,973      20.00        2.53     206,131      23.76        2.54     187,743      22.23       2.53

NOW accounts................    69,330       7.74        2.14      69,934       8.06        2.14      59,672       7.07       2.14

Non-interest-bearing
 accounts...................     2,902        .32          --       1,694        .20          --       2,017        .24         --
                               -------      -----                 -------      -----                 -------      -----
  Total.....................   320,192      35.77        2.49     356,047      41.04        2.45     332,052      39.32       2.44
                               -------      -----        ----     -------      -----        ----     -------      -----       ----

Time deposits:

  Six months or less........    78,455       8.77        4.84     112,661      12.98        3.65     126,662      15.00       3.00

  Over Six through 12
   months...................   131,795      14.73        5.44     102,006      11.76        4.38      98,859      11.71       3.34

  Over 12 through 24 months.   123,825      13.83        5.59      70,582       8.13        4.54      59,686       7.07       4.22

  Over 24 months............   127,205      14.21        6.19     118,601      13.67        6.01     118,027      13.98       6.43

  IRA/KEOGH.................   113,564      12.69        6.39     107,784      12.42        5.97     109,089      12.92       6.42
                               -------      -----                 -------      -----                 -------      -----
   Total time deposits......   574,844      64.23        5.70     511,634      58.96        4.95     512,323      60.68       4.66
                               -------      -----        ----     -------      -----        ----     -------      -----       ----
    Total average deposits..  $895,036     100.00%       4.59%   $867,681     100.00%       3.99%   $844,375     100.00%      3.76%
                              ========     =======       =====   ========     =======       =====   ========     =======      =====

     The following table presents, by various rate categories, the amount of time deposits outstanding at the dates indicated and the periods to maturity of the certificate accounts outstanding at December 31, 1995.


                                       Period to Maturity from December 31, 1995                              At December 31,
                           -----------------------------------------------------------------------   ------------------------------
                           Less than      One to      Two to      Three to    Four to    Over Five
                            One Year     Two years  Three Years  Four years  Five years    Years       1995       1994       1993
                           ---------     ---------  -----------  ----------  ----------  ---------   --------   --------   --------

                                                                     (In thousands)
Certificate accounts:

0 to 4.00%..............    $  6,398       $   --     $    --     $    --     $    --     $    --    $  6,398    $167,458   $272,592


4.01 to 5.00%...........     133,673       13,213       4,285       2,932          --          --     154,103     152,576     53,918


5.01 to 6.00%...........     173,891       44,686      23,390       6,765       6,018       2,971     257,721     105,567     64,937


6.01 to 7.00%...........      62,072       23,691      12,183      16,959       6,661       8,178     129,744      51,716     44,015


7.01 to 8.00%...........       6,016        3,972       4,836          13          83      17,566      32,486      24,437     32,605


8.01 to 9.00%...........       4,522        7,029          --          --          --          --      11,551      18,911     22,010


Over 9.01%..............      13,155           57          --          --          --          --      13,212      12,602     17,316
                            --------        -----       -----      ------       -----      ------     -------     -------    -------

   Total                    $399,727      $92,648     $44,694     $26,669     $12,762     $28,715    $605,215    $533,267   $507,393
                            ========      =======     =======     =======     =======     =======    ========    ========   ========


Borrowings

     From time to time the Bank has obtained advances from the FHLB as an alternative to retail deposit funds and may do so in the future as part of its operating strategy. FHLB advances may also be used to acquire certain other assets as may be deemed appropriate for investment purposes. These advances are collateralized primarily by certain of the Bank's mortgage loans and mortgage-backed securities and secondarily by the Bank's investment in capital stock of the FHLB. See "Regulation - Federal Home Loan Bank System." The Bank has an available overnight line of credit with the FHLB-NY for $50.0 million which expires November 25, 1996. When utilized, the line bears a floating interest rate of 1/8% over the current federal funds rate and is secured by the Bank's mortgage loans, mortgage-backed securities and U.S. Government securities. The maximum amount that the FHLB will advance to member institutions, including the Bank, fluctuates from time to time in accordance with the policies of the OTS and the FHLB. At December 31, 1995, the Bank had borrowed $10.4 million against the FHLB line of credit, and had no other borrowings.

Subsidiary Activities

     The Bank owns one subsidiary which is inactive.

Properties

     The Bank currently conducts its business through its administrative office located in Brick, and eight other full service offices located in Ocean and Middlesex Counties. In addition to its current offices, the Bank has received the approval of the OTS to establish three new branch offices, and is presently negotiating to establish a fourth new branch. The Bank has also recently acquired property in Toms River, New Jersey, which, upon completion of scheduled renovations, is intended to become the new administrative office. The Bank's current administrative office is being temporarily leased until the new office becomes available. The renovations are scheduled to be completed in early 1997, and are estimated to cost $6.5 million. In December 1995, the Bank entered into a $5.8 million construction commitment for the planned renovations. The Company believes that the Bank's current and proposed facilities, when combined with the planned additions, will be adequate to meet the present and immediately foreseeable needs of the Bank and the Company.


                                                                                              Net Book Value
                                                            Original                          of Property or
                                               Leased         Year           Date of            Leasehold
                                                 or         Leased or         Lease           Improvements at
                Location                       Owned        Acquired        Expiration        December 31, 1995
- -----------------------------------------     --------      ---------       ----------        -----------------
                                                                                                  (Dollars in
                                                                                                  thousands)

Administrative Office:

     74 Brick Boulevard                         Leased         1990         3/31/1997        $        --
     Brick, New Jersey  08723

     975 Hooper Avenue (1)                       Owned         1995                --              3,304
     Toms River, New Jersey  08753

Branch Offices:

     Brick Office (2)                            Owned         1960                --              1,396
     321 Chambers Bridge Road
     Brick, New Jersey  08723

     Point Pleasant Beach:                       Owned         1937                --                 83
     701 Arnold Avenue
     Point Pleasant, New Jersey 08742

     Point Pleasant Boro:                        Owned         1971                --                703
     2400 Bridge Avenue
     Point Pleasant, New Jersey 08742

     Whiting:                                   Leased         1983        10/31/2007                 73
     Whiting Shopping Center
     PO Box 20
     Whiting, New Jersey  08759

     Concordia:                                 Leased         1985        07/31/2000                 --
     1 Concordia Shopping Mall
     Box 3
     Cranbury, New Jersey  08512

     Berkeley:                                  Leased         1984        08/31/2004                221
     Holiday City Plaza
     730 Jamaica Boulevard
     Toms River, New Jersey 08757

     Pavilion:
     70 Brick Boulevard                         Leased         1989        09/30/2018                400
     Brick, New Jersey  08723

     Holiday City South:                        Leased         1991        05/11/2001                 75
     Holiday Plaza III
     604 Mule Road
     Toms River, New Jersey 08787


_________________________________
(1) The Bank intends to relocate its administrative offices from its present location to this site in 1996. Renovations to this new location are estimated to cost $6.5 million.
(2) This property is adjoined by another lot owned by the Bank, where the Bank's former loan center was located. The Loan Center is currently not in use. The net book value of this property includes the adjacent lot and building's value of $472,000 at December 31, 1995.

Legal Proceedings

     The Bank is not involved in any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business. Such other routine legal proceedings in the aggregate are believed by management to be immaterial to the Company's financial condition or results of operations.

Personnel

     As of December 31, 1995, the Bank had 209 full-time employees and 19 part-time employees. The employees are not represented by a collective bargaining unit and the Bank considers its relationship with its employees to be good. See "Management of the Bank - Benefits" for a description of certain compensation and benefit programs offered to the Bank's employees.

FEDERAL AND STATE TAXATION

Federal Taxation

     General. The Company and the Bank will report their income on a calendar year basis using the accrual method of accounting and will be subject to federal income taxation in the same manner as other corporations with some exceptions, including particularly the Bank's reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to the Bank or the Company. The Bank has not been audited by the IRS in over 10 years.

     Bad Debt Reserve. Savings institutions such as the Bank which meet certain definitional tests primarily relating to their assets and the nature of their business ("qualifying thrifts") are permitted to establish a reserve for bad debts and to make annual additions thereto, which additions may, within specified formula limits, be deducted in arriving at their taxable income. The Bank's deduction with respect to "qualifying loans," which are generally loans secured by certain interests in real property, may be computed using an amount based on the Bank's actual loss experience, or a percentage equal to 8% of the Bank's taxable income, computed with certain modifications and reduced by the amount of any permitted addition to the non-qualifying reserve. Use of the percentage of taxable income method of calculating the Bank's deductible addition to its bad debt reserve has the effect of reducing the marginal rate of federal tax on the Bank's income to 32.2%, exclusive of any minimum or environmental tax, compared to the generally applicable maximum corporate federal income tax rate of 35%. The Bank's deduction with respect to non-qualifying loans must be computed under the experience method which allows a deduction based on the Bank's actual loss experience over a period of several years. Each year the Bank selects the most favorable way to calculate the deduction attributable to an addition to the tax bad debt reserve.

     The Bank presently satisfies the qualifying thrift definitional tests. If the Bank failed to satisfy such tests in any taxable year, it would be unable to make additions to its bad debt reserve. Instead, the Bank would be required to deduct bad debts as they occur and would additionally be required to recapture its bad debt reserve deductions ratably over a multi-year period. Among other things, the qualifying thrift definitional tests require the Bank to hold at least 60% of its assets as "qualifying assets." Qualifying assets generally include cash, obligations of the United States or any agency or instrumentality thereof, certain obligations of a state or political subdivision thereof, loans secured by interests in improved residential real property or by savings accounts, student loans and property used by the Bank in the conduct of its banking business. The Bank's ratio of qualifying assets to total assets exceeded 60% through December 31, 1995. Although there can be no assurance that the Bank will satisfy the 60% test in the future, management believes that this level of qualifying assets can be maintained by the Bank.

     The amount of the addition to the reserve for losses on qualifying real property loans under the percentage of taxable income method cannot exceed the amount necessary to increase the balance of the reserve for losses on qualifying real property loans at the close of the taxable year to six percent of the balance of the qualifying real property loans outstanding at the end of the taxable year. At December 31, 1994, the Bank's total reserve for bad debts on qualifying real property loans was approximately $12.5 million, less than six percent of its qualifying real property loans outstanding. Also, if the qualifying thrift uses the percentage of taxable income method, then the qualifying thrift's aggregate addition to its reserve for losses on qualifying real property loans cannot, when added to the addition to the reserve for losses on non-qualifying loans, exceed the amount by which: (i) 12 percent of the amount that the total deposits or withdrawable accounts of depositors of the qualifying thrift at the close of the taxable year exceeds (ii) the sum of the qualifying thrift's surplus, undivided profits and reserves at the beginning of such year. As of December 31, 1995, this overall limitation would not have restricted the Bank's deduction for additions to its bad debt reserve. For a discussion of the possible impact of proposed legislation on the Bank's bad debt reserve, see "Risk Factors - Financial Institution Regulation and Possible Legislation."

     Legislation is pending before Congress that would generally repeal, effective for taxable years beginning after 1995, the above-described bad debt deduction rules available to thrift institutions such as the Bank, but would generally retain the experience method for thrift institutions having assets with average adjusted bases of $500 million or less. The proposed tax legislation would not require the recapture of bad debt reserve deductions taken prior to 1988, but would require the recapture of at least some of the bad debt reserve deductions taken by an affected thrift institution after 1987. The balance of pre-1988 bad debt reserves would continue to be subject to provisions of present law referred to below that require recapture in the case of certain excess distributions to shareholders. Bad debt reserve deductions required to be recaptured would generally be taken into account ratably over the six-taxable year period beginning with the first taxable year beginning after December 31, 1995. However, if an institution maintains its residential loans at a level equal to the average level of such loans for a period preceding 1995, the institution would be permitted to defer recapture of its reserves until 1998. The Bank is not able to predict whether, or in what form, the proposed tax legislation will be enacted or the effect that such enactment would have on the Bank's federal income tax liability. In addition, there may be an impact on state income tax liability as a result of the enactment of the proposed legislation. If the Bank is required to convert from a federal savings bank to a commercial bank charter, this would change the way the Bank is subject to tax in New Jersey. Currently, the Bank is subject to a 3% tax rate under the Savings Institution Tax. As a commercial bank, the Bank would be subject to tax at a 9% tax rate under the Corporation Business Tax. See "Risk Factors - Financial Institution Regulation and Possible Legislation."

     Distributions. To the extent that the Bank makes "non-dividend distributions" to the Company that are considered as made (i) from the reserve for losses on qualifying real property loans, to the extent the reserve for such losses exceeds the amount that would have been allowed under the experience method, or (ii) from the supplemental reserve for losses on loans ("Excess Distributions"), then an amount based on the amount distributed will be included in the Bank's taxable income. Non-dividend distributions include distributions in excess of the Bank's current and accumulated earnings and profits, distributions in redemption of stock, and distributions in partial or complete liquidation. However, dividends paid out of the Bank's current or accumulated earnings and profits, as calculated for federal income tax purposes, will not be considered to result in a distribution from the Bank's bad debt reserve. Thus, any dividends to the Company that would reduce amounts appropriated to the Bank's bad debt reserve and deducted for federal income tax purposes would create a tax liability for the Bank. The amount of additional taxable income created from an Excess Distribution is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Thus, if, after the Conversion, the Bank makes a "non-dividend distribution," then approximately one and one-half times the amount so used would be includable in gross income for federal income tax purposes, assuming a 35% corporate income tax rate (exclusive of state and local taxes). See "Regulation" and "Dividend Policy" for limits on the payment of dividends of the Bank. The Bank does not intend to pay dividends that would result in a recapture of any portion of its bad debt reserve.

     Corporate Alternative Minimum Tax. The Internal Revenue Code of 1986, as amended (the "Code") imposes a tax on alternative minimum taxable income ("AMTI") at a rate of 20%. The excess of the bad debt reserve deduction using the percentage of taxable income method over the deduction that would have been allowable under the experience method is treated as a preference item for purposes of computing the AMTI. Only 90% of AMTI can be offset by net operating loss carryovers of which the Bank currently has none. AMTI is increased by an amount equal to 75% of the amount by which the Bank's adjusted current earnings exceeds its AMTI (determined without regard to this preference and prior to reduction for net operating losses). In addition, for taxable years beginning after December 31, 1986 and before January 1, 1996, an environmental tax of .12% of the excess of AMTI (with certain modifications) over $2.0 million is imposed on corporations, including the Bank, whether or not an Alternative Minimum Tax ("AMT") is paid. The Bank does not expect to be subject to the AMT, but may be subject to the environmental tax liability.

     Dividends Received Deduction and Other Matters. The Company may exclude from its income 100% of dividends received from the Bank as a member of the same affiliated group of corporations. The corporate dividends received deduction is generally 70% in the case of dividends received from unaffiliated corporations with which the Company and the Bank will not file a consolidated tax return, except that if the Company or the Bank own more than 20% of the stock of a corporation distributing a dividend then 80% of any dividends received may be deducted.

State and Local Taxation

     New Jersey Taxation. The Bank files New Jersey income tax returns. For New Jersey income tax purposes, savings institutions are presently taxed at a rate equal to 3% of taxable income. For this purpose, "taxable income" generally means federal taxable income, subject to certain adjustments (including addition of interest income on State and municipal obligations).

     The Company will be required to file a New Jersey income tax return because it will be doing business in New Jersey. For New Jersey tax purposes, regular corporations are presently taxed at a rate equal to 9% of taxable income. For this purpose, "taxable income" generally means Federal taxable income, subject to certain adjustments (including addition of interest income on state and municipal obligations). However, if the Company meets certain requirements, it may be eligible to elect to be taxed as a New Jersey Investment Company at a tax rate presently equal to 2.25% (25% of 9%) of taxable income.

     Delaware Taxation. As a Delaware holding company not earning income in Delaware, the Company is exempted from Delaware corporate income tax but is required to file an annual report with and pay an annual franchise tax to the State of Delaware.

                                  REGULATION

General

     The Bank is subject to extensive regulation, examination and supervision by the OTS, as its chartering agency, and the FDIC, as the deposit insurer. The Bank is a member of the FHLB System and its deposit accounts are insured up to applicable limits by the SAIF managed by the FDIC. The Bank must file reports with the OTS and the FDIC concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other financial institutions. There are periodic examinations by the OTS and the FDIC to test the Bank's compliance with various regulatory requirements. This regulation and supervision establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such policies, whether by the OTS, the FDIC or the Congress, could have a material adverse impact on the Company, the Bank and their operations. Assuming that the holding company form of organization is utilized, the Company, as a savings and loan holding company, will also be required to file certain reports with, and otherwise comply with the rules and regulations of the OTS and of the Securities and Exchange Commission (the "SEC") under the federal securities laws.

     Any change in the regulatory structure or the applicable statutes or regulations, whether by the OTS, the FDIC or the Congress, could have a material impact on the Company, the Bank, its operations or the Bank's Conversion. Congress currently has under consideration various proposals to consolidate the regulatory functions of the four federal banking agencies: the OTS, the FDIC, the Office of the Comptroller of the Currency and the Board of Governors of the Federal Reserve System. The outcome of efforts to effect regulatory consolidation is uncertain. Therefore, the Bank is unable to determine the extent to which legislation, if enacted, would affect its business. See "Risk Factors - Financial Institution Regulation and Possible Legislation."

     Certain of the regulatory requirements applicable to the Bank and to the Company are referred to below or elsewhere herein. The description of statutory provisions and regulations applicable to savings associations set forth in this Prospectus do not purport to be complete descriptions of such statutes and regulations and their effects on the Bank.

Federal Savings Institution Regulation

     Business Activities. The activities of federal savings institutions are governed by the Home Owners' Loan Act, as amended (the "HOLA") and, in certain respects, the Federal Deposit Insurance Act ("FDI Act") and the regulations issued by the agencies to implement these statutes. These laws and regulations delineate the nature and extent of the activities in which federal associations may engage. In particular, many types of lending authority for federal associations, e.g., commercial, non-residential real property loans, consumer loans, are limited to a specified percentage of the institutions's capital or assets.

     Loans to One Borrower. Under the HOLA, savings institutions are generally subject to the national bank limit on loans to one borrower. Generally, this limit is 15% of the Bank's unimpaired capital and surplus (as of December 31, 1995 this amount was $13.5 million), plus an additional 10% of unimpaired capital and surplus, if such loan is secured by readily-marketable collateral, which is defined to include certain financial instruments and bullion. At December 31, 1995, the Bank's self-imposed limit on loans to one borrower was $3.0 million. At December 31, 1995, the Bank's largest aggregate amount of loans to one borrower consisted of $2.3 million and the second largest borrower had an aggregate balance of $1.8 million.

     QTL Test. The HOLA requires savings institutions to meet a QTL test. Under the QTL test, a savings association is required to maintain at least 65% of its "portfolio assets" (total assets less: (i) specified liquid assets up to 20% of total assets; (ii) intangibles, including goodwill; and (iii) the value of property used to conduct business) in certain "qualified thrift investments" (primarily residential mortgages and related investments, including certain mortgage-backed and related securities) in at least 9 months out of each 12 month period. A savings association that fails the QTL test must either convert to a bank charter or operate under certain restrictions. As of December 31, 1995, the Bank maintained 117.0% of its portfolio assets in qualified thrift investments and, therefore, met the QTL test.

     Limitation on Capital Distributions. OTS regulations impose limitations upon all capital distributions by savings institutions, such as cash dividends, payments to repurchase or otherwise acquire its shares, payments to shareholders of another institution in a cash-out merger and other distributions charged against capital. The rule establishes three tiers of institutions, which are based primarily on an institution's capital level. An institution that exceeds all fully phased-in regulatory capital requirements before and after a proposed capital distribution ("Tier 1 Bank") and has not been advised by the OTS that it is in need of more than normal supervision, could, after prior notice to, but without the approval of the OTS, make capital distributions during a calendar year equal to the greater of: (i) 100% of its net earnings to date during the calendar year plus the amount that would reduce by one-half its "surplus capital ratio" (the excess capital over its fully phased-in capital requirements) at the beginning of the calendar year; or (ii) 75% of its net earnings for the previous four quarters. Any additional capital distributions would require prior OTS approval. In the event the Bank's capital fell below its capital requirements or the OTS notified it that it was in need of more than normal supervision, the Bank's ability to make capital distributions could be restricted. In addition, the OTS could prohibit a proposed capital distribution by any institution, which would otherwise be permitted by the regulation, if the OTS determines that such distribution would constitute an unsafe or unsound practice.

     Liquidity. The Bank is required to maintain an average daily balance of specified liquid assets equal to a monthly average of not less than a specified percentage (currently 5%) of its net withdrawable deposit accounts plus short-term borrowings. OTS regulations also require each savings institution to maintain an average daily balance of short-term liquid assets at a specified percentage (currently 1%) of the total of its net withdrawable deposit accounts and borrowings payable in one year or less. Monetary penalties may be imposed for failure to meet these liquidity requirements. The Bank's liquidity ratio at December 31, 1995 was 17.2%, which exceeded the then applicable requirements. The Bank has never been subject to monetary penalties for failure to meet its liquidity requirements.

     Assessments. Savings institutions are required by regulation to pay assessments to the OTS to fund the agency's operations. The general assessment, paid on a semi-annual basis, is computed upon the savings institution's total assets, including consolidated subsidiaries, as reported in the Bank's latest quarterly Thrift Financial Report. The assessments paid by the Bank for the years ended December 31, 1995 and 1994, totalled $200,000 and $196,000, respectively.

     Branching. OTS regulations permit federally chartered savings banks to branch nationwide under certain conditions. Generally, federal savings banks may establish interstate networks and geographically diversify their loan portfolios and lines of business. The OTS authority preempts any state law purporting to regulate branching by federal savings banks.

     Transactions with Related Parties. The Bank's authority to engage in transactions with related parties or "affiliates" (i.e., any company that controls or is under common control with an institution, including the Company and its non-savings institution subsidiaries) is limited by Sections 23A and 23B of the Federal Reserve Act ("FRA"). Section 23A limits the aggregate amount of covered transactions with any individual affiliate to 10% of the capital and surplus of the savings institution and also limits the aggregate amount of transactions with all affiliates to 20% of the savings institution's capital and surplus. Certain transactions with affiliates are required to be secured by collateral in an amount and of a type described in Section 23A and the purchase of low quality assets from affiliates is generally prohibited. Section 23B generally requires that certain transactions with affiliates, including loans and asset purchases, must be on terms and under circumstances, including credit standards, that are substantially the same or at least as favorable to the institution as those prevailing at the time for comparable transactions with non-affiliated companies. Notwithstanding Sections 23A and 23B, savings institutions are prohibited from lending to any affiliate that is engaged in activities that are not permissible for bank holding companies under Section 4(c) of the Bank Holding Company Act ("BHC Act"). Further, no savings institution may purchase the securities of any affiliate other than a subsidiary.

     The Bank's authority to extend credit to executive officers, directors and 10% shareholders, as well as entities controlled by such persons, is currently governed by Sections 22(g) and 22(h) of the FRA, and Regulation O thereunder. Among other things, these regulations require that such loans to be made on terms and conditions substantially the same as those offered to unaffiliated individuals and not involve more than the normal risk of repayment. Regulation O also places individual and aggregate limits on the amount of loans the Bank may make to such persons based, in part, on the Bank's capital position, and requires certain board approval procedures be followed. The OTS regulations, with certain minor variances, apply Regulation O to savings institutions.

     Enforcement. Under the FDI Act, the OTS has primary enforcement responsibility over savings institutions and has the authority to bring action against all "institution-affiliated parties," including stockholders, and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers or directors, receivership, conservatorship or termination of deposit insurance. Civil penalties cover a wide range of violations and can amount to $25,000 per day, or $1 million per day in especially egregious cases. Under the FDI Act, the FDIC has the authority to recommend to the Director of the OTS that enforcement action be taken with respect to a particular savings institution. If action is not taken by the Director, the FDIC has authority to take such action under certain circumstances. Federal law also establishes criminal penalties for certain violations.

     Standards for Safety and Soundness. The FDI Act requires each federal banking agency to prescribe for all insured depository institutions standards relating to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, and compensation, fees and benefits and such other operational and managerial standards as the agency deems appropriate. The federal banking agencies recently adopted a final regulation and Interagency Guidelines Prescribing Standards for Safety and Soundness ("Guidelines") to implement these safety and soundness standards. The Guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The Guidelines address internal controls and information systems; internal audit system; credit underwriting; loan documentation; interest rate risk exposure; asset growth; and compensation, fees and benefits. The agencies also adopted a proposed rule which proposes asset quality and earnings standards which, if adopted in final, would be added to the Guidelines. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the Guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard, as required by the FDI Act. The final regulation establishes deadlines for the submission and review of such safety and soundness compliance plans.

     Classification of Assets. Federal regulations and the Bank's Classification of Assets Policy require that the Bank utilize an internal asset classification system as a means of reporting problem and potential problem assets. The Bank has incorporated the OTS internal asset classifications as a part of its credit monitoring system. The Bank currently classifies problem and potential problem assets as "Substandard," "Doubtful" or "Loss" assets. An asset is considered "Substandard" if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. "Substandard" assets include those characterized by the "distinct possibility" that the insured institution will sustain "some loss" if the deficiencies are not corrected. Assets classified as "Doubtful" have all of the weaknesses inherent in those classified "Substandard" with the added characteristic that the weaknesses present make "collection or liquidation in full," on the basis of currently existing facts, conditions, and values, "highly questionable and improbable." Assets classified as "Loss" are those considered "uncollectible" and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets which do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are required to be designated "Special Mention."

     When an insured institution classifies one or more assets, or portions thereof, as Substandard or Doubtful, it is required to establish a general valuation allowance for loan losses in an amount deemed prudent by management. General valuation allowances, which is a regulatory term, represent loss allowances which have been established to recognize the inherent risk associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies one or more assets, or portions thereof, as "Loss," it is required either to establish a specific allowance for losses equal to 100% of the amount of the asset so classified or to charge off such amount.

     A savings institution's determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the OTS which can order the establishment of additional general or specific loss allowances. The OTS, in conjunction with the other federal banking agencies, recently adopted an interagency policy statement on the allowance for loan and lease losses. The policy statement provides guidance for financial institutions on both the responsibilities of management for the assessment and establishment of adequate allowances and guidance for banking agency examiners to use in determining the adequacy of general valuation guidelines. Generally, the policy statement recommends that institutions have effective systems and controls to identify, monitor and address asset quality problems; that management has analyzed all significant factors that affect the collectibility of the portfolio in a reasonable manner; and that management has established acceptable allowance evaluation processes that meet the objectives set forth in the policy statement. As a result of the declines in local and regional real estate market values and the significant losses experienced by many financial institutions, there has been a greater level of scrutiny by regulatory authorities of the loan portfolios of financial institutions undertaken as part of the examination of institutions by the OTS and the FDIC. While the Bank believes that it has established an adequate allowance for loan losses, there can be no assurance that regulators, in reviewing the Bank's loan portfolio, will not request the Bank to materially increase at that time its allowance for loan losses, thereby negatively affecting the Bank's financial condition and earnings at that time. Although management believes that adequate specific and general loan loss allowances have been established, actual losses are dependent upon future events and, as such, further additions to the level of specific and general loan loss allowances may become necessary.

     Capital Requirements. The OTS capital regulations require savings institutions to meet three capital standards: a 1.5% tangible capital standard, a 3% leverage (core capital) ratio and an 8% risk based capital standard. Core capital is defined as common stockholder's equity (including retained earnings), certain non-cumulative perpetual preferred stock and related surplus, minority interests in equity accounts of consolidated subsidiaries less intangibles other than certain purchased mortgage servicing rights ("PMSRs") and credit card relationships. The OTS regulations also require that, in meeting the leverage ratio, tangible and risk-based capital standards institutions generally must deduct investments in and loans to subsidiaries engaged in activities not permissible for a national bank. In addition, the OTS prompt corrective action regulation provides that a savings institution that has a leverage capital ratio of less than 4% (3% for institutions receiving the highest CAMEL examination rating) will be deemed to be "undercapitalized" and may be subject to certain restrictions. See "- Prompt Corrective Regulatory Action."

     The risk-based capital standard for savings institutions requires the maintenance of total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of 8%. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight of 0% to 100%, as assigned by the OTS capital regulation based on the risks OTS believes are inherent in the type of asset. The components of core capital are equivalent to those discussed earlier under the 3% leverage standard. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock and, within specified limits, the allowance for loan and lease losses. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital.

     The OTS has incorporated an interest rate risk component into its regulatory capital rule. The final interest rate risk rule also adjusts the risk-weighting for certain mortgage derivative securities. Under the rule, savings banks with "above normal" interest rate risk exposure would be subject to a deduction from total capital for purposes of calculating their risk-based capital requirements. A savings bank's interest rate risk is measured by the decline in the net portfolio value of its assets (i.e., the difference between incoming and outgoing discounted cash flows from assets, liabilities and off-balance sheet contracts) that would result from a hypothetical 200-basis point increase or decrease in market interest rates divided by the estimated economic value of the bank's assets, as calculated in accordance with guidelines set forth by the OTS. A savings bank whose measured interest rate risk exposure exceeds 2% must deduct an interest rate component in calculating its total capital under the risk-based capital rule. The interest rate risk component is an amount equal to one-half of the difference between the institution's measured interest rate risk and 2%, multiplied by the estimated economic value of the bank's assets. That dollar amount is deducted from an bank's total capital in calculating compliance with its risk-based capital requirement. Under the rule, there is a two quarter lag between the reporting date of an institution's financial data and the effective date for the new capital requirement based on that data. A savings bank with assets of less than $300 million and risk-based capital ratios in excess of 12% is not subject to the interest rate risk component, unless the OTS determines otherwise. The rule also provides that the Director of the OTS may waive or defer an bank's interest rate risk component on a case-by-case basis. The OTS has recently postponed the date that the component will first be deducted from an institution's total capital until an appeals process is developed for the measurement of an institution's interest rate risk. If the Bank had been subject to an interest rate risk capital component as of December 31, 1995, there would have been no material effect on the Bank's risk-weighted capital.

     At December 31, 1995, the Bank met each of its capital requirements, in each case on a fully phased-in basis. See "Regulatory Capital Compliance" for a table which sets forth in terms of dollars and percentages the OTS tangible, leverage and risk-based capital requirements, the Bank's historical amounts and percentages at December 31, 1995, and pro forma amounts and percentages based upon the issuance of the shares within the Estimated Price Range and assuming that a portion of the net proceeds are retained by the Company.

Prompt Corrective Regulatory Action

     Under the OTS prompt corrective action regulations, the OTS is required to take certain supervisory actions against undercapitalized institutions, the severity of which depends upon the institution's degree of capitalization. Generally, a savings institution that has a total risk-based capital of less than 8.0% or a leverage ratio or a Tier 1 capital ratio that is less than 4.0% is considered to be undercapitalized. A savings institution that has a total risk-based capital less than 6.0%, a Tier 1 risk-based capital ratio of less than 3% or a leverage ratio that is less than 3.0% is considered to be "significantly undercapitalized" and a savings institution that has a tangible capital to assets ratio equal to or less than 2% is deemed to be "critically undercapitalized." Subject to a narrow exception, the banking regulator is required to appoint a receiver or conservator for an institution that is critically undercapitalized. The regulation also provides that a capital restoration plan must be filed with the OTS within 45 days of the date an institution receives notice that it is "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." Compliance with the plan must be guaranteed by any parent holding company. In addition, numerous mandatory supervisory actions may become immediately applicable to the institution depending upon its category, including, but not limited to, increased monitoring by regulators, restrictions on growth,and capital distributions and limitations on expansion. The OTS could also take any one of a number of discretionary supervisory actions, including the issuance of a capital directive and the replacement of senior executive officers and directors.

Insurance of Deposit Accounts

     The FDIC has adopted a risk-based insurance assessment system. The FDIC assigns an institution to one of three capital categories based on the institution's financial information, as of the reporting period ending seven months before the assessment period, consisting of (1) well capitalized,
(2) adequately capitalized or (3) undercapitalized, and one of three supervisory subcategories within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation provided to the FDIC by the institution's primary federal regulator and information which the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds. An institution's assessment rate depends on the capital category and supervisory category to which it is assigned. Assessment rates currently range from 23 basis points to 31 basis points. The FDIC is authorized to raise the assessment rates in certain circumstances. The FDIC has exercised this authority several times in the past and may raise insurance premiums in the future. If such action is taken by the FDIC, it could have an adverse effect on the earnings of the Bank. The Bank's assessment rate for 1995 was .23% of deposits. See "Risk Factors - Recapitalization of SAIF and Its Impact on SAIF Premiums."

     Under the FDI Act, insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC or the OTS. The management of the Bank does not know of any practice, condition or violation that might lead to termination of deposit insurance.

Federal Home Loan Bank System

     The Bank is a member of the FHLB System, which consists of 12 regional FHLBs. The FHLB provides a central credit facility primarily for member institutions. The Bank, as a member of the FHLB, is required to acquire and hold shares of capital stock in the FHLB in an amount at least equal to 1% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, or 1/20 of its advances (borrowings) from the FHLB, whichever is greater. The Bank was in compliance with this requirement with an investment in FHLB stock at December 31, 1995, of $7.7 million. FHLB advances must be secured by specified types of collateral and all long-term advances may only be obtained for the purpose of providing funds for residential housing finance.

     The FHLBs are required to provide funds for the resolution of insolvent thrifts and to contribute funds for affordable housing programs. These requirements could reduce the amount of dividends that the FHLBs pay to their members and could also result in the FHLBs imposing a higher rate of interest on advances to their members. For the years ended December 31, 1995, 1994 and 1993, dividends from the FHLB to the Bank amounted to $591,000, $548,000 and $582,000, respectively. If dividends were reduced, or interest on future FHLB advances increased, the Bank's net interest income would likely also be reduced. Further, there can be no assurance that the impact of recent legislation on the FHLBs will not also cause a decrease in the value of the FHLB stock held by the Bank.

Federal Reserve System

     The Federal Reserve Board regulations require savings institutions to maintain non-interest-earning reserves against their transaction accounts (primarily NOW and regular checking accounts). The Federal Reserve Board regulations generally require that reserves be maintained against aggregate transaction accounts as follows: for accounts aggregating $52.0 million or less (subject to adjustment by the Federal Reserve Board) the reserve requirement is 3%; and for accounts greater than $52.0 million, the reserve requirement is $1.6 million plus 10% (subject to adjustment by the Federal Reserve Board between 8% and 14%) against that portion of total transaction accounts in excess of $52.0 million. The first $4.3 million of otherwise reservable balances (subject to adjustments by the Federal Reserve Board) are exempted from the reserve requirements. The Bank is in compliance with the foregoing requirements. Because required reserves must be maintained in the form of either vault cash, a non-interest-bearing account at a Federal Reserve Bank or a pass-through account as defined by the Federal Reserve Board, the effect of this reserve requirement is to reduce the Bank's interest-earning assets. FHLB System members are also authorized to borrow from the Federal Reserve "discount window," but Federal Reserve Board regulations require institutions to exhaust all FHLB sources before borrowing from a Federal Reserve Bank.

Holding Company Regulation

     The Company, if utilized, will be a non-diversified unitary savings and loan holding company within the meaning of the HOLA. As such, the Company will be required to register with the OTS and will be subject to OTS regulations, examinations, supervision and reporting requirements. In addition, the OTS has enforcement authority over the Company and its non-savings institution subsidiaries. Among other things, this authority permits the OTS to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings institution. The Bank must notify the OTS 30 days before declaring any dividend to the Company.

     As a unitary savings and loan holding company, the Company generally will not be restricted under existing laws as to the types of business activities in which it may engage, provided that the Bank continues to be a QTL. See "- Federal Savings Institution Regulation - QTL Test" for a discussion of the QTL requirements. Upon any non-supervisory acquisition by the Company of another savings association, the Company would become a multiple savings and loan holding company (if the acquired institution is held as a separate subsidiary) and would be subject to extensive limitations on the types of business activities in which it could engage. The HOLA limits the activities of a multiple savings and loan holding company and its non-insured institution subsidiaries primarily to activities permissible for bank holding companies under Section 4(c)(8) of the BHC Act, subject to the prior approval of the OTS, and to other activities authorized by OTS regulation. Recently proposed legislation would restrict the activities of unitary savings and loan holding companies to those permissible for multiple savings and loan holding companies. See "Risk Factors - Financial Institution Regulation and Possible Legislation."

     The HOLA prohibits a savings and loan holding company, directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of the voting stock of another savings, institution or holding company thereof, without prior written approval of the OTS; and from acquiring or retaining, with certain exceptions, more than 5% of a non-subsidiary holding company, or a non-subsidiary company engaged in activities other than those permitted by the HOLA; or acquiring or retaining control of a depository institution that is not insured by the FDIC. In evaluating applications by holding companies to acquire savings institutions, the OTS must consider the financial and managerial resources and future prospects of the company and institution involved, the effect of the acquisition on the risk to the insurance funds, the convenience and needs of the community and competitive factors.

     The OTS is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, except: (i) the approval of interstate supervisory acquisitions by savings and loan holding companies, and (ii) the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisitions. The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

Federal Securities Laws

     The Company has filed with the SEC a registration statement under the Securities Act for the registration of the Common Stock to be issued pursuant to the Conversion. Upon completion of the Conversion, the Company's Common Stock will be registered with the SEC under the Exchange Act. The Company will then be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Exchange Act.

     The registration under the Securities Act of shares of the Common Stock to be issued in the Conversion does not cover the resale of such shares. Shares of the Common Stock purchased by persons who are not affiliates of the Company may be resold without registration. Shares purchased by an affiliate of the Company will be subject to the resale restrictions of Rule 144 under the Securities Act. If the Company meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of the Company who complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of certain other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (i) 1% of the outstanding shares of the Company or (ii) the average weekly volume of trading in such shares during the preceding four calendar weeks. Provision may be made in the future by the Company to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

                           MANAGEMENT OF THE COMPANY

     The Board of Directors of the Company is divided into three classes, each of which comprises approximately one-third of the Board. The directors shall be elected by the stockholders of the Company for staggered three year terms, or until their successors are elected and qualified. One class of directors, consisting of Messrs. Garbarino, Curtin and Schlosser, has a term of office expiring at the first annual meeting of stockholders, a second class, consisting of Messrs. Feltz, Hyde and Knemoller, has a term of office expiring at the second annual meeting of stockholders, and a third class, consisting of Messrs. Barrett, McLaughlin and Snyder, has a term of office expiring at the third annual meeting of stockholders. Their names and biographical information are set forth under "Management of the Bank - Directors."

     The following individuals are executive officers of the Company and hold the offices set forth below opposite their names.

             Name                      Position Held With Company
       -----------------------   ----------------------------------------------

       John R. Garbarino         Chairman of the Board, President and Chief
                                 Executive Officer

       Michael J. Fitzpatrick    Executive Vice President and Chief Financial
                                 Officer

       John K. Kelly             Senior Vice President and Corporate Secretary


     The executive officers of the Company are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal by the Board of Directors.

     Since the formation of the Company, none of the executive officers, directors or other personnel has received remuneration from the Company. Information concerning the principal occupations, employment and compensation of the directors and officers of the Company during the past five years is set forth under "Management of the Bank - Biographical Information."


                            MANAGEMENT OF THE BANK

Directors

     The following table sets forth certain information regarding the Board of Directors of the Bank.

                                     Positions Held
                                        With the        Director        Term
        Name                 Age(1)      Bank(2)          Since        Expires
- ----------------------       ------  --------------     --------       -------


John R. Garbarino             46     Chairman of          1984          1998
                                     the Board,
                                     President and
                                     Chief
                                     Executive
                                     Officer

Michael E. Barrett            56     Director and         1989          1997
                                     Executive Vice
                                     President,
                                     Director of
                                     Loan Division

Thomas F. Curtin              64     Director             1991          1998

Carl Feltz, Jr.               57     Director             1990          1996

Roy M. Hyde                   87     Director             1964          1996

Robert E. Knemoller           66     Director             1982          1996

Donald E. McLaughlin          48     Director             1985          1997

Frederick E. Schlosser        73     Director             1968          1998

James T. Snyder               61     Director             1991          1997


- ----------------------------------
(1) As of December 31, 1995.
(2) All directors are also directors of Ocean Financial Corp.

Executive Officers who are not Directors

     The following table sets forth certain information regarding the executive officers of the Bank who are not also directors.

         Name                Age(1)          Position Held with the Bank
- ----------------------       ------  -------------------------------------------
Michael J. Fitzpatrick        40     Executive Vice President and Chief
                                     Financial Officer
John K. Kelly                 46     Senior Vice President and General Counsel
Robert J. Kroner              46     Senior Vice President and Director of
                                     Operations

______________________
(1)  As of December 31, 1995.


     Each of the executive officers of the Bank will retain his office in the converted Bank until the annual meeting of the Board of Directors of the Bank, held immediately after the first annual meeting of stockholders subsequent to Conversion, and until their successors are elected and qualified or until they are removed or replaced. Officers are re-elected by the Board of Directors annually.

Biographical Information

Directors

     John R. Garbarino has served in various capacities for the Bank since 1971, and has been a member of the Bank's senior management since 1979. He served as Executive Vice President of the Bank from 1983 to 1985, at which time he was elected President and Chief Executive Officer. He has been a member of the Bank's Board of Directors since 1984, and was appointed Chairman of the Board in 1989. Mr. Garbarino is also active in a number of industry related organizations, including his past service as Chairman of the Board of Governors of the New Jersey Savings League and current service on the Board of Directors of America's Community Bankers. In 1995, Mr. Garbarino was elected to the Board of Directors of the Federal Home Loan Bank of New York. He also serves on the Boards of numerous local civic and charitable organizations.

     Michael E. Barrett has served as an Executive Vice President and Director of the Bank's Loan Division since 1987. He was elected to the Board of Directors in 1989. Prior to 1987, he served as Executive Vice President in charge of lending and operations for another savings institution for 12 years. In total, Mr. Barrett has worked in the financial services industry for over 26 years.

     Thomas F. Curtin is a partner with The Foristall Company, Inc., an investor relations firm specializing in financial communications. He has been a member of the Board of Directors since 1991.

     Carl Feltz, Jr. is a registered architect and has been a principal in the firm of Feltz Associates, Architects since its establishment in 1977. Mr. Feltz has been a member of the Board of Directors since 1990.

     Roy M. Hyde is a retired custom home builder. He serves on the boards of numerous local building and planning organizations. He has served on the Bank's Board of Directors since 1964.

     Robert E. Knemoller is retired from the Bank, having served in numerous capacities for over 30 years. He was President of the Bank from 1983 until 1985. He has been a member of the Board since 1982.

     Donald E. McLaughlin is a certified public accountant and President of Donald E. McLaughlin, CPA P.C. He has worked as an accountant since 1970. Mr. McLaughlin has been a member of Board since 1985.

     Frederick E. Schlosser is a former management consultant for a chain of department stores, and is now retired. Mr. Schlosser has served on the Board of Directors since 1968.

     James T. Snyder is retired. He was formerly a 50% owner of Wallach's, Inc., a New Jersey retail company. Mr. Snyder has served on the Board of Directors since 1991.

Executive Officers Who Are Not Directors

     Michael J. Fitzpatrick has served as Executive Vice President and Chief Financial Officer of the Bank since 1992, and in that capacity, is responsible for all financial activities of the Bank. Prior to 1992, Mr. Fitzpatrick, a certified public accountant, was employed by KPMG Peat Marwick, LLP for 11 years, completing his tenure as a senior audit manager.

     John K. Kelly, admitted to the practice of law in New Jersey and Connecticut, has been Senior Vice President and General Counsel of the Bank since 1988. In this position, Mr. Kelly oversees all legal, insurance and risk assessment functions of the Bank. He has also served as the Bank's Compliance Officer since 1989. Prior to joining the Bank, Mr. Kelly was associated with a private law firm and was also a Deputy Attorney General of the New Jersey Department of Law and Public Safety.

     Robert J. Kroner has been with the Bank since 1983, and currently serves as a Senior Vice President and Director of Operations. In that capacity, Mr. Kroner is responsible for the operations of the Bank, including branch operations, facilities management, information services and checking services. He has worked in the financial services industry since 1972.

Committees and Meetings of the Board of Directors of the Bank and Company

     The Board of Directors meets on a monthly basis and may have additional special meetings upon the request of the Chairman of the Board. During the year ended December 31, 1995, the Board of Directors met 13 times. No director attended fewer than 90% of the total number of Board meetings held during this period.

     The Board of Directors of the Bank has established the following committees:

     The Audit Committee consists of Messrs. McLaughlin, Knemoller and Schlosser. The Bank's Internal Auditor and Loan Review Officer report to this committee. The purpose of this committee is to review audit and loan review reports and management actions regarding the implementation of audit findings. The committee also maintains a liaison with the outside auditors and reviews the adequacy of internal controls. The committee generally meets on a quarterly basis, and met five times in 1995.

     The Loan Committee consists of Messrs. Barrett, Garbarino and three directors on a rotating basis. The purpose of this committee is to review and ratify all loans approved by management, and to approve large loan requests. The committee meets on at least a monthly basis, and more often if necessary. This committee met 13 times in 1995.

     The Human Resources/Compensation Committee consists of Messrs. Knemoller, Schlosser and Curtin. The purpose of this committee is to review and approve compensation and benefits to be paid to employees of the Bank and management's compliance with approved guidelines. This committee meets periodically, as needed, and met five times in 1995.

     The Budget and Planning Committee consists of Messrs. Hyde, Feltz and Snyder. The Committee is responsible for the formulation, review and approval of the annual and long-term business plans and budgets of the Bank, and for making recommendations to the Board on goals and strategies to develop the Bank's business. This Committee meets as necessary, and met three times in 1995.

     Additionally, the Bank has a number of other management committees, including the ALCO and Asset Classification Committees, consisting of members of senior management.

     The Board of Directors of the Company has established the following committees: the Audit Committee, Nominating Committee, Pricing Committee and the Compensation Committee.

Directors' Compensation

     Fee Arrangements. Currently, all outside directors of the Bank and Company receive an annual retainer of $15,000 for service on the Bank's Board and $5,000 for service on the Company's Board. All fees are paid to directors quarterly. Outside directors of the Bank also receive a fee of $900 for each regular board meeting attended, and $300 for each committee meeting attended. Committee chairmen receive $500 per committee meeting attended. The Bank's directors are also provided with medical and dental insurance.

     Deferred Compensation Plan for Directors. The Bank maintains a deferred compensation plan for the benefit of directors. The plan is a non-qualified arrangement which offers participating directors the opportunity to defer compensation through a reduction in fees in lieu of a promise of future benefits. Such benefits are payable commencing at an age mutually agreed upon by the Bank and the participating director (the "Benefit Age"). The benefits equal the account balance of the director annuitized over a period of time mutually agreed upon by the Bank and the director and then reannuitized at the beginning of each calendar year thereafter. Lump sum payouts are also available upon eligibility for distribution of benefits or in the event of the death of the director. The account balance equals deferrals and interest. Currently the plan credits interest on deferrals at a rate equal to the sum of (i) the "Stable Fund" investment option in the Bank's qualified 401(k) plan and (ii) 200 basis points. The plan offers a death benefit which may be funded through the proceeds of Corporate Owned Life Insurance ("COLI") which is equal to the estimated benefit which would have been payable if the director had participated in the plan for the entire period up to the Benefit Age. Early distribution of benefits may occur under certain circumstances which include, change in control, financial hardship, termination for cause or disability.

Executive Compensation

     Cash Compensation. The following table sets forth the cash compensation paid by the Bank for services rendered in all capacities during the year ended December 31, 1995, to the Chief Executive Officer and four other executive officers who received compensation in excess of $100,000.


                                                                   Annual Compensation(1)
                                                         -----------------------------------------------

                                                                                           Other
                                                                                          Annual
         Name and Principal                                                             Compensation
             Positions                         Year           Salary(s)   Bonus($)(2)      ($)(3)
- ------------------------------------------------------------------------------------------------------------------------------------

John R. Garbarino,                             1995          $225,600      $63,099           $--
  President and Chief Executive Officer

Michael E. Barrett,                            1995           138,200       24,108            --
  Executive Vice President

Michael J. Fitzpatrick,                        1995           118,200       30,534            --
  Executive Vice President and Chief
  Financial Officer

John K. Kelly,                                 1995           105,700       22,042            --
  Senior Vice President and General
  Counsel

Robert J. Kroner,                              1995           102,300       24,531            --
Senior Vice President

                                                             Long-Term Compensation
                                         ---------------------------------------------------------
                                                     Awards                            Payouts
                                         ---------------------------------------------------------
                                                                                                           (i)
                                                                Securities
                                                                Underlying                               All Other
                                           Restricted            Options/               LTIP            Compensation
                                          Stock Awards             SARS                Payouts             ($)(7)
                                              ($)(4)              (#)(5)               ($)(6)

- ------------------------------------------------------------------------------------------------------------------------------------

John R. Garbarino,                               $--              $--                $158,600             $11,625
  President and Chief Executive Officer

Michael E. Barrett,                               --               --                  74,996              10,819
  Executive Vice President

Michael J. Fitzpatrick,                           --               --                  63,200               6,750
  Executive Vice President and Chief
  Financial Officer

John K. Kelly,                                    --               --                  45,948               5,812
  Senior Vice President and General
  Counsel

Robert J. Kroner,                                 --               --                  46,120               5,755
  Senior Vice President

- --------------------------------------------------------
(1) Under Annual Compensation, the column titled "Salary" includes amounts deferred by the named executive officer pursuant to the Bank's 401(k) Plan and Deferred Compensation Plan as hereinafter defined.
(2) Consists of bonuses paid pursuant to the Bank's Performance Achievement Awards Program, which awards bonuses based on the attainment of certain predetermined annual performance goals.
(3) For 1995, there were no (a) prerequisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or (e) preferential discounts on stock. For 1995, the Bank had no restricted stock or stock related plans in existence.
(4) Does not include awards pursuant to the Stock Programs, which may be granted in conjunction with a meeting of stockholders of the Company, subject to OTS and stockholder approval, as such awards were not earned, vested or granted in fiscal 1995. For a discussion of the terms of the Stock Programs, see "- Benefits - Stock Programs." For 1995, the Bank had no restricted stock plans in existence.

(5) Does not include options which may be granted under the Stock Option Plans in conjunction with a meeting of stockholders of the Company, subject to OTS and stockholder approval, as such options were not earned or granted in 1995. For a discussion of the terms of the Stock Option plans, see "- Benefits - Stock Option Plans."
(6) Represents the payout for the first three-years performance period and for the first year of the second performance period under the Bank's Long-Term Award Program. This Program was terminated as of December 31, 1995. See "-- Long-Term Incentive Plan."
(7)  Includes $6,750, $6,750, $6,750, $5,812 and $5,755 contributed by the Bank to the accounts of Messrs. Garbarino, Barrett, Fitzpatrick, Kelly and Kroner, respectively, under the Bank's 401(k) Plan.

     Long-Term Incentive Plan. In 1992, the Bank implemented the Ocean Federal Savings Bank Long-Term Award Program, which awarded compensation to participants based upon the financial performance of the Bank measured over three-year periods. The first three-year performance period under the Program concluded as of December 31, 1995. The payouts for that performance period are reflected in the Summary Compensation table above. In connection with the Bank's Conversion, and the proposed implementation of certain stock-based benefit plans at least six months following Conversion, pending stockholder approval, the Long-Term Award Program was terminated by the Bank as of December 31, 1995. A second performance period had begun under the Program as of January 1, 1995. Payouts for the partial one-year period ended December 31, 1995 have been funded and distributed, and are also reflected in the Summary Compensation Table above.

Employment Agreements

     It is anticipated that subsequent to the Conversion, the Bank and the Company intend to enter into employment agreements with Messrs. Garbarino and Fitzpatrick (individually, the "Executive"). These agreements are subject to the review and approval of the Company, the Bank and the OTS and may be amended as a result of such review. The employment agreements are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base after the Conversion. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of Messrs. Garbarino and Fitzpatrick.

     The proposed employment agreements are expected to provide for a three-year term for both Executives. It is expected that the Bank's employment agreements would provide that, commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors of the Bank would review the agreements and the Executive's performance for purposes of determining whether to extend the agreements with the Bank for an additional year such that the remaining terms would be the amount of the original terms. It is expected that the agreements with the Company would automatically extend daily, such that the remaining terms would be the amount of the original term unless written notice of non-renewal is given by the Board of Directors of the Company after conducting a performance evaluation of the executive. In addition to the base salary, the proposed agreements would provide for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel. The agreements would provide for termination by the Bank or the Company for cause, as would be defined in the agreements, at any time. In the event the Bank or the Company would choose to terminate the Executive's employment for reasons other than for cause, or in the event of the Executive's resignation from the Bank and the Company upon: (i) failure to re-elect the Executive to his current offices; (ii) a material change in the Executive's functions, duties or responsibilities; (iii) a relocation of the Executive's principal place of employment by more than 25 miles; (iv) liquidation or dissolution of the Bank or the Company; or (v) a breach of the agreement by the Bank or the Company, the Executive or, in the event of death, his beneficiary, would be entitled to receive the remaining base salary payments due to the Executive and the contributions that would have been made on the Executive's behalf to any employee benefit plans of the Bank or the Company during the remaining term of the agreement. The Bank and the Company would also continue and pay for the Executive's life, health and disability coverage for the remaining term of the Agreement.

     Under the proposed agreements, if voluntary or involuntary termination follows a "change in control" of the Bank or the Company, as defined in the proposed employment agreements, it is expected that the Executive or, in the event of death, his beneficiary, would be entitled to a payment equal to the greater of: (1) the payments due for the remaining term of the agreement; or (2) a severance payment equal to three times the average of the five preceding taxable years' compensation. It is also expected that the Bank and the Company would also continue the Executive's life, health, and disability coverage for 36 months. Notwithstanding that both agreements would provide for a severance payment in the event of a change in control, the Executive would only be entitled to receive a severance payment under one agreement.

     Payments to the Executive under the Bank's proposed agreements are expected to be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. Payment under the Company's agreements would be made by the Company. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the agreements would be paid by the Bank or Company, respectively, if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. It is also expected that the employment agreements would provide that the Bank and Company would indemnify the Executive to the fullest extent allowable under federal and Delaware law, respectively. In the event of a change in control of the Bank or Company, the total amount of payments that would be due under the Agreements, based solely on cash compensation paid to Messrs. Garbarino and Fitzpatrick over the past three fiscal years and excluding any benefits under any employee benefit plan which may be payable, would be approximately $1.4 million.

Change in Control Agreements

     It is anticipated that subsequent to the Conversion, the Company and the Bank will enter into two-year Change in Control Agreements ("CIC Agreement") with Messrs. Barrett, Kelly and Kroner. The proposed CIC Agreement is expected to provide that commencing on the first anniversary date and continuing on each anniversary thereafter, the Bank's CIC Agreements may be renewed by the Board of Directors for an additional year while the term of the Company's CIC Agreements shall be extended on a daily basis unless written notice of non-renewal is given by the Board of Directors of the Company. It is also expected that the CIC Agreements with the Company will provide that in the event voluntary or involuntary termination follows a change in control of the Bank or the Company, the officer would be entitled to receive a severance payment equal to two times the officer's average annual compensation for the five years preceding termination. It is also expected that the Bank's CIC Agreement would have a similar change in control provision; however, the officer would only be entitled to receive a severance payment under one agreement. The Company and the Bank would also continue, and pay for, the officer's life, health and disability coverage for 36 months following termination. Payments to the officer under the Bank's CIC Agreements would be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. In the event of a change in control of the Bank or Company, the total payments that would be due under the CIC Agreements, based solely on the cash compensation paid to the three officers covered by the CIC Agreements over the past two fiscal years and excluding any benefits under any employee benefit plan which may be payable, would be approximately $1.0 million.

Employee Severance Compensation Plan

     It is anticipated that the Bank's Board of Directors will, subsequent to the Conversion, establish the Ocean Federal Savings Bank Employee Severance Compensation Plan ("Severance Plan") which would provide eligible employees with severance pay benefits in the event of a change in control of the Bank or the Company following Conversion. Management personnel with employment or CIC agreements would not be eligible to participate in the Severance Plan. Generally, all employees would be eligible to participate in the Severance Plan. It is expected that the Severance Plan would vest in each participant a contractual right to the benefits such participant is entitled to thereunder. It is expected that under the Severance Plan, in the event of a change in control of the Bank or the Company, eligible employees who are terminated from or terminate their employment within one year of the change in control (for reasons specified under the Severance Plan), would be entitled to receive a severance payment. The participant would be entitled to a cash severance payment equal to one-twelfth of annual compensation for each year of service up to a maximum of 100% of annual compensation. Those holding title of Vice President or above would receive a benefit of one year's salary regardless of service. Such payments may tend to discourage takeover attempts by increasing costs to be incurred by the Bank in the event of a takeover. In the event the provisions of the Severance Plan were triggered, the total amount of payments that would be due thereunder, based solely upon current salary levels at December 31, 1995, would be approximately $2.6 million.

Insurance Plans

     All full-time employees, after three months of employment with the Bank are covered as a group for comprehensive hospitalization, including major medical, long-term disability, accidental death and dismemberment insurance. In addition, the Bank maintains a health care and dependent care reimbursement account plan for employees on a pre-tax basis, for the payment of medical and dependent care expenses, as well as the payment of certain insurance premiums.

Benefits

     Retirement Plan. The Bank maintains a defined benefit plan (the "Retirement Plan") for salaried employees who have attained the age of 21 and have completed one year of service. Benefits vest after a participant is credited with five years of service. The Retirement Plan is designed to comply with the requirements under Section 401(a) of the Code.

     The Retirement Plan provides for a monthly benefit to the employee upon retirement at the age of 65, or if later, the fifth anniversary of the employee's initial participation in the Retirement Plan ("Normal Retirement Age"). The Retirement Plan also provides for a monthly benefit upon the Participant's death, disability and early retirement. Early retirement is conditioned upon the attainment of the age of 55, and the completion by the Participant of 10 years of service. Benefits under the Plan are determined taking into account the participant's final average earnings and years of credited service under the Retirement Plan Benefits are not calculated to include social security benefits. About the time of the Conversion, the Board may freeze or reduce the future accrual of benefits under the Retirement Plan in coordination with the adoption or amendment of other qualified employee benefit plans.

     The following table sets forth the estimated annual benefits payable upon retirement at age 65 for the year ended December 31, 1995, expressed in the form of a 10 year certain and continuous benefit, for the final average salary and benefit service classifications specified.


                   Ocean Federal Savings Bank Employee Pension Plan
                   ------------------------------------------------
Final Average                     Years of Service
                                  ----------------
Compensation            15       20       25       30       35
- -------------      ---------- -------- -------- -------- ----------
    $ 50,000         $ 7,500  $10,000  $12,500  $15,000  $17,500
     100,000          15,000   20,000   25,000   30,000   35,000
     150,000          22,500   30,000   37,500   45,000   52,500
     200,000          22,500   30,000   37,500   45,000   52,500
     250,000          22,500   30,000   37,500   45,000   52,500
     300,000          22,500   30,000   37,500   45,000   52,500
     350,000          22,500   30,000   37,500   45,000   52,500

     Compensation under the Retirement Income Plan includes all regular pay, overtime and regular bonuses as set forth under "- Cash Compensation." The benefit amounts listed above were computed on a 10 year certain and continuous benefit basis, which is the normal form under the plan. Participants of the plan, however, have the option of electing benefits to be paid on a single life annuity basis.

     The approximate years of service, as of December 31, 1995, for the named executive officers are as follows:

                    Name                           Service
                    ----                           -------
   John R. Garbarino                               24
   Michael E. Barrett                               8
   Michael J. Fitzpatrick                           3
   John K. Kelly                                    8
   Robert J. Kroner                                12

     Employees' Profit Sharing Plan. The Bank maintains the Retirement Plan for Ocean Federal Savings Bank (the "401(k) Plan"), designed to be qualified under
Section 401(k) of the Code. The 401(k) Plan covers all full-time employees of the Bank. An employee is eligible to participate in the 401(k) Plan following the attainment of age 21 and the completion of six months of service (1,000 hours within a twelve-month period) with the Bank. Under the 401(k) Plan, subject to the limitations imposed under Section 401(k) and Section 415 of the Code, a participant may elect to defer not more than 15% of his compensation by directing the Bank to contribute such amount to the 401(k) Plan on such employee's behalf. The Bank currently makes matching contributions applicable to its 401(k) Plan equal to 75% of the first 6% of the participant's monthly contribution. The Board reviews the match on an annual basis. When an Employer Contribution is made, it will be made in the form of a cash contribution into the Employer Stock Fund. Twenty-five percent (measured on the first day of each plan year) of the amount attributable to the Employer Contribution may be reallocated once per year. "Compensation" for purposes of the 401(k) Plan is defined as a participant's compensation from the Bank on which federal withholding would be required, including contributions to the 401(k) Plan by the employee, and contributions made by the Bank to any other pension, insurance, welfare or any other employee benefit plan. Under the 401(k) Plan, a separate account is established for each participant. Participants are always 100% vested in their contributions and in the earnings thereon. Participants in the 401(k) Plan become vested at the rate of 20% per year commencing with the second year of service, in employer contributions and earnings thereon. Participants will become 100% vested in the employer contributions and earnings thereon in the event of death, disability or attainment of age 65 while employed by the Bank. The 401(k) Plan provides for in-service hardship distributions of elective deferrals. Distributions from the 401(k) Plan are made upon termination of service in a lump sum or in annual installments over a period of years at the election of the Participant with the right to take a lump sum payment at any time during such period.

     The 401(k) Plan has been amended to increase the number of investment options provided to participants, by including an Employer Stock Fund. The 401(k) Plan, as amended, permits participants to direct that all or a portion of their account be invested in such fund. Each participant who directs the trustee to invest all or part of his account in the Employer Stock Fund will have assets in his account applied to the purchase of shares of the Common Stock. A participant in the 401(k) Plan who elects to purchase Common Stock in the Conversion through the 401(k) Plan will receive the same subscription priority, and be subject to the same individual purchase limitations, for such a purchase as if such participant had elected to purchase Common Stock in the Conversion using funds not in the 401(k) Plan. See "The Conversion - Limitations on Common Stock Purchases." As of December 31, 1995, the 401(k) Plan had approximately $3.6 million in assets.

     Supplemental Executive Retirement Plan. The Bank has implemented a non-qualified Supplemental Executive Retirement Plan ("SERP") to provide a select group of management and highly compensated employees with additional retirement benefits. The benefits provided under the SERP will make up the difference between an amount up to 70% of final base compensation and the benefits provided from Bank funding of the Bank's tax qualified retirement plan and 401(k) Plan. In addition, the SERP will provide a benefit equal to the benefit lost from the ESOP due to the application of limitations imposed by the Code on compensation and maximum benefits under the ESOP.

     The Bank intends to establish an irrevocable trust in connection with the SERP. This trust would be funded with contributions from the Bank for the purpose of providing the benefits promised under the terms of the SERP. The assets of the trust will be beneficially owned by the SERP participants, who will recognize income as contributions are made to the trust. Earnings on the trust's assets are taxable to the participants. The trustee of the trust may invest the trust's assets in the Company's stock and may purchase life insurance on the life of the participants with assets of the trust.

     Deferred Compensation Plan for Officers. This plan is a non-qualified arrangement which offers participating officers the opportunity to defer compensation through a reduction in salary in lieu of a promise of future benefits. Such benefits are payable commencing at an age mutually agreed upon by the Bank and the participating officer (the "Benefit Age"). The benefits equal the account balance of the officer annuitized over a period of time mutually agreed to by the Bank and the officer and then reannuitized at the beginning of each calendar year thereafter. Lump sum payouts are also available upon eligibility for distribution of benefits or in the event of the death of the officer. The account balance equals deferrals and interest. Currently the plan credits interest on deferrals at a rate equal to the sum of (i) the "Stable Fund" investment option in the Bank's qualified 401(k) plan and (ii) 200 basis points. The plan offers a death benefit which may be funded through the proceeds of COLI which is equal to the estimated benefit which would have been payable if the officer had participated in the plan for the entire period up to the Benefit Age. Early distribution of benefits may occur under certain circumstances which include change in control, financial hardship, termination for cause or disability.

     Employee Stock Ownership Plan and Trust. The Bank has established for eligible employees an ESOP and related trust to become effective upon Conversion. Full-time employees employed with the Bank as of January 1, 1996 and full-time employees of the Company or the Bank employed after such date, who have been credited with at least 1,000 hours during a twelve month period and who have attained the age of twenty-one will become participants. The ESOP intends to purchase 8% of the Common Stock issued in the Conversion. As part of the Conversion and in order to fund the ESOP's purchase of the Common Stock to be issued in the Conversion, the ESOP intends to borrow funds from the Company equal to 100% of the aggregate purchase price of the Common Stock. In either case, the loan will be repaid principally from the Company's or the Bank's contributions to the ESOP over a period of 12 years, provided that such term may be accelerated or extended and the collateral for the loan will be the Common Stock purchased by the ESOP. Subject to receipt of any necessary regulatory approvals or opinions, the Bank may make contributions to the ESOP for repayment of the loan since the participants are all employees of the Bank or to reimburse the Company for contributions made by it. Contributions to the ESOP will be discretionary; however, the Company or the Bank intend to make annual contributions to the ESOP in an aggregate amount at least equal to the principal and interest requirement on the debt. The interest rate for the loan is the prime rate of interest, currently 8.25%. There can be no assurance that the OTS will permit the Company to make the loan to the ESOP, or guarantee and provide additional collateral in the event the ESOP loan is obtained from a third party.

     Shares purchased by the ESOP will initially be pledged as collateral for the loan, and will be held in a suspense account until released for allocation among participants as the loan is repaid. The pledged shares will be released annually from the suspense account in an amount proportional to the repayment of the ESOP loan for each plan year. The released shares will be allocated among the accounts of participants on the basis of the participant's compensation for the year of allocation. Participants generally become 100% vested in their ESOP account after five years of credited service or if their service was terminated due to death, early retirement, permanent disability or a change in control. Prior to the completion of five years of credited service, a participant who terminates employment for reasons other than death, retirement, disability, or change in control of the Bank or Company will not receive any benefit. Forfeitures will be reallocated among remaining participating employees, in the same proportion as contributions. Benefits may be payable upon death, retirement, early retirement, disability or separation from service. The contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

     In connection with the establishment of the ESOP, the Human Resources/Compensation Committee of the Board of Directors was appointed to administer the ESOP (the "Committee"). An unrelated corporate trustee for the ESOP will be appointed prior to the Conversion and continuing thereafter. The Committee may instruct the trustee regarding investment of funds contributed to the ESOP. The ESOP trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Under the ESOP, unallocated shares will be voted in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock as long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     Stock Option Plans. Following the Conversion, the Board of Directors of the Company intends to adopt stock-based benefit plans which would provide for the granting of stock options to eligible officers, employees and directors of the Company and the Bank. Stock options are intended to be granted under either a separate stock option plan for officers and employees (the "Incentive Option Plan") and a separate option plan for outside directors (the "Directors' Option Plan") (collectively, the "Option Plans") or under a single Master Stock-Based Benefit Plan which would incorporate the benefits and features of the Incentive Option Plan, Directors Option Plan and potentially, the Stock Programs described below. At a meeting of stockholders of the Company following the Conversion, which under applicable OTS regulations, may be held no earlier than six months after the completion of the Conversion, the Board of Directors intends to present the Option Plans or the Master Stock-Based Benefit Plan to stockholders for approval and has reserved an amount equal to 10.0% of the shares of Common Stock issued in the Conversion or 729,398 shares (based upon the issuance of 7,293,981 shares), for issuance under the Option Plans or the Master Stock-Based Benefit Plan. OTS regulations provide that no individual officer or employee of the Bank may receive more than 25% of the options granted under the Option Plans or Master Stock-Based Benefit Plan and non-employee directors may not receive more than 5% individually, or 30% in the aggregate of the options granted under the Option Plans.

     The stock option benefits provided under the Incentive Option Plan or Master Stock-Based Benefit Plan will be designed to attract and retain qualified personnel in key positions, provide officers and key employees with a propriety interest in the Company as an incentive to contribute to the success of the Company and reward key employees for outstanding performance. All employees of the Company and its subsidiaries will be eligible to participate in such plans. The Incentive Option Plan or Master Stock-Based Benefit Plan will provide for the grant of: (i) options to purchase the Company's Common Stock intended to qualify as incentive stock options under Section 422 of the Code ("Incentive Stock Options"); (ii) options that do not so qualify ("Non-Statutory Stock Options"); and (iii) Limited Rights (discussed below) which will be exercisable only upon a change in control of the Bank or the Company. Unless sooner terminated, the Incentive Option Plan or Master Stock-Based Benefit Plan will be in effect for a period of ten years from the earlier of adoption by the Board of Directors or approval by the Company's Stockholders. Subject to stockholder approval, the Company intends to grant options with Limited Rights under the Incentive Option Plan or Master Stock-Based Benefit Plan at an exercise price equal to the fair market value of the underlying Common Stock on the date of grant. Upon exercise of "Limited Rights" in the event of a change in control, the employee will be entitled to receive a lump sum cash payment equal to the difference between the exercise price of the related option and the fair market value of the shares of common stock subject to the option on the date of exercise of the right in lieu of purchasing the stock underlying the option. In addition, the Company intends to provide a Dividend Equalization Benefit ("DEB") which will provide option holders a payment equal to the product of (i) the number of shares upon which options are held, and (ii) the per share amounts of any extraordinary dividends declared by the Board of Directors. It is anticipated that all options granted to officers and employees contemporaneously with stockholder approval of such plans will be intended to be Incentive Stock Options to the extent permitted under Section 422 of the Code.

     Under the Incentive Option Plan, or Master Stock-Based Benefit Plan, it is expected that the Compensation Committee will determine which officers and employees will be granted options and Limited Rights, whether such options will be incentive or non-statutory stock options, the number of shares subject to each option, the exercise price of each non-statutory stock option, whether such options may be exercised by delivering other shares of Common Stock and when such options become exercisable. It is expected that the per share exercise price of an incentive stock option will be required to be at least equal to the fair market value of a share of Common Stock on the date the option is granted.

     If the Incentive Option Plan or Master Stock-Based Benefit Plan is adopted in the form described above, an employee will not be deemed to have received taxable income upon grant or exercise of any Incentive Stock Option, provided that such shares received through the exercise of such option are not disposed of by the employee for at least one year after the date the stock is received in connection with the option exercise and two years after the date of grant of the option. No compensation deduction would be able to be taken by the Company as a result of the grant or exercise of Incentive Stock Options, provided such shares are not disposed of before the expiration of the period described above (a "disqualifying disposition"). In the case of a Non-Statutory Stock Option and in the case of a disqualifying disposition of an Incentive Stock Option, an employee will be deemed to receive ordinary income upon exercise of the stock option in an amount equal to the amount by which the exercise price is exceeded by the fair market value of the Common Stock purchased by exercising the option on the date of exercise. The amount of any ordinary income deemed to be received by an optionee upon the exercise of a Non-Statutory Stock Option or due to a disqualifying disposition of an Incentive Stock Option would be a deductible expense for tax purposes for the Company. In the case of Limited Rights, upon exercise or upon the payment of a DEB, the option holder would have to include the amount paid to him or her upon exercise in his gross income for federal income tax purposes in the year in which the payment is made and the Company would be entitled to a deduction for federal income tax purposes of the amount paid.

     If the Incentive Option Plan or Master Stock-Based Benefit Plan is adopted in the form described above, stock options would become vested and exercisable in the manner specified by the Company, subject to applicable OTS regulations, which require that options begin vesting no earlier than one year from the date of shareholder approval of the Incentive Option Plan or Master Stock-Based Benefit Plan and thereafter vest at a rate of no more than 20% per year. Options granted in connection with the Incentive Option Plan or Master Stock-Based Benefit Plan could be exercisable for three months following the date on which the employee ceases to perform services for the Bank or the Company, except that in the event of death or disability, options accelerate and become fully vested and may be exercisable for up to one year thereafter or such longer period as determined by the Company. However, any Incentive Stock Options exercised more than three months following the date the employee ceases to perform services as an employee shall be treated as a Non-Statutory Stock Option as described above. In the event of retirement, any unvested stock options shall be terminated and remain unearned unless the optionee continues to perform services on behalf of the Bank, the Company or an affiliate, in which case unvested options would continue to vest in accordance with their original vesting schedule. If the Incentive Option Plan or Master Stock-Based Benefit Plan is adopted in the form described above, in the event of death, disability or normal retirement, the Company, if requested by the optionee, could elect, in exchange for vested options, to pay the optionee, or beneficiary in the event of death, the amount by which the fair market value of the Common Stock exceeds the exercise price of the options on the date of the employee's termination of employment.

     Under the Directors' Option Plan or Master Stock-Based Benefit Plan contemplated, the exercise price per share of each option granted could be equal to the fair market value of the shares of Common Stock on the date the option is granted. All Options granted to outside directors under the Directors' Option Plan would be Non-Statutory Stock Options and, pursuant to applicable OTS regulations, would vest and become exercisable commencing one year after the date of shareholder approval of the Directors Option Plan at the rate of 20% per year, and would expire upon the earlier of ten years following the date of grant or one year following the date the optionee ceases to be a director or consulting director. In the event of the death or disability of a participant, all previously granted options would immediately vest and become fully exercisable.

     Applicable OTS regulations currently do not permit accelerated vesting in the event of a change in control of stock options granted under a plan adopted within one year after conversion. If permitted by OTS regulations in effect at the time a change in control occurs, the Incentive Option Plan and the Directors Option Plan or Master Stock-Based Benefit Plan described above would provide for accelerated vesting of previously granted options in the event of a change in control of the Company or the Bank. A change in control would be defined in the contemplated Incentive Option Plan, Master Stock-Based Benefit Plan or the Directors' Option Plan generally to occur when a person or group of persons acting in concert acquires beneficial ownership of 20% or more of any class of equity security of the Company or the Bank or in the event of a tender or exchange offer, merger or other form of business combination, sale of all or substantially all of the assets of the Company or the Bank or contested election of directors which results in the replacement of a majority of the Board of Directors by persons not nominated by the directors in office prior to the contested election.

     Stock Programs. Following the Conversion, the Company or the Bank intends to establish performance based Stock Programs as a method of providing officers, employees and non-employee directors of the Bank and Company with a proprietary interest in the Company in a manner designed to encourage such persons to remain with the Bank or the Company. The benefits intended to be granted under the Stock Programs may be provided for under either a separate plan for officers and employees and a separate plan for outside directors or under the Master Stock-Based Benefit Plan which would incorporate the benefits and features of such separate Stock Program plans or could additionally include (but not duplicate) the types of benefits described above in the section captioned "Stock Option Plans." The Company intends to present the Stock Programs or Master Stock-Based Benefit Plan for stockholder approval at a meeting of stockholders, which pursuant to applicable OTS regulations, may be held no earlier than six months after the completion of the Conversion.

     Subject to stockholder approval, the Bank or the Company expects to contribute funds to the Stock Programs or Master Stock-Based Benefit Plan to enable such plans to acquire, in the aggregate, an amount equal to 4% of the shares of common Stock issued in the Conversion, or 291,759 shares (based upon the issuance of 7,293,981 shares). These shares would be acquired through open market purchases, if permitted, or from authorized but unissued shares. Although no specific award determinations have been made, the Company anticipates that, if stockholder approval is obtained, it would provide awards to its directors and employees to the extent permitted by applicable regulations. OTS regulations provide that no individual employee may receive more than 25% of the shares of any plan and non-employee directors may not receive more than 5% of any plan individually or 30% in the aggregate for all directors.

     The Human Resources/Compensation Committee of the Bank's Board of Directors would administer the Stock Programs or Master Stock-Based Benefit Plan described above. The Stock Programs or Master Stock-Based Benefit Plan are expected to be self-administered for grants or allocations made to non-employee directors, which would not be performance-based. Under the Stock Programs or Master Stock-Based Benefit Plan, awards would be granted in the form of shares of Common Stock held by such plans. Awards will be non-transferable and non-assignable. The Board intends to appoint an independent fiduciary to serve as trustee of the trust to be established pursuant to the Stock Programs or Master Stock-Based Benefit Plan. Allocations and grants to officers and employees under the Stock Programs or Master Stock-Based Benefit Plan may be made in the form of base grants and allocations based on performance goals established by the Human Resources/Compensation Committee. In establishing such goals, the Committee may utilize the annual financial results of the Company and the Bank, actual performance of the Company and the Bank as compared to targeted goals such as the ratio of the Company and the Bank's net worth to total assets, the Company's and the Bank's return on average assets, or such other performance standard as determined by the Committee with the approval of the Board of Directors. Performance allocations would be granted upon the achievement of performance goals and base grants and performance allocations would vest in annual installments established by the Committee. Pursuant to applicable OTS regulations, base grants and allocations will commence vesting one year after the date of shareholder approval of the plan and thereafter at the rate of 20% per year.

     In the event of death, grants would be 100% vested. In the event of disability, grants would be 100% vested upon termination of employment of an officer or employee, or upon termination of service as a director. In the event of retirement, the participant continues to perform services on behalf of the Bank, the Company or an affiliate or, in the case of a retiring director, as a consulting director, unvested grants would continue to vest in accordance with their original vesting schedule until the recipient ceases to perform such services at which time any unvested grants would lapse.

     Applicable OTS regulations currently do not permit accelerated vesting in the event of a change in control of shares granted under the Stock Programs or Master Stock-Based Benefit Plan described above. If permitted by OTS regulations at the time a change in control occurs, the Stock Programs or Master Stock-Based Benefit Plan would provide for accelerated vesting in the event of a change in control of shares granted under the Stock Programs or Master Stock-Based Benefit Plan. A change in control is expected to be defined in the Stock Programs or Master Stock-Based Benefit Plan generally to occur when a person or group of persons acting in concert acquires beneficial ownership of 20% or more of a class of equity securities of the Company or the Bank or in the event of a tender or exchange offer, merger or other form of business combination, sale of all or substantially all of the assets of the Company or the Bank or contested election of directors which results in the replacement of a majority of the Board of Directors by persons not nominated by the directors in office prior to the contested election.

     When shares become vested in accordance with the Stock Programs or Master Stock-Based Benefit Plan described above, the Participants would recognize income equal to the fair market value of the Common Stock at that time. The amount of income recognized by the participants would be a deductible expense for tax purposes for the Bank and the Company. When shares become vested and are actually distributed in accordance with the Stock Programs or Master Stock-Based Benefit Plan, the participants would receive amounts equal to any accrued dividends with respect thereto. Prior to vesting, recipients of grants could direct the voting of the shares awarded to them. Shares not subject to grants and shares allocated subject to the achievement of performance and high performance goals will be voted by the trustee of the Stock Programs or Master Stock-Based Benefit Plan in proportion to the directions provided with respect to shares subject to grants. Vested shares are distributed to recipients as soon as practicable following the day on which they are vested.

     In the event that additional authorized but unissued shares are acquired by the Stock Programs or Master Stock-Based Benefit Plan after the Conversion, the interests of existing shareholders would be diluted. See "Pro Forma Data."

     Profit Sharing Bonus Plan. The Bank has maintained a practice of paying a bonus at the annual direction of the Board of Directors to non-management employees. The bonus is calculated as a percentage of salary with the percentage being determined by job classification. It is the policy of the Board not to approve a bonus for a year when after-tax profits are less than $1.0 million. Total non-management employee bonuses have varied between 2.7% and 3.6% of after-tax profits over the last three fiscal years.

Transactions With Certain Related Persons

     The Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA") requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

     The Bank currently makes loans to executive officers and directors on the same terms and conditions offered to the general public. The Bank's policy provides that all loans made by the Bank to its executive officers and directors be made in the ordinary course of business, on substantially the same terms, including collateral, as those prevailing at the time for comparable transactions with other persons and may not involve more than the normal risk of collectibility or present other unfavorable features. The Bank offers to its other employees loans which are made on substantially the same terms and conditions offered to the general public with the exception of providing a 100 basis point discount on the interest rate. At December 31, 1995, all loans to executive officers were made by the Bank in the ordinary course of business, with no favorable terms, and such loans did not involve more than the normal risk of collectibility or present unfavorable terms.

     The Company intends that all transactions in the future between the Company and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock and affiliates thereof, will contain terms no less favorable to the Company than could have been obtained by it in arm's-length negotiations with unaffiliated persons and will be approved by a majority of independent outside directors of the Company not having any interest in the transaction.

Subscriptions by Executive Officers and Directors

     The following table sets forth the number of shares of Common Stock the Bank's executive officers and directors propose to purchase, assuming shares of Common Stock are issued at the minimum and maximum of the Estimated Price Range and that sufficient shares will be available to satisfy their subscriptions. The table also sets forth the total expected beneficial ownership of Common Stock as to all directors and executive officers as a group.

                                                       At the Minimum                   At the Maximum
                                              of the Estimated Price Range(1)  of the Estimated Price Range(1)
                                              -------------------------------  -------------------------------
                                                                As a Percent                     As a Percent
                                                  Number         of Shares         Number         of Shares
Name                              Amount         of Shares        Offered        of Shares         Offered
- ----------------------------    ----------    --------------   --------------  -------------    --------------
John R. Garbarino               $  325,000        16,250           0.30%          16,250           0.22%
Michael E. Barrett                 150,000         7,500           0.14            7,500           0.10
Thomas F. Curtin                   225,000        11,250           0.21           11,250           0.15
Carl Feltz, Jr.                     50,000         2,500           0.05            2,500           0.03
Roy M. Hyde                        250,000        12,500           0.23           12,500           0.17
Robert E. Knemoller                100,000         5,000           0.09            5,000           0.07
Donald E. McLaughlin                25,000         1,250           0.02            1,250           0.02
Frederick E. Schlosser             200,000        10,000           0.19           10,000           0.14
James T. Snyder                    225,000        11,250           0.21           11,250           0.15
Michael J. Fitzpatrick             200,000        10,000           0.19           10,000           0.14
John K. Kelly                      250,000        12,500           0.23           12,500           0.17
Robert J. Kroner                   100,000         5,000           0.09            5,000           0.07
                                ----------        ------           ----           ------           ----
All Directors and Executive
        Officers as a group
        (12 persons)........    $2,100,000       105,000           1.95%         105,000           1.44%
                                ==========       =======           ====          =======           ====

_______________________
(1) Includes proposed subscriptions, if any, by associates. Also includes funds from the Bank's 401(k) Plan which may be used to purchase shares of Common Stock under such plan's new employer stock fund investment option. See "- Benefits - Employees' Profit Sharing Plan." Does not include subscription order by the ESOP. The intended purchase by the ESOP is expected to be 8% of the shares issued in the Conversion. See "- Directors' Compensation" and "- Executive Compensation."

                                THE CONVERSION

     THE BOARD OF DIRECTORS OF THE BANK AND THE OTS HAVE APPROVED THE PLAN OF CONVERSION, SUBJECT TO APPROVAL BY THE MEMBERS OF THE BANK ENTITLED TO VOTE ON THE MATTER AND THE SATISFACTION OF CERTAIN OTHER CONDITIONS. SUCH OTS APPROVAL, HOWEVER, DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN BY SUCH AGENCY. THE OTS HAS NEITHER APPROVED NOR DISAPPROVED THE ESTABLISHMENT OF THE OCEAN FEDERAL FOUNDATION.

General

     On August 17, 1995, the Bank's Board of Directors unanimously adopted, subject to approval by the OTS, the Plan, pursuant to which the Bank will be converted from a federally chartered mutual savings bank to a federally chartered stock savings bank. The Plan was subsequently amended on November 22, 1995, March 20, and May 7, 1996, to provide for, among other things, the establishment and funding of a charitable foundation in connection with the Conversion. It is currently intended that all of the outstanding capital stock of the Bank will be held by the Company, which is incorporated under Delaware law. The Plan was approved by the OTS, subject to, among other things, approval of both the Plan and the establishment of the Foundation by the Bank's members. A special meeting of members has been called for this purpose to be held on _______________, 1996.

     The Company filed an application with the OTS to become a savings bank holding company and to acquire all of the Common Stock of the Bank to be issued in the Conversion. The Company plans to retain 50% of the net proceeds from the sale of the Common Stock and to use the remaining 50% of the net proceeds to purchase all of the then to be issued and outstanding capital stock of the Bank. The Conversion will be effected only upon completion of the sale of all of the shares of Common Stock of the Company or the Bank, if the Company's form of organization is not utilized, to be issued pursuant to the Plan.

     The Plan provides that the Board of Directors of the Bank may, at any time prior to the issuance of the Common Stock and for any reason, decide not to use a holding company form. Such reasons may include possible delays resulting from overlapping regulatory processing or policies which could adversely affect the Bank's or the Company's ability to consummate the Conversion and transact its business as contemplated herein and in accordance with the Bank's operating policies. In the event such a decision is made, the Bank will withdraw the Company's registration statement from the SEC and take steps necessary to complete the Conversion without the Company, including filing any necessary documents with the OTS. In such event, and provided there is no regulatory action, directive or other consideration upon which basis the Bank determines not to complete the Conversion, if permitted by the OTS, the Bank will issue and sell the Common Stock of the Bank and subscribers will be notified of the elimination of a holding company and resolicited (i.e., be permitted to affirm their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their funds will be promptly refunded with interest at the Bank's passbook rate of interest; or be permitted to modify or rescind their subscriptions), and notified of the time period within which the subscriber must affirmatively notify the Bank of his intention to affirm, modify or rescind his subscription. In the event that a holding company form of organization is not used, all other pertinent terms of the Plan as described below will apply to the conversion of the Bank from the mutual to stock form of organization and the sale of the Bank's common stock.

     The Plan provides generally that: (i) the Bank will convert from a mutual savings bank to a capital stock savings bank; (ii) the Company will offer shares of Common Stock for sale in the Subscription Offering to the Bank's Eligible Account Holders, the ESOP, Supplemental Eligible Account Holders, and Other Members; and (iii) the Company will offer shares for sale in the Community Offering to certain members of the general public, with preference given to natural persons residing in Ocean, Middlesex and Monmouth Counties, New Jersey, subject to the prior rights of holders of subscription rights. It is anticipated that all shares not subscribed for in the Subscription and Community Offerings will be offered for sale by the Company to the general public in a Syndicated Community Offering. The Bank has the right to accept or reject, in whole or in part, any orders to purchase shares of the Common Stock received in the Community Offering or in the Syndicated Community Offering. See "- Community Offering" and "-Syndicated Community Offering."

     The aggregate price of the shares of Common Stock to be offered for sale in the Conversion within the Estimated Price Range, currently estimated to be between $107.8 million and $145.9 million, will be determined based upon an independent appraisal, prepared by RP Financial, of the estimated pro forma market value of the Common Stock of the Company. All shares of Common Stock to be issued and sold in the Conversion will be sold at the same price. The independent appraisal will be affirmed or, if necessary, updated at the completion of the Subscription and Community Offerings, if all shares are subscribed for, or at the completion of the Syndicated Community Offering. The appraisal has been performed by RP Financial, a consulting firm experienced in the valuation and appraisal of savings institutions. See "- Stock Pricing" for additional information as to the determination of the estimated pro forma market value of the Common Stock.

     The following is a brief summary of pertinent aspects of the Conversion. The summary is qualified in its entirety by reference to the provisions of the Plan. A copy of the Plan is available for inspection at each branch of the Bank and at the Northeast Region and Washington, D.C. offices of the OTS. The Plan is also filed as an Exhibit to the Registration Statement of which this Prospectus is a part, copies of which may be obtained from the SEC. See "Additional Information."

Establishment of Charitable Foundation

     General. In furtherance of the Bank's long-standing commitment to its local community, the Bank's Plan of Conversion provides for the establishment of a charitable foundation in connection with the Bank's Conversion. The Plan provides that the Bank and the Company will establish the Foundation, which was recently incorporated under Delaware law as a non-stock corporation, and will be funded with Common Stock of the Company, as further described below. The Company and the Bank believe that the funding of the Foundation with Common Stock of the Company is a means of establishing a common bond between the Bank and its community and thereby enables the Bank's community to share in the growth and success of the Company over the long term. By further enhancing the Bank's visibility and reputation in its local community, the Bank believes that the Foundation will enhance the long-term value of the Bank's community banking franchise.

     The Foundation would be dedicated to charitable purposes within Ocean County, New Jersey and its neighboring communities, including, but not limited to, providing housing assistance, scholarships, local education, not-for-profit medical facilities, assistance to community groups, and other similar types of organizations or projects. Establishment of the Foundation is subject to the approval of the Bank's members at the special meeting being held to consider the Conversion. The Foundation will be considered as a separate matter from approval of the Plan of Conversion. If the Bank's members approve the Plan of Conversion, but not the Foundation, the Bank intends to complete the Conversion without the establishment of the Foundation. Failure to approve the establishment of the Foundation may materially affect the pro forma market value of the Common Stock. In such an event, the Bank may establish a new Estimated Price Range and commence a resolicitation of subscribers. In the event of a resolicitation, unless an affirmative response is received within a specified period of time, all funds will be promptly returned to investors, as described elsewhere herein. See "--Stock Pricing."

     Purpose of the Foundation. The purpose of the Foundation is to provide funding to support charitable causes within Ocean County and its neighboring communities. The Bank has long emphasized community lending and community development activities and has received an outstanding Community Reinvestment Act ("CRA") rating in its last two CRA examinations. The Foundation is being formed as a complement to the Bank's existing community activities, not as a replacement for such activities. Indeed, the Bank intends to continue to emphasize community lending and community development activities following the Conversion. However, such activities are not the Bank's sole corporate purpose.

The Foundation, conversely, will be completely dedicated to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to the Bank. Since the Bank has an outstanding record of serving its community under the CRA and already engages in community development activities, the Bank believes that the Foundation will enable the Company and the Bank to assist their local community in areas beyond community development and lending. In this regard, the Board of Directors believes the establishment of a charitable foundation is consistent with the Bank's commitment to community service. The Board also believes that the funding of the Foundation with Common Stock of the Company is a means of enabling the Bank's community to share in the growth and success of the Company long after completion of the Conversion. The Foundation accomplishes that goal by providing for continued ties between the Foundation and Bank, thereby forming a partnership with the Bank's community. The establishment of the Foundation would also enable the Company and the Bank to develop a unified charitable donation strategy and would centralize the responsibility for administration and allocation of corporate charitable funds. The Bank, however, does not expect the contribution to the Foundation to take the place of the Bank's traditional community lending and charitable activities. The Bank expects in future periods to continue making its ordinary charitable contributions within its communities. Such ordinary contributions typically range between $32,000 and $40,000 per year.

     Structure of the Foundation. The Foundation has been incorporated under Delaware law as a non-stock corporation. Pursuant to the Foundation's bylaws, the Foundation's board of directors initially will be comprised of 19 members, a majority of whom must be civic and community leaders in the Bank's local community, who are unaffiliated with either the Bank or the Company, or their officers and directors ("Disinterested Directors"). The remaining members of the board of directors will be comprised of existing directors of the Company or the Bank. A Nominating Committee of the Board, which is to be comprised of a minimum of any three members of the board, will nominate individuals eligible for election to the board of directors. The members of the Foundation, who are comprised of its board members, will elect the directors at the annual meeting of the Foundation from those nominated by the Nominating Committee. Directors will be divided into three classes with each class appointed for three-year terms. While the Disinterested Directors have not been selected as of this time, all directors will be appointed prior to the contribution to the Foundation of the Common Stock of the Company pursuant to the qualifications required by the Foundation's bylaws. It is expected that all of the Company's directors will serve on the initial board of directors of the Foundation. The bylaws provide that the size of the Foundation's board of directors will be reduced from nineteen (19) members to fifteen (15) members over a three-year period by eliminating two (2) board seats in 1997, one board seat in 1998, and one board seat in 1999. Following the third annual meeting of the Foundation in 1999, the board will be comprised of fifteen (15) board members, nine of whom will be Disinterested Directors and the remaining six members of the board will be individuals who also serve on the board of directors of the Company. Only persons serving as directors qualify as members of the Foundation, with voting authority. The certificate of incorporation of the Foundation provides that the corporation is organized exclusively for charitable and educational purposes as set forth in Section 501(c)(3) of the Code. The Foundation's certificate of incorporation further provides that no part of the net earnings of the Foundation will inure to the benefit of, or be distributable to its directors, officers or members.

     The members of the Foundation will be the board of directors, a majority of whom must be Disinterested Directors. The authority for the affairs of the Foundation will be vested in the board of directors of the Foundation. The directors of the Foundation will be responsible for establishing the policies of the Foundation with respect to grants or donations by the Foundation, consistent with the stated purposes for which the Foundation was established. The directors will also be responsible for directing the assets of the Foundation, including the Common Stock of the Company held by the Foundation and the voting of such Common Stock. Pursuant to the Foundation's bylaws, only a Special Committee of the board of directors, comprised solely of Disinterested Directors, will be permitted to direct the timing of any sales of Common Stock held by the Foundation. Furthermore, there will be no agreements or understandings with directors of the Foundation regarding the exercise of control, directly or indirectly, over the management or policies of the Company or the

Bank, including agreements related to voting, acquisition or disposition of the Company's stock. As a result, the Company and the Bank cannot exercise control over the actions and decisions of the Foundation's board of directors. As directors of a nonprofit corporation, directors of the Foundation will at all times be bound by their fiduciary duty to advance the Foundation's charitable goals, to protect the assets of the Foundation and to act in a manner consistent with the charitable purpose for which the Foundation is established. The Foundation's place of business will be located at the Bank's administrative offices and initially the Foundation is expected to have no employees but will utilize the members of the Bank's staff to provide administrative support services which are ministerial in nature.

     The Company proposes to capitalize the Foundation with Company Common Stock in an amount equal to 8.0% of the total amount of Common Stock to be issued in the Conversion. At the minimum, midpoint and maximum of the Estimated Price Range, the contribution to the Foundation would equal 431,297, 507,407, and 583,519 shares, which would have a market value of $8.6 million, $10.1 million and $11.7 million, respectively, assuming the Purchase Price of $20 per share. The Company and the Bank determined to fund the Foundation with Common Stock rather than cash because it desired to form a bond with its community in a manner that would allow the community to share in the potential growth and success of the Company and the Bank over the long term. The funding of the Foundation with stock also provides the Foundation with a potentially larger endowment than if the Company contributed cash to the Foundation since, as a shareholder, the Foundation will share in the potential growth and success of the Company. As such, the contribution of stock to the Foundation has the potential to provide a self-sustaining funding mechanism which reduces the amount of cash that the Company, if it were not making the stock donation, would have to contribute to the Foundation in future years in order to maintain a level amount of charitable grants and donations.

     The Foundation would receive working capital from any dividends that may be paid on the Company's Common Stock in the future, and subject to applicable federal and state laws, loans collateralized by the Common Stock or from the proceeds of the sale of any of the Common Stock in the open market from time to time as may be permitted to provide the Foundation with additional liquidity. As a private foundation under Section 501(c)(3) of the Code, the Foundation will be required to distribute annually in grants or donations, a minimum of 5% of the average fair market value of its net investment assets. One of the conditions imposed on the gift of Common Stock by the Company is that the amount of Common Stock that may be sold by the Foundation in any one year shall not exceed 5% of the average market value of the assets held by the Foundation, except where the board of directors of the Foundation, by two-thirds vote, determines that the failure to sell an amount of common stock greater than such amount would result in a long-term reduction of the value of the Foundation's assets and as such would jeopardize the Foundation's capacity to carry out its charitable and educational purposes. While there may be greater risk associated with a one-stock portfolio in comparison to a diversified portfolio, the Company believes any such risk is mitigated by the ability of the Foundation's directors to sell more than 5% of its stock in such circumstances. Upon completion of the Conversion and the contribution of shares to the Foundation immediately following the Conversion, the Company would have 5,822,500, 6,850,000 and 7,877,500 shares issued and outstanding at the minimum, midpoint and maximum of the Estimated Price Range. Because the Company will have an increased number of shares outstanding, the voting and ownership interests of shareholders in the Company's common stock would be diluted by 7.4%, as compared to their interests in the Company if the Foundation was not established. For additional discussion of the dilutive effect, see "Pro Forma Data."
     Tax Considerations. The Company and the Bank have been advised by their independent accountants that an organization created for the above purposes would qualify as a 501(c)(3) exempt organization under the Code, and would likely be classified as a private foundation. In this regard, the Foundation will submit a request to the IRS to be recognized as an exempt organization. The application for tax-exempt status will be submitted to the IRS after approval of the Foundation by the Bank's members at the Special Meeting being held to consider the Conversion. As long as the Foundation files its application for tax-exempt status within 15 months from the date of its organization, and provided the IRS approves the application, the effective date of the Foundation's status as a Section 501(c)(3) organization will be the date of its organization.

     A legal opinion of the OTS which addresses the establishment of charitable foundations by savings associations opines that as a general rule funds contributed to a charitable foundation should not exceed the deductible limitations set forth in the Code, and if an association's contributions exceed the deductible limit, such action must be justified by the board of directors. Under the Code, the Company may deduct up to 10% of its taxable income in any one year and any contributions made by the Company in excess of the deductible amount will be deductible over each of the five succeeding taxable years. The Company and the Bank believe that the Conversion presents a unique opportunity to establish and fund a charitable foundation given the substantial amount of additional capital being raised in the Conversion. The Company and Bank further believe that the contribution to the Foundation is justified given the Bank's capital position, the substantial additional capital being raised in the Conversion and the potential benefits of the Foundation to the Bank's community. In this regard, assuming the sale of the Common Stock at the midpoint of the Estimated Price Range, the Company would have pro forma consolidated capital of $204.0 million or 17.8% of consolidated assets and the Bank's pro forma tangible, core and risk-based capital ratios would be 12.64%, 12.64% and 30.32%, respectively. Thus, the Company and the Bank believe that the amount of the charitable contribution is not significant given the Company and the Bank's pro forma capital positions and as such, the contribution does not raise safety and soundness concerns.

     The Company and the Bank have received an opinion of their independent accountants that the Company's contribution of its own stock to the Foundation would not constitute an act of self-dealing, and that the Company would be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution, subject to a limitation based on 10% of the Company's annual taxable income. The Company, however, would be able to carry forward any unused portion of the deduction for six years following the contribution. Thus, while the Company will only receive a charitable contribution deduction of approximately $1.6 million in 1996, the Company is permitted under the Code to carry over the excess contribution over a six-year period. Assuming the close of the Offerings at the midpoint of the Estimated Price Range, the Company estimates that substantially all of the deduction should be deductible over the five-year period. Neither the Company nor the Bank expect to make any further contributions to the Foundation within the first five years following the initial contribution. After that time, the Company and the Bank may consider future contributions to the Foundation. Any such decisions would be based on an assessment of, among other factors, the financial condition of the Company and the Bank at that time, the interests of shareholders and depositors of the Company and the Bank, and the financial condition and operations of the Foundation.

     Although the Company and the Bank have received an opinion of their independent accountants that the Company is entitled to a deduction for the charitable contribution, there can be no assurances that the IRS will recognize the Foundation as a Section 501(c)(3) exempt organization or that the deduction will be permitted. In such event, the Company's contribution to the Foundation would be expensed without tax benefit, resulting in a reduction in earnings in the year in which the IRS makes such a determination. See "Risk Factors - Establishment of Charitable Foundation." In cases of willful, flagrant or repeated acts or failures to act which result in violations of the IRS rules governing private foundations, a private foundation's status as a private foundation may be involuntarily terminated by the IRS. In such event, the managers of a private foundation could be liable for excise taxes based on such violations and the private foundation could be liable for a termination tax under the Code. The Foundation's certificate of incorporation provides that it shall have a perpetual existence. In the event, however, the Foundation were subsequently dissolved as a result of a loss of its tax exempt status, the Foundation would be required under the Code and its certificate of incorporation to distribute any assets remaining in the Foundation at that time for one or more exempt purposes within the meaning of Section 501(c)(3) of the Code, or to distribute such assets to the federal government, or to a state or local government, for a public purpose.

     As a private foundation, earnings and gains, if any, from the sale of Common Stock or other assets are exempt from federal and state corporate taxation. However, investment income, such as interest, dividends and capital gains, will be subject to a federal excise tax of 2.0%. The Foundation will be required to make an annual filing with the IRS within four and one-half months after the close of the Foundation's fiscal year to maintain its tax-exempt status. The Foundation will be required to publish a notice that the annual information return will be available for public inspection for a period of 180 days after the date of such public notice. The information return for a private foundation must include, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the Foundation's managers and a concise statement of the purpose of each grant.


     Establishment of the Foundation is subject to the following conditions imposed by the OTS: (i) the Foundation will be subject to examination by the OTS, at its own expense; (ii) the Foundation must comply with supervisory directives imposed by the OTS; (iii) the Foundation will provide annual reports to the OTS describing grants made and grant recipients; (iv) the Foundation will operate in accordance with written policies adopted by the board of directors, including a conflict of interest policy; and (v) the Foundation will not engage in self-dealing and will comply with all laws necessary to maintain its tax-exempt status. In addition, establishment of the Foundation is subject to the approval of a majority of the total outstanding votes of the Bank's members eligible to be cast at the special meeting being held to consider the Conversion. The Foundation will be considered as a separate matter from approval of the Plan of Conversion. If the Bank's members approve the Plan of Conversion, but not the Foundation, the Bank intends to complete the Conversion without the establishment of the Foundation. Failure to approve the Foundation may materially increase the pro forma market value of the Common Stock being offered for sale in the Offering since the Valuation Range, as set forth herein, takes into account the dilutive impact of the issuance of shares to the Foundation. If the pro forma market value of the Company without the Foundation is either greater than $167.8 million or less than $107.8 million, the Bank will establish a new Estimated Price Range and commence a resolicitation of subscribers (i.e., subscribers will be permitted to continue their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded with interest at the Bank's passbook rate of interest, or be permitted to decrease, increase or cancel their subscriptions). Any change in the Estimated Price Range must be approved by the OTS. See " The Conversion -Stock Pricing." A resolicitation, if any, following the conclusion of the Subscription and Community Offerings would not exceed 45 days unless further extended by the OTS for periods of up to 90 days not to extend beyond _______________, 1998.

Purposes of Conversion

     The Bank, as a federally chartered mutual savings bank, does not have shareholders and has no authority to issue capital stock. By converting to the capital stock form of organization, the Bank will be structured in the form used by commercial banks, other business entities and a growing number of savings institutions. The Conversion will enhance the Bank's ability to maintain its traditional thrift orientation as a provider of residential mortgage products, access capital markets, expand its current operations by diversifying the products and services it offers, and acquire and/or establish other financial institutions or branch offices. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Management Strategy" and "Business of the Bank - Market Area and Competition."

     As discussed above, the net Conversion proceeds will also permit the Bank to increase its presence in the communities it serves through the establishment or acquisition of branch offices or the acquisition of smaller financial institutions, although the Bank has no current understandings or agreements for the acquisition of any specific financial institutions or the acquisition of any branch offices. For a discussion of the Bank's plans to establish new branch offices, see "Business of the Bank- Properties."

     The holding company form of organization will provide additional flexibility to diversify the Bank's business activities through existing or newly formed subsidiaries, or through acquisitions of or mergers with both mutual and stock institutions, as well as other companies. Although there are no current arrangements, understandings or agreements regarding any such opportunities, the Company will be in a position after the Conversion, subject to regulatory limitations and the Company's financial position, to take advantage of any such opportunities that may arise.

     The potential impact of the Conversion upon the Bank's capital base is significant. The Bank had equity in accordance with GAAP of $92.4 million, or 8.9% of assets at December 31, 1995. Assuming that $145.9 million (based on the maximum of the estimated pro forma market value of the Common Stock which has been estimated by RP Financial to be from a minimum of $107.8 million to a maximum of $145.9 million) of gross proceeds are realized from the sale of Common Stock (see "Pro Forma Data" for the basis of this assumption) and assuming that 50% of the net proceeds are used by the Company to purchase the capital stock of the Bank, the Bank's ratio of GAAP capital to adjusted assets, on a pro forma basis, will increase to 13.4% after the Conversion. The investment of the net proceeds from the sale of the Common Stock will provide the Bank with additional income to further increase its capital position. The additional capital may also assist the Bank in offering new programs and expanded services to its customers.

     After completion of the Conversion, the unissued common and preferred stock authorized by the Company's Certificate of Incorporation will permit the Company, subject to market conditions and regulatory approval of an offering, to raise additional equity capital through further sales of securities, and to issue securities in connection with possible acquisitions. At the present time, the Company has no plans with respect to additional offerings of securities, other than the issuance of additional shares upon exercise of stock options or the possible issuance of authorized but unissued shares to the Stock Programs. Following the Conversion, the Company will also be able to use stock-related incentive programs to attract and retain executive and other personnel for itself and its subsidiaries. See "Management of the Bank - Executive Compensation."

Effects of Conversion

     General. Each depositor in a mutual savings institution has both a deposit account in the institution and a pro rata ownership interest in the net worth of the institution based upon the balance in his account, which interest may only be realized in the event of a liquidation of the institution. However, this ownership interest is tied to the depositor's account and has no tangible market value separate from such deposit account. Any depositor who opens a deposit account obtains a pro rata ownership interest in the net worth of the institution without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his account receives a portion or all of the balance in the account but nothing for his ownership interest in the net worth of the institution, which is lost to the extent that the balance in the account is reduced.

     Consequently, depositors of mutual savings institutions normally have no way to realize the value of their ownership interest, which has realizable value only in the unlikely event that the mutual savings bank is liquidated. In such event, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves after other claims, including claims of depositors to the amounts of their deposits, are paid.

     When a mutual savings institution converts to stock form, permanent non-withdrawable capital stock is created to represent the ownership of the institution's net worth. The Common Stock is separate and apart from deposit accounts and cannot be and is not insured or guaranteed by the FDIC or any other governmental agency. Certificates are issued to evidence ownership of the capital stock. The stock certificates are transferable, and therefore the stock may be sold or traded if a purchaser is available with no effect on any account the seller may hold in the institution.

     Continuity. While the Conversion is being accomplished, the normal business of the Bank of accepting deposits and making loans will continue without interruption. The Bank will continue to be subject to regulation by the OTS and the FDIC. After the Conversion, the Bank will continue to provide services for depositors and borrowers under current policies by its present management and staff .

     The Directors serving the Bank at the time of Conversion will serve as Directors of the Bank after the Conversion. The Directors of the Company will consist of individuals currently serving on the Board of Directors of the Bank. All officers of the Bank at the time of Conversion will retain their positions after Conversion.

     Effect on Deposit Accounts. Under the Plan, each depositor in the Bank at the time of Conversion will automatically continue as a depositor after the Conversion, and each such deposit account will remain the same with respect to deposit balance, interest rate and other terms. Each such account will be insured by the FDIC to the same extent as before the Conversion (i.e., up to $100,000 per depositor). Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

     Effects on Loans. No loan outstanding from the Bank will be affected by the Conversion, and the amount, interest rate, maturity and security for each loan will remain as they were contractually fixed prior to the Conversion.

     Effect on Voting Rights of Members. At present, all depositors and certain borrowers of the Bank are members of, and have voting rights in, the Bank as to all matters requiring membership action. Upon Conversion, depositors and borrowers will cease to be members and will no longer be entitled to vote at meetings of the Bank. Upon Conversion, all voting rights in the Bank will be vested in the Company as the sole stockholder of the Bank. Exclusive voting rights with respect to the Company will be vested in the holders of Common Stock. Depositors of and borrowers from the Bank will not have voting rights after the Conversion except to the extent that they become stockholders of the Company through the purchase of Common Stock.

     Tax Effects. The Bank has received an opinion of counsel with regard to federal and New Jersey state income taxation which indicates that the adoption and implementation of the Plan of Conversion set forth herein will not be taxable for federal or New Jersey tax purposes to the Bank, its Eligible Account Holders, Supplemental Eligible Account Holders or the Company, except as discussed below. See "- Tax Aspects."

     Effect on Liquidation Rights. If a mutual savings institution were to liquidate, all claims of creditors (including those of depositors, to the extent of deposit balances) would be paid first. Thereafter, if there were any assets remaining, depositors would be entitled to such remaining assets, pro rata, based upon the deposit balances in their deposit accounts immediately prior to liquidation. In the unlikely event that the Bank were to liquidate after Conversion, all claims of creditors (including those of depositors, to the extent of their deposit balances) would also be paid first, followed by distribution of the "liquidation account" to certain depositors (see "- Liquidation Rights"), with any assets remaining thereafter distributed to the Company as the holder of the Bank's capital stock. Pursuant to the rules and regulations of the OTS, a post-Conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in such a transaction, the liquidation account would be assumed by the surviving institution.

Stock Pricing

     The Plan of Conversion requires that the purchase price of the Common Stock must be based on the appraised pro forma market value of the Common Stock, as determined on the basis of an independent valuation. The Bank and the Company have retained RP Financial to make such valuation. For its services in making such appraisal, RP Financial will receive a fee of $40,000, plus reasonable expenses. The Bank and the Company have agreed to indemnify RP Financial and its employees and affiliates against certain losses (including any losses in connection with claims under the federal securities laws) arising out of its services as appraiser, except where RP Financial's liability results from its negligence or its acting in bad faith.

     An appraisal has been made by RP Financial in reliance upon the information contained in this Prospectus, including the Consolidated Financial Statements. RP Financial also considered the following factors, among others: the present and projected operating results and financial condition of the Company and the Bank and the economic and demographic conditions in the Bank's existing marketing area; certain historical, financial and other information relating to the Bank; a comparative evaluation of the operating and financial statistics of the Bank with those of other similarly situated publicly-traded savings banks and savings institutions located in the Bank's primary market area and the State of New Jersey; the aggregate size of the offering of the Common Stock; the impact of Conversion on the Bank's net worth and earnings potential; the proposed dividend policy of the Company and the Bank; and the trading market for securities of comparable institutions and general conditions in the market for such securities.


     On the basis of the foregoing, RP Financial has advised the Company and the Bank that, in its opinion, dated April 26, 1996, the estimated pro forma market value of the Common Stock being offered for sale in the Offerings ranged from a minimum of $107.8 million to a maximum of $145.9 million with a midpoint of $126.9 million. Based upon the Valuation Range and the Purchase Price of $20 per share for the Common Stock established by the Board of Directors, the Board of Directors has established the Estimated Price Range of $107.8 million to $145.9 million, with a midpoint of $126.9 million, and the Company expects to issue between 5,391,203 and 7,293,981 shares of Common Stock. The Board of Directors of the Company and the Bank have reviewed the appraisal of RP Financial and in determining the reasonableness and adequacy of such appraisal consistent with OTS regulations and policies, have reviewed the methodology and reasonableness of the assumptions utilized by RP Financial in the preparation of such appraisal.

     Such valuation, however, is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing such shares. RP Financial did not independently verify the Consolidated Financial Statements and other information provided by the Bank, nor did RP Financial value independently the assets or liabilities of the Bank. The valuation considers the Bank as a going concern and should not be considered as an indication of the liquidation value of the Bank. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing such shares in the Conversion will thereafter be able to sell such shares at prices at or above the Purchase Price or in the range of the foregoing valuation of the pro forma market value thereof. See "Risk Factors - Absence of Market for Common Stock."


     Following commencement of the Subscription and Community Offerings, the maximum of the Estimated Price Range may be increased up to 15% and the number of shares of Common Stock to be issued in the Conversion may be increased to 8,388,078 shares due to regulatory considerations, changes in market conditions or general financial and economic conditions, without the resolicitation of subscribers. See "- Limitations on Common Stock Purchases" as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the Estimated Price Range to fill unfilled orders in the Subscription and Community Offerings.

     No sale of shares of Common Stock may be consummated unless, prior to such consummation, RP Financial confirms to the Bank, the Company and the OTS that, to the best of its knowledge, nothing of a material nature has occurred which, taking into account all relevant factors, including those which would be involved in a change in the maximum subscription price, would cause RP Financial to conclude that the value of the Common Stock at the price so determined is incompatible with its estimate of the pro forma market value of the Common Stock at the conclusion of the Subscription and Community Offerings.


     If, based on RP Financial's estimate, the pro forma market value of the Common Stock as of such date is not more than 15% above the maximum and not less than the minimum of the Estimated Price Range then, (1) with the approval of the OTS, the number of shares of Common Stock to be issued in the Conversion may be increased or decreased, pro rata to the increase or decrease in value, without resolicitation of subscriptions, to no more than 8,388,078 shares or no less than 5,391,203 shares; and (2) all shares purchased in the Subscription and Community Offerings will be purchased for the Purchase Price of $20 per share. If the number of shares issued in the Conversion is increased due to an increase of up to 15% in the Estimated Price Range to reflect regulatory considerations, changes in market conditions or general financial and economic conditions, persons who subscribed for the maximum number of shares will not be given the opportunity to subscribe for an adjusted maximum number of shares, except for the ESOP which will be able to subscribe for such adjusted amount. See
"- Limitations on Common Stock Purchases."

     If the pro forma market value of the Common Stock is either more than 15% above the maximum of the Estimated Price Range or less than the minimum of the Estimated Price Range, the Bank and the Company, after consulting with the OTS, may terminate the Plan and return all funds promptly with interest at the Bank's passbook rate of interest on payments made by check, bank draft or money order, extend or hold a new Subscription and Community Offering, establish a new Estimated Price Range, commence a resolicitation of subscribers or take such other actions as permitted by the OTS in order to complete the Conversion. In the event that a resolicitation is commenced, unless an affirmative response is received within a reasonable period of time, all funds will be promptly returned to investors as described above. A resolicitation, if any, following the conclusion of the Subscription and Community Offerings would not exceed 45 days unless further extended by the OTS for periods of up to 90 days not to extend beyond _______________, 1998.

     If all shares of Common Stock are not sold through the Subscription and Community Offerings, and in the event that the Board of Directors determines to offer additional shares, then the Bank and the Company may offer the remaining shares in a Syndicated Community Offering which would occur as soon as practicable following the close of the Subscription and Community Offerings but may commence during the Subscription and Community Offering subject to prior rights of subscribers. All shares of Common Stock will be sold at the same price per share in the Syndicated Community Offering as in the Subscription and Community Offerings. See "- Syndicated Community Offering."

     No sale of shares of Common Stock may be consummated unless, prior to such consummation, RP Financial confirms to the Bank, the Company and the OTS that, to the best of its knowledge, nothing of a material nature has occurred which, taking into account all relevant factors, including those which would be involved in a cancellation of the Syndicated Community Offering, would cause RP Financial to conclude that the aggregate value of the Common Stock at the Purchase Price is incompatible with its estimate of the pro forma market value of the Common Stock of the Company at the time of the Syndicated Community Offering. Any change which would result in an aggregate purchase price which is below or more than 15% above the Estimated Price Range would be subject to OTS approval. If such confirmation is not received, the Bank may extend the Conversion, extend, reopen or commence new Subscription and Community Offerings or Syndicated Community Offering, establish a new Estimated Price Range and commence a resolicitation of all subscribers with the approval of the OTS or take such other actions as permitted by the OTS in order to complete the Conversion, or terminate the Plan and cancel the Subscription and Community Offerings and/or the Syndicated Community Offering. In the event market or financial conditions change so as to cause the aggregate purchase price of the shares to be below the minimum of the Estimated Price Range or more than 15% above the maximum of such range, and the Company and the Bank determine to continue the Conversion, subscribers will be resolicited (i.e., be permitted to continue their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded with interest at the Bank's passbook rate of interest, or be permitted to decrease or cancel their subscriptions). Any change in the Estimated Price Range must be approved by the OTS. A resolicitation, if any, following the conclusion of the Subscription and Community Offerings would not exceed 45 days, or if following the Syndicated Community Offering, 90 days, unless further extended by the OTS for periods up to 90 days not to extend beyond _______________, 1998. If such resolicitation is not effected, the Bank will return all funds promptly with interest at the Bank's passbook rate of interest on payments made by check, bank draft or money order.

     Copies of the appraisal report of RP Financial, including any amendments thereto, and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at the main office of the Bank and the other locations specified under "Additional Information."

Number of Shares to be Issued

     Depending upon market or financial conditions following the commencement of the Subscription and Community Offerings, the total number of shares to be issued in the Conversion may be increased or decreased without a resolicitation of subscribers, provided that the product of the total number of shares times the price per share is not below the minimum or more than 15% above the maximum of the Estimated Price Range, and the total number of shares to be issued in the Conversion is not less than 5,391,203 or greater than 7,293,981 (or 8,388,078 if the Estimated Price Range is increased by 15%).

     In the event market or financial conditions change so as to cause the aggregate purchase price of the shares to be below the minimum of the Estimated Price Range or more than 15% above the maximum of such range, if the Plan is not terminated by the Company and the Bank after consultation with the OTS, purchasers will be resolicited (i.e., permitted to continue their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded, or be permitted to modify or rescind their subscriptions). Any change in the Estimated Price Range must be approved by the OTS. If the number of shares issued in the Conversion is increased due to an increase of up to 15% in the Estimated Price Range to reflect changes in market or financial condition, persons who subscribed for the maximum number of shares will not be given the opportunity to subscribe for an adjusted maximum number of shares, except for the ESOP which will be able to subscribe for such adjusted amount. See "- Limitations on Common Stock Purchases. "


     The number of shares to be issued and outstanding following the Conversion may be increased by a number of shares equal to 8% of the Common Stock issued in the Conversion to fund the Foundation. Assuming the sale of shares in the Offerings at the maximum of the Estimated Price Range, the Company will issue 583,519 shares of its Common Stock from authorized but unissued shares to the Foundation immediately following the completion of the Conversion. In that event, the Company will have total shares of Common Stock outstanding of 7,877,500 shares. Of that amount, the Foundation will own 7.4%. Funding the Foundation with authorized but unissued shares will have the effect of diluting the ownership and voting interests of persons purchasing shares in the Conversion by 7.4% since a greater number of shares will be outstanding upon completion of the Conversion than would be if the Foundation were not established. See "Pro Forma Data."

     An increase in the number of shares to be issued in the Conversion as a result of an increase in the estimated pro forma market value would decrease both a subscriber's ownership interest and the Company's pro forma net earnings and stockholders' equity on a per share basis while increasing pro forma net earnings and stockholders' equity on an aggregate basis. A decrease in the number of shares to be issued in the Conversion would increase both a subscriber's ownership interest and the Company's pro forma net earnings and stockholders' equity on a per share basis while decreasing pro forma net earnings and stockholder's equity on an aggregate basis. For a presentation of the effects of such changes, see "Pro Forma Data."

Subscription Offering and Subscription Rights

     In accordance with the Plan of Conversion, rights to subscribe for the purchase of Common Stock have been granted under the Plan of Conversion to the following persons in the following order of descending priority: (1) holders of qualifying deposit accounts with a balance of $50 or more as of July 31, 1994 ("Eligible Account Holders"); (2) the ESOP; (3) holders of qualifying deposit accounts with a balance of $50 or more as of March 31, 1996 ("Supplemental Eligible Account Holders"); and (4) members of the Bank, consisting of depositors of the Bank as of ____________, the Voting Record Date, and borrowers with loans outstanding as of April 12, 1989 which continue to be outstanding as of the Voting Record Date other than Eligible Account Holders and Supplemental Eligible Account Holders ("Other Members"). All subscriptions received will be subject to the availability of Common Stock after satisfaction of all subscriptions of all persons having prior rights in the Subscription Offering and to the maximum and minimum purchase limitations set forth in the Plan of Conversion and as described below under "- Limitations on Common Stock Purchases."


     Priority 1: Eligible Account Holders. Each Eligible Account Holder will receive, without payment therefor, first priority, non-transferable subscription rights to subscribe for in the Subscription Offering up to the greater of the amount permitted to be purchased in the Community Offering, currently $200,000 of the Common Stock offered; one-tenth of one percent (.10%) of the total offering of shares of Common Stock; or fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the Eligible Account Holder's qualifying deposit and the denominator is the total amount of qualifying deposits of all Eligible Account Holders, in each case on the Eligibility Record Date, subject to the overall purchase limitation and exclusive of an increase in the shares issued pursuant to an increase in the Estimated Price Range of up to 15%. See "- Limitations on Common Stock Purchases."

     In the event that Eligible Account Holders exercise subscription rights for a number of shares of Common Stock in excess of the total number of such shares eligible for subscription, the shares of Common Stock shall be allocated among the subscribing Eligible Account Holders so as to permit each subscribing Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Common Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Eligible Account Holder. Any shares remaining after that allocation will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the qualifying deposit of each Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the qualifying deposits of all Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions are still not fully satisfied, exclusive of any increase in the shares issued pursuant to an increase in the Estimated Price Range of up to 15%.

     To ensure proper allocation of stock, each Eligible Account Holder must list on his subscription order form all accounts in which he has an ownership interest. Failure to list an account could result in less shares being allocated than if all accounts had been disclosed. The subscription rights of Eligible Account Holders who are also directors or officers of the Bank or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to increased deposits in the year preceding July 31, 1994.


     Priority 2: Employee Stock Ownership Plan. To the extent that there are sufficient shares remaining after satisfaction of the subscriptions by Eligible Account Holders, the ESOP will receive, without payment therefor, second priority, non-transferable subscription rights to purchase, in the aggregate, up to 10% of Common Stock issued in the Conversion, including any increase in the number of shares of Common Stock to be issued in the Conversion after the date hereof as a result of an increase of up to 15% in the maximum of the Estimated Price Range. The ESOP intends to purchase 8% of the shares to be issued in the Conversion, or 431,296 shares and 583,519 shares, based on the issuance of 5,391,203 shares and 7,293,981 shares, respectively. Subscriptions by the ESOP will not be aggregated with shares of Common Stock purchased directly by or which are otherwise attributable to any other participants in the Subscription and Community Offerings, including subscriptions of any of the Bank's directors, officers, employees or associates thereof. See "Management of the Bank - Benefits - Employee Stock Ownership Plan and Trust."


     Priority 3: Supplemental Eligible Account Holders. Each Supplemental Eligible Account Holder will receive, without payment therefor, third priority, non-transferable subscription rights to subscribe for in the Subscription Offering up to the greater of the amount permitted to be purchased in the Community Offering, currently $200,000 of the Common Stock offered; one-tenth of one percent (.10%) of the total offering of shares of Common Stock; or fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the Supplemental Eligible Account Holder's qualifying deposit and the denominator is the total amount of qualifying deposits of all Supplemental Eligible Account Holders, in each case on the Supplemental Eligibility Record Date, subject to the overall purchase limitation and exclusive of an increase in the shares issued pursuant to an increase in the Estimated Price Range of up to 15%. See "- Limitations on Common Stock Purchases."

     In the event that Supplemental Eligible Account Holders exercise subscription rights for a number of shares of Common Stock in excess of the total number of such shares eligible for subscription, the shares of Common Stock shall be allocated among the subscribing Supplemental Eligible Account Holders so as to permit each subscribing Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Common Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Supplemental Eligible Account Holder. Any shares remaining after that allocation will be allocated among the subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the qualifying deposit of each Supplemental Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the qualifying deposits of all Supplemental Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions are still not fully satisfied, exclusive of any increase in the shares issued pursuant to an increase in the Estimated Price Range of up to 15%.

     To ensure proper allocation of stock, each Supplemental Eligible Account Holder must list on his subscription order form all accounts in which he has an ownership interest. Failure to list an account could result in less shares being allocated than if all accounts had been disclosed. The subscription rights received by Eligible Account Holders will be applied in partial satisfaction to the subscription rights to be received as a Supplemental Eligible Account Holder.


     Priority 4: Other Members. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by the Eligible Account Holders, the ESOP and the Supplemental Eligible Account Holders, each Other Member will receive, without payment therefor, fourth priority non-transferable subscription rights to subscribe for Common Stock in the Subscription Offering up to the amount permitted to be purchased in the Community Offering, currently $200,000 of the Common Stock offered; one-tenth of one percent (.10%) of the total offering of shares of Common Stock; subject to the overall purchase limitation and exclusive of an increase in shares issued pursuant to an increase in the Estimated Price Range of up to 15%.

     In the event that Other Members subscribe for a number of shares of Conversion Stock which, when added to the shares of Conversion Stock subscribed for by the Eligible Account Holders, the Employee Plans and the Supplemental Eligible Account Holders is in excess of the total number of shares of Conversion Stock being issued, the subscriptions of such Other Members will be allocated among the subscribing Other Members so as to permit each subscribing Other Member, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Conversion Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Other Member. Any shares remaining after that allocation will be allocated among the subscribing Other Members whose subscriptions remain unsatisfied pro rata in the same proportion that the number of votes of a subscribing Other Member on the Voting Record Date bears to the total votes on the Voting Record Date of all subscribing Other Members whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more remaining Other Members, the excess shall be reallocated (one or more times as necessary) among those remaining Other Members whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

     To ensure proper allocation of stock, each Other Member must list on his subscription order form all accounts in which he has an ownership interest. Failure to list an account could result in less shares being allocated than if all accounts had been disclosed. The subscription rights received by Eligible Account Holders and Supplemental Eligible Account Holders will be applied in partial satisfaction to the subscription rights to be received as an Other Member.

     Expiration Date for the Subscription Offering. The Subscription Offering will expire on _______________, 1996, unless extended for up to 45 days by the Bank or such additional periods with the

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

approval of the OTS. Subscription rights which have not been exercised prior to the Expiration Date will become void.

     The Bank will not execute orders until all shares of Common Stock have been subscribed for or otherwise sold. If all shares have not been subscribed for or sold within 45 days after the Subscription Expiration Date, unless such period is extended with the consent of the OTS, all funds delivered to the Bank pursuant to the Subscription Offering will be returned promptly to the subscribers with interest and all withdrawal authorizations will be cancelled. If an extension beyond the 45 day period following the Subscription Expiration Date is granted, the Bank will notify subscribers of the extension of time and of any rights of subscribers to modify or rescind their subscriptions. Such extensions may not go beyond _______________, 1998.

Community Offering


     To the extent that shares remain available for purchase after satisfaction of all subscriptions of the Eligible Account Holders, the ESOP, the Supplemental Eligible Account Holders and Other Members, the Bank has determined to offer shares pursuant to the Plan to certain members of the general public. Any excess of shares available will be available for purchase by the general public, with preference given to natural persons (such natural persons referred to as "Preferred Subscribers") residing in Ocean, Middlesex and Monmouth Counties, the counties served by the Bank, subject to the right of the Company to accept or reject any such orders, in whole or in part, in their sole discretion. Such persons, together with associates of and persons acting in concert with such persons, may purchase up to the number of the shares offered in the Subscription and Community Offerings that could be purchased for $200,000 at the Purchase Price, subject to the maximum purchase limitation and exclusive of shares issued pursuant to an increase in the Estimated Price Range by up to 15%. See
"- Limitations on Common Stock Purchases." This amount may be increased to up to a maximum of 5% or decreased to less than the number of shares that could be purchased for $200,000 at the Purchase Price at the sole discretion of the Company and the Bank. The opportunity to subscribe for shares of Common Stock in the Community Offering category is subject to the right of the Bank and the Company, in its sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the Expiration Date.
     Subject to the foregoing, if the amount of stock remaining is insufficient to fill the orders of Preferred Subscribers after completion of the Subscription and Community Offerings and the filling of institutional orders, such stock will be allocated first to each Preferred Subscriber whose order is accepted by the Bank, in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such Preferred Subscriber, if possible. Thereafter, unallocated shares will be allocated among the Preferred Subscribers whose orders remain unsatisfied on a 100 shares per order basis until all such orders have been filled or the remaining shares have been allocated. If there are any shares remaining, shares will be allocated to other persons of the general public who purchase in the Community Offering applying the same allocation described above for Preferred Subscribers.

     Persons in Non-qualified States or Foreign Countries. The Company and the Bank will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the Plan reside. However, the Bank and the Company are not required to offer stock in the Subscription Offering to any person who resides in a foreign country or resides in a state of the United States with respect to which
(i) a small number of persons otherwise eligible to subscribe for shares of Common Stock reside in such state; or (ii) the Company or the Bank determines that compliance with the securities laws of such state would be impracticable for reasons of cost or otherwise, including but not limited to a request that the Company and the Bank or their officers, directors or trustees register as a broker, dealer, salesman or selling agent, under the securities laws of such state, or a request to register or otherwise qualify the subscription rights or Common Stock for sale or submit any filing with respect thereto in such state. Where the number of persons eligible to subscribe for shares in one state is small, the Bank and the Company will base their decision as to whether or not to offer the Common Stock in such state on a number of factors, including the size of accounts held by account holders in the state, the cost of registering or qualifying the shares or the need to register the Company, its officers, directors or employees as brokers, dealers or salesmen.

Marketing and Underwriting Arrangements


     The Bank and the Company have engaged Sandler O'Neill as a consultant and financial advisor in connection with the offering of the Common Stock and Sandler O'Neill has agreed to use its best efforts to solicit subscriptions and purchase orders for shares of Common Stock in the Offerings. Based upon negotiations between the Bank and the Company concerning fee structure, Sandler O'Neill will receive a fee equal to 1.75% of the aggregate Purchase Price of Common Stock sold in the Subscription and Community Offerings. No fees will be paid to Sandler O'Neill on subscriptions by any director, officer or employee of the Bank or the Company or members of their immediate families or the employee plans. In the event that a selected dealers agreement is entered into in connection with a Syndicated Community Offering, the Bank will pay a fee to such selected dealer, any sponsoring dealers fees, and a management fee to Sandler O'Neill of 1.5% for shares sold by an NASD member firm pursuant to a selected dealers agreement; provided, however, that any fees payable to Sandler O'Neill for Common Stock sold by them pursuant to such a selected dealers agreement shall not exceed 1.75% of the Purchase Price and that the aggregate fees payable to Sandler O'Neill and selected dealers shall not exceed 7.0% of the Purchase Price. Fees paid to Sandler O'Neill and to any other broker-dealer may be deemed to be underwriting fees and Sandler O'Neill and such broker-dealers may be deemed to be underwriters. Sandler O'Neill will also be reimbursed for its reasonable out-of-pocket expenses, including legal fees, in an amount not to exceed $100,000. Notwithstanding the foregoing, in the event the Offerings are not consummated or Sandler O'Neill ceases, under certain circumstances after the subscription solicitation activities are commenced, to provide assistance to the Company, Sandler O'Neill will be entitled to a fee for its management advisory services in an amount to be agreed upon by the Bank and Sandler O'Neill, and based upon the amount of services performed by Sandler O'Neill and will also be reimbursed for its reasonable out-of-pocket expenses as described above. The Company and the Bank have agreed to indemnify Sandler O'Neill for reasonable costs and expenses in connection with certain claims or liabilities, including certain liabilities under the Securities Act. Sandler O'Neill has received advances towards its fees totalling $50,000. Total marketing fees to Sandler O'Neill are expected to be approximately $1,699,217 and $2,311,912 at the minimum and the maximum of the Estimated Price Range, respectively. See "Pro Forma Data" for the assumptions used to arrive at these estimates.

     Sandler O'Neill will also perform conversion and records management services for the Bank in the Conversion and will receive a fee for this service of $40,000, plus reimbursement of reasonable out-of-pocket expenses to be billed to the Bank.

     Directors and executive officers of the Company and Bank may participate in the solicitation of offers to purchase Common Stock. Other employees of the Bank may participate in the Offering in ministerial capacities or providing clerical work in effecting a sales transaction. Other questions of prospective purchasers will be directed to executive officers or registered representatives. Such other employees have been instructed not to solicit offers to purchase Common Stock or provide advice regarding the purchase of Common Stock. The Company will rely on Rule 3a4-1 under the Exchange Act, and sales of Common Stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of Common Stock. No officer, director or employee of the Company or the Bank will be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the Common Stock.

Procedure for Purchasing Shares in Subscription and Community Offerings

     To ensure that each purchaser receives a prospectus at least 48 hours before the Expiration Date in accordance with Rule 15c2-8 of the Exchange Act, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the stock order form and certification form will confirm receipt or delivery in accordance with Rule 15c2-8. Stock order and certification forms will only be distributed with a prospectus.

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

     To purchase shares in the Subscription and Community Offerings, an executed stock order form and certification form with the required payment for each share subscribed for, or with appropriate authorization for withdrawal from the Bank's deposit account (which may be given by completing the appropriate blanks in the stock order form), must be received by the Bank at any of its offices by 12:00 noon, Eastern Time, on the Expiration Date. Stock order forms which are not received by such time or are executed defectively or are received without full payment (or appropriate withdrawal instructions) are not required to be accepted. In addition, the Bank is not obligated to accept orders submitted on photocopied or facsimilied stock order forms and will not accept stock order forms unaccompanied by an executed certification form. Notwithstanding the foregoing, the Company shall have the right, in its sole discretion, to permit institutional investors to submit irrevocable orders together with a legally binding commitment for payment and to thereafter pay for the shares of Common Stock for which they subscribe in the Community Offering at any time prior to 48 hours before the completion of the Conversion. The Company and the Bank have the right to waive or permit the correction of incomplete or improperly executed forms, but do not represent that they will do so. Once received, an executed stock order form may not be modified, amended or rescinded without the consent of the Bank unless the Conversion has not been completed within 45 days after the end of the Subscription and Community Offerings, unless such period has been extended.

     Payment for subscriptions may be made (i) in cash if delivered in person at any branch office of the Bank; (ii) by check, bank draft or money order; or
(iii) by authorization of withdrawal from deposit accounts maintained with the Bank. No wire transfers will be accepted. Interest will be paid on payments made by cash, check, bank draft or money order at the Bank's passbook rate of interest from the date payment is received until the completion or termination of the Conversion. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the Conversion, but a hold will be placed on such funds, thereby making them unavailable to the depositor until completion or termination of the Conversion.

     If a subscriber authorizes the Bank to withdraw the amount of the purchase price from his deposit account, the Bank will do so as of the effective date of the Conversion. The Bank will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization, the certificate will be cancelled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at the passbook rate.

     The ESOP and the employee plans will not be required to pay for the shares subscribed for at the time it subscribes, but rather, may pay for such shares of Common Stock subscribed for at the Purchase Price upon consummation of the Conversion.

     Owners of self-directed Individual Retirement Accounts ("IRAs") may use the assets of such IRAs to purchase shares of Common Stock in the Subscription and Community Offerings, provided that such IRAs are not maintained at the Bank. Persons with self-directed IRAs maintained at the Bank must have their accounts transferred to an unaffiliated institution or broker to purchase shares of Common Stock in the Subscription and Community Offerings. In addition, the provisions of ERISA and IRS regulations require that officers, directors and ten percent shareholders who use self-directed IRA funds to purchase shares of Common Stock in the Subscription and Community Offerings, make such purchases for the exclusive benefit of the IRAs.

     Certificates representing shares of Common Stock purchased will be mailed to purchasers at the last address of such persons appearing on the records of the Bank, or to such other address as may be specified in properly completed stock order forms, as soon as practicable following consummation of the sale of all shares of Common Stock. Any certificates returned as undeliverable will be disposed of in accordance with applicable law.

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

Restrictions on Transfer of Subscription Rights and Shares

     Prior to the completion of the Conversion, the OTS conversion regulations prohibit any person with subscription rights, including the Eligible Account Holders, the ESOP, the Supplemental Eligible Account Holders and Other Members of the Bank, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the Plan or the shares of Common Stock to be issued upon their exercise. Such rights may be exercised only by the person to whom they are granted and only for his account. Each person exercising such subscription rights will be required to certify that he is purchasing shares solely for his own account and that he has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase such subscription rights or shares of Common Stock prior to the completion of the Conversion.

     The Bank and the Company will pursue any and all legal and equitable remedies (including forfeiture) in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve the transfer of such rights.

Syndicated Community Offering

     As a final step in the Conversion, the Plan provides that, if feasible, all shares of Common Stock not purchased in the Subscription and Community Offerings, if any, will be offered for sale to the general public in a Syndicated Community Offering through a syndicate of registered broker-dealers to be formed and managed by Sandler O'Neill acting as agent of the Company to assist the Company and the Bank in the sale of the Common Stock. The Company and the Bank reserve the right to reject orders in whole or part in their sole discretion in the Syndicated Community Offering. Neither Sandler O'Neill nor any registered broker-dealer shall have any obligation to take or purchase any shares of the Common Stock in the Syndicated Community Offering, however, Sandler O'Neill has agreed to use its best efforts in the sale of shares in the Syndicated Community Offering.


     The price at which Common Stock is sold in the Syndicated Community Offering will be determined as described above under "- Stock Pricing." Subject to overall purchase limitations, no person, together with any associate or group of persons acting in concert, will be permitted to subscribe in the Syndicated Community Offering for more than the total number of shares offered in the Conversion that could be purchased for $200,000 at the Purchase Price, exclusive of an increase in shares issued pursuant to an increase in the Estimated Price Range of up to 15%; provided, however, that shares of Common Stock purchased in the Community Offering by any persons, together with associates of or persons acting in concert with such persons, will be aggregated with purchases in the Syndicated Community Offering and be subject to an overall maximum purchase limitation of 1.0% of the shares offered, exclusive of an increase in shares issued pursuant to an increase in the Estimated Price Range by up to 15%.

     Payments made in the form of a check, bank draft, money order or in cash will earn interest at the Bank's passbook rate of interest from the date such payment is actually received by the Bank until completion or termination of the Conversion.

     In addition to the foregoing, if a syndicate of broker-dealers ("selected dealers") is formed to assist in the Syndicated Community Offering, a purchaser may pay for his shares with funds held by or deposited with a selected dealer. If an order form is executed and forwarded to the selected dealer or if the selected dealer is authorized to execute the order form on behalf of a purchaser, the selected dealer is required to forward the order form and funds to the Bank for deposit in a segregated account on or before noon of the business day following receipt of the order form or execution of the order form by the selected dealer. Alternatively, selected dealers may solicit indications of interest from their customers to place orders for shares. Such selected dealers shall subsequently contact their customers who indicated an interest and seek their confirmation as to their intent to purchase. Those indicating an intent to purchase shall execute order forms and forward them to their selected dealer or authorize the selected dealer to execute such forms. The selected dealer will acknowledge receipt of the order to its customer in writing on the following business day and will debit such customer's account on the fifth business day after the customer has confirmed his intent to purchase (the "debit date") and on or before noon of the next business day following the debit date will send order forms and funds to the Bank for deposit in a segregated account. Although purchasers' funds are not required to be in their accounts with selected dealers until the debit date in the event that such alternative procedure is employed once a confirmation of an intent to purchase has been received by the selected dealer, the purchaser has no right to rescind his order.

     Certificates representing shares of Common Stock purchased, together with any refund due, will be mailed to purchasers at the address specified in the order form, as soon as practicable following consummation of the sale of the Common Stock. Any certificates returned as undeliverable will be disposed of in accordance with applicable law.

     The Syndicated Community Offering will terminate no more than 45 days following the Subscription Expiration Date, unless extended by the Company with the approval of the OTS. Such extensions may not be beyond _______________, 1998. See "- Stock Pricing" above for a discussion of rights of subscribers, if any, in the event an extension is granted.

Limitations on Common Stock Purchases

     The Plan includes the following limitations on the number of shares of Common Stock which may be purchased during the Conversion:

     (1)  No less than 25 shares;


     (2) Each Eligible Account Holder may subscribe for and purchase in the Subscription Offering up to the greater of the amount permitted to be purchased in the Community Offering, currently the number of shares of the Common Stock offered that could be purchased for $200,000 at the Purchase Price; one-tenth of one percent(.10%) of the total offering of shares of Common Stock; or fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the qualifying deposit of the Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Eligible Account Holders in each case on the Eligibility Record Date subject to the overall maximum limitation in
         (8) below and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%;

     (3) The ESOP is permitted to purchase in the aggregate up to 10% of the shares of Common Stock issued in the Conversion, including shares issued in the event of an increase in the Estimated Price Range of 15%, and intends to purchase 8% of the shares of Common Stock issued in the Conversion;


     (4) Each Supplemental Eligible Account Holder may subscribe for and purchase in the Subscription Offering up to the greater of the amount permitted to be purchased in the Community Offering, currently the number of shares of the Common Stock offered that could be purchased for $200,000 at the Purchase Price; one-tenth of one percent (.10%) of the total offering of shares of Common Stock; or fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the qualifying deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Supplemental Eligible Account Holders in such case on the Supplemental Eligibility Record Date subject to the overall limitation in (8) below and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%;


     (5) Each Other Member may subscribe for and purchase in the Subscription Offering up to the greater of the amount permitted to be purchased in the Community Offering, currently the number of shares of the Common Stock offered that could be purchased for $200,000 at the Purchase Price, or one-tenth of one percent (.10%) of the total offering of shares of Common Stock, subject to the overall limitation in (8) below and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%;


     (6) Persons purchasing shares of Common Stock in the Community Offering, together with associates of and groups of persons acting in concert with such persons, may purchase in the Community Offering up to the number of shares of the Common Stock offered in the Conversion that could be purchased for $200,000 at the Purchase Price, subject to the overall limitation in (8) below and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%;


     (7) Persons purchasing shares of Common Stock in the Syndicated Community Offering, together with associates of and persons acting in concert with such persons, may purchase in the Syndicated Offering up to the number of the shares of Common Stock offered in the Conversion that could be purchased for $200,000 at the Purchase Price, subject to the overall limitation in (8) below and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15% and, provided further that shares of Common Stock purchased in the Community Offering by any persons, together with associates of and persons acting in concert with such persons, will be aggregated with purchases in the Syndicated Community Offering in applying the $200,000 purchase limitation.

     (8) Eligible Account Holders, Supplemental Eligible Account Holders and Other Members may purchase stock in the Community Offering and Syndicated Community Offering subject to the purchase limitations described in (6) and (7) above, provided that, except for the ESOP, the maximum number of shares of Common Stock subscribed for or purchased in all categories of the Conversion by any person, together with associates of and groups of persons acting in concert with such persons, shall not exceed 1.0% of the shares of Common Stock offered in the Conversion, exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%; and

     (9) No more than 25% of the total number of shares offered for sale in the Conversion may be purchased by directors and officers of the Bank and their associates in the aggregate, excluding purchases by the ESOP.


     Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of the members of the Bank, both the individual amount permitted to be subscribed for and the overall maximum purchase limitation may be increased to up to a maximum of 5% at the sole discretion of the Company and the Bank. If such amount is increased, subscribers for the maximum amount will be, and certain other large subscribers in the sole discretion of the Bank may be, given the opportunity to increase their subscriptions up to the then applicable limit. In addition, the Boards of Directors of the Company and the Bank may, in their sole discretion, increase the overall maximum purchase limitation referred to above up to 9.99%, provided that orders for shares exceeding 5% of the shares being offered in the Subscription and Community Offerings shall not exceed, in the aggregate, 10% of the shares being offered in the Subscription and Community Offerings. Requests to purchase additional shares of Common Stock under this provision will be determined by the Boards of Directors and, if approved, allocated on a pro rata basis giving priority in accordance with the priority rights set forth herein.


     The overall maximum purchase limitation may not be reduced to less than 1.0%, but the individual amount permitted to be subscribed for may be reduced by the Bank to less than $200,000, subject to paragraphs (2), (4) and (5) above without the further approval of members or resolicitation of subscribers. An individual Eligible Account Holder, Supplemental Eligible Account Holder or Other Member may not purchase individually in the Subscription Offering the overall maximum purchase limit of 1.0% of the shares offered, but may make such purchase, together with associates of and persons acting in concert with such person, by also purchasing in other available categories of the Conversion, subject to availability of shares and the maximum overall purchase limit for purchases in the Conversion.

     In the event of an increase in the total number of shares offered in the Conversion due to an increase in the Estimated Price Range of up to 15% (the "Adjusted Maximum"), the additional shares will be allocated in the following order or priority in accordance with the Plan: (i) to fill the ESOP's subscription of 8% of the Adjusted Maximum number of shares; (ii) in the event that there is an oversubscription by Eligible Account Holders, to fill unfulfilled subscriptions of Eligible Account Holders exclusive of the Adjusted Maximum; (iii) in the event that there is an oversubscription by Supplemental Eligible Account Holders, to fill unfulfilled subscriptions of Supplemental Eligible Account Holders, exclusive of the Adjusted Maximum; (iv) in the event that there is an oversubscription by Other Members, to fill unfulfilled subscriptions of Other Members exclusive of the Adjusted Maximum; and (v) to fill unfulfilled subscriptions in the Community Offering to the extent possible exclusive of the Adjusted Maximum with preference to Preferred Subscribers.

     The term "associate" of a person is defined to mean: (i) any corporation (other than the Bank or a majority-owned subsidiary of the Bank) of which such person is an officer, partner or 10% stockholder; (ii) any trust or other estate in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, such term shall not include any employee stock benefit plan of the Bank in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of the Bank. Directors are not treated as associates of each other solely because of their Board membership. For a further discussion of limitations on purchases of a converting institution's stock at the time of Conversion and subsequent to Conversion, see "Management of the Bank - Subscriptions by Executive Officers and Directors," "- Certain Restrictions on Purchase or Transfer of Shares After Conversion" and "Restrictions on Acquisition of the Company and the Bank."

Liquidation Rights

     In the unlikely event of a complete liquidation of the Bank in its present mutual form, each depositor would receive his pro rata share of any assets of the Bank remaining after payment of claims of all creditors (including the claims of all depositors to the withdrawal value of their accounts). Each depositor's pro rata share of such remaining assets would be in the same proportion as the value of his deposit account was to the total value of all deposit accounts in the Bank at the time of liquidation. After the Conversion, each depositor, in the event of a complete liquidation, would have a claim as a creditor of the same general priority as the claims of all other general creditors of the Bank. However, except as described below, his claim would be solely in the amount of the balance in his deposit account plus accrued interest. He would not have an interest in the value or assets of the Bank above that amount.

     The Plan provides for the establishment, upon the completion of the Conversion, of a special "liquidation account" for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to the surplus and reserves of the Bank as of the date of its latest balance sheet contained in the final Prospectus used in connection with the Conversion. Each Eligible Account Holder and Supplemental Eligible Account Holder, if he were to continue to maintain his deposit account at the Bank, would be entitled, on a complete liquidation of the Bank after the Conversion, to an interest in the liquidation account prior to any payment to the stockholders of the Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial interest in such liquidation account for each deposit account, including regular accounts, transaction accounts such as NOW accounts, money market deposit accounts, and certificates of deposit, with a balance of $50 or more held in the Bank on July 31, 1994 and March 31, 1996, respectively ("Qualifying Deposit"). Each Eligible Account Holder and Supplemental Eligible Account Holder will have a pro rata interest in the total liquidation account for each of his Deposit Accounts based on the proportion that the balance of each such Deposit Account on the Eligibility Record Date or Supplemental Eligibility Record Date, respectively, bore to the total amount of all Deposit Accounts of all Eligible Account Holders and Supplemental Eligible Account Holders in the Bank. For deposit accounts in existence at both dates separate subaccounts shall be determined on the basis of the Qualifying Deposits in such deposit accounts on such record date.

     If, however, on any annual closing date of the Bank, subsequent to the Eligibility Record Date or Supplement Eligibility Record Date, the amount of the Qualifying Deposit is less than the amount in such Qualifying Deposit as of the Eligibility Record Date or the Supplemental Eligibility Record Date, respectively, or less than the amount of the Qualifying Deposit as of the previous annual closing date, then the interest in the liquidation account relating to such Qualifying Deposit would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such Qualifying Deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related Qualifying Deposit. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to the Company as the sole stockholder of the Bank.

Tax Aspects


     Consummation of the Conversion is expressly conditioned upon the receipt by the Bank of either a favorable ruling from the IRS or an opinion of counsel with respect to federal income taxation and New Jersey income and franchise taxation, to the effect that the Conversion, including establishment of the Foundation, will not be a taxable transaction to the Company, the Bank, Eligible Account Holders, or Supplemental Eligible Account Holders except as noted below. The federal and New Jersey income and franchise tax consequences will remain unchanged in the event that a holding company form of organization is not utilized.

     No private ruling will be received from the IRS with respect to the proposed Conversion. Instead, the Bank has received an opinion of its counsel, Muldoon, Murphy & Faucette, to the effect that for federal income tax purposes, among other matters: (i) the Bank's change in form from mutual to stock ownership will constitute a reorganization under section 368(a)(1)(F) of the Code and neither the Bank nor the Company will recognize any gain or loss as a result of the Conversion; (ii) no gain or loss will be recognized to the Bank or the Company upon the purchase of the Bank's capital stock by the Company or to the Company upon the purchase of its Common Stock in the Conversion; (iii) no gain or loss will be recognized by Eligible Account Holders or Supplemental Eligible Account Holders upon the issuance to them of Deposit Accounts in the Bank in its stock form plus their interests in the liquidation account in exchange for their deposit accounts in the Bank; (iv) the tax basis of the depositors' deposit accounts in the Bank immediately after the Conversion will be the same as the basis of their deposit accounts immediately prior to the Conversion; (v) the tax basis of each Eligible Account Holder's and Supplemental Eligible Account Holder's interest in the liquidation account will be zero; (vi) no gain or loss will be recognized by Eligible Account Holders or Supplemental Eligible Account Holders upon the distribution to them of non-transferable subscription rights to purchase shares of the Common Stock, provided that the amount to be paid for the Common Stock is equal to the fair market value of such stock; and (vii) the tax basis to the stockholders of the Common Stock of the Company purchased in the Conversion will be the amount paid therefore and the holding period for the shares of Common Stock purchased by such persons will begin on the date on which their subscription rights are exercised. Muldoon, Murphy & Faucette has also opined that the Conversion will not be a taxable transaction to the Company, the Bank, Eligible Account Holders or Supplemental Eligible Account Holders for New Jersey income and/or franchise tax purposes. Certain portions of both the federal and the state tax opinions are based upon the assumption that the subscription rights issued in connection with the Conversion will have no value. The Company and the Bank have received a letter issued by

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RP Financial stating that, pursuant to RP Financial's valuation, RP Financial is of the belief that the subscription rights issued in connection with the Conversion will have no value.

     Unlike private rulings, an opinion of counsel is not binding on the IRS and the IRS could disagree with conclusions reached therein. In the event of such disagreement, there can be no assurance that the IRS would not prevail in a judicial or administrative proceeding.

     RP Financial has issued a letter stating that, pursuant to its valuation, RP Financial is of the belief that the subscription rights do not have any value, based on the fact that such rights are acquired by the recipients without cost, are non-transferable and of short duration, and afford the recipients the right only to purchase the Common Stock at a price equal to its estimated fair market value, which will be the same price as the Purchase Price for the unsubscribed shares of Common Stock. Such valuation is not binding with the IRS. If the subscription rights granted to Eligible Account Holders or Supplemental Eligible Account Holders are deemed to have an ascertainable value, receipt of such rights could result in taxable gain to those Eligible Account Holders or Supplemental Eligible Account Holders who receive and/or exercise the subscription rights in an amount equal to such value and the Bank could recognize gain on such distribution. Eligible Account Holders and Supplemental Eligible Account Holders are encouraged to consult with their own tax advisor as to the tax consequences in the event that such subscription rights are deemed to have an ascertainable value.

Interpretation and Amendment of the Plan of Conversion

     To the extent permitted by law, all interpretations of the Plan by the Bank will be final. The Plan provides that the Bank's Board of Directors shall have the discretion to interpret and apply the provisions of the Plan to particular circumstances and that such interpretation or application shall be final. This includes any and all interpretations, applications and determinations made by the Board of Directors on the basis of such information and assistance as was then reasonably available for such purpose.

     The Plan provides that, if deemed necessary or desirable by the Board of Directors, the Plan may be substantively amended at any time prior to solicitation of proxies from members to vote on the Plan by a two-thirds vote of the Bank's Board of Directors. After submission of the proxy materials to the members, the Plan may be amended by a two-thirds vote of the Board of Directors at any time prior to the Special Meeting with the concurrence of the OTS. The Plan may be amended at any time after the approval of members with the approval of the OTS and no further approval of the members will be necessary unless otherwise required by the OTS. By adoption of the Plan, the Bank's members will be deemed to have authorized amendment of the Plan under the circumstances described above.


     The establishment of the Foundation will be considered as a separate matter from approval of the Plan of Conversion. If the Bank's members approve the Plan of Conversion, but not the creation of the Foundation, the Bank intends to complete the Conversion without the Foundation. Failure to approve the establishment of the Foundation may materially increase the pro forma market value of the Common Stock since the Valuation Range, as set forth herein, takes into account the dilutive impact of the issuance of shares to the Foundation. In such an event, the Bank may establish a new Estimated Price Range and commence a resolicitation of subscribers. In the event of a resolicitation, unless an affirmative response is received within a specified period of time, all funds will be promptly returned to investors, as described elsewhere herein. See " -- Stock Pricing."

Certain Restrictions on Purchase or Transfer of Shares After Conversion

     All shares of Common Stock purchased in connection with the Conversion by a director or an executive officer of the Bank will be subject to a restriction that the shares not be sold for a period of one year following the Conversion, except in the event of the death of such director or executive officer. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within such time period of any certificate or record ownership of such shares other

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than as provided above is a violation of the restriction. Any shares of Common
Stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to such restricted stock will be subject to the same restrictions. The directors and executive officers of the Bank will also be subject to the insider trading rules promulgated pursuant to the Exchange Act and any other applicable requirements of the federal securities laws.

     Purchases of outstanding shares of Common Stock of the Company by directors, executive officers (or any person who was an executive officer or director of the Bank after adoption of the Plan of Conversion) and their associates during the three-year period following Conversion may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the OTS. This restriction does not apply, however, to negotiated transactions involving more than 1% of the Company's outstanding Common Stock or to the purchase of stock pursuant to the Incentive Stock Option Plan and the Stock Option Plan for Outside Directors to be established after the Conversion.

     Unless approved by the OTS, the Company, pursuant to OTS regulations, will be prohibited from repurchasing any shares of the Common Stock for three years except (i) for an offer to all stockholders on a pro rata basis; or (ii) for the repurchase of qualifying shares of a director. Notwithstanding the foregoing and except as provided below, beginning one year following completion of the Conversion the Company may repurchase its Common Stock so long as (i) the repurchases within the following two years are part of an open-market program not involving greater than 5% of its outstanding capital stock during a twelve-month period; (ii) the repurchases do not cause the Company to become undercapitalized; and (iii) the Company provides to the Regional Director of the OTS no later than 10 days prior to the commencement of a repurchase program written notice containing a full description of the program to be undertaken and such program is not disapproved by the Regional Director. In addition, under current OTS policies, repurchases may be allowed in the first year following Conversion and in amounts greater than 5% in the second and third years following Conversion provided there are valid and compelling business reasons for such repurchases and the OTS does not object to such repurchases.

                  RESTRICTIONS ON ACQUISITION OF THE COMPANY
                                 AND THE BANK

General

     The Bank's Plan of Conversion provides for the Conversion of the Bank from the mutual to the stock form of organization and, in connection therewith, a new Federal Stock Charter and Bylaws to be adopted by members of the Bank. The Plan also provides for the concurrent formation of a holding company, which form of organization may or may not be utilized at the option of the Board of Directors of the Bank. See "The Conversion -General." In the event that the holding company form of organization is utilized, as described below, certain provisions in the Company's Certificate of Incorporation and Bylaws and in its management remuneration entered into in connection with the Conversion, together with provisions of Delaware corporate law, may have anti-takeover effects. In the event that the holding company form of organization is not utilized, the Bank's Stock Charter and Bylaws and management remuneration entered into in connection with the Conversion may have anti-takeover effects as described below. In addition, regulatory restrictions may make it difficult for persons or companies to acquire control of either the Company or the Bank.

Restrictions in the Company's Certificate of Incorporation and Bylaws

     A number of provisions of the Company's Certificate of Incorporation and Bylaws deal with matters of corporate governance and certain rights of stockholders. The following discussion is a general summary of certain provisions of the Company's Certificate of Incorporation and Bylaws and certain other statutory and regulatory provisions relating to stock ownership and transfers, the Board of Directors and business combinations, which might be deemed to have a potential "anti-takeover" effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the Board of Directors but which individual Company stockholders may deem to be in their best interests or in which shareholders may receive a

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substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the current Board of Directors or management of the Company more difficult. The following description of certain of the provisions of the Certificate of Incorporation and Bylaws of the Company is necessarily general and reference should be made in each case to such Certificate of Incorporation and Bylaws, which are incorporated herein by reference. See "Additional Information" as to how to obtain a copy of these documents.

     Limitation on Voting Rights. The Certificate of Incorporation of the Company provides that in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of Common Stock (the "Limit") be entitled or permitted to any vote in respect of the shares held in excess of the Limit. Beneficial ownership is determined pursuant to Rule 13d-3 of the General Rules and Regulations promulgated pursuant to the Exchange Act, and includes shares beneficially owned by such person or any of his affiliates (as defined in the Certificate of Incorporation), shares which such person or his affiliates have the right to acquire upon the exercise of conversion rights or options and shares as to which such person and his affiliates have or share investment or voting power, but shall not include shares beneficially owned by the ESOP or directors, officers and employees of the Bank or Company or shares that are subject to a revocable proxy and that are not otherwise beneficially owned, or deemed by the Company to be beneficially owned, by such person and his affiliates. The Certificate of Incorporation of the Company further provides that this provision limiting voting rights may only be amended upon the vote of 80% of the outstanding shares of voting stock (after giving effect to the limitation on voting rights).

     Board of Directors. The Board of Directors of the Company is divided into three classes, each of which shall contain approximately one-third of the whole number of members of the Board. Each class shall serve a staggered term, with approximately one-third of the total number of directors being elected each year. The Company's Certificate of Incorporation and Bylaws provide that the size of the Board shall be determined by a majority of the directors. The Certificate of Incorporation and the Bylaws provide that any vacancy occurring in the Board, including a vacancy created by an increase in the number of directors or resulting from death, resignation, retirement, disqualification, removal from office or other cause, shall be filled for the remainder of the unexpired term exclusively by a majority vote of the directors then in office. The classified Board is intended to provide for continuity of the Board of Directors and to make it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the Board of Directors without the consent of the incumbent Board of Directors of the Company. The Certificate of Incorporation of the Company provides that a director may be removed from the Board of Directors prior to the expiration of his term only for cause, upon the vote of 80% of the outstanding shares of voting stock.

     In the absence of these provisions, the vote of the holders of a majority of the shares could remove the entire Board, with or without cause, and replace it with persons of such holders' choice.

     Cumulative Voting, Special Meetings and Action by Written Consent. The Certificate of Incorporation does not provide for cumulative voting for any purpose. Moreover, special meetings of stockholders of the Company may be called only by the Board of Directors of the Company. The Certificate of Incorporation also provides that any action required or permitted to be taken by the stockholders of the Company may be taken only at an annual or special meeting and prohibits stockholder action by written consent in lieu of a meeting.

     Authorized Shares. The Certificate of Incorporation authorizes the issuance of 55 million (55,000,000) shares of Common Stock and five million (5,000,000) shares of Preferred Stock. The shares of Common Stock and Preferred Stock were authorized in an amount greater than that to be issued in the Conversion to provide the Company's Board of Directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and employee stock options. However, these additional authorized shares may also be used by the Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of the Company. The Board of Directors also has sole authority to determine the terms

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of any one or more series of Preferred Stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of Preferred Stock, the Board has the power, to the extent consistent with its fiduciary duty, to issue a series of Preferred Stock to persons friendly to management in order to attempt to block a post-tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. The Company's Board of Directors currently has no plans for the issuance of additional shares, other than the issuance of additional shares pursuant to the terms of the Stock Programs and upon exercise of stock options to be issued pursuant to the terms of the Incentive Stock Option Plan and the Stock Option Plan for Outside Directors, all of which are to be established and presented to stockholders at the first annual meeting after the Conversion.


     Stockholder Vote Required to Approve Business Combinations with Principal Stockholders. The Certificate of Incorporation requires the approval of the holders of at least 80% of the Company's outstanding shares of voting stock to approve certain "Business Combinations," as defined therein, and related transactions. Under Delaware law, absent this provision, Business Combinations, including mergers, consolidations and sales of all or substantially all of the assets of a corporation must, subject to certain exceptions, be approved by the vote of the holders of only a majority of the outstanding shares of Common Stock of the Company and any other affected class of stock. Under the Certificate of Incorporation, at least 80% approval of shareholders is required in connection with any transaction involving an Interested Stockholder (as defined below) except (i) in cases where the proposed transaction has been approved in advance by a majority of those members of the Company's Board of Directors who are unaffiliated with the Interested Stockholder and were directors prior to the time when the Interested Stockholder became an Interested Stockholder or (ii) if the proposed transaction meets certain conditions set forth therein which are designed to afford the shareholders a fair price in consideration for their shares in which case, if a stockholder vote is required, approval of only a majority of the outstanding shares of voting stock would be sufficient. The term "Interested Stockholder" is defined to include any individual, corporation, partnership or other entity (other than the Company or its subsidiary) which owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of voting stock of the Company. This provision of the Certificate of Incorporation applies to any "Business Combination," which is defined to include (i) any merger or consolidation of the Company or any of its subsidiaries with or into any Interested Stockholder or Affiliate (as defined in the Certificate of Incorporation) of an Interested Stockholder; (ii) any sale, lease, exchange, mortgage, transfer, or other disposition to or with any Interested Stockholder or Affiliate of 25% or more of the assets of the Company or combined assets of the Company and its subsidiary; (iii) the issuance or transfer to any Interested Stockholder or its Affiliate by the Company (or any subsidiary) of any securities of the Company in exchange for any assets, cash or securities the value of which equals or exceeds 25% of the fair market value of the Common Stock of the Company; (iv) the adoption of any plan for the liquidation or dissolution of the Company proposed by or on behalf of any Interested Stockholder or Affiliate thereof; and (v) any reclassification of securities, recapitalization, merger or consolidation of the Company which has the effect of increasing the proportionate share of Common Stock or any class of equity or convertible securities of the Company owned directly or indirectly by an Interested Stockholder or Affiliate thereof. The directors and executive officers of the Bank are purchasing in the aggregate approximately 1.4% of the shares of the Common Stock at the maximum of the Estimated Price Range. In addition, the ESOP intends to purchase 8% of the Common Stock sold in the Conversion. Additionally, if at a meeting of stockholders following the Conversion stockholder approval of the proposed Stock Programs and Stock Options Plans is received, the Company expects to acquire 4% of the Common Stock issued in the Conversion on behalf of the Stock Programs and expects to issue an amount equal to 10% of the Common Stock issued in the Conversion under the Stock Option Plans to directors and executive officers. As a result, assuming the Stock Programs and Stock Option Plans are approved by stockholders, directors, executive officers and employees have the potential to control the voting of approximately 21.3% of the Company's Common Stock on a fully diluted basis at the maximum of the Estimated Price Range, thereby enabling them to prevent the approval of the transactions requiring the approval of at least 80% of the Company's outstanding shares of voting stock described hereinabove.

     Evaluation of Offers. The Certificate of Incorporation of the Company further provides that the Board of Directors of the Company, when evaluating any offer of another "Person" (as defined therein) to (i) make a tender or exchange offer for any equity security of the Company; (ii) merge or consolidate the Company with

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

another corporation or entity; or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Company, may, in connection with the exercise of its judgment in determining what is in the best interest of the Company, the Bank and the stockholders of the Company, give due consideration to all relevant factors, including, without limitation, the social and economic effects of acceptance of such offer on the Company's customers and the Bank's present and future account holders, borrowers and employees; on the communities in which the Company and the Bank operate or are located; and on the ability of the Company to fulfill its corporate objectives as a savings and loan holding company and on the ability of the Bank to fulfill the objectives of a federally chartered stock savings bank under applicable statutes and regulations. By having these standards in the Certificate of Incorporation of the Company, the Board of Directors may be in a stronger position to oppose such a transaction if the Board concludes that the transaction would not be in the best interest of the Company, even if the price offered is significantly greater than the then market price of any equity security of the Company.

     Amendment of Certificate of Incorporation and Bylaws. Amendments to the Company's Certificate of Incorporation must be approved by a majority vote of its Board of Directors and also by a majority of the outstanding shares of its voting stock; provided, however, that an affirmative vote of at least 80% of the outstanding voting stock entitled to vote (after giving effect to the provision limiting voting rights) is required to amend or repeal certain provisions of the Certificate of Incorporation, including the provision limiting voting rights, the provisions relating to approval of certain business combinations, calling special meetings, the number and classification of directors, director and officer indemnification by the Company and amendment of the Company's Bylaws and Certificate of Incorporation. The Company's Bylaws may be amended by its Board of Directors, or by a vote of 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders.

     Certain Bylaw Provisions. The Bylaws of the Company also require a stockholder who intends to nominate a candidate for election to the Board of Directors, or to raise new business at a stockholder meeting to give at least 90 days advance notice to the Secretary of the Company. The notice provision requires a stockholder who desires to raise new business to provide certain information to the Company concerning the nature of the new business, the stockholder and the stockholder's interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide the Company with certain information concerning the nominee and the proposing stockholder.

Anti-Takeover Effects of the Company's Certificate of Incorporation and Bylaws and Management Remuneration Adopted in Conversion

     The provisions described above are intended to reduce the Company's vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by members of its Board of Directors. The provisions of the employment agreements with officers, and the Stock Programs, the Incentive Stock Option Plan and the Stock Option Plan for Outside Directors to be established may also discourage takeover attempts by increasing the costs to be incurred by the Bank and the Company in the event of a takeover. See "Management of the Bank - Employment Agreements" and "- Benefits - Stock Option Plans."

     The Company's Board of Directors believes that the provisions of the Certificate of Incorporation, Bylaws and management remuneration plans to be established are in the best interest of the Company and its stockholders. An unsolicited non-negotiated proposal can seriously disrupt the business and management of a corporation and cause it great expense. Accordingly, the Board of Directors believes it is in the best interests of the Company and its stockholders to encourage potential acquirors to negotiate directly with management and that these provisions will encourage such negotiations and discourage non-negotiated takeover attempts. It is also the Board of Directors' view that these provisions should not discourage persons from proposing a merger or other transaction at a price that reflects the true value of the Company and that otherwise is in the best interest of all stockholders.

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

Delaware Corporate Law

     The state of Delaware has a statute designed to provide Delaware corporations with additional protection against hostile takeovers. The takeover statute, which is codified in Section 203 of the Delaware General Corporate Law ("Section 203"), is intended to discourage certain takeover practices by impeding the ability of a hostile acquiror to engage in certain transactions with the target company.

     In general, Section 203 provides that a "Person" (as defined therein) who owns 15% or more of the outstanding voting stock of a Delaware corporation (an "Interested Stockholder") may not consummate a merger or other business combination transaction with such corporation at any time during the three-year period following the date such "Person" became an Interested Stockholder. The term "business combination" is defined broadly to cover a wide range of corporate transactions including mergers, sales of assets, issuances of stock, transactions with subsidiaries and the receipt of disproportionate financial benefits.

     The statute exempts the following transactions from the requirements of
Section 203: (i) any business combination if, prior to the date a person became an Interested Stockholder, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an Interested Stockholder; (ii) any business combination involving a person who acquired at least 85% of the outstanding voting stock in the transaction in which he became an Interested Stockholder, with the number of shares outstanding calculated without regard to those shares owned by the corporation's directors who are also officers and by certain employee stock plans; (iii) any business combination with an Interested Stockholder that is approved by the Board of Directors and by a two-thirds vote of the outstanding voting stock not owned by the Interested Stockholder; and (iv) certain business combinations that are proposed after the corporation had received other acquisition proposals and which are approved or not opposed by a majority of certain continuing members of the Board of Directors. A corporation may exempt itself from the requirements of the statute by adopting an amendment to its Certificate of Incorporation or Bylaws electing not to be governed by Section 203. At the present time, the Board of Directors does not intend to propose any such amendment.

Restrictions in the Bank's New Charter and Bylaws

     Although the Board of Directors of the Bank is not aware of any effort that might be made to obtain control of the Bank after the Conversion, the Board of Directors believes that it is appropriate to adopt certain provisions permitted by federal regulations to protect the interests of the converted Bank and its stockholders from any hostile takeover. Such provisions may, indirectly, inhibit a change in control of the Company, as the Bank's sole stockholder. See "Risk Factors - Certain Anti-Takeover Provisions."

     The Bank's Federal Stock Charter will contain a provision whereby the acquisition of or offer to acquire beneficial ownership of more than 10% of the issued and outstanding shares of any class of equity securities of the Bank by any person (i.e., any individual, corporation, group acting in concert, trust, partnership, joint stock company or similar organization), either directly or through an affiliate thereof, will be prohibited for a period of five years following the date of completion of the Conversion. Any stock in excess of 10% acquired in violation of the Federal Stock Charter provision will not be counted as outstanding for voting purposes. This limitation shall not apply to any transaction in which the Bank forms a holding company without a change in the respective beneficial ownership interests of its stockholders other than pursuant to the exercise of any dissenter or appraisal rights. In the event that holders of revocable proxies for more than 10% of the shares of the Common Stock of the Company seek, among other things, to elect one-third or more of the Company's Board of Directors, to cause the Company's stockholders to approve the acquisition or corporate reorganization of the Company or to exert a continuing influence on a material aspect of the business operations of the Company, which actions could indirectly result in a change in control of the Bank, the Board of Directors of the Bank will be able to assert this provision of the Bank's Federal Stock Charter against such holders. Although the Board of Directors of the Bank is not currently able to determine when and if it would assert this provision of the Bank's Federal Stock Charter, the Board of Directors, in exercising its fiduciary duty, may assert this provision if it were deemed to be in the best interests of the Bank, the Company and its stockholders. It is unclear, however, whether this

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

provision, if asserted, would be successful against such persons in a proxy contest which could result in a change in control of the Bank indirectly through a change in control of the Company. Finally, for five years, stockholders will not be permitted to call a special meeting of stockholders relating to a change of control of the Bank or a charter amendment or to cumulate their votes in the election of directors. Furthermore, the staggered terms of the Board of Directors could have an anti-takeover effect by making it more difficult for a majority of shares to force an immediate change in the Board of Directors since only one-third of the Board is elected each year. The purpose of these provisions is to assure stability and continuity of management of the Bank in the years immediately following the Conversion.

     Although the Bank has no arrangements, understandings or plans at the present time, except as described in "Description of Capital Stock-Preferred Stock," for the issuance or use of the shares of undesignated preferred stock (the "Preferred Stock") proposed to be authorized, the Board of Directors believes that the availability of such shares will provide the Bank with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which may arise. In the event of a proposed merger, tender offer or other attempt to gain control of the Bank of which management does not approve, it might be possible for the Board of Directors to authorize the issuance of one or more series of Preferred Stock with rights and preferences which could impede the completion of such a transaction. An effect of the possible issuance of such Preferred Stock, therefore, may be to deter a future takeover attempt. The Board of Directors does not intend to issue any Preferred Stock except on terms which the Board deems to be in the best interest of the Bank and its then existing stockholders.

Regulatory Restrictions

     The Plan of Conversion prohibits any person, prior to the completion of the Conversion, from transferring, or from entering into any agreement or understanding to transfer, to the account of another, legal or beneficial ownership of the subscription rights issued under the Plan or the Common Stock to be issued upon their exercise. The Plan also prohibits any person, prior to the completion of the Conversion, from offering, or making an announcement of an offer or intent to make an offer, to purchase such subscription rights or Common Stock.

     For three years following the Conversion, OTS regulations prohibit any person from acquiring or making an offer to acquire more than 10% of the stock of any converted savings institution, except for: (i) offers that, if consummated, would not result in the acquisition by such person during the preceding 12-month period of more than 1% of such stock; (ii) offers for up to 25% in the aggregate by the ESOP or other tax qualified plans of the Bank or the Company; or (iii) offers which are not opposed by the Board of Directors of the Bank and which receive the prior approval of the OTS. Such prohibition is also applicable to the acquisition of the stock of the Company. Such acquisition may be disapproved by the OTS if it is found, among other things, that the proposed acquisition (a) would frustrate the purposes of the provisions of the regulations regarding conversions; (b) would be manipulative or deceptive; (c) would subvert the fairness of the conversion; (d) would be likely to result in injury to the savings institution; (e) would not be consistent with economical home financing; (f) would otherwise violate law or regulation; or (g) would not contribute to the prudent deployment of the savings institution's conversion proceeds. In the event that any person, directly or indirectly, violates this regulation, the securities beneficially owned by such person in excess of 10% shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to a vote of stockholders. The definition of beneficial ownership for this regulation extends to persons holding revocable or irrevocable proxies for the Company's stock under circumstances that give rise to a conclusive or rebuttable determination of control under the OTS regulations.

     In addition, any proposal to acquire 10% of any class of equity security of the Company generally would be subject to approval by the OTS under the Change in Bank Control Act. The OTS requires all persons seeking control of a savings institution, and, therefore, indirectly its holding company, to obtain regulatory approval prior to offering to obtain control. Federal law generally provides that no "person," acting directly or indirectly or through or in concert with one or more other persons, may acquire directly or indirectly "control," as that term is defined in OTS regulations, of a federally-insured savings institution without giving at least 60 days' written notice to the OTS and providing the OTS an opportunity to disapprove the proposed acquisition. Such acquisitions of control may be disapproved if it is determined, among other things, that (i) the acquisition would substantially lessen competition; (ii) the financial condition of the acquiring person might jeopardize the financial stability of the savings institution or prejudice the interests of its depositors; or (iii) the competency, experience or integrity of the acquiring person or the proposed management personnel indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person. Such change in control restrictions on the acquisition of holding company stock are not limited to three years after conversion but will apply for as long as the regulations are in effect. Persons holding revocable or irrevocable proxies may be deemed to be beneficial owners of such securities under OTS regulations and therefore prohibited from voting all or the portion of such proxies in excess of the 10% aggregate beneficial ownership limit. Such regulatory restrictions may prevent or inhibit proxy contests for control of the Company or the Bank which have not received prior regulatory approval.


                  DESCRIPTION OF CAPITAL STOCK OF THE COMPANY

General

     The Company is authorized to issue 55 million shares of Common Stock having a par value of $.01 per share and five million shares of preferred stock having a par value of $.01 per share (the "Preferred Stock"). The Company currently expects to issue 7,293,981 shares of Common Stock (or 8,388,078 in the event of an increase of 15% in the Estimated Price Range) and no shares of Preferred Stock in the Conversion. Each share of the Company's Common Stock will have the same relative rights as, and will be identical in all respects with, each other share of Common Stock. Upon payment of the Purchase Price for the Common Stock, in accordance with the Plan, all such stock will be duly authorized, fully paid and non-assessable.

     The Common Stock of the Company will represent non-withdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC.

Common Stock

     Dividends. The Company can pay dividends out of statutory surplus or from certain net profits if, as and when declared by its Board of Directors. The payment of dividends by the Company is subject to limitations which are imposed by law and applicable regulation. See "Dividend Policy" and "Regulation." The holders of Common Stock of the Company will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors of the Company out of funds legally available therefor. If the Company issues Preferred Stock, the holders thereof may have a priority over the holders of the Common Stock with respect to dividends.

     Voting Rights. Upon Conversion, the holders of Common Stock of the Company will possess exclusive voting rights in the Company. They will elect the Company's Board of Directors and act on such other matters as are required to be presented to them under Delaware law or the Company's Certificate of Incorporation or as are otherwise presented to them by the Board of Directors. Except as discussed in "Restrictions on Acquisition of the Company and the Bank," each holder of Common Stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If the Company issues Preferred Stock, holders of the Preferred Stock may also possess voting rights. Certain matters require an 80% shareholder vote. See "Restrictions on Acquisition of the Company and the Bank."

     As a federal mutual savings bank, corporate powers and control of the Bank are vested in its Board of Directors, who elect the officers of the Bank and who fill any vacancies on the Board of Directors as it exists upon Conversion. Subsequent to Conversion, voting rights will be vested exclusively in the owners of the shares of capital stock of the Bank, which will be the Company, and voted at the direction of the Company's Board of Directors. Consequently, the holders of the Common Stock will not have direct control of the Bank.

     Liquidation. In the event of any liquidation, dissolution or winding up of the Bank, the Company, as holder of the Bank's capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of the Bank (including all deposit accounts and accrued interest thereon) and after distribution of the balance in the special liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders (see "The Conversion - Liquidation Rights"), all assets of the Bank available for distribution. In the event of liquidation, dissolution or winding up of the Company, the holders of its Common Stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of the Company available for distribution. If Preferred Stock is issued, the holders thereof may have a priority over the holders of the Common Stock in the event of liquidation or dissolution.

     Preemptive Rights. Holders of the Common Stock of the Company will not be entitled to preemptive rights with respect to any shares which may be issued. The Common Stock is not subject to redemption.

Preferred Stock

     None of the shares of the Company's authorized Preferred Stock will be issued in the Conversion. Such stock may be issued with such preferences and designations as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of the Common Stock and may assist management in impeding an unfriendly takeover or attempted change in control.

                   DESCRIPTION OF CAPITAL STOCK OF THE BANK

General

     The Federal Stock Charter of the Bank, to be effective upon the Conversion, authorizes the issuance of capital stock consisting of 55 million shares of common stock, par value $1.00 per share, and five million shares of preferred stock, par value $1.00 per share, which preferred stock may be issued in series and classes having such rights, preferences, privileges and restrictions as the Board of Directors may determine. Each share of Common Stock of the Bank will have the same relative rights as, and will be identical in all respects with, each other share of common stock. After the Conversion, the Board of Directors will be authorized to approve the issuance of Common Stock up to the amount authorized by the Federal Stock Charter without the approval of the Bank's stockholders. Assuming that the holding company form of organization is utilized, all of the issued and outstanding common stock of the Bank will be held by the Company as the Bank's sole stockholder. The capital stock of the Bank will represent non-withdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC.

Common Stock

     Dividends. The holders of the Bank's common stock will be entitled to receive and to share equally in such dividends as may be declared by the Board of Directors of the Bank out of funds legally available therefor. See "Dividend Policy" for certain restrictions on the payment of dividends and "Federal and State Taxation - Federal Taxation" for a discussion of the consequences of the payment of cash dividends from income appropriated to bad debt reserves.

     Voting Rights. Immediately after the Conversion, the holders of the Bank's common stock will possess exclusive voting rights in the Bank. Each holder of shares of common stock will be entitled to one vote for each share held, subject to the right of shareholders to cumulate their votes for the election of directors. During the five-year period after the effective date of the Conversion, cumulation of votes will not be permitted. See

"Restrictions on Acquisition of the Company and the Bank - Anti-Takeover Effects of the Company's Certificate of Incorporation and Bylaws and Management Remuneration Adopted in Conversion."

     Liquidation. In the event of any liquidation, dissolution, or winding up of the Bank, the holders of common stock will be entitled to receive, after payment of all debts and liabilities of the Bank (including all deposit accounts and accrued interest thereon), and distribution of the balance in the special liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders, all assets of the Bank available for distribution in cash or in kind. If preferred stock is issued subsequent to the Conversion, the holders thereof may also have priority over the holders of common stock in the event of liquidation or dissolution.

     Preemptive Rights; Redemption. Holders of the common stock of the Bank will not be entitled to preemptive rights with respect to any shares of the Bank which may be issued. The common stock will not be subject to redemption. Upon receipt by the Bank of the full specified purchase price therefor, the common stock will be fully paid and non-assessable.


                         TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company, New York, New York.

                                    EXPERTS

     The consolidated financial statements of Ocean Federal Savings Bank and its subsidiary as of December 31, 1995 and 1994 and for each of the years in the three year period ended December 31, 1995, have been included in this Prospectus in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. Such report refers to a change in the method of accounting for investments in 1994.

     RP Financial, Inc. has consented to the publication herein of the summary of its report to the Bank and Company setting forth its opinion as to the estimated pro forma market value of the Common Stock upon Conversion and its valuation with respect to subscription rights.

                            LEGAL AND TAX OPINIONS


     The legality of the Common Stock and the federal and New Jersey income tax consequences of the Conversion will be passed upon for the Bank and the Company by Muldoon, Murphy & Faucette, Washington, D.C., special counsel to the Bank and the Company. The federal income tax consequences of the Ocean Federal Foundation will be passed upon for the Bank and the Company by KPMG Peat Marwick LLP, independent certified public accountants. Muldoon, Murphy & Faucette will rely as to certain matters of Delaware law on the opinion of Morris, Nichols, Arsht & Tunnell. Certain legal matters will be passed upon for Sandler O'Neill by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C.

                            ADDITIONAL INFORMATION

     The Company has filed with the SEC a registration statement under the Securities Act with respect to the Common Stock offered hereby. As permitted by the rules and regulations of the SEC, this Prospectus does not contain all the information set forth in the registration statement. Such information, including the Conversion Valuation Appraisal Report which is an exhibit to the Registration Statement, can be examined without charge at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the SEC at prescribed rates. The statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions thereof and are not necessarily complete; each such statement is qualified by reference to such contract or document.

     The Bank has filed an application for conversion with the OTS with respect to the Conversion. Pursuant to the rules and regulations of the OTS, this Prospectus omits certain information contained in that application. The application may be examined at the principal office of the OTS, 1700 G Street, N.W., Washington, D.C. 20552 and at the Office of the Regional Director of the OTS located at 10 Exchange Place, 18th Floor, Jersey City, New Jersey 07302.

     In connection with the Conversion, the Company will register its Common Stock with the SEC under Section 12(g) of the Exchange Act, and, upon such registration, the Company and the holders of its stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Exchange Act. Under the Plan, the Company has undertaken that it will not terminate such registration for a period of at least three years following the Conversion. In the event that the Bank amends the Plan to eliminate the concurrent formation of the Company as part of the Conversion, the Bank will register its stock with the OTS under Section 12(g) of the Exchange Act and, upon such registration, the Bank and the holders of its stock will become subject to the same obligations and restrictions.

     A copy of the Certificate of Incorporation and the Bylaws of the Company and the Federal Stock Charter and Bylaws of the Bank are available without charge from the Bank.

                          OCEAN FEDERAL SAVINGS BANK

Index to Financial Statements


                                                                 Page

Independent Auditors' Report                                     F-1

Financial Statements:

Consolidated Statements of Financial Condition
 As of December 31, 1995 and 1994                                F-2

Consolidated Statements of Income
 For the years ended December 31, 1995, 1994 and 1993             39

Consolidated Statements of Retained Earnings                     F-3
 For the years ended December 31, 1995, 1994 and 1993

Consolidated Statements of Cash Flows                            F-4
 For the years ended December 31, 1995, 1994 and 1993

Notes to the Consolidated Financial Statements                   F-6


     All schedules are omitted as the required information is not applicable or the information is presented in the consolidated financial statements or notes thereto.

     The financial statements of Ocean Financial Corp. have been omitted because Ocean Financial Corp. has not yet issued any stock, has no assets and no liabilities, and has not conducted any business other than of an organizational nature.

                 [LETTERHEAD OF PEAT MARWICK LLP APPEARS HERE]

                         Independent Auditors' Report
                         -----------------------------

The Board of Directors
Ocean Federal Savings Bank:

We have audited the consolidated financial statements of Ocean Federal Savings Bank and subsidiary as listed in the accompanying index. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ocean Federal Savings Bank and subsidiary as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, the Bank adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," as of January 1, 1994.

                                /s/ KPMG Peat Marwick LLP
                                    KPMG Peat Marwick LLP

February 12, 1996

                   OCEAN FEDERAL SAVINGS BANK AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                           DECEMBER 31, 1995 AND 1994
                                 (in thousands)

                                                   1995                  1994
                                                   ----                  ----

Assets
- ------

Cash and due from banks                         $    8,022                 239
Investment securities held to
  maturity, at amortized cost
   (estimated market value of
   $120,144) (notes 3 and 12)                          -               127,451
Investment securities available for sale
  (notes 3 and 12)                                 114,881                -
Federal Home Loan Bank of New York
  stock, at cost                                     7,723               7,323
Mortgage-backed securities held to
  maturity (estimated market value of
  $219,574) (notes 4 and 12)                           -               224,569
Mortgage-backed securities available for
  sale (notes 4 and 12)                            265,113                -
Loans receivable, net (notes 5 and 12)             612,696             592,315
Mortgage loans held for sale                         1,894                -
Interest and dividends receivable
  (note 6)                                           7,480               7,229
Real estate owned, net (note 8)                      1,367               1,580
Premises and equipment, net (note 7)                 7,641               4,330
Excess servicing asset (note 5)                      1,222                 819
Other assets (note 10)                               8,406               5,796
                                                ----------             -------

      Total assets                              $1,036,445             971,651
                                                ==========             =======

Liabilities and Retained Earnings
- ---------------------------------

Deposits (note 9)                               $  926,558             867,420
Federal Home Loan Bank borrowings
   (note 12)                                        10,400              16,300
Advances by borrowers for taxes
   and insurance                                     3,321               3,153
Other liabilities (notes 10 and 11)                  3,815               2,444
                                                ----------             -------

      Total liabilities                            944,094             889,317
                                                ----------             -------

Retained earnings:
   Substantially restricted (notes 2 and 10)        90,281              82,334
   Net unrealized gain on securities
   available for sale, net of tax                    2,070                 -
                                                ----------             -------
      Total retained earnings                       92,351              82,334
Commitments and contingencies
   (note 12)
                                                ----------             -------
      Total liabilities and
retained earnings                               $1,036,445             971,651
                                                ==========             =======

See accompanying notes to consolidated financial statements.

                   OCEAN FEDERAL SAVINGS BANK AND SUBSIDIARY
                  CONSOLIDATED STATEMENTS OF RETAINED EARNINGS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                                 (in thousands)


Balance at December 31, 1992                                         $62,469
Net income for the year ended December 31, 1993                       10,136
                                                                     -------
Balance at December 31, 1993                                         $72,605
Net income for the year ended December 31, 1994                        9,729
                                                                     -------
Balance at December 31, 1994                                         $82,334
Net income for the year ended December 31, 1995                        7,947
Net unrealized gain on securities available for sale, net of tax       2,070
                                                                     -------
Balance at December 31, 1995                                         $92,351
                                                                     =======

See accompanying notes to consolidated financial statements.

                   OCEAN FEDERAL SAVINGS BANK AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                                 (in thousands)

                                                1995      1994       1993
                                                ----      ----       ----

Cash flows from operating activities:

  Net income                                 $  7,947     9,729     10,136
                                             --------   -------   --------

Adjustments to reconcile net
  income to net cash provided
  by operating activities:
    Depreciation and amortization
      of premises and equipment                   810       966        944
    Amortization of excess
      servicing asset                             106       141        463
    Net premium amortization in
      excess of discount
      accretion on mortgage-backed and
      investment securities                       585       644        179
    Net accretion of deferred fees
      and discounts in excess of
      premium on loans                           (535)     (917)    (1,401)
    Provision for loan losses                     950     1,129      1,300
    Provision for deferred taxes                  385       883        177
    Net gain on sales of real
      estate owned                               (256)     (417)      (611)
    Proceeds from sales of real
      estate owned                              3,261     4,571      6,297
    Net loss (gain) on sales of loans
      and securities available for sale           340      (182)      (670)
    (Increase) decrease in interest and
      dividends receivable                       (251)     (839)         3
    (Increase) decrease in other assets        (4,160)   (2,799)         1
    Increase (decrease) in other
      liabilities                               1,371    (1,231)       972
                                             --------   -------   --------
      Total adjustments                         2,606     1,949      7,654
                                             --------   -------   --------

      Net cash provided by operating
      activities                               10,553    11,678     17,790
                                             --------   -------   --------

Cash flows from investing activities:
  Net increase in loans receivable            (23,588)  (55,320)   (30,412)
  Proceeds from sales of investment
      securities available for sale            63,713         -          -
  Proceeds from sales of mortgage
      loans held for sale                      19,108    16,760     41,070
  Purchase of investment securities
      available for sale                      (29,976)        -          -
  Purchase of mortgage-backed securities
      available for sale                      (34,575)        -          -
  Purchases of investments held to
      maturity                                (54,975)  (31,973)   (78,181)
  Purchases of mortgage-backed
      securities held to maturity             (53,915)  (50,042)  (116,992)
  Mortgage loans originated for sale          (21,264)  (15,946)   (41,173)
  Principal payments on mortgage-
      backed securities held to
      maturity                                 50,193    65,978     81,601

                                                                       Continued

                   OCEAN FEDERAL SAVINGS BANK AND SUBSIDIARY
               CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                                 (in thousands)

                                                     1995      1994      1993
                                                     ----      ----      ----

  Proceeds from maturities of
      investments held to maturity                  33,624    31,573    73,826
  Purchases of Federal Home Loan
      Bank of New York stock                          (400)     (643)     (845)
  Purchases of premises and equipment               (4,121)     (885)     (655)
                                                  --------   -------   -------

      Net cash used in investing
         activities                                (56,176)  (40,498)  (71,761)
                                                  --------   -------   -------

Cash flows from financing activities:
  Increase in deposits                              59,138     8,959    39,161
  (Decrease) increase in Federal Home
      Loan Bank borrowings                          (5,900)   16,300         -
  Increase in advances by
      borrowers for taxes and insurance                168       680       450
                                                  --------   -------   -------

      Net cash provided by financing
        activities                                  53,406    25,939    39,611
                                                  --------   -------   -------

      Net increase (decrease) in cash
        and due from banks                           7,783    (2,881)  (14,360)

Cash and due from banks at beginning
      of year                                          239     3,120    17,480
                                                  --------   -------   -------
Cash and due from banks at end of
     year                                         $  8,022       239     3,120
                                                  ========   =======   =======

Supplemental Disclosure of Cash Flow
  Information:
  Cash paid during the year for:
      Interest                                    $ 39,849    32,362    33,998
      Income taxes                                   3,873     5,036     5,876
  Noncash investing activities:
      Transfer of loans receivable to
        real estate owned                            2,792     2,678     4,972
      Transfer of investment and mortgage-
        backed securities from held-to-
        maturity to available-for-sale             382,713         -         -
      Mortgage loans securitized into
        mortgage-backed securities                  17,180    14,771    25,273
                                                  ========   =======   =======

See accompanying notes to consolidated financial statements.

                   OCEAN FEDERAL SAVINGS BANK AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

                          December 31, 1995 and 1994


(1)  Summary of Significant Accounting Policies
     ------------------------------------------

     Principles of Consolidation
     ---------------------------

     The consolidated financial statements include the accounts of Ocean Federal Savings Bank (the Bank) and its wholly-owned subsidiary, Dome Financial Services, Inc. (inactive). All significant intercompany accounts and transactions have been eliminated in consolidation.

     Business
     --------

     The Bank provides a range of banking services to customers through its branches in New Jersey, primarily in Ocean, Middlesex and Monmouth counties. The Bank is subject to competition from other financial institutions; it is also subject to the regulations of certain regulatory agencies and undergoes periodic examinations by those regulatory authorities.

     Basis of Financial Statement Presentation
     -----------------------------------------

     The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated statement of financial condition and revenues and expenses for the period then ended. Actual results could differ significantly from those estimates and assumptions.

     Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in settlement of loans. In connection with the determination of the allowances for loan losses and Real Estate Owned
     (REO), management obtains independent appraisals for significant properties.

     Cash Equivalents
     ----------------

     Cash equivalents consist of interest-bearing deposits in other financial institutions and loans of Federal funds. For purposes of the consolidated statements of cash flows, the Bank considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

     Investment and Mortgage-Backed Securities
     -----------------------------------------

     On January 1, 1994, the Bank adopted Statement of Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities" (FAS
     115). Investment and mortgage-backed securities identified as held to maturity are carried at cost, adjusted for amortization of premium and accretion of discount, which are recognized as adjustments to interest income. Management determines the appropriate classification of securities at the time of purchase. If management has the intent and the Bank has the ability at the time of purchase to hold securities until maturity, they are classified as held to maturity.

                                      F-6                            (Continued)

(1)  Summary of Significant Accounting Policies, Cont.
     -------------------------------------------------

     Debt securities to be held for indefinite periods of time and not intended to be held to maturity are classified as available for sale. Securities available for sale include securities that management intends to use as part of its asset/liability management strategy. Such securities are carried at fair value and unrealized gains and losses, net of related tax effect, are excluded from earnings, but are included in retained earnings. Gains or losses on the sale of such securities are recognized in the current period in which such transactions are consummated and are included in other income.

     As permitted by the Financial Accounting Standards Board's, "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities," the Bank reassessed the classification of its held to maturity portfolios. As a result of such reassessment, the Bank transferred, on December 20, 1995, securities with a book value of $382,713,000 and a fair value of $385,361,000, from held to maturity to available for sale. In connection with such transfer, an unrealized gain, net of deferred income taxes, of $1,695,000 was recognized and classified as a separate component of retained earnings.

     Loans Receivable
     ----------------

     Loans receivable, other than loans held for sale, are stated at unpaid principal balance less unearned discounts, unamortized premiums, net deferred loan origination and commitment fees, and the allowance for loan losses. Discounts and premiums are recognized in income using the level-yield method over the estimated lives of the loans.

     Loan origination and commitment fees and certain direct loan origination costs are deferred and the net fee or cost is recognized in interest income using the level-yield method over the contractual life of the specifically identified loans, adjusted for actual prepayments.

     Loans in which interest is more than 90 days past due and other loans in the process of foreclosure are placed on nonaccrual status. Interest income previously accrued on these loans, but not yet received, is reversed in the current period. Any interest subsequently collected is credited to income in the period of recovery.

     Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" (SFAS No. 114) and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures" (SFAS No. 118) were adopted prospectively by the Bank on January 1, 1995. These statements address the accounting for impaired loans and specify how allowances for loan losses related to these impaired loans should be determined. The adoption of the statements did not effect operating results, the level of the overall allowance or the comparability of credit related data. Income recognition and charge-off policies were not changed as a result of SFAS No. 114 and SFAS No. 118.

     The Bank has defined the population of impaired loans to be all non-accrual commercial real estate, multi-family and land loans. Impaired loans are individually assessed to determine that the loan's carrying value is not in excess of the fair value of the collateral or the present value of the loan's expected future cash flows. Smaller balance homogeneous loans that are collectively evaluated for impairment, such as residential mortgage loans and installment loans, are specifically excluded from the impaired loan portfolio. At December 31, 1995 the total impaired loan portfolio was $154,000 for which general and specific allocations to the allowance for loan losses of $31,000 were identified.

                                      F-7                            (Continued)

(1)  Summary of Significant Accounting Policies, Cont.
     -------------------------------------------------

     Mortgage Loans Held for Sale
     ----------------------------

     The Bank may periodically sell all or part of its 30-year fixed rate, conforming loan originations while retaining all other types of loan originations for its loan portfolio. Mortgage loans intended for sale are carried at the lower of unpaid principal balance, net, or market value on an aggregate basis.

     Allowance for Loan Losses
     -------------------------

     The allowance for loan losses is based on management's evaluation of the adequacy of the allowance based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and current economic conditions. Additions to the allowance arise from charges to operations through the provision for loan losses or from the recovery of amounts previously charged off. The allowance is reduced by loan charge-offs. Loans are charged-off when management believes there has been permanent impairment of their carrying values.

     Sale of Loans with Servicing Retained
     -------------------------------------

     The Bank sells loans on a non-recourse basis at a net yield to investors while retaining the servicing rights. A gain or loss is recorded for the difference between the cost basis of the loan and the sales price. An additional "excess servicing" gain or loss is recorded for the present value of the income stream retained by the Bank after subtracting a normal servicing fee.

     The excess servicing gain or loss is recognized in current income and as an excess servicing asset. The excess servicing asset is amortized ratably, as a charge to fees and service charges, over the estimated lives of the related loans, with adjustments for unanticipated prepayments. The excess servicing asset does not exceed the present value of the future net excess servicing fee income.

     When loans are converted into mortgage-backed securities, the Bank does not record an excess servicing gain or loss until the securities are sold.

     Real Estate Owned
     -----------------

     Real estate owned is carried at fair value, less estimated costs to sell. When a property is acquired, the excess of the loan balance over fair value is charged to the allowance for loan losses. A reserve for real estate owned has been established to provide for subsequent write downs that may be required. Real estate owned is carried net of the related reserve. Operating results from real estate owned, including rental income, operating expenses, and gains and losses realized from the sales of real estate owned are recorded as incurred.

     Premises and Equipment
     ----------------------

     Land is carried at cost and premises and equipment, including leasehold improvements, are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets or leases. Repair and maintenance items are expensed and improvements are capitalized. Gains and losses on dispositions are reflected in current operations.

                                      F-8                            (Continued)

(1)  Summary of Significant Accounting Policies, Cont.
     -------------------------------------------------

     Income Taxes
     ------------

     The Bank utilizes the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

     Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Pension Plan
     ------------

     Pension plan costs based on actuarial computation of current and future benefits for employees are charged to expense and funded based on the maximum amount that can be deducted for Federal income tax purposes.

        Contributions
     ----------------

     Contributions made shall be recognized as expenses in the period made and as decreases of assets or increases of liabilities depending on the form of the benefits given. Contributions made shall be measured at the fair values of the asset given or, if made in the form of a settlement or cancellation of a donee's liabilities, at the fair value of the liabilities canceled.

(2)  Regulatory Matters
     ------------------

     On August 9, 1989, the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA) was signed into law. FIRREA imposes more stringent capital requirements upon the Bank. In addition, FIRREA includes provisions for changes in the Federal regulatory structure, including a new deposit insurance system, increased deposit insurance premiums and restricted investment activities with respect to non-investment grade corporate debt and certain other investments. FIRREA also increases the required ratio of housing-related assets in order to qualify as a savings association.

     The legislation requires the Bank to have a minimum regulatory tangible capital ratio equal to 1.5% of adjusted total assets, a minimum 3% leverage
     (core) capital ratio and an 8.0% risk-based capital ratio. The Bank is in compliance with the current minimum capital requirements of FIRREA at December 31, 1995.

     The OTS has adopted a rule which will require that an amount be added to an institution's risk-based capital requirement equal to 50% of the decline in net portfolio value (NPV) that exceeds 2% of the institution's assets expressed in terms of economic value under a hypothetical 200 basis point shift in interest rates. NPV represents the net discounted cash flows stemming from an institution's assets, liabilities and off balance sheet items. The OTS has postponed the effective date of the interest rate risk capital component pending the development of an appeals process for the measurement of an institution's interest rate risk. If the Bank had been subject to an interest rate risk capital component as of December 31, 1995, there would have been no material effect on the Bank's risk-weighted capital.

                                      F-9                            (Continued)

(2)  Regulatory Matters, Cont.
     -------------------------

     The Federal Deposit Insurance Corporation Improvement Act (FDICIA) was signed into law on December 19, 1991. Regulations implementing the prompt corrective action provisions of FDICIA became effective on December 19, 1992. In addition to the prompt corrective action requirements, FDICIA includes significant changes to the legal and regulatory environment for insured depository institutions, including reductions in insurance coverage for certain kinds of deposits, increased supervision by the Federal regulatory agencies, increased reporting requirements for insured institutions and new regulations concerning internal controls, accounting and operations.

     The prompt corrective action regulations define specific capital categories based on an institution's capital ratios. The capital categories, in declining order, are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." Institutions categorized as "undercapitalized" or worse are subject to certain restrictions, including the requirement to file a capital plan with the Office of Thrift Supervision (OTS), prohibitions on the payment of dividends and management fees, restrictions on executive compensation, and increased supervisory monitoring, among other things. Other restrictions may be imposed on the institution either by the OTS or by the FDIC, including requirements to raise additional capital, sell assets, or sell the entire institution. Once an institution becomes "critically undercapitalized" it is generally placed in receivership or conservatorship within 90 days.

     To be considered "well capitalized," an institution must generally have a leverage ratio of at least 5%, a Tier 1 risked-based capital ratio of at least 6%, and a total risk-based capital ratio of at least 10%. At December 31, 1995, the Bank was considered well-capitalized.

(3)  Investment Securities
     ---------------------

     The amortized cost and estimated market value of investment securities at December 31, 1995 and December 31, 1994 are as follows (in thousands):

                                                December 31, 1995
                             ---------------------------------------------------

                                              Gross         Gross      Estimated
                             Amortized     Unrealized     Unrealized     Market
                                Cost          Gains         Losses        Value
                             ---------     ----------     ----------   ---------
 Investment Securities
   Available For Sale:
   United States Government
     and agency obligations  $112,956          386            (40)       113,302
   State and municipal
     obligations                1,549           30              -          1,579
                             --------      -------         ------        -------
                             $114,505          416            (40)       114,881
                             ========      =======         ======        =======

                                                December 31, 1994
                             ---------------------------------------------------

                                              Gross          Gross     Estimated
                             Amortized     Unrealized     Unrealized     Market
                               Cost           Gains         Losses       Value
                             ---------     ----------     ----------   ---------
Investment Securities Held
   to Maturity:
   United States Government
     and agency obligations  $122,278           33         (7,325)       114,986
   State and municipal
     obligations                2,173            1            (16)         2,158
   Corporate obligations        3,000            -              -          3,000
                             --------      -------         ------        -------
                             $127,451           34         (7,341)       120,144
                             ========      =======         ======        =======

                                      F-10                           (Continued)

(3)  Investment Securities, Cont.
     ----------------------------

     The amortized cost and estimated market value of investment securities at December 31, 1995 by contractual maturity, are shown below (in thousands). Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                  December 31, 1995
                                 --------------------

                                            Estimated
                                 Amortized   Market
                                   Cost       Value
                                 ---------  ---------
Investment Securities
 Available For Sale:
 Due in one year or less          $ 10,808    10,816
 Due after one year through
  five years                        84,562    84,720
 Due after five years through
  ten years                         19,000    19,209
 Due after 10 years                    135       136
                                  --------   -------
                                  $114,505   114,881
                                  ========   =======

     Gross losses on the sale of investment securities available for sale of $587,000 were realized in 1995. There were no sales of investment securities for the years ended December 31, 1994 and 1993.

(4)  Mortgage-Backed Securities
     --------------------------

     The amortized cost and estimated market value of mortgage-backed securities at December 31, 1995 and December 31, 1994 are as follows (in thousands):

                                              December 31, 1995
                              -----------------------------------------------

                                            Gross        Gross      Estimated
                              Amortized   Unrealized   Unrealized    Market
                                Cost        Gains        Losses       Value
                              ---------   ----------   ----------   ---------
Mortgage-Backed Securities
 Available For Sale:
 FHLMC                        $221,822       2,340        (278)      223,884
 FNMA                           27,307         317           -        27,624
 GNMA                            3,561         202           -         3,763
 Collaterized mortgage
  obligations                    9,564         278           -         9,842
                              --------      ------     -------       -------
                              $262,254       3,137        (278)      265,113
                              ========      ======     =======       =======

                                              December 31, 1994
                              -----------------------------------------------

                                            Gross        Gross      Estimated
                              Amortized   Unrealized  Unrealized     Market
                                Cost        Gains       Losses        Value
                              ----------  ----------  ----------    ---------
Mortgage-Backed Securities
 Held to Maturity:
 FHLMC                        $183,424         334      (5,216)      178,542
 FNMA                           21,602         137        (294)       21,445
 GNMA                            4,586          28         (26)        4,588
 Collaterized mortgage
  obligations                   14,957          75         (33)       14,999
                              --------      ------     -------       -------
                              $224,569         574      (5,569)      219,574
                              ========      ======     =======       =======

                                      F-11                           (Continued)

(4)  Mortgage-Backed Securities, Cont.
     ---------------------------------

     Collateralized mortgage obligations issued by FHLMC, FNMA and private interests amounted to $7,377,000, $850,000 and $1,337,000, respectively at December 31, 1995 and $11,946,000, $850,000 and $2,161,000, respectively at
     December 31, 1994.

     The contractual maturities of mortgage-backed securities generally exceed 20 years; however, the effective lives are expected to be shorter due to anticipated prepayments.

(5)  Loans Receivable, Net
     ---------------------

     A summary of loans receivable at December 31, 1995 and 1994 follows (in thousands):

                                         December 31,
                                     --------------------
                                        1995       1994
                                     ----------  --------

     Real estate mortgage:
        One to four-family            $572,632   552,168
        Commercial real estate,
          multi-family and land         14,939    13,885
        FHA insured & VA guaranteed        484       233
                                      --------   -------
                                       588,055   566,286

     Real estate construction            8,153    10,474
     Consumer                           26,867    26,100
                                      --------   -------
       Total loans                     623,075   602,860
                                      --------   -------

     Loans in process                   (2,687)   (2,661)
     Deferred fees                      (1,679)   (2,263)
     Unearned discount                     (12)      (13)
     Allowance for loan losses          (6,001)   (5,608)
                                      --------   -------
                                       (10,379)  (10,545)
                                      --------   -------
                                      $612,696   592,315
                                      ========   =======

     Management believes that the allowances for losses on loans and real estate owned (REO) are adequate. While management uses available information to recognize losses on loans and REO, future additions to the allowances may be necessary based on changes in economic conditions in the Bank's market area. In addition, various regulatory agencies, as an integral part of their routine examination process, periodically review the Bank's allowances for losses on loans and REO. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examination. (See also note 8)

     At December 31, 1995, 1994 and 1993, loans in the amount of $8,671,000, $10,939,000 and $10,494,000, respectively, were three or more months delinquent or in the process of foreclosure and the Bank was not recognizing interest income. If these loans had continued to realize interest in accordance with their contractual terms, approximately $428,000, $607,000 and $642,000 of additional interest income would have been recognized for the years ended December 31, 1995, 1994 and 1993, respectively. The Bank was not committed to lend additional funds on any nonaccrual loans at December 31, 1995.

(5)  Loans Receivable, Net
     ---------------------

     An analysis of the allowance for loan losses for the years ended December 31, 1995, 1994 and 1993 is as follows (in thousands):


                                Year Ended December 31,
                               --------------------------
                                 1995     1994     1993
                               --------  -------  -------

     Balance at beginning
       of year                  $5,608    5,504    5,737
     Provision charged to
       operations                  950    1,129    1,300
     Charge-offs                  (568)  (1,053)  (1,547)
     Recoveries                     11       28       14
                                ------   ------   ------
     Balance at end of year     $6,001    5,608    5,504
                                ======   ======   ======

     At December 31, 1995, 1994 and 1993, the Bank serviced loans for others in the amount of $143,115,000, $133,652,000 and $138,084,000, respectively.

     An analysis of the excess servicing asset for the years ended December 31, 1995, 1994 and 1993 is as follows (in thousands):

                                Year Ended December 31,
                               --------------------------
                                 1995      1994     1993
                               ---------  -------  ------
     Balance at beginning
       of year                  $  819       642      786
     Additions                     509       318      319
     Amortization                 (106)     (141)    (463)
                                ------      ----     ----
     Balance at end of year     $1,222       819      642
                                ======      ====     ====

     The Financial Accounting Standards Board has issued Statements No. 114 and
     118. The new statements, which are effective for financial statements issued for fiscal years beginning after December 15, 1994, require impaired loans be measured at the present value of expected future cash flows by discounting those cash flows generally at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. The new statements also require troubled debt restructurings involving a modification of terms be remeasured on a discounted basis. The Bank adopted these statements on January 1, 1995. The adoption of these statements did not have a material impact on results of operations or financial position or upon the comparability of credit related data.

(6)  Interest and Dividends Receivable
     ---------------------------------

     A summary of interest and dividends receivable at December 31, 1995 and 1994 follows (in thousands):

                                    December 31,
                                   -------------
                                    1995   1994
                                   ------  -----

     Loans                         $3,554  3,083
     Investment securities          1,527  2,293
     Mortgage-backed securities     2,399  1,853
                                   ------  -----
                                   $7,480  7,229
                                   ======  =====


(7)  Premises and Equipment, Net
     ---------------------------

     Premises and equipment at December 31, 1995 and 1994 are summarized as follows (in thousands):

                                     December 31,
                                   -----------------
                                     1995     1994
                                   --------  -------

     Land                          $ 2,971      781
     Buildings and improvements      4,107    4,021
     Leasehold improvements          1,097      794
     Furniture and equipment         3,666    3,396
     Automobiles                        88       88
     Construction in progress        1,452      185
                                   -------   ------
       Total                        13,381    9,265
     Accumulated depreciation
      and amortization              (5,740)  (4,935)
                                   -------   ------
                                   $ 7,641    4,330
                                   =======   ======

     At December 31, 1995, the Bank was committed to expend $5,355,000 towards the renovation of a new branch and administrative center.

(8)  Real Estate Owned, Net
     ----------------------

     An analysis of the allowance for losses on real estate owned for the years ended December 31, 1995, 1994 and 1993 is as follows (in thousands):

                                Year Ended December 31,
                               --------------------------
                                 1995     1994     1993
                               --------  -------  -------

     Balance at beginning
        of year                  $ 476      506      614
     Losses charged off            (65)     (30)    (108)
                                 -----     ----     ----
     Balance at end of year      $ 411      476      506
                                 =====     ====     ====

(9)  Deposits
     --------

     Deposits, including accrued interest payable of $93,000 and $115,000 at December 31, 1995 and 1994, respectively, are summarized as follows (in thousands):

                                        December 31,
                          ----------------------------------------
                                 1995                 1994
                          ------------------   -------------------

                                    Weighted             Weighted
                                     Average              Average
                           Amount     Cost      Amount     Cost
                          --------  --------   --------  --------

     NOW accounts         $ 75,010    2.00%    $ 71,413    2.09%
     Money Market
      deposit accounts      70,556    2.93%      71,971    2.57%
     Savings accounts      175,777    2.53%     190,769    2.54%
     Time deposits         605,215    5.70%     533,267    4.95%
                          --------    ----     --------    ----
                          $926,558    4.59%    $867,420    3.99%
                          ========    ====     ========    ====

     Included in time deposits at December 31, 1995 and 1994, respectively, is $41,236,000 and $32,847,000 of deposits of $100,000 and over. The deposits of the Bank are insured up to $100,000 by the Savings Association Insurance Fund, which is administered by the FDIC and is backed by the full faith and credit of the U.S. Government.

(9)  Deposits, Cont.
     ---------------

     Time deposits at December 31, 1995 mature as follows (in thousands):

                                     December 31,
                                     ------------
                                         1995
                                     ------------

           1996                        $399,727
           1997                          92,648
           1998                          44,694
           1999                          26,669
           2000                          12,762
           Thereafter                    28,715
                                       --------
                                       $605,215
                                       ========

     Interest expense on deposits for the years ended December 31, 1995, 1994 and 1993 was as follows (in thousands):


                                     Year ended December 31,
                                   --------------------------
                                    1995       1994      1993
                                   -------    ------    ------
     NOW accounts                  $ 1,483     1,440     1,347
     Money Market
       deposit accounts              2,083     1,899     2,228
     Savings accounts                4,537     5,246     5,178
     Time deposits                  31,723    23,545    25,195
                                   -------    ------    ------
                                   $39,826    32,130    33,948
                                   =======    ======    ======

(10) Income Taxes
     ------------

     The Bank is generally allowed a special bad debt deduction in determining income for Federal income tax purposes. The deduction is based on either specified experience formulas or a percentage of taxable income before such deduction (presently 8%). For the years ended December 31, 1995, 1994 and 1993, the Bank used the percentage of taxable income method.

     Retained earnings at December 31, 1995 includes approximately $10,750,000 of income that has not been subject to tax because of deductions for bad debts allowed for income tax purposes. Deferred income taxes have not been provided on such bad debt deductions since the Bank does not intend to use the accumulated bad debt deductions for purposes other than to absorb loan losses. If this portion of retained earnings is used for any purposes other than to absorb bad debt losses, taxes would be imposed on such amounts. If triggered, the tax liability related to the appropriated earnings would have been $3,870,000 at December 31, 1995.

     Recent proposed tax legislation would repeal the reserve method of accounting for bad debts by thrift institutions. Under the legislation, the Bank would be required to recapture its post-1987 additions to its tax bad debt reserve. The Bank has accrued for this liability in the consolidated financial statements.

                                      F-15                           (Continued)

(10) Income Taxes, Cont.
     -------------------

     The provision for income taxes for the years ended December 31, 1995, 1994 and 1993 consists of the following (in thousands):

                                    Year Ended December 31,
                                    -----------------------
                                     1995     1994    1993
                                    -------  ------  ------

     Current:

        Federal                      $3,936   4,148   4,928
        State                           338     374     451
                                     ------   -----   -----
             Total Current            4,274   4,522   5,379
                                     ------   -----   -----

     Deferred:

        Federal                         353     811     166
        State                            32      72      11
                                     ------   -----   -----
             Total Deferred             385     883     177
                                     ------   -----   -----
                                     $4,659   5,405   5,556
                                     ======   =====   =====

     A reconciliation between the provision for income taxes and the expected amount computed by multiplying income before provision for income taxes times the applicable statutory Federal income tax rate for the years ended December 31, 1995, 1994 and 1993 is as follows (in thousands):


                                        Year Ended December 31,
                                       --------------------------
                                         1995     1994     1993
                                       --------  -------  -------

          Income before provision
            for income taxes           $12,606   15,134   15,692
          Applicable statutory
            Federal income tax
            rate                          34.1%    34.2%    34.3%
          Computed "expected"
            Federal income tax
            expense                      4,299    5,176    5,382
          Increase(decrease) in
            Federal income tax
            expense resulting from:
              State income taxes
                net of Federal
                benefit                    253      318      304
              Other items, net             107      (89)    (130)
                                       -------   ------   ------
                                       $ 4,659    5,405    5,556
                                       =======   ======   ======

          Effective tax rate              37.0%    35.7%    35.4%
                                       =======   ======   ======

     Included in other assets at December 31, 1995 and 1994 is a net deferred tax asset of $870,000 and $2,420,000, respectively. In addition, included in other liabilities at December 31, 1995 and 1994 is a current tax payable (refundable) of $236,000 and ($177,000).

                                      F-16                           (Continued)

(10) Income Taxes, Cont.
     -------------------

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1995 and 1994 are presented below (in thousands).


                                             December 31,
                                           -----------------
                                             1995     1994
                                           --------  -------

          Allowance for loan
            and real estate owned
            losses per books               $ 2,314    2,198
          Reserve for uncollected
            interest                           217      235
          Deferred loan and
            commitment fees                    132      527
          Deferred compensation                 68       21
          Accrued pension expense              154      185
          Premises and equipment,
            differences in depreciation        199      133
          Other reserves                       175      138
                                           -------   ------
            Total deferred tax assets        3,259    3,437
                                           -------   ------

          Allowance for loan and
            real estate owned losses
            for tax purposes                  (831)    (617)
          Unrealized gain on securities
            available-for-sale              (1,165)       -
          Excess servicing on sale of
            mortgage loans                     (11)     (14)
          Prepaid FDIC insurance
            premium                           (373)    (358)
          Investments, discount
            accretion                           (9)     (28)
                                           -------   ------
          Total deferred tax
            liabilities                     (2,389)  (1,017)
                                           -------   ------
          Net deferred tax assets          $   870    2,420
                                           =======   ======

     The Bank has determined that it is not required to establish a valuation reserve for the deferred tax asset account since it is "more likely than not" that the deferred tax asset will be realized through future reversals of existing taxable temporary differences, future taxable income and tax planning strategies. The conclusion that it is "more likely than not" that the deferred tax asset will be realized is based on the history of earnings and the prospects for continued growth. Management will continue to review the tax criteria related to the recognition of deferred tax assets.

(11) Pension Plan
     ------------

     The Bank has a qualified noncontributory defined benefit pension plan (the
     Plan) covering all eligible employees. Retirement benefits are based upon a formula utilizing years of service and average monthly compensation.

     It is the Bank's practice to fund the Plan for the maximum amount that can be deducted for Federal income tax purposes subject to the minimum funding requirements of ERISA.

                                      F-17                           (Continued)

(11) Pension Plan, Cont.
     -------------------

     The following table sets forth the Plan's latest available funded status and amounts recognized at December 31, 1995 and 1994 in the Bank's consolidated statements of financial condition (in thousands):

                                                              1995     1994
                                                            --------  -------

          Actuarial present value of benefit obligations
            - accumulated benefit obligation:
            Vested                                          $(1,009)    (784)
            Non-vested                                          (97)     (86)
                                                            =======   ======
          Projected benefit obligation for service
            rendered to date                                 (1,911)  (1,602)
          Plan assets at fair value, primarily a group
            annuity contract                                  1,636    1,387
                                                            -------   ------
          Plan assets less than projected benefit
            obligation                                         (275)    (215)
          Unrecognized net loss                                 233      111
          Unrecognized net transition asset                    (352)    (372)
                                                            -------   ------
          Accrued pension cost (included in other
            liabilities)                                    $  (394)    (476)
                                                            =======   ======

     The components of net pension expense for the years ended December 31, 1995, 1994 and 1993 are as follows (in thousands):

                                                  1995   1994   1993
                                                 ------  -----  -----

          Service cost - benefits earned
            during the year                      $ 209    200    180
          Interest cost on projected benefit
            obligation                             137    108     97
          Actual return on plan assets             (79)   (83)   (74)
          Net amortization and deferral            (40)   (26)   (19)
                                                 -----   ----   ----
            Net pension expense                  $ 227    199    184
                                                 =====   ====   ====

          Assumptions used to develop the
            net periodic pension cost are:
            Discount rate                         8.00%  8.00%  8.00%
            Expected long-term rate of return
             on assets                            6.75   6.75   6.75
            Rate of increase in compensation
             level                                5.00   5.00   5.00
                                                 =====   ====   ====

     The Bank also maintains an incentive savings plan for eligible employees.
     A member may make contributions to the plan of 1% to 15% of his or her compensation. For the first 6% of the member's contribution, the Bank will contribute 75% of that amount to the member's account. The Bank's contributions under this plan were $242,000, $241,000 and $224,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

(12) Commitments, Contingencies and Concentrations of Credit Risk
     ------------------------------------------------------------

     The Bank, in the normal course of business, is party to financial instruments and commitments which involve, to varying degrees, elements of risk in excess of the amounts recognized in the consolidated financial statements. These financial instruments and commitments include unused consumer lines of credit and commitments to extend credit.

     At December 31, 1995, the following commitments and contingent liabilities existed which are not reflected in the accompanying consolidated financial statements (in thousands):

                                                   December 31,
                                                       1995
                                                   ------------

          Unused consumer and construction loan
            lines of credit (primarily floating-
            rate)                                  $  16,826
          Other commitments to extend credit:
            Fixed Rate                                10,790
            Adjustable Rate                            8,975
            Floating Rate                                 60
                                                     =======

     The Bank's fixed-rate loan commitments expire within 90 days of issuance and carried interest rates ranging from 6.625% to 7.875% at December 31, 1995.

     The Bank's maximum exposure to credit losses in the event of nonperformance by the other party to these financial instruments and commitments is represented by the contractual amounts. The Bank uses the same credit policies in granting commitments and conditional obligations as it does for financial instruments recorded in the consolidated statements of financial condition.

     These commitments and obligations do not necessarily represent future cash flow requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management's assessment of risk. The unused consumer and construction loan lines of credit are collateralized by mortgages on real estate.

     The Bank has an available overnight line of credit with the Federal Home Loan Bank of New York for $50,000,000 which expires November 25, 1996. When utilized, the line bears a floating interest rate of 1/8% over the current Federal funds rate and is secured by the Bank's mortgage loans, mortgage-backed securities and U.S. Government agency obligations.

     At December 31, 1995, the Bank is obligated under noncancellable operating leases for premises and equipment. Rental expense under these leases aggregated approximately $791,000, $701,000 and $725,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

     The projected minimum rental commitments as of December 31, 1995 are as follows (in thousands):

                        December 31,
                            1995
                        ------------

          1996             $  760
          1997                325
          1998                268
          1999                265
          2000                134
          Thereafter          923
                           ------
                           $2,675
                           ======

                                      F-19                           (Continued)

(12) Commitments, Contingencies and Concentrations of Credit Risk, Cont.
     -------------------------------------------------------------------

     The Bank grants one to four-family first mortgage real estate loans and multifamily first mortgage real estate loans to borrowers primarily located in Ocean, Middlesex and Monmouth Counties, New Jersey. Its borrowers' abilities to repay their obligations are dependent upon various factors including the borrowers' income and net worth, cash flows generated by the underlying collateral, value of the underlying collateral and priority of the Bank's lien on the property. Such factors are dependent upon various economic conditions and individual circumstances beyond the Bank's control; the Bank is, therefore, subject to risk of loss.

     The Bank believes its lending policies and procedures adequately minimize the potential exposure to such risks and that adequate provisions for loan losses are provided for all known and inherent risks. Collateral and/or guarantees are required for all loans.

     Contingencies
     -------------

     The Bank is a defendant in certain claims and legal actions arising in the ordinary course of business. Management and its legal counsel are of the opinion that the ultimate disposition of these matters will not have a material adverse effect on the Bank's consolidated financial condition, results of operations or liquidity.

(13) Fair Value of Financial Instruments
     -----------------------------------

     Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" (Statement 107), requires that the Bank disclose estimated fair values for its financial instruments. Fair value estimates, methods and assumptions are set forth below for the Bank's financial instruments.

     Cash and Due from Banks
     -----------------------

     For cash and due from banks, the carrying amount approximates fair value.

     Investments and Mortgage-Backed Securities
     ------------------------------------------

     The fair value of investment and mortgage-backed securities is estimated based on bid quotations received from securities dealers, if available. If a quoted market price was not available, fair value was estimated using quoted market prices of similar instruments, adjusted for differences between the quoted instruments and the instruments being valued.

     Federal Home Loan Bank of New York Stock
     ----------------------------------------

     The fair value for Federal Home Loan Bank of New York Stock is its carrying value since this is the amount for which it could be redeemed. There is no active market for this stock and the Bank is required to maintain a minimum balance based upon the unpaid principal of home mortgage loans.

     Loans
     -----

     Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type such as residential mortgage, construction, land and consumer. Each loan category is further segmented into fixed and adjustable rate interest terms and by performing and nonperforming categories.

                                      F-20                           (Continued)

(13) Fair Value of Financial Instruments, Cont.
     ------------------------------------------

     Fair value of performing loans was estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics, if applicable.

     Fair value for significant nonperforming loans is based on recent external appraisals of collateral securing such loans, adjusted for the timing of anticipated cash flows.

     Deposit Liabilities
     -------------------

     The fair value of deposits with no stated maturity, such as non-interest bearing demand deposits, savings, and NOW and money market accounts, is equal to the amount payable on demand. The fair value of certificates of deposit is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

     Federal Home Loan Bank Advances
     -------------------------------

     For Federal Home Loan Bank advances, the carrying amount approximates fair value.

     Commitments to Extend Credit, and to Purchase or Sell Securities
     ----------------------------------------------------------------

     The fair value of commitments to extend credit is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates.

     The estimated fair values of the Bank's financial instruments as of December 31, 1995 and 1994 are presented in the following tables (in thousands). Since the fair value of off-balance sheet commitments approximate book value, these disclosures are not included.

                                                               December 31, 1995
                                                               -----------------

                                                               Book      Fair
                                                               Value     Value
                                                               --------  -------

          Financial Assets:
             Cash and due from banks                           $  8,022    8,022
             Investment Securities Available For Sale           114,881  114,881
             Mortgage-Backed Securities Available For Sale      265,113  265,113
             Federal Home Loan Bank of New York Stock             7,723    7,723
             Loans receivable and Mortgage Loans
               Held for Sale                                    614,590  632,606

          Financial Liabilities:
             Deposits                                           926,558  932,606
             Federal Home Loan Bank Borrowings                   10,400   10,400
                                                               ========  =======

                                      F-21                           (Continued)

(13) Fair Value of Financial Instruments, Cont.
     ------------------------------------------

                                                         December 31, 1994
                                                         -----------------

                                                         Book      Fair
                                                         Value     Value
                                                         --------  -------
          Financial Assets:
             Cash and due from banks                     $    239      239
             Investment Securities Held to Maturity       127,451  120,144
             Mortgage-Backed Securities Held to
               Maturity                                   224,569  219,574
             Federal Home Loan Bank of New York Stock       7,323    7,323
             Loans receivable and Mortgage Loans
               Held for Sale                              592,315  578,677

          Financial Liabilities:
             Deposits                                     867,420  864,851
             Federal Home Loan Bank Borrowings             16,300   16,300
                                                         ========  =======

     Limitations
     -----------

     Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Bank's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

     Fair value estimates are based on existing on-and-off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial assets or liabilities include the mortgage banking operation, deferred tax assets, and premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

(14) Conversion to Capital Stock Form of Ownership
     ---------------------------------------------

     On August 17, 1995, the Board of Directors of the Bank adopted a Plan of Conversion (Plan), as amended, to convert from a federally chartered mutual savings and loan association to a federally chartered capital stock association. The Plan, which is subject to approval by the OTS, includes formation of a holding company and the filing of a registration statement with the Securities and Exchange Commission. The conversion requires the approval of the Bank's voting members and involves the sale of the holding company's common stock. A subscription offering of the shares of the holding company's common stock will be offered in order of the following priorities to: eligible account holders; employee benefit plans of the Bank; supplemental eligible account holders and other members. Any remaining shares not subscribed for by the foregoing will be offered to the public in a direct community offering.

(14) Conversion to Capital Stock Form of Ownership, Cont.
     ----------------------------------------------------

     Pursuant to the Plan, the holding company intends to establish a Charitable Foundation in connection with the conversion. The Plan provides that the Bank and the holding company will create the Foundation and donate an amount equal to 8.0% of the common stock to be issued in the conversion. The purpose of the Foundation will be to provide funding to support charitable causes in the county the Bank is headquartered and to complement the Bank's existing community activities.

     The Foundation will submit a request to the Internal Revenue Service to be recognized as an exempt organization and would likely be classified as a private foundation. Substantial authority exists that a contribution of common stock to the Foundation by the holding company would be tax deductible, subject to a limitation based on 10% of the holding company's annual taxable income. The holding company, however, would be able to carry forward any unused portion of the deduction for five years following the contribution. Upon funding the Foundation, the holding company will recognize an expense in the full amount of the contribution, offset in part by the corresponding tax deduction, during the quarter in which the contribution is made.

     The Bank may provide support services to the Foundation including, but not limited to, employee time, office space, and accounting support. The Bank expects to provide these services without compensation, however, expenses incurred on behalf of the Foundation are not expected to be significant to the operations of the Bank.

     At the time of the conversion, the Bank will establish a liquidation account in an amount equal to its equity as reflected in the latest statement of financial condition used in the final conversion prospectus. The liquidation account will be maintained for the benefit of eligible account holders and supplemental eligible account holders who continue to maintain their accounts at the Bank after the conversion. The liquidation account will be reduced annually to the extent that eligible account holders and supplemental eligible account holders have reduced their qualifying deposits as of each anniversary date. Subsequent increases will not restore an eligible account holder's or supplemental eligible account holder's interest in the liquidation account. In the event of a complete liquidation of the Bank, each eligible account holder and supplemental eligible account holder will be entitled to receive a distribution from the liquidation account in an amount proportionate to the current adjusted qualifying balances for accounts then held.

     Subsequent to the conversion, the Bank may not declare or pay cash dividends on or repurchase any of its shares of common stock if the effect thereof would cause equity to be reduced below applicable regulatory capital maintenance requirements or if such declaration and payment would otherwise violate regulatory requirements.

     Conversion costs will be deferred and reduce the proceeds from the shares sold in the conversion. If the conversion is not completed, all costs will be charged as an expense.

(15) Insurance of Deposit Accounts
     -----------------------------

     The FDIC charges an annual assessment for the insurance of deposits based on the risk a particular institution poses to its deposit insurance fund. The final risk-related system took affect on January 1, 1994, in accordance with the Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA). This risk classification is based on an institution's capital group and supervisory subgroup assignment.

(15) Insurance of Deposit Accounts, Cont.
     ------------------------------------

     Currently, the Association pays an insurance premium to the FDIC equal to .23% of its total deposits. In August 1995, the FDIC announced that it will lower the insurance premium for members of the Bank Insurance Fund
     (BIF) primarily commercial Banks, to a range of between 0.04% and 0.31% of deposits, with the result that most commercial banks will pay the lowest rate of 0.04%. This revised premium schedule became effective in the third quarter of 1995. This reduction in insurance premiums for BIF members places Savings Association Insurance Fund (SAIF) members, primarily savings associations, such as the Bank, at a material competitive disadvantage to BIF members and, for the reasons set forth below, could have a material adverse effect on the Bank's consolidated financial condition and results of operations in future periods.

     A disparity in insurance premiums between those required for the Bank and BIF members, could allow BIF members to attract and retain deposits at a lower effective cost than that possible for the Bank and put competitive pressures on the Bank to raise its interest rates paid on deposits, thus increasing its cost of funds and possibly reducing net interest income. The resultant competitive disadvantage could result in the Bank losing deposits to BIF members who have a lower cost of funds and are, therefore, able to pay higher rates of interest on deposits. Although the Bank has other sources of funds, these other sources may have higher costs than those of deposits.

     Several alternatives to mitigate the effect of the BIF/SAIF insurance premium disparity have recently been proposed by the U.S. Congress, Federal regulators, industry lobbyists and the Administration. One plan that has gained support of several sponsors would require all SAIF member institutions, including the Bank, to pay a one-time assessment of up to 75 to 80 basis points on the amount of deposits held by the member institution to recapitalize the SAIF. If this proposal is enacted by Congress, the effect would be to immediately reduce the capital of the SAIF-member institutions by the amount of the fee, and such amount would be immediately charged to earnings. If a requirement was implemented as of March 31, 1995 (the date currently contained in the proposed legislation for the Bank to pay a one-time assessment of 80 basis points of insured deposits), the amount of such assessment would be approximately $7,011,000 before tax benefit. Management of the Bank is unable to predict whether this proposal or any similar proposal will be enacted or whether ongoing SAIF premiums will be reduced to a level equal to that of BIF premiums.

================================================================================
     No dealer, salesman or any other person has been authorized to give any information or to make any representation other than as contained in this Prospectus in connection with the offering made hereby, and, if given or made, such other information or representation must not be relied upon as having been authorized by Ocean Financial Corp., the Bank or Sandler O'Neill & Partners, L.P. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Ocean Financial Corp. or the Bank since any of the dates as of which information is furnished herein or since the date hereof.

                        ______________________________

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Summary................................................................
Selected Consolidated Financial and
    Other Data of the Bank.............................................
Summary of Recent Developments.........................................
Risk Factors...........................................................
Ocean Financial Corp...................................................
Ocean Federal Savings Bank.............................................
Regulatory Capital Compliance..........................................
Use of Proceeds........................................................
Dividend Policy........................................................
Market for the Common Stock............................................
Capitalization.........................................................
Pro Forma Data.........................................................
Consolidated Statements of Operations..................................
Management's Discussion and Analysis of Financial
    Condition and Results of Operations................................
Business of the Bank...................................................
Federal and State Taxation.............................................
Regulation.............................................................
Management of the Company..............................................
Management of the Bank.................................................
The Conversion.........................................................
Restrictions on Acquisition of the Company
    and the Bank.......................................................
Description of Capital Stock of the Company............................
Description of Capital Stock of the Bank...............................
Transfer Agent and Registrar...........................................
Experts................................................................
Legal and Tax Opinions.................................................
Additional Information.................................................
Index of Consolidated Financial Statements.............................

                        ______________________________

Until __________, 1996 or 25 days after commencement of the Syndicated Community Offering, if any, whichever is later, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================


                            Up to 7,293,981 Shares



                             OCEAN FINANCIAL CORP.

                         (Proposed Holding Company for
                          Ocean Federal Savings Bank)



                                 COMMON STOCK



                                  ----------

                                  PROSPECTUS

                                  ----------



                             _______________, 1996



                       Sandler O'Neill & Partners, L.P.

================================================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.(1)

OTS filing fee..................................  $   14,400
SEC filing fee(1)...............................      70,686
NASD filing fee(1)..............................      20,999
Printing, postage and mailing...................     310,000
Legal fees and expenses.........................     600,000
Accounting fees and expenses....................     140,000
Appraiser's fees and expenses (including
  business plan)................................      60,000
Marketing fees and selling commissions (1)......   2,664,211
Underwriter's expense (including underwriter's
  counsel fees) (1).............................     110,000
Proxy solicitation and record management
  fees and  expenses............................      47,500
Transfer agent fees and expenses................      15,000
Certificate printing............................       5,000
Telephone, temporary help and other
  equipment.....................................      40,000
Blue Sky fees and expenses......................      15,000
Miscellaneous...................................     183,000
                                                  ----------

TOTAL...........................................  $4,295,796
                                                  ==========

____________________

(1) Actual expenses based upon the registration of 8,388,079 shares at $20.00 per share. All other expenses are estimated.

Item 14.  Indemnification of Directors and Officers.

In accordance with the General Corporation Law of the State of Delaware (being Chapter 1 of Title 8 of the Delaware Code), Articles 10 and 11 of the Registrant's Certificate of Incorporation provide as follows:

TENTH:

A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent, or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses under this Article TENTH, or otherwise shall be on the Corporation.

D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

ELEVENTH:
- --------

A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

Item 15.  Recent Sales of Unregistered Securities

Not applicable.

Item 16.  Exhibits and Financial Statement Schedules

The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

(a) List of Exhibits (Filed herewith unless otherwise noted)

1.1    Engagement Letter dated August 22, 1995 between Ocean Federal Savings
       Bank and Sandler O'Neill & Partners, L.P.*
1.2    Draft Form of Agency Agreement
2.1    Amended Plan of Conversion (including the Federal Stock Charter and
       Bylaws of Ocean Federal Savings Bank)*
3.1    Certificate of Incorporation of Ocean Financial Corp.*
3.2    Bylaws of Ocean Financial Corp.*
3.3    Federal Stock Charter and Bylaws of Ocean Federal Savings Bank (See
       Exhibit 2.1 hereto)*
4.0    Draft Stock Certificate of Ocean Financial Corp.*
5.0    Opinion of Muldoon, Murphy & Faucette re: legality
5.1    Opinion of Morris, Nichols, Arsht & Tunnell re: legality
8.0    Amended Opinion of Muldoon, Murphy & Faucette re: Federal and State Tax
       Matters
10.1   Form of Ocean Federal Savings Bank Employee Stock Ownership Plan*
10.2   Draft ESOP Loan Commitment Letter and ESOP Loan Documents*
10.3   Ocean Federal Savings Bank Employees' Savings & Profit Sharing Plan
       (401(k))*
10.4   Ocean Federal Savings Bank 1995 Supplemental Executive Retirement Plan
10.5   Ocean Federal Savings Bank Deferred Compensation Plan for Directors*
10.6   Ocean Federal Savings Bank Deferred Compensation Plan for Officers*
10.7   Ocean Federal Savings Bank Long-Term Award Program*
10.8   Ocean Federal Savings Bank Performance Achievement Awards Program*
10.9 Form of Employment Agreement between Ocean Federal Savings Bank and certain executive officers
10.10 Form of Employment Agreement between Ocean Financial Corp. and certain executive officers
10.11 Form of Change in Control Agreement between Ocean Federal Savings Bank and certain executive officers
10.12 Form of Change in Control Agreement between Ocean Financial Corp. and certain executive officers
10.13  Form of Ocean Federal Savings Bank Employee Severance Compensation Plan*
23.1   Consent of KPMG Peat Marwick LLP
23.3   Consent of Muldoon, Murphy & Faucette*
23.4   Consent of Morris, Nichols, Arsht & Tunnell*
23.5   Consent and Subscription Rights Letter of RP Financial, Inc.*
24.1   Powers of Attorney*
99.1   Amended Appraisal Report of RP Financial, Inc.(P)
99.2   Form of Ocean Federal Foundation Gift Instrument

- -----------------------------
* Previously filed

(b)  Financial Statement Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

Item 17.  Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

     The undersigned Registrant hereby undertakes to furnish stock certificates to or in accordance with the instructions of the respective purchasers of the Common Stock, so as to make delivery to each purchaser promptly following the closing under the Plan of Conversion.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act will be governed by the final adjudication of such issue.

CONFORMED

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Brick, State of New, Jersey, on May 8, 1996.

Ocean Financial Corp.


By:   /s/ John R. Garbarino
     -----------------------------------------
     John R. Garbarino
     Chairman of the Board, President and Chief
     Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Name                                              Date
   ----                                              ----
  /s/ John R. Garbarino                              May 8, 1996
- ------------------------------------------
John R. Garbarino
Chairman of the Board, President and Chief
Executive Officer
(principal executive officer)


 *
- -------------------------------------------------
Michael J. Fitzpatrick
Executive Vice President
and Chief Financial Officer
(principal accounting and financial officer)


 *
- -------------------------------------------------
Michael E. Barrett
Executive Vice President and Director


 *
- -------------------------------------------------
Thomas F. Curtin
Director


 *
- -------------------------------------------------
Carl Feltz, Jr.
Director


 *
- -------------------------------------------------
Roy M. Hyde
Director


 *
- -------------------------------------------------
Robert E. Knemoller
Director

 *
- -------------------------------------------------
Donald E. McLaughlin
Director


 *
- -------------------------------------------------
Frederick E. Schlosser
Director


 *
- -------------------------------------------------
James T. Snyder
Director


* Pursuant to the Power of Attorney filed on December 7, 1995, as Exhibit 24.1 to the S-1 Registration Statement of Ocean Financial Corp.

                               TABLE OF CONTENTS


List of Exhibits (Filed herewith unless otherwise noted)


1.1    Engagement Letter dated August 22, 1995 between Ocean Federal Savings
       Bank and Sandler O'Neill & Partners, L.P.*
1.2    Draft Form of Agency Agreement
2.1    Amended Plan of Conversion (including the Federal Stock Charter and
       Bylaws of Ocean Federal Savings Bank)*
3.1    Certificate of Incorporation of Ocean Financial Corp.*
3.2    Bylaws of Ocean Financial Corp.*
3.3    Federal Stock Charter and Bylaws of Ocean Federal Savings Bank (See
       Exhibit 2.1 hereto)*
4.0    Draft Stock Certificate of Ocean Financial Corp.*
5.0    Opinion of Muldoon, Murphy & Faucette re: legality
5.1    Opinion of Morris, Nichols, Arsht & Tunnell re: legality
8.0    Amended Opinion of Muldoon, Murphy & Faucette re: Federal and State Tax
       Matters
10.1   Form of Ocean Federal Savings Bank Employee Stock Ownership Plan*
10.2   Draft ESOP Loan Commitment Letter and ESOP Loan Documents*
10.3   Ocean Federal Savings Bank Employees' Savings & Profit Sharing Plan
       (401(k))*
10.4   Ocean Federal Savings Bank 1995 Supplemental Executive Retirement Plan
10.5   Ocean Federal Savings Bank Deferred Compensation Plan for Directors*
10.6   Ocean Federal Savings Bank Deferred Compensation Plan for Officers*
10.7   Ocean Federal Savings Bank Long-Term Award Program*
10.8   Ocean Federal Savings Bank Performance Achievement Awards Program*
10.9 Form of Employment Agreement between Ocean Federal Savings Bank and certain executive officers
10.10 Form of Employment Agreement between Ocean Financial Corp. and certain executive officers
10.11 Form of Change in Control Agreement between Ocean Federal Savings Bank and certain executive officers
10.12 Form of Change in Control Agreement between Ocean Financial Corp. and certain executive officers
10.13  Form of Ocean Federal Savings Bank Employee Severance Compensation Plan*
23.1   Consent of KPMG Peat Marwick LLP
23.3   Consent of Muldoon, Murphy & Faucette*
23.4   Consent of Morris, Nichols, Arsht & Tunnell*
23.5   Consent and Subscription Rights Letter of RP Financial, Inc.*
24.1   Powers of Attorney*
99.1   Amended Appraisal Report of RP Financial, Inc. (P)
99.2   Form of Ocean Federal Foundation Gift Instrument


- ------------------------
* Previously filed